UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NATIONSHEALTH, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $.0001 per share, of NationsHealth, Inc.

(2)	Aggregate number of securities to which transaction applies:

28,077,872 shares of common stock of NationsHealth, Inc., consisting of (a) 28,077,872 outstanding shares of common stock of NationsHealth, Inc., excluding 1,356,859 shares of common stock of NationsHealth, Inc. held in treasury, (b) no shares of common stock of NationsHealth, Inc. underlying outstanding stock options with an exercise price less than $0.12 per share, and (c) no shares of restricted common stock of NationsHealth, Inc. that remains unvested immediately prior to the consummation of the Merger.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate transaction value was determined based upon the sum of (a) the product of (i) 28,077,872 shares of common stock of NationsHealth, Inc. outstanding on April 30, 2009, excluding 1,356,859 shares of common stock of NationsHealth, Inc. held in treasury, and (ii) the merger consideration of $0.12 per share and (b) the product of (i) 1,748,694 shares of common stock of NationsHealth, Inc. subject to currently outstanding options and (ii) the excess of $0.12 over the weighted average exercise price with respect to such options, all of which options have a per share exercise price in excess of $0.12 (the “Total Consideration”). The filing fee, calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11(c)(1) promulgated thereunder, was determined by multiplying 0.00005580 by the Total Consideration.

(4)	Proposed maximum aggregate value of transaction:

$188.01

(5)	Total fee paid:

$188.01
☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATIONSHEALTH, INC.
13630 NW 8th Street, Suite 210
Sunrise, Florida 33325
(954) 903-5000

June 22, 2009
To the Stockholders:
     You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of NationsHealth, Inc., a Delaware corporation (“NationsHealth” or the “Company”), to be held on July 16, 2009 at 10:00 a.m. at the Company’s headquarters located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325. The attached proxy statement provides information regarding the matters to be acted on at the Special Meeting, including at any adjournment or postponement thereof.
     At the Special Meeting you will be asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger, dated April 30, 2009 (the “Merger Agreement”), by and among the Company, ComVest NationsHealth Holdings, LLC, a Delaware limited liability company (“Parent”), and a wholly owned subsidiary of ComVest Investment Partners III, L.P., a Delaware limited partnership (“ComVest”), and NationsHealth Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent, pursuant to which Merger Sub has agreed to merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger, as a privately held entity (the “Surviving Corporation”). If holders of record of a majority of the Company’s outstanding common stock, as of June 17, 2009 vote to adopt and approve the Merger Agreement and the consummation of the Merger, and the other conditions in the Merger Agreement are satisfied or waived and the Merger is completed, subject to your right to seek appraisal rights, each of your shares of the Company’s common stock will automatically be canceled and converted into the right to receive $0.12 in cash, without interest (and less applicable withholding taxes). In addition, (a) each outstanding option to purchase NationsHealth’s common stock will be canceled at the effective time of the Merger (the “Effective Time”) and converted into the right to receive cash, without interest (and less applicable withholding taxes), in the amount, if any, by which $0.12 exceeds the per share exercise price of such option (all of such options are “out-of-the-money” and shall be terminated on or before the Effective Time with no consideration payable to any option holder) and (b) the Company shall use its commercially reasonable efforts to terminate each outstanding warrant to purchase shares of NationsHealth’s common stock on or before the Effective Time (other than the Bridge Loan Warrants and the Waiver Warrants (each as defined in the accompanying proxy statement), each of which will automatically expire at the Effective Time).
     Contemporaneously with the execution of the Merger Agreement, certain stockholders of the Company (including certain members of the Company’s management and certain members of the Company’s Board of Directors (the “Board”)) representing over 50% of the outstanding shares of the Company’s common stock entered into a Voting Agreement with Parent, Merger Sub and the Company, whereby such stockholders agreed to vote the shares of common stock owned and/or controlled by such stockholders for the adoption and approval of the Merger Agreement and the Merger.
     The Board (based upon a recommendation from the Special Committee (as defined in the accompanying proxy statement)) has unanimously determined (with one director abstaining) that the Merger Agreement and the Merger are advisable and fair to and in the best interests of holders of NationsHealth’s common stock other than certain members of the Company’s management, certain stockholders, and certain members of the Board (the “Participating Stockholders”), and has approved the Merger Agreement and recommends that the NationsHealth stockholders vote “FOR” the adoption and approval of the Merger Agreement and the Merger. In arriving at their recommendation, the Board and the Special Committee carefully considered a number of factors, which are described in the accompanying proxy statement, including the unanimous determination and recommendation of the Special Committee, comprised entirely of independent directors from the Board.
     When you consider the recommendation of the Board to adopt and approve the Merger Agreement and the Merger, you should be aware that some of NationsHealth’s directors and executive officers have interests in the Merger that are different from the interests of NationsHealth’s Participating Stockholders. Contemporaneously with the execution of the Merger Agreement, Glenn Parker, Lewis Stone and Timothy Fairbanks (collectively, the “Senior Managers”) and certain other stockholders and members of management of the Company (together with the Senior Managers, the “Rollover Stockholders”) entered into an Exchange and Rollover Agreement (the “Exchange and Rollover Agreement”), whereby immediately before the Effective Time, each of the Rollover Stockholders will exchange their respective shares of the Company’s common stock for the same number of shares of non-voting common stock of Merger Sub and, immediately after such exchange, each share of voting common stock of Merger Sub (held solely by Parent) and non-voting common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation at the Effective Time. In addition, each of the Senior Managers has entered into an employment agreement with the Surviving Corporation providing that each of the Senior Managers shall remain employed by the Surviving Corporation after the Effective Time and will each be granted stock options to purchase shares of common stock of the Surviving Corporation and in certain circumstances an opportunity to purchase Series A Convertible Preferred Stock of the Surviving Corporation.
     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF NATIONSHEALTH’S COMMON STOCK YOU OWN. BECAUSE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF NATIONSHEALTH’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AS OF THE RECORD DATE, A FAILURE TO VOTE WILL COUNT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO PROMPTLY VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. Voting in this manner will not prevent you from voting your shares of the Company’s common stock in person if you subsequently choose to attend the Special Meeting. If you submit a proxy, you may revoke it at any time before the vote is taken at the Special Meeting. To revoke your proxy, you must either provide a written notice of revocation to the Secretary of NationsHealth, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the Special Meeting and vote your shares of the Company’s common stock in person. Merely attending the Special Meeting will not constitute revocation of your proxy.
     The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the Merger. Please give this material your careful attention. NationsHealth strongly recommends that you read the entire document carefully. You may also obtain more information about NationsHealth from documents the Company has filed with the Securities and Exchange Commission.
     Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.
     As of April 30, 2009, 28,077,872 shares of the Company’s common stock were outstanding. These shares are the only shares entitled to vote at the Special Meeting. Each share is entitled to one vote on each matter to be voted upon at the Special Meeting.
     NationsHealth’s shares of common stock are listed on the OTC Bulletin Board under the trading symbol “NHRX”. On the close of trading on April 30, 2009, the price of NationsHealth common stock was $0.08 per share.

     On behalf of the Board, thank you for your cooperation and support.
Sincerely,
Glenn Parker, M.D.
Chief Executive Officer
The accompanying proxy statement is dated June 22, 2009 and is first being mailed to stockholders of NationsHealth on or about June 24, 2009.
IMPORTANT
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY CARD AT YOUR EARLIEST CONVENIENCE.

NATIONSHEALTH, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 16, 2009
To the Stockholders of NATIONSHEALTH, INC.:
     NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of the stockholders of NationsHealth, Inc., a Delaware corporation (“NationsHealth” or the “Company”), will be held on July 16, 2009 at 10:00 a.m. at the Company’s headquarters located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325, for the following purposes:
1.	To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated April 30, 2009 (the “Merger Agreement”), by and among the Company, ComVest NationsHealth Holdings, LLC, a Delaware limited liability company (“Parent”), and wholly owned subsidiary of ComVest Investment Partners III, L.P., a private equity firm (“ComVest”), and NationsHealth Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent, pursuant to which Merger Sub has agreed to merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a privately held entity (the “Surviving Corporation”), whereby each of your shares of the Company’s common stock will automatically be canceled and converted into the right to receive $0.12 in cash, without interest (and less applicable withholding taxes).

2.	To consider and transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
     The accompanying proxy statement further describes the matters to be considered at the Special Meeting. A copy of the Merger Agreement has been included as Appendix A to the accompanying proxy statement.
     NationsHealth’s Board of Directors (the “Board”), based upon a recommendation of the Special Committee (as defined in the accompanying proxy statement), unanimously recommends (with one director abstaining) that you vote “FOR” the adoption and approval of the Merger Agreement and the Merger.
     When you consider the recommendation of the Board to adopt and approve the Merger Agreement and the Merger, you should be aware that some of NationsHealth’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the holders of NationsHealth’s common stock, other than certain members of the Company’s management, certain stockholders, and certain members of the Board (the “Participating Stockholders”).
     The Board has set June 17, 2009 as the record date for the Special Meeting (the “Record Date”). Only holders of record of shares of NationsHealth’s common stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. All stockholders of record on the Record Date are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting in case you cannot attend, you are urged to vote your shares of the Company’s common stock by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed. Please submit your proxy promptly whether or not you expect to attend the Special Meeting. Submitting a proxy now will not prevent you from being able to vote at the Special

Meeting by attending in person and casting a vote. If you hold your shares in “street name” through a bank, broker or custodian, you must obtain a legal proxy from such custodian in order to vote in person at the Special Meeting.
     NationsHealth’s stockholders have the right to dissent from the Merger and obtain payment in cash of the fair value of their shares of NationsHealth’s common stock under applicable provisions of Delaware law. In order to perfect and exercise appraisal rights, stockholders must give a written demand for appraisal of their shares of NationsHealth’s common stock before the vote on the Merger is taken at the Special Meeting and must not vote in favor of the Merger. A copy of the applicable Delaware statutory provisions is included as Appendix B to the accompanying proxy statement, and a summary of these provisions can be found under “The Special Meeting of NationsHealth Stockholders Appraisal Rights” in the accompanying proxy statement.
     One-third (1/3) of the outstanding shares of NationsHealth’s common stock entitled to vote at the Special Meeting and represented in person or by proxy will constitute a quorum. Regardless of the number of shares you own, your vote is very important. The adoption and approval of the Merger Agreement and the Merger requires the affirmative vote by the holders of a majority of the issued and outstanding shares of NationsHealth’s common stock as of the Record Date. In the event that there are not sufficient votes to approve the proposed Merger at the time of the Special Meeting, the Special Meeting may be adjourned or postponed in order to permit further solicitation by NationsHealth. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES OF NATIONSHEALTH’S COMMON STOCK YOU OWN, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY, OF COURSE, ATTEND THE SPECIAL MEETING, REVOKE YOUR PROXY AND VOTE IN PERSON EVEN IF YOU HAVE ALREADY RETURNED YOUR PROXY CARD.
     Please do not send your stock certificates at this time. If the Merger Agreement is adopted and approved, you will be sent instructions regarding the surrender of your stock certificates.
BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,
Glenn Parker, M.D.
Chief Executive Officer
Sunrise, Florida
June 22, 2009
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTION CONTEMPLATED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THE ENCLOSED PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE ENCLOSED PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION.
NATIONSHEALTH URGES YOU TO READ AND CONSIDER CAREFULLY THE ENCLOSED PROXY STATEMENT IN ITS ENTIRETY.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
Appendix A:	Agreement and Plan of Merger, dated April 30, 2009, by and among the NationsHealth, Inc., ComVest NationsHealth Holdings, LLC, and NationsHealth Acquisition Corp.	A-1

Appendix B:	Delaware General Corporation Law — Section 262-Appraisal Rights	B-1

Appendix C:	Opinion of Ladenburg Thalmann & Co. Inc.	C-1

Appendix D:	Annual Report on Form 10-K for the fiscal year ended December 31, 2008	D-1

Appendix E:	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009	E-1

-iv-

SUMMARY TERM SHEET
     This Summary Term Sheet and the “Questions and Answers About the Special Meeting” immediately following this Summary Term Sheet are intended only to highlight selected information contained elsewhere in this proxy statement. This Summary Term Sheet and the following “Questions and Answers About the Special Meeting” section may not contain all the information that is important to you. To more fully understand the terms of the Merger Agreement and the related transactions therein, including the Merger, you should read carefully this entire proxy statement, all of its appendices, and the documents incorporated by reference into this proxy statement before voting. See “Where You Can Find More Information”. The Merger Agreement is attached as Appendix A to this proxy statement. NationsHealth encourages you to read the entirety of the Merger Agreement as it is the legal document that governs the Merger. NationsHealth has included section references to direct you to a more complete description of the topics described in this Summary Term Sheet. In this proxy statement, the terms “NationsHealth” and “the Company” refer to NationsHealth, Inc. and its subsidiaries.
The Parties to the Merger
NationsHealth
     NationsHealth provides medical products nationwide to Medicare and managed care beneficiaries with a focus on improving the delivery and cost of healthcare to the approximately 45 million Medicare beneficiaries in the United States. NationsHealth also provides certain services, including marketing, insurance agent training and licensing, member enrollment and service, distribution and billing and collections, to Medicare Part D prescription drug plan providers and other Medicare benefit sponsors. As of December 31, 2008, the Company was engaged in two reportable business segments, Medical Products and Insurance Services. NationsHealth was incorporated in Delaware on April 11, 2003. NationsHealth’s principal executive offices are located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325. The telephone number of NationsHealth’s principal executive offices is (954) 903-5000 and its website address is www.nationshealth.com. Information contained on this website does not constitute part of this proxy statement. Please read the discussion under the heading “The Parties to the Merger”.
Parent
     Parent is a newly formed limited liability company and was organized solely for the purpose of entering into the Merger Agreement, the Bridge Loan Documents (as defined below), the Preferred Stock Investment Documents (as defined below), and the Rollover Financing Documents (as defined below), and engaging in the Merger, the Bridge Loan (as defined below), the Preferred Stock Investment (as defined below), the Preferred Stock Investment Option (as defined below), if exercised, and the Rollover Financing (as defined below).
     Parent is wholly owned by ComVest, a private equity fund whose general partner is ComVest III Partners LLC, a Delaware limited liability company (“ComVest III Partners”). ComVest III Partners, through ComVest and its other affiliated funds, provide debt and equity solutions to middle-market companies with enterprise values typically less than $350 million. Since 1988, ComVest and funds affiliated with ComVest have invested more than $2 billion of capital in over 200 public and private companies worldwide.
     Parent’s principal office address is c/o ComVest Investment Partners III, L.P., One North Clematis, Suite 300, West Palm Beach, Florida 33401. Its telephone number is (561) 868-6060. Please read the discussion under the heading “The Parties to the Merger”.
Merger Sub
     Merger Sub is a wholly-owned subsidiary of Parent and an affiliate of ComVest and was formed as a corporation in Delaware on March 30, 2009 for the sole purpose of entering into the Merger Agreement and engaging in the Merger. Merger Sub’s principal office address is c/o ComVest Investment Partners III, L.P., One

North Clematis, Suite 300, West Palm Beach, Florida 33401, and its telephone number is (561) 868-6060. Please read the discussion under the heading “The Parties to the Merger”.
The Merger Agreement and the Merger
     On April 30, 2009, NationsHealth entered into the Merger Agreement with Parent and Merger Sub, which provides, among other things, for the Merger, with the Company continuing as the Surviving Corporation, as a private entity. Please read the discussion under the heading “The Merger Agreement”.
     You are being asked to consider and vote on a proposal to adopt and approve the Merger Agreement and the Merger. If holders of a majority of the Company’s outstanding common stock approve the Merger Agreement and the Merger and the other conditions to the closing of the Merger are satisfied or waived, upon closing of the Merger, the Merger will be consummated. NationsHealth’s Participating Stockholders will no longer have a direct or indirect equity interest in NationsHealth, and NationsHealth’s common stock will no longer be listed on the OTC Bulletin Board (the “OTCBB”) or any other stock exchange, as a result of the Merger.
     In connection with the Merger Agreement, the Company entered into the Limited Guaranty, the Merger Voting Agreement, the Exchange and Rollover Agreement, the Bridge Loan Documents, the Certificate of Designation, the Preferred Stock Investment Documents, the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Management Agreement, the Rollover Financing Documents, the Employment Agreements and the Subordination Agreements (each as defined below and, collectively, the “Transaction Documents”).
Merger Consideration
     Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) all of the issued and outstanding common stock of the Company (including outstanding shares of restricted stock, all of which shall vest at the Effective Time) held by the Participating Stockholders will be converted into the right to receive a cash amount equal to $0.12 per share (the “Aggregate Merger Consideration”), and (b) all of the outstanding options to purchase shares of the Company’s common stock will be converted into the right to receive a cash amount equal to the difference between $0.12 per share and the exercise price (if less than $0.12 per share) of each option (all of such options are “out-of-the-money” and shall be terminated on or before the Effective Time with no consideration payable to any option holder). In addition, prior to the Effective Time, the Company shall use its commercially reasonable efforts to cancel each outstanding warrant to purchase the Company’s common stock (other than the Bridge Loan Warrants and the Waiver Warrants (each as defined below), each of which will automatically expire at the Effective Time). Moreover, pursuant to the terms of the Exchange and Rollover Agreement (as defined below) at the Effective Time, the Rollover Stockholders (as defined below) will own no less than 36.8% of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes (as defined below)). In accordance with the Merger Agreement, the aggregate cash amount to be paid to the Participating Stockholders will be no more than $1,985,931.48 and pursuant to the Exchange and Rollover Agreement, the aggregate value of the Surviving Corporation’s common stock to be issued to the Rollover Stockholders will be no less than $1,383,413.16. Please read the discussion under the heading “The Merger Agreement—Consideration to be Received in Merger”.
Transaction Documents
Limited Guaranty
     Concurrently with the execution of the Merger Agreement, ComVest and the Company entered into a Limited Guaranty, dated April 30, 2009 (the “Limited Guaranty”), whereby ComVest has agreed to guaranty the amount and funding of the Bridge Loan, the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised).

Merger Voting Agreement
     In connection with the Merger Agreement, certain stockholders of the Company (including certain members of the Company’s management and certain members of the Board) representing over 50% of the issued and outstanding shares of the Company’s common stock entered into a Voting Agreement, dated April 30, 2009 (the “Merger Voting Agreement”), with Parent, whereby such stockholders agreed to vote the shares of the Company’s common stock owned and/or controlled by such stockholders for the adoption and approval of the Merger Agreement and the Merger.
Bridge Loan Financing — Bridge Loan and Bridge Note
     Concurrently with the execution of the Merger Agreement, Parent and the Company, NationsHealth Holdings, LLC, United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC (collectively, the “Borrowers” or the “Issuers”), entered into a Bridge Loan and Security Agreement, dated April 30, 2009, pursuant to which Parent loaned the Borrowers an aggregate principal amount of $3.0 million (the “Bridge Loan”), and the Borrowers issued to Parent a 10% Secured Convertible Subordinated Promissory Note, dated April 30, 2009, in the aggregate principal amount of $3.0 million (the “Bridge Note”), to provide the Borrowers with adequate working capital to meet the objectives of their respective business plans. Subject to the terms and conditions of the Bridge Loan and the Bridge Note, the Bridge Loan and the Bridge Note shall (a) be subordinated to the Borrower’s obligations to its credit facility lender, CapitalSource Finance LLC (the “Senior Lender”), and be senior to the Borrower’s obligations to its subordinated note holders, the MHR Lenders (as defined below), (b) have a monthly cash interest payment based on an interest rate of ten percent (10%) per annum (which interest rate shall be increased by 2% at the end of each three month period (not to exceed the lesser of 18% per annum and the maximum interest rate allowed by law) commencing on the termination date of the Merger Agreement), (c) have a term of six (6) months (the “Maturity Date”); provided that upon termination of the Merger Agreement by Parent due to a willful breach by the Company, all of the obligations under the Bridge Loan and the Bridge Note will be due within 30 days of such termination, and (d) be used to pay a portion of the transaction fees related to the Merger Agreement and the transactions contemplated thereunder and for the Company’s general business purposes, working capital, growth capital and capital expenditures. In connection with the Bridge Loan and the Bridge Note, the Company issued warrants to Parent to acquire 1,000,000 shares of the Company’s common stock (the “Bridge Loan Warrants” and together with the Bridge Loan and the Bridge Note, the “Bridge Loan Documents”). Please read the discussion under the heading “The Transaction Documents — Bridge Loan Financing”.
Exchange and Rollover Agreement
     Contemporaneously with the execution of the Merger Agreement, each of Glenn Parker, Lewis Stone and Timothy Fairbanks (collectively, the “Senior Managers”) and, in connection with the Rollover Financing and as contemplated by the MHR Waiver and Consent (as defined below), each of Mark H. Rachesky, M.D. (“Dr. Rachesky”), MHR Capital Partners Master Account LP (“Master Account”), MHR Capital Partners (100) LP (“Capital Partners (100)”), and OTQ LLC (“OTQ” and, together with Master Account and Capital Partners (100), the “MHR Lenders” and, the MHR Lenders together with Dr. Rachesky and their respective affiliates, the “MHR Holders”), entered into an Exchange and Rollover Agreement, dated April 30, 2009 with Parent, Merger Sub and the Company (the “Exchange and Rollover Agreement”), whereby immediately before the Effective Time, the Senior Managers, the MHR Holders, and certain other members of the Company’s management (collectively, the “Rollover Stockholders”) will exchange their respective shares of the Company’s common stock for the same number of shares of non-voting common stock of Merger Sub and, at the Effective Time, and immediately after such exchange, each share of voting common stock of Merger Sub (held solely by Parent) and each share of non-voting common stock of Merger Sub (held by the Rollover Stockholders) issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation, representing no less than 36.8% of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) (the “Exchange”). The Exchange and Rollover

Agreement will become effective only upon the occurrence of the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.
Equity Financing — Preferred Stock Investment and Preferred Stock Investment Option
     At the Effective Time, Parent shall make a $5.0 million investment in the Company in exchange for shares of the Surviving Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) at $0.12 per share (the “Preferred Stock Investment”), the proceeds of which shall be used to fund the Aggregate Merger Consideration pursuant to the Merger Agreement and to pay the remaining transaction fees related to the Merger Agreement and the transactions contemplated thereunder and for the Company’s general business purposes, working capital and growth capital. During the period commencing at the Effective Time and ending on the first anniversary thereof, Parent shall have the right to invest up to an additional $2.0 million in the Company in exchange for shares of the Surviving Corporation’s Series A Preferred Stock at $0.12 per share and on the same terms and conditions as the Preferred Stock Investment (the “Preferred Stock Investment Option”). Please read the discussion under the heading “The Transaction Documents — Preferred Stock Investment Documents”.
     To fund the Aggregate Merger Consideration, the Company and Parent entered into the Series A Preferred Stock Purchase Agreement, dated April 30, 2009 (the “Series A Preferred Stock Purchase Agreement”). In furtherance of the transactions contemplated by the Series A Preferred Stock Purchase Agreement, the Exchange and Rollover Agreement and the MHR Waiver and Consent, and in order to set forth the relative rights of the holders of the Surviving Corporation’s Series A Preferred Stock and the Surviving Corporation’s common stock, Parent, the MHR Holders, Mark Lama, a new Senior Vice President of the Company and an operating partner with ComVest, and the Senior Managers entered into the following agreements, each dated April 30, 2009, each of which becomes effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms: (a) the Right of First Refusal and Co-Sale Agreement by and among Parent, the Company, the MHR Holders, the Senior Managers, Mr. Lama, and RGGPLS, LLC (the “Right of First Refusal and Co-Sale Agreement”), (b) the Investor Rights Agreement by and among Parent, the Company, the MHR Holders, the Senior Managers, Mr. Lama, and RGGPLS, LLC (the “Investor Rights Agreement”), and (c) the Voting Agreement by and among Parent, the Company, the MHR Holders, the Senior Managers, Mr. Lama, and RGGPLS, LLC (the “Voting Agreement” and together with the Series A Preferred Stock Purchase Agreement, the Rights of First Refusal and Co-Sale Agreement, and the Investor Rights Agreement, the “Preferred Stock Investment Documents”). Please read the discussion under the heading “The Transaction Documents — Preferred Stock Investment Documents”.
Debt and Rollover Financing
     Waivers and Consents; Warrants Issued to the MHR Lenders
     In connection with the transactions contemplated by the Merger Agreement, the Bridge Loan and the Bridge Note, the Company requested from the Senior Lender and the MHR Lenders, as holders of existing indebtedness under the Company’s credit facility and outstanding $15.0 million aggregate principal amount of the 7-3/4% Convertible Secured Notes, dated February 28, 2005, February 28, 2005 and February 5, 2007, respectively, issued in favor of the MHR Lenders (collectively, the “Prior Notes”), and such holders agreed, subject to the satisfaction or waiver of certain conditions precedent, to provide and enter into (a) the Consent, Waiver, Joinder and Eighth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated April 30, 2009, by and among the Borrowers and the Senior Lender (the “Senior Lender Waiver and Consent”), (b) the Limited Waiver and Consent to Convertible Secured Notes, dated April 30, 2009, by and among the Issuers and the MHR Lenders (the “MHR Waiver and Consent”), (c) the Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated April 30, 2009, between the Borrowers and Senior Lender, individually and as agent (the “Fourth Amended and Restated Credit Agreement”), (d) the First Amended and Restated 7-3/4% Convertible Secured Notes, dated April 30, 2009, in favor of the MHR Lenders issued by the Issuers in an aggregate principal amount of $15,000,000 in exchange for the Prior Notes (collectively, the “Notes”), and (e) the Second Amended and Restated 7-3/4% Convertible Secured Notes, in favor of the MHR Lenders issued by the Issuers in an aggregate principal amount of $15,000,000 to be effective as of the Effective Time in exchange for the Notes (the “Second Amended and Restated

Notes” and together with the Senior Lender Waiver and Consent, the MHR Waiver and Consent, the Fourth Amended and Restated Credit Agreement, and the Notes, the “Rollover Financing Documents”), pursuant to which the Senior Lender’s and MHR Lenders’ respective loans will remain in existence on substantially similar terms and conditions following the Effective Time (the “Rollover Financing”). Please read the discussion under the heading “The Transaction Documents — Debt and Rollover Financing”.
     Pursuant to the MHR Waiver and Consent, the MHR Lenders agreed, subject to satisfaction of certain conditions, to provide certain waivers, consents and modifications, including (a) a waiver of certain events of default and cross-defaults that would occur under the Prior Notes as a result of the execution of the Merger Agreement, (b) consent to the subordination of the security interests and repayment obligations of the Notes to the security interests and repayment obligations of the Issuers to Parent under the Bridge Loan, and (c) a waiver of certain redemption rights in the event of a change of control under the Prior Notes as a result of the execution of the Merger Agreement or under the Notes upon the consummation of the Merger, or the change of control that would result from the Bridge Loan Conversion (as defined below).
     In exchange for the MHR Waiver and Consent, the Issuers and the MHR Lenders agreed, among other things, (a) to enter into the Notes in exchange for the Prior Notes, effective as of April 30, 2009, to, among other things, modify certain restrictive covenants, to adjust the conversion price of the Notes to $3.40 per share of the Company’s common stock (subject to certain further adjustments) and to issue to the MHR Lenders certain warrants to purchase shares of the Company’s common stock (the “Waiver Warrants”), (b) to further amend and restate the Notes effective as of the Effective Time in the form of the Second Amended and Restated Notes to, among other things, further amend certain restrictive covenants, delete certain redemption provisions and reduce the change of control premium, to issue to the MHR Lenders certain warrants to purchase the Surviving Corporation’s common stock (the “Merger Warrants”), and (c) to effect the Exchange and Rollover Agreement and enter into the Preferred Stock Investment Documents. Please read the discussion under the heading “The Transaction Documents — Debt and Rollover Financing”.
Employment Agreements
     As part of the transactions contemplated by the Merger Agreement, the Company entered into an employment agreement with each of Dr. Parker, Mr. Fairbanks and Mr. Stone that will replace and supersede each of their respective existing employment agreements (the “Senior Managers Employment Agreements”), each of which will become effective only upon the occurrence of the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms, whereby the Senior Managers shall remain employed by the Surviving Corporation after the Effective Time and will each be granted stock options to purchase common stock of the Surviving Corporation and Mr. Fairbanks shall purchase shares of Series A Preferred Stock of the Surviving Corporation.
     In addition, the Company entered into a letter agreement with Mr. Lama (the “Lama Letter Agreement”), which will be deemed null and void, and of no further force and effect at the earlier of the Effective Time or termination of the Merger Agreement, and an employment agreement with Mr. Lama (the “Lama Employment Agreement” and together with the Senior Management Employment Agreements, the “Employment Agreements”), which will become effective only upon the occurrence of the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms, whereby Mr. Lama shall be employed as a Senior Vice President by the Company pursuant to the Lama Letter Agreement and shall become employed as Chief Operating Officer by the Surviving Corporation (which title will be evaluated by the board of directors of the Surviving Corporation after the Effective Time) after the Effective Time pursuant to the Lama Employment Agreement and will be granted stock options to purchase common stock of the Surviving Corporation. Please read the discussion under the heading “The Transaction Documents — Employment Agreements”.

Conditions to Consummate the Merger
     Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of various conditions, which include the following:
•	The holders of a majority of the outstanding shares of the Company’s common stock shall have approved the Merger Agreement and the Merger;

•	No temporary restraining order, preliminary or permanent injunction or other judgment or order or other law, rule, legal restraint or prohibition shall be in effect preventing or rendering illegal the consummation of the Merger; and

•	The Rollover Financing shall have been consummated in accordance with the terms and conditions of the Rollover Financing Documents.
     In addition to the conditions set forth above, the obligation of each of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver of various conditions, which include the following:
•	The representations and warranties of the Company set forth in the Merger Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect (as defined below), shall be true and correct as of the date of the Merger Agreement and as of the Closing Date of the Merger (the “Closing Date”) as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	The Company shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

•	All required third party consents shall have been obtained in form and substance reasonably satisfactory to Parent;

•	There shall not have been or occurred any event, change, occurrence or circumstance that has had or would have a Company Material Adverse Effect;

•	On or before the Effective Time, the Company shall have terminated NationsHealth’s stock options plans and shall use its commercially reasonable efforts to terminate each outstanding warrant to purchase shares of NationsHealth’s common stock (other than the Bridge Loan Warrants and the Waiver Warrants, each of which shall automatically expire at the Effective Time) in accordance with the terms of the Merger Agreement;

•	The Company shall have filed the Company’s Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware immediately prior to the Effective Time and shall have adopted the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”); and

•	The Company shall have adopted the Company 2009 Incentive Compensation Plan on or before the Closing Date, which shall be effective immediately after the Effective Time.
     In addition to the above, the obligation of NationsHealth to effect the Merger is subject to the satisfaction or waiver of various conditions, which include the following:
•	The representations and warranties of Parent and Merger Sub contained in the Merger Agreement, disregarding all qualifications and exceptions contained in the Merger Agreement relating to materiality or Parent Material Adverse Effect (as defined below), shall be true and correct as of the date of the Merger Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect;
•	Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date; and

•	There shall not have been or occurred any event, change, occurrence or circumstance that has had or would have a Parent Material Adverse Effect.
     At any time before the Merger, Parent and Merger Sub may waive the conditions applicable to NationsHealth, and NationsHealth may waive the conditions applicable to Parent and Merger Sub. While circumstances may change, the parties do not expect that any conditions will be waived.
Restrictions on Solicitation of Other Acquisition Proposals
     Pursuant to the Merger Agreement, the Company and its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives shall:
•	immediately cease and cause to be terminated any discussions or negotiations with any person conducted prior to the date of the Merger Agreement with respect to a Takeover Proposal (as defined below);

•	not solicit, initiate or encourage (including by way of providing information) any prospective purchaser in a manner that may reasonably be expected to lead to any Takeover Proposal;

•	not engage in or participate in any discussions or negotiations with any third party regarding any Takeover Proposal; and

•	not enter into any agreement related to any Takeover Proposal.
     At any time prior to obtaining the adoption and approval of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of the issued and outstanding shares of NationsHealth’s common stock, the Company may, if (a) the Company receives a bona fide written Takeover Proposal not involving a breach of the above-referenced non-solicitation restrictions, (b) the Board (upon receipt of a recommendation by the Special Committee) (i) believes in good faith that such Takeover Proposal is bona fide, (ii) determines in good faith, after consultation with its independent financial advisors and its outside counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below), and (iii) determines in good faith, after consulting with and receiving advice of its outside counsel, that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the Company’s stockholders under Delaware law, and (c) the Company provides Parent not less than 24 hours written notice:
•	furnish information with respect to the Company and its subsidiaries to the person making a Takeover Proposal, but only after such person enters into a confidentiality agreement with the Company (which confidentiality agreement shall be on terms not less restrictive to such person than those contained in the confidentiality agreement between Parent and the Company, need not prohibit such person from submitting Takeover Proposals to the Company, and must provide that any non-public information exchanged between such person and the Company with respect to any Takeover Proposal, including, but not limited to, any written or oral communication related thereto, be disclosed to Parent), and the Company advises Parent of all such non-public information delivered to such person simultaneously with its delivery to such person and concurrently provides to Parent all such information not previously provided to Parent; and/or

•	participate in discussions and negotiations with the person (or its representatives) who made the Takeover Proposal.
     The Company shall advise Parent within 24 hours after receipt of any Takeover Proposal or any inquiries, proposals, information requested, or offers relating to a potential Takeover Proposal and any discussions or negotiations that are sought to be initiated or continued with the Company or any of its representatives with respect to a potential Takeover Proposal (including, the identity of the person making such proposal, the terms and conditions of such Takeover Proposal, and the information sought and the nature of such inquiry) and continue to keep Parent informed on a timely basis of the status and details (including a copy or a summary of all amendments or modifications to the terms) of any such requests, proposals, inquiries, offers, or Takeover Proposals and the status of any such discussions or negotiations.
Termination of the Merger Agreement
     The Merger Agreement also grants the parties certain rights upon termination. The Merger Agreement may be terminated:
•	Upon the mutual written agreement of the Company and Parent (the “Mutual Consent”);

•	By either the Company or Parent if the Merger Agreement has not been consummated on or before October 27, 2009 (the “Walk-Away Date Termination”);

•	By either the Company or Parent after the issuance of a final injunction or order prohibiting the Merger, or the final denial of any approval necessary to consummate the Merger (a “Restraint”);

•	By either the Company or Parent if at the Special Meeting holders of a majority of the issued and outstanding shares of the Company’ common stock do not approve and adopt the Merger Agreement and the Merger (the “Non-Stockholder Approval”);

•	By either the Company or Parent if the Rollover Financing has not been consummated (the “Rollover Financing Breach”);

•	By Parent if the Company breaches or fails to perform in any material respects the representations, warranties, covenants and agreements set forth in the Merger Agreement that causes a Company Material Adverse Effect or a breach of its obligations in any material respects, and in each case it cannot be cured (a “Company Breach”);

•	By Parent if the Company withdraws, modifies, qualifies, or proposes publicly to withdraw, modify or qualify, in a manner adverse to Parent; the Merger Agreement and the Merger; the Board’s recommendation to the Company’s stockholders to adopt and approve the Merger Agreement and the Merger; or adopts, approves or recommends, or proposes publicly to approve or recommend, any Takeover Proposal (a “Company Adverse Recommendation Change”);

•	By Parent if there is a Company Material Adverse Effect that cannot be cured or is not cured by the Company within 30 days of receiving written notice from Parent of such Company Material Adverse Effect (a “Company MAE”);

•	By Parent if there is a proportionate healthcare material adverse effect to the Company and its competitors (a “Proportionate Healthcare MAE”);

•	By the Company if Parent breaches or fails to perform in any material respects the representations, warranties, covenants and agreements set forth in the Merger Agreement, and such breach or failure to perform causes a Parent Material Adverse Effect or materially breaches its obligations, and in each case it cannot be cured (a “Parent Breach”);

•	By the Company if there is a Parent Material Adverse Effect that cannot be cured or is not cured by the Parent or Merger Sub within 30 days of receiving written notice from the Company of such Parent Material Adverse Effect (a “Parent MAE”); or

•	By the Company if the Company (in compliance with the terms of the Merger Agreement) enters into a definitive agreement with an alternative purchaser providing for a Superior Proposal (as defined in the Merger Agreement) (an “Alternative Transaction”).
Effect of Termination of the Merger Agreement; Termination Fee
     It is possible the Merger will not be completed if NationsHealth’s stockholders do not approve and adopt the Merger Agreement and the Merger, or if certain other conditions are not satisfied or waived or the Merger Agreement is terminated. The Merger Agreement provides for the payment of certain fees and expenses and the repayment of the Bridge Loan and Bridge Note in certain instances when the Merger Agreement is terminated.
     The maximum aggregate liability of Parent and Merger Sub, collectively, under the Merger Agreement shall be the forgiveness of any and all outstanding obligations owed by the Borrowers under the Bridge Loan and Bridge Note and the termination of the Bridge Loan Documents (the “Parent Liquidated Damage Amount”), which damages shall only be available if the Company terminates the Merger Agreement pursuant to a Parent Breach or a Parent MAE and Parent’s or Merger Sub’s breach triggering such termination shall have been willful.
     The maximum aggregate liability of the Company under the Merger Agreement shall be limited to $3,000,000 (inclusive of the Termination Fee (as defined below) and any other related fees (the “Company Liquidated Damage Amount”), which damages shall only be available if Parent terminates the Merger Agreement pursuant to a Company Breach or Company MAE and the Company’s breach triggering such termination shall have been willful.
     If the Merger Agreement is terminated pursuant to a Mutual Consent, a Walk-Away Date Termination, a Restraint, a Rollover Financing Breach, a Company Breach (and such breach triggering such termination was not willful), a Company MAE (and such breach triggering such termination was not willful), a Proportionate Healthcare MAE, a Parent Breach (and such breach triggering such termination was not willful), or a Parent MAE (and such breach triggering such termination was not willful), the outstanding obligations under the Bridge Loan shall be paid on or before the Maturity Date. During the 30-day period after the Maturity Date and in the event all of the outstanding obligations under the Bridge Loan and Bridge Note have not been paid in full (the “Thirty Day Post-Maturity Period”), the Company and/or the MHR Holders shall have the right to pay or purchase all of such obligations. In the event that all of the outstanding obligations under the Bridge Loan and Bridge Note have not been paid or purchased in full before the expiration of the Thirty Day Post-Maturity Period, then, for the 180-day period thereafter (the “Parent’s Post-Maturity Election Period”), Parent shall have the option, in its sole and absolute discretion, to either (a) acquire any of the obligations owed by the Company to the Senior Lender (the “Senior Indebtedness Purchase”) or (b) convert the outstanding obligations under the Bridge Loan into shares of the Company’s Series A-1 Preferred Stock at a conversion price equal to $0.05 per share (subject to certain adjustments) (the “Bridge Loan Conversion”); provided, that if the Merger Agreement is terminated due to a Proportionate Healthcare MAE, a Parent Breach (and such breach triggering such termination was not willful) or a Parent MAE (and such breach triggering such termination was not willful), Parent’s option and ability to exercise the Bridge Loan Conversion shall be immediately terminated. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Maturity Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan Documents (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between the Senior Lender, Parent, and/or the MHR Holders, as the case may be). In the event Parent (x) consummates a Senior Indebtedness Purchase before the expiration of the Thirty Day Post-Maturity Period, (y) sells any of the outstanding obligations under the Bridge Loan to any person (the “Bridge Loan Indebtedness Transfer”) before the expiration of Thirty Day Post-Maturity Period, or (z) consummates a Bridge Loan Indebtedness Transfer (other than to the MHR Holders) following the Thirty Day Post-Maturity Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated.

     In the event the Merger Agreement is terminated pursuant to a Parent Breach (and such breach triggering such termination was willful), or a Parent MAE (and such breach triggering such termination was willful), any and all outstanding obligations owed by the Company and its subsidiaries under the Bridge Loan and Bridge Note shall immediately be forgiven and the Bridge Loan Documents shall terminate pursuant to the terms and conditions set forth therein.
     If the Merger Agreement is terminated pursuant to a Company Breach (and such breach triggering such termination was willful), a Company MAE (and such breach triggering such termination was willful), a Non-Stockholder Approval, or a Company Adverse Recommendation Change, (a) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date, and (b) the outstanding obligations under the Bridge Loan and Bridge Note shall be paid on or before the Maturity Date. During the 30-day period after such termination, and in the event all of the outstanding obligations under the Bridge Loan and Bridge Note have not been paid in full (the “Thirty Day Post-Termination Period”), the Company and/or the MHR Holders shall have the right to pay or purchase all of such obligations. In the event that all of the outstanding obligations owed by the Company to Parent under the Bridge Loan and Bridge Note have not been paid or purchased in full prior to expiration of the Thirty Day Post-Termination Period, then, for the 180-day period thereafter (the “Parent’s Post-Termination Election Period”), Parent shall have the option, in its sole and absolute discretion, to either (v) consummate the Senior Indebtedness Purchase or (w) exercise the Bridge Loan Conversion. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Termination Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan Documents (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between the Senior Lender, Parent, and/or the MHR Holders, as the case may be). In the event Parent (x) consummates a Senior Indebtedness Purchase before the expiration of the Thirty Day Post-Termination Period, (y) consummates a Bridge Loan Indebtedness Transfer before the expiration of Thirty Day Post-Termination Period, or (z) consummates a Bridge Loan Indebtedness Transfer (other than to the MHR Holders) following the Thirty Day Post-Termination Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated.
     If the Merger Agreement is terminated pursuant to an Alternative Transaction, (a) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date and (b) any and all outstanding obligations under the Bridge Loan Documents shall be paid as a condition to and concurrently with such termination.
     If the Merger Agreement is terminated by (a) (i) the Company or Parent pursuant to a Walk-Away Date Termination, or a Non-Stockholder Approval, (ii) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within 270 days following the date that the Merger Agreement is terminated, and (iii) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any third party shall have publicly announced an intention to make a Takeover Proposal prior to the termination of the Merger Agreement (the “Consummated Takeover Proposal”), (b) Parent pursuant to a Company Breach (and such breach triggering such termination was willful), or a Company MAE (and such breach triggering such termination was willful) (collectively, a “Company Willful Breach”), (c) Parent pursuant to a Company Adverse Recommendation Change, or (d) the Company pursuant to an Alternative Transaction, then in the event of (x) a Consummated Takeover Proposal, a Company Adverse Recommendation Change or an Alternative Transaction, (A) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date, (B) the Company shall reimburse Parent, Merger Sub and ComVest for any and all expenses incurred in connection with the transactions contemplated under the Merger Agreement, not to exceed a cash amount equal to $300,000 in the aggregate, (C) the Company shall pay to Parent a termination fee in a cash amount equal to $700,000 (collectively, items (B) and (C) shall be referred to as the “Termination Fee”), and (D) the Company shall be subject to the remaining obligations under the Bridge Loan Documents and (y) a Company Willful Breach, (A) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date, (B) the Company shall pay to Parent a fee in a cash amount equal to the Company Liquidated Damage Amount and (C) the Company shall be subject to the remaining obligations under the Bridge Loan Documents.
     Any payment required to be made pursuant to (a) a Consummated Takeover Proposal shall be made by the Company to Parent any time on or before the execution of a definitive agreement contemplated by a Takeover Proposal, (b) a Company Willful Breach or a Company Adverse Recommendation Change shall be made by the

Company to Parent concurrently with such termination, and (c) an Alternative Transaction shall be made by the Company to Parent as a condition to and concurrently with such termination.
     If the Company successfully enforces its specific performance and/or other legal and equitable rights and remedies under the Merger Agreement, the Company shall not be entitled to the Parent Liquidated Damage Amount, and the Company’s sole and exclusive remedy shall be specific performance and/or any other legal and equitable rights and remedies. If Parent and/or Merger Sub successfully enforces its specific performance and/or other legal and equitable rights and remedies under the Merger Agreement, Parent and/or Merger Sub shall not be entitled to the Company Liquidated Damage Amount or the Termination Fee, and Parent’s and/or Merger Sub’s sole and exclusive remedy shall be specific performance and/or any other legal and equitable rights and remedies.
Requisite Stockholder Vote
     Each share of NationsHealth’s common stock held by stockholders of record on the Record Date will be entitled to vote. Each share of NationsHealth common stock is entitled to one vote. The adoption and approval of the Merger Agreement and the Merger requires the affirmative vote by the holders of a majority of the shares of NationsHealth’s common stock issued and outstanding on the Record Date. NationsHealth stockholders should vote by completing, signing and dating their proxy card and sending it to NationsHealth (which vote may be revoked at any time before the Special Meeting). Properly authenticated proxies voted “abstain” at the Special Meeting will have the effect of a vote against the adoption and approval of the Merger Agreement and the Merger. In addition, shares of the Company’s common stock that are not voted at the Special Meeting, including shares of the Company’s common stock held in “street name” for which instructions are not given to the broker on how to vote, will have the effect of a vote against the adoption and approval of the Merger Agreement and the Merger. Please see the discussion under the heading “Information Concerning the Special Meeting”.
Special Meeting and Record Date
     The Special Meeting of NationsHealth’s stockholders will be held on July 16, 2009 at 10:00 a.m. at the Company’s headquarters located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325, to vote on the proposal to adopt and approve the Merger Agreement and the Merger. Only NationsHealth’s stockholders of record on the Record Date are entitled to receive notice of and vote at the Special Meeting. On the Record Date, there were 28,077,872 shares of NationsHealth’s common stock outstanding, which shares were held by approximately 49 record holders. Please see the discussion under the heading “Information Concerning the Special Meeting”.
Recommendation of the Special Committee and the Board
     Certain of the Company’s officers and directors have interests in the Merger that are different from the interests of NationsHealth’s Participating Stockholders. Accordingly, the Board formed a special committee comprised of Richard R. Howard and Don K. Rice, each of whom is a non-management independent director (the “Special Committee”). The members of the Special Committee have no material interest in the Merger that differs from the interests of NationsHealth’s Participating Stockholders. The Special Committee was charged with reviewing, evaluating and, as appropriate, negotiating or rejecting the Merger Agreement or any alternative proposal in each case as the independent directors considered to be in the best interests of NationsHealth and its Participating Stockholders.
     The Special Committee has unanimously determined that the Merger Agreement and the Merger are fair to and in the best interests of NationsHealth and its Participating Stockholders, and recommended that the Board adopt and approve the Merger Agreement and the Merger and that the stockholders of NationsHealth adopt and approve the Merger Agreement and the Merger.
     After considering many factors, including the unanimous recommendation of the Special Committee, the Board (with one director abstaining) has unanimously:
•	determined that the Merger Agreement and the Merger are fair to and in the best interests of NationsHealth and its Participating Stockholders;

•	adopted and approved the Merger Agreement and the Merger; and

•	recommended that NationsHealth’s stockholders adopt and approve the Merger Agreement and the Merger.
     Accordingly, the Special Committee and the Board (with one director abstaining), acting upon the recommendation of the Special Committee, after considering many factors, unanimously recommend that you vote “FOR” the adoption and approval of the Merger Agreement and the Merger. Please see the discussion under the heading “The Merger — Reasons for the Merger and Recommendation of the Special Committee and the Board”.
Reasons for the Recommendation of the Special Committee and the Board
     Each of the Special Committee and the Board believes that the Merger is both procedurally and substantively fair to NationsHealth’s Participating Stockholders. Their belief is based upon their knowledge and analysis of NationsHealth, as well as the factors discussed in this proxy statement under the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board”.
Opinion of Ladenburg to the Special Committee
     In connection with the Merger, the Special Committee received an opinion from Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to the effect that, as of April 27, 2009, and based upon the assumptions made, matters considered and limits of review set forth therein, the consideration of $0.12 per share in cash, without interest, to be received by NationsHealth’s Participating Stockholders was fair, from a financial point of view, to such holders. The full text of Ladenburg’s opinion, which sets forth the procedures followed, assumptions made, matters considered, limits of review undertaken and other matters considered by Ladenburg in preparing its opinion, is attached as Appendix C to this proxy statement. NationsHealth strongly recommends that stockholders carefully read the full text of Ladenburg’s written opinion.
     Ladenburg’s opinion addresses only the fairness, from a financial point of view, of the consideration to be received by NationsHealth’s Participating Stockholders as of the date of such opinion and does not address any other aspect of the Merger. Ladenburg’s opinion is not intended to be, and does not constitute, advice or a recommendation to the Board, the Special Committee, or any stockholder as to how to act or vote with respect to the Merger or related matters.
Completion and Effectiveness of the Merger
     NationsHealth and Parent are working to complete the Merger as soon as possible. Subject to the approval of the Merger Agreement and the Merger by the holders of a majority of NationsHealth’s common stock outstanding on the Record Date, NationsHealth anticipates completing the Merger as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. NationsHealth expects that all such conditions will be satisfied or waived within 5 days following the Special Meeting. The Effective Time will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL (as defined below), or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger. See “The Merger Agreement—Conditions to Consummate the Merger”.
Appraisal Rights
     If a NationsHealth’s stockholder fulfills several procedural requirements, including not voting in favor of the approval and adoption of the Merger Agreement and the Merger, Delaware law entitles such stockholder to a judicial appraisal of the fair value of the shares of NationsHealth’s common stock held by such stockholder. Please read the discussion under the heading “Special Factors -— Rights of Dissenting Stockholders; Appraisal Rights”.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
     The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents incorporated by reference into this proxy statement, which you should read carefully and in their entirety.
Q:	WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:	You are receiving this proxy statement and proxy card because you are a record or beneficial holder of NationsHealth common stock and consequently you are being asked to consider and vote upon important matters at the Special Meeting.

Q:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:	The Special Meeting will be held on July 16, 2009 at 10:00 a.m. at the Company’s headquarters located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325.

Q:	WHAT MATTERS WILL BE CONSIDERED AND VOTED ON AT THE SPECIAL MEETING?

A:	At the Special Meeting, you will be asked to consider and vote on the following:
•	to adopt and approve the Merger Agreement and the Merger; and

•	to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
The Merger Agreement is attached as Appendix A to this proxy statement. NationsHealth strongly recommends that you read the Merger Agreement carefully and in its entirety. See “The Merger Agreement”.

Q:	HOW DO THE SPECIAL COMMITTEE AND BOARD RECOMMEND THAT I VOTE?

A:	Each of the Special Committee and the Board (with one director abstaining) has unanimously determined that the Merger Agreement and Merger are advisable and fair to and in the best interests of NationsHealth and the Participating Stockholders, and the Special Committee and the Board has adopted and approved the Merger Agreement and the Merger, and each recommends that the NationsHealth stockholders vote “FOR” the approval and adoption of the Merger Agreement and the Merger. See “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board”.

Q:	WHY ARE NATIONSHEALTH AND PARENT PROPOSING THE MERGER?

A:	NationsHealth believes that the Merger will provide immediate and fair value to its Participating Stockholders for their interest in NationsHealth. NationsHealth and Parent believe that structuring the transaction as a merger is preferable to other transaction structures because it will enable Parent to acquire all of the equity of NationsHealth at one time and provides the opportunity for NationsHealth’s Participating Stockholders to receive fair value for their shares, payable in cash, and provide the Company with working capital to continue its operations. Parent believes that it is best for NationsHealth to operate as a privately-held entity because NationsHealth will have greater operating flexibility, allowing management to concentrate on long-term growth, reduce its focus on the quarter-to-quarter performance often emphasized by the public markets and pursue alternatives that NationsHealth may not have as a public company. In addition, Parent believes that NationsHealth’s future business prospects can be improved through ComVest’s active participation in the strategic direction and operation of NationsHealth. To review the reasons for the Merger in greater detail, see “The Merger—Background of Merger,” “The Merger—NationsHealth’s Considerations Relating to the Merger” and “The Merger—Recommendation of the Board”.

Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:	All stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

A:	The holders of one-third of all outstanding shares of NationsHealth’s common stock must be present, in person or represented by proxy, at the Special Meeting in order to hold the Special Meeting and conduct business, which shall constitute a quorum. If you submit a properly executed proxy card, then your shares of NationsHealth’s common stock will be counted as part of the quorum. Abstentions and shares of NationsHealth’s common stock that are the subject of broker non-votes and shares of NationsHealth’s common stock held in street name in a discretionary account will also be counted in determining the presence of a quorum.

Q:	WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A:	The Merger cannot be completed until certain conditions have been satisfied or waived, including among other things, the adoption and approval of the Merger Agreement and the Merger by holders of a majority of the outstanding shares of NationsHealth’s common stock. The Merger will become effective upon the later of the date and time of the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later date and time as may be specified in the certificate of merger with the consent of the parties. The filing of the certificate of merger will occur as promptly as practicable after the conditions to completion of the Merger have been satisfied or waived. The parties are working toward completing the Merger as quickly as possible and anticipate closing the Merger during the third quarter of this year. See “The Merger Agreement—Conditions to Consummate the Merger”.

Q:	WHAT WILL I RECEIVE IN THE MERGER?

A:	As an Participating Stockholder of NationsHealth, you will receive $0.12 in cash, without interest (and less applicable withholding taxes) for (a) each share of NationsHealth’s common stock you own and (b) each share of unvested restricted common stock of NationsHealth you own. With respect to any options that you own, for each share of NationsHealth’s common stock issuable under such options, you will receive an amount equal to the difference between $0.12 per share and the exercise price (if less than $0.12 per share) of each option (all of such options are “out-of-the-money” and shall be terminated on or before the Effective Time with no consideration payable to any option holder). See “The Merger Agreement—Consideration to be Received in Merger”.

Q:	WHAT SHOULD I DO NOW IN ORDER TO VOTE ON THE MERGER?

A:	After carefully reading this document, please indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope, as soon as possible, so that your shares of NationsHealth’s common stock may be represented at the Special Meeting.

Q:	WHAT HAPPENS IF I DO NOT VOTE?

A:	Because the affirmative vote by the holders of a majority of the outstanding shares of NationsHealth common stock is required to approve and adopt the Merger Agreement and the Merger, if you fail to vote, it will have the same effect as if you voted “AGAINST” the Merger.

Q:	IF MY BROKER HOLDS MY SHARES IN “STREET NAME,” WILL MY BROKER VOTE MY SHARES FOR ME?

A:	If a broker holds your shares of NationsHealth’s common stock for your benefit but not in your own name, your shares of NationsHealth’s common stock are held in “street name.” In that case, your broker will send you a voting instruction form to use in voting your shares of NationsHealth’s common stock. Please follow the instructions on the voting instruction form they send you. If your shares of NationsHealth’s common stock are held in your broker’s name and you wish to vote in person at the Special Meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the Special Meeting. Brokers who hold shares of NationsHealth’s common stock in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the approval and adoption of the Merger Agreement and the Merger. As a result, without specific instructions from you, if your shares of NationsHealth’s common stock are held in street name, your broker will not be able to vote your shares of NationsHealth’s common stock (referred to as a “broker non-vote”). A broker non-vote will have the same effect as if you voted “AGAINST” the Merger.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please sign and return all proxy cards that you receive to ensure that all your shares of NationsHealth’s common stock are voted.

Q:	HOW ARE VOTES COUNTED?

A:	For the proposal to adopt and approve the Merger Agreement and the Merger, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain or do not vote on the proposal, it will have the same effect as if you voted against the Merger Agreement and the Merger. In addition, if your shares are not represented at the Special Meeting or if your shares are held in the name of a broker, bank or other nominee, and your broker, bank or other nominee does not receive specific instructions from you on how to vote, it will have the effect of a vote against the Merger Agreement.

Q:	WHAT VOTE OF NATIONSHEALTH’S STOCKHOLDERS IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER?

A:	The approval and adoption of the Merger Agreement and the Merger requires the affirmative vote by the holders of a majority of the outstanding shares of NationsHealth’s common stock as of the Record Date. Failure to return a properly executed proxy card, submit a proxy or vote in person will have the same effect as a vote “AGAINST” the approval and adoption of the Merger Agreement and the Merger. See “Information Concerning the Special Meeting”.

Q:	WHAT DO I NEED TO DO NOW?

A:	NationsHealth asks that you please vote by proxy, whether or not you plan on attending the Special Meeting in person. If your shares of NationsHealth’s common stock are held in your name, you can submit your proxy by mail, by completing, signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope before 9:00 a.m., Eastern Time, on July 16, 2009. If you submit a proxy, but do not specify how you want your shares of NationsHealth’s common stock to be voted, they will be voted “FOR” the adoption and approval of the Merger Agreement and the Merger. If your shares of NationsHealth’s common stock are registered differently or are in more than one account, you will receive more than one proxy card. Please complete and return all of the proxy cards you receive to ensure that all of your shares of NationsHealth’s common stock are voted.

Q:	HOW DO NATIONSHEALTH’S DIRECTORS AND EXECUTIVE OFFICERS INTEND TO VOTE?

A:	As of the Record Date, the directors, executive officers and stockholders of NationsHealth that are parties to the Merger Voting Agreement, representing over 50% of the issued and outstanding shares of NationsHealth’s common stock, have agreed to vote the shares of NationsHealth’s common stock owned and/or controlled by such stockholders FOR the adoption and approval of the Merger Agreement and the Merger.

Q:	WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:	You may revoke or change your proxy at any time prior to its use at the Special Meeting by giving a written direction to the Secretary of NationsHealth to revoke your proxy, delivering a proxy dated after the date of the proxy you wish to revoke, or attending the Special Meeting and voting in person. See “Information Concerning the Special Meeting”.

Q:	HOW DO I GET THE CASH IN EXCHANGE FOR MY SHARES OF NATIONSHEALTH’S COMMON STOCK?

A:	After the Merger is completed, a bank or trust company, mutually agreed to by Parent and the Company, will be engaged to act as paying agent for the Participating Stockholders in connection with the Merger (the “Paying Agent”), and will send NationsHealth’s Participating Stockholders written instructions for surrendering their shares of NationsHealth’s common stock. If you hold shares of NationsHealth’s common stock in physical form, please do not send in your stock certificates now.

Q:	HOW WILL THE MERGER AFFECT HOLDERS OF NATIONSHEALTH’S RESTRICTED STOCK, STOCK OPTIONS AND WARRANTS?

A:	The Paying Agent will distribute to holders of NationsHealth’s outstanding common stock and any shares of NationsHealth’s unvested restricted common stock a cash amount equal to $0.12 per share. Each holder of unexercised options will receive for each share of NationsHealth’s common stock issuable under such options, an amount equal to the difference between $0.12 per share and the exercise price (if less than $0.12 per share) of each option (all of such options are “out-of-the-money” and shall be terminated on or before the Effective Time with no consideration payable to any option holder). Prior to the Effective Time, the Company shall use its commercially reasonable efforts to cancel each outstanding warrant to purchase the Company’s common stock (other than the Bridge Loan Warrants and the Waiver Warrants, each of which will automatically expire at the Effective Time). See “Summary Term Sheet — Merger Consideration”.

Q:	WILL I HAVE THE OPPORTUNITY TO EXERCISE APPRAISAL RIGHTS IN THE MERGER?

A:	Yes. Under the Delaware General Company Law (the “DGCL”), NationsHealth’s stockholders are entitled to appraisal rights in connection with the Merger. Any NationsHealth stockholder who wants to exercise appraisal rights must strictly comply with the rules governing the exercise of appraisal rights or else lose those appraisal rights. If a NationsHealth stockholder returns a signed proxy card not marked “AGAINST” or “ABSTAIN” with respect to the approval and adoption of the Merger Agreement and the Merger, such proxy will be voted “FOR” the approval and adoption of the Merger Agreement and the Merger and will result in that stockholder waiving his, her or its appraisal rights. NationsHealth has described the procedures for exercising appraisal rights in this proxy statement and has attached the provisions of the DGCL that govern appraisal rights as Appendix B. See “Special Factors — Rights of Dissenting Stockholders; Appraisal Rights”.

Q:	I DO NOT KNOW WHERE MY STOCK CERTIFICATE IS — HOW WILL I GET MY CASH?

A:	The materials the Paying Agent will send you after completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. You may also be required to provide a bond to the Surviving Corporation in order to cover any potential loss and follow other procedures.

Q:	WHAT HAPPENS IF I SELL MY SHARES BEFORE THE SPECIAL MEETING?

A:	The Record Date is earlier than the date set for the Special Meeting and the date that the Merger is expected to be completed. If you transfer your shares of NationsHealth’s common stock after the Record Date, but before the Special Meeting, you will retain your right to vote at the Special Meeting, but will have transferred the right to receive $0.12 per share in cash, without interest (and less applicable withholding taxes), to be received by NationsHealth’s Participating Stockholders in the Merger. In order to become entitled to receive $0.12 per share in cash, without interest (and less applicable withholding taxes), you must hold your shares of NationsHealth’s common stock through the Effective Time.

Q:	WHAT EFFECTS WILL THE PROPOSED MERGER HAVE ON NATIONSHEALTH?

A:	As a result of the proposed Merger, NationsHealth will cease to be a publicly-traded company and will be owned directly by Parent and the Rollover Stockholders and controlled by ComVest. You, as a Participating Stockholder, will no longer have any interest in the Company’s future earnings or growth, and dividends, if any. In addition, upon consummation of the proposed Merger, NationsHealth’s common stock will no longer be listed on any exchange or quotation system.

Q:	WHAT HAPPENS IF ONE OF THE PARTIES TO THE MERGER TERMINATES THE MERGER AGREEMENT?

A:	Under specified circumstances, NationsHealth may be required to pay Parent a termination fee in the amount of $1.0 million (comprised of a $700,000 break-up fee and a $300,000 expense reimbursement) and the outstanding obligations under the Bridge Loan shall be paid as a condition to and concurrently with such termination, or if Parent terminates the Merger Agreement due to a willful breach by the Company, the Bridge Loan shall be due within 30 days of such termination and the Company shall pay Parent $3.0 million (inclusive of the $1.0 million termination fee), which shall be the maximum aggregate liability of the Company in such circumstances, or if the Company terminates the Merger Agreement due to a willful breach by Parent, any and all obligations under the Bridge Loan and Bridge Note shall be forgiven, which shall be the maximum aggregate liability of Parent in such circumstance.

Q:	WHAT HAPPENS TO SHARES OF NATIONSHEALTH’S COMMON STOCK IF THE MERGER IS NOT CONSUMMATED?

A:	If the Merger is not consummated, stockholders will not receive any payment for their shares in connection with the Merger. Instead, NationsHealth will remain an independent public company, investors will continue to hold the Company’s common stock and the Company’s common stock will continue to be listed and traded on OTCBB. Thereafter, if you want to sell your shares of NationsHealth’s common stock, you will need to sell that stock in the open market or in a privately negotiated transaction in compliance with applicable securities laws, and the price you would receive for that stock would be subject to market fluctuation. If the Merger is not consummated and the Bridge Loan and Bridge Note have not been paid, Parent shall have the right, but not the obligation, to exercise the Bridge Loan Conversion, which would provide Parent with approximately 60% of the issued and outstanding shares of NationsHealth’s common stock on a fully diluted and as converted to common stock basis (subject to adjustments).

Q:	DOES THIS SPECIAL MEETING REPLACE NATIONSHEALTH’S ANNUAL MEETING OF STOCKHOLDERS?

A:	No. If the Merger Agreement is not approved by holders of a majority of NationsHealth’s outstanding common stock or if the Merger is not consummated for any other reason, the Board intends to promptly call and hold NationsHealth’s next annual meeting of stockholders to elect directors and to attend to such other matters as may properly come before the annual meeting.

Q:	WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A:	The receipt of cash for NationsHealth common stock pursuant to the Merger, including as a result of the exercise of appraisal rights, will be a taxable transaction for United States federal income tax purposes. Generally, a beneficial holder of NationsHealth’s common stock who receives cash in exchange for shares of NationsHealth’s common stock pursuant to the Merger will recognize a gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder’s adjusted tax basis in the shares of NationsHealth’s common stock surrendered for cash pursuant to the Merger. You should consult your tax advisor on how specific tax consequences of the Merger apply to you. See “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”.

Q:	WILL ANY OTHER BUSINESS BE CONDUCTED AT THE SPECIAL MEETING?

A:	The Board knows of no business, other than as set forth in the attached Notice of Special Meeting, that will be presented at the Special Meeting. If any other proposal properly comes before the stockholders for a vote at the Special Meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law and to the extent the Company was not notified of the proposal in a reasonable amount of time before the Company’s solicitation, vote your shares of NationsHealth’s common stock in accordance with their judgment on such matter.

Q:	WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made and paid for by NationsHealth. NationsHealth’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. NationsHealth will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of NationsHealth’s common stock that the brokers and fiduciaries hold of record.

Q:	WHO CAN ANSWER MY QUESTIONS?

A:	You can find more information about NationsHealth from various sources described under “Where You Can Find More Information.” If you have questions about the Special Meeting, where to send your proxy or other matters with respect to voting after reading this proxy statement, you should contact:
NationsHealth, Inc.
13630 N.W. 8th Street
Suite 210
Sunrise, Florida 33325
Attn: Timothy Fairbanks, Chief Operating Officer
Telephone: (954) 903-5000

SPECIAL FACTORS
Background of the Merger
Determination to seek strategic alternatives
     Since October 2006, the Board has discussed from time to time the possibility of pursuing strategic alternatives for NationsHealth in light of market, economic, competitive and other conditions and developments, as well as NationsHealth’s historical stock price and its relative illiquidity and the costs of operating as a public company.
Establishment of the Special Committee and selection of advisors to the Special Committee
     In February 2007, the Board established an Investment Bank Selection Committee to select a financial advisor to assist the Company in exploring strategic alternatives. This Investment Bank Selection Committee reviewed the qualifications of certain investment banking firms to serve as the financial advisor to the Company in connection with a strategic transaction. After some discussion, the Investment Bank Selection Committee unanimously approved Deloitte & Touche Corporate Finance LLC (“Deloitte”) to serve as the Company’s financial advisor in connection with a strategic transaction and the Company entered into an engagement letter with Deloitte on March 7, 2007.
     On April 20, 2007, the Board created a Special Committee to manage the process of evaluating strategic alternatives. The Board delegated to the Special Committee the power and authority to, among other things (a) consider, evaluate, investigate, and negotiate the terms and conditions of a potential sale of NationsHealth to, or business combination of NationsHealth with, third parties or another potential strategic transaction that may bring value to and be in the best interest of the Company’s stockholders, and (b) make recommendations to the Board at such time and in such manner as the Special Committee considered appropriate with respect to any such potential strategic transaction. The Board formed the Special Committee after considering the independence of the members of the Special Committee and whether there existed any conflicts of interest or financial or other interests that might impair such member’s independence. Richard R. Howard and Donald K. Rice were appointed as the members of the Special Committee.
     After the formation of the Special Committee, the Special Committee discussed the role of separate legal counsel and a financial advisor in connection with performing its duties and fulfilling its responsibilities. The Special Committee considered lawyers from different law firms to serve as independent legal counsel to the Special Committee and thereafter unanimously approved the retention of Broad and Cassel to serve as independent legal counsel to the Special Committee.
     The Board discussed the advantages and disadvantages of a widespread solicitation of market interest in an acquisition of NationsHealth and determined with Deloitte’s advice that Deloitte should initiate a broad canvass of the market to solicit possible interest in an acquisition of NationsHealth or another strategic transaction. The Board directed Deloitte to begin preparation of the relevant materials and documents required to initiate a sale transaction process. Deloitte then contacted over 50 private equity firms and potential strategic buyers.
Offer from Private Equity Firm A
     In February 2007, a private equity firm (“Private Equity Firm A”) and NationsHealth had preliminary discussions regarding a possible acquisition of the Company. On March 6, 2007, NationsHealth and Private Equity Firm A entered into a confidentiality agreement.
     In March 2007, Private Equity Firm A provided the Company with a due diligence list and during the period from March 2007 to August 2007, Private Equity Firm A conducted its due diligence, including, but not limited to retaining experts and other advisers, met with the Company’s management to discuss a possible acquisition of the Company, and reviewed and analyzed the Company’s financial model and related financial information.

     In April 2007, Private Equity Firm A submitted an indication of interest for the acquisition of the Company between $2.25 and $2.50 per share and in May 2007, Private Equity Firm A modified its indication of interest for the acquisition of the Company to $2.40 per share.
     In August 2007, after conducting additional due diligence, Private Equity Firm A informed NationsHealth that it was no longer interested in acquiring the Company.
Offer from Private Equity Firm B
     In June 2007, a private equity firm (“Private Equity Firm B”) and NationsHealth had preliminary discussions regarding a possible acquisition of the Company. Effective September 28, 2007, NationsHealth and Private Equity Firm B entered into a confidentiality agreement.
     In June 2007, Private Equity Firm B submitted an indication of interest for the acquisition of the Company between $2.00 to $2.50 per share, subject to due diligence. In early September 2007, Private Equity Firm B submitted a non-binding letter of intent for the acquisition of the Company at $1.75 per share, which, following additional due diligence, was revised in late September 2007 to $1.50 per share.
     In October 2007, Private Equity Firm B provided the Company with a due diligence list and during the period from October 2007 to March 2008, Private Equity Firm B conducted its due diligence, including, but not limited to retaining experts and other advisors, met with the Company’s management to discuss a possible acquisition of the Company, and reviewed and analyzed the Company’s financial model and related financial information.
     On October 11, 2007, the Board held a meeting and deliberated the proposal submitted by Private Equity Firm B and recommended that the Board approve entering into the non-binding letter of intent with Private Equity Firm B.
     On October 12, 2007, the Company and Private Equity Firm B entered into a non-binding letter of intent, which contained certain binding provisions, including a non-solicitation by the Company of any alternative bidders, which exclusivity could be terminated upon the occurrence of certain events or circumstances, after certain senior managers executed a summary of terms regarding their continuing employment with the Company after the closing of such acquisition. The non-binding letter of intent with Private Equity Firm B was later amended on December 21, 2007 to extend exclusivity through January 15, 2008, on January 17, 2008 to extend exclusivity through January 29, 2008, on January 30, 2008 to extend exclusivity through February 4, 2008, on February 11, 2008, which amended and restated the non-binding letter of intent and included extending the exclusivity provisions through February 29, 2008, and on March 14, 2008 to extend exclusivity through March 21, 2008.
     On March 18, 2008, after receiving the terms and conditions, as approved by its lenders, related to its financing of the acquisition of the Company, Private Equity Firm B revised its proposed consideration to $0.83 per share.
     The Special Committee discussed the role of an investment banking firm to render a fairness opinion to the Special Committee in connection with the sale of the Company to Private Equity Firm B. The Special Committee reviewed the qualifications of certain investment banking firms to render a fairness opinion to the Special Committee in connection with the sale of the Company to Private Equity Firm B and interviewed investment bankers from different investment banks to provide such fairness opinion to the Special Committee. Thereafter, the Special Committee unanimously approved the retention of Houlihan Lokey (“Houlihan”) to serve as financial advisor to the Special Committee and the Company entered into an engagement letter with Houlihan dated February 12, 2008.
     During the period from January 2008 through March 2008, the Company, its legal counsel, McDermott Will & Emery, the Special Committee and its counsel, Broad and Cassel, and Deloitte held meetings to discuss and deliberate certain points related to the offer by Private Equity Firm B and negotiated a merger agreement and other related definitive documents (including a voting agreement, in which certain members of the Company’s management and members of its Board agreed to vote their respective shares of the Company for the approval of the merger agreement, an exchange and rollover agreement, in which certain members of the Company’s management and other stockholders of the Company would exchange their respective shares of the Company for shares of the buyer, and employment agreements, in which certain members of the Company’s management would continue to be employed by the Company and be granted options to purchase common stock of the Company subject to specified vesting requirements after the closing of such acquisition), with Private Equity Firm B and its counsel.
     On March 12, 2008, the Special Committee held a meeting at which representatives from McDermott Will & Emery, Broad and Cassel, and Deloitte were in attendance. During this meeting, (a) the representatives of McDermott Will & Emery provided a summary of the proposed merger agreement (including the procedures for an alternative bidder to acquire the Company, the effects of termination of the merger agreement, and the circumstances in which a termination fee would be due and payable), and other related definitive documents (including the voting agreement and the exchange and rollover agreement) negotiated with Private Equity Firm B, and (b) the representatives of Deloitte and the Special Committee discussed potential strategic alternatives available to NationsHealth.
     On March 20, 2008, the Board held a meeting at which representatives from McDermott Will & Emery, Broad and Cassel, Deloitte, Houlihan, and Akerman Senterfitt, P.A., counsel to certain members of the Company’s management in connection with their respective employment agreements, were in attendance. During this meeting, (a) the representatives from McDermott Will & Emery reviewed with the Board members the fiduciary duties of the members of the Board and the role of the Board in negotiating and approving extraordinary corporate transactions and provided a summary of the proposed merger agreement (including the procedures for an alternative bidder to acquire the Company, the effects of termination of the merger agreement, and the circumstances in which a termination fee would be due and payable) and related definitive documents (including the voting agreement and the exchange and rollover agreement) negotiated with Private Equity Firm B, (b) the representatives of Houlihan made a presentation to the Board regarding its financial analysis of the proposed merger and provided its opinion to the Board to the effect that, based upon and subject to the contents of such opinion, as of such date, the consideration to be received by NationsHealth’s participating stockholders under the terms of the proposed merger agreement was fair, from a financial point of view, to NationsHealth’s participating stockholders, (c) the representative of Akerman Senterfitt, P.A. reviewed the employment agreements to be entered into between certain members of the Company’s management and the Company, in each case effective at the closing of such acquisition, and (d) the representatives of Deloitte reviewed the interest from other potential buyers after recently canvassing the market, and the Board discussed potential strategic alternatives available to NationsHealth, including a sales transaction, key considerations for such alternatives, how a sales transaction process could unfold and the Board’s alternatives with respect to waiting for an alternative offer or attempting to broaden the canvass of the market to solicit additional possible interest in an acquisition of NationsHealth. Also, the members of the Board discussed the potential strategic alternatives available to NationsHealth, including a merger, stock sale or similar “going private” transaction, and pursuing an acquisition program of its own, or maintaining the status quo (i.e., remaining a public company and focusing on implementing NationsHealth’s business plan). Moreover, the Board discussed the potential advantages and potential disadvantages of remaining a public company, including the potential advantages of access to public funds through the capital markets, increased brand recognition as a public company, bonding capacity considerations, and employee motivation, and the potential disadvantages of continuing as a public company, namely the increased costs, including the costs related to compliance with the Sarbanes-Oxley Act of 2002. The Board concluded that NationsHealth did not receive many of the benefits associated with being a public company due in part to the fact that NationsHealth lacked research coverage and its shares of common stock were thinly traded and NationsHealth faced significant costs associated with remaining a public company. As a result, the Board determined that a potential sales transaction, if consummated at an appropriate valuation and if structured properly, would provide NationsHealth’s stockholders with a value maximizing result. After deliberations by the Board, the Board determined that it would meet again on March 24, 2008 to review and consider the definitive documents.
     After the March 20, 2008 Board meeting, the Centers for Medicare & Medicaid Services (“CMS”) announced the result of the first round of competitive bidding, including a 43% rate reimbursement decrease to diabetes supplies in certain areas. Prior to the March 2008 announcement by CMS, a rate reimbursement decrease of approximately 25% was generally expected. Following CMS’ initial announcement in late March 2008, Private Equity Firm B informed the Company that it was no longer interested in pursuing an acquisition of the Company.

Offer from Strategic Buyer A
     At various times in 2006, 2007 and 2008, a strategic buyer (“Strategic Buyer A”) and NationsHealth had preliminary discussions regarding a possible acquisition of the Company. In November 2006, NationsHealth and Strategic Buyer A entered into a confidentiality agreement.
     On May 28, 2008, the Company received a written indication from Strategic Buyer A to acquire NationsHealth’s medical products business for $30 million to $35 million. On June 18, 2008, Strategic Buyer A submitted a non-binding letter of intent to acquire NationsHealth’s medical products business for $46 million. On August 26, 2008, after meetings with the Company’s management and completing its due diligence, the Company received an unsigned, revised non-binding letter of intent from Strategic Buyer A for a price of $46 million for NationsHealth’s medical products business. Although the Company executed the non-binding letter of intent, a countersigned execution was never obtained. On September 22, 2008, Strategic Buyer A informed the Company that it was no longer interested in pursuing an acquisition of NationsHealth’s medical products business.
Offer from ComVest
     In June 2008, the Board reconstituted the Special Committee with Messrs. Rice and Howard as the members and Deloitte re-initiated the marketing process to sell the Company or seek another strategic alternative.
     During the period from March 2008 through August 2008, ComVest learned about NationsHealth from its own research and knowledge of the marketplace. During such period, representatives from ComVest attempted (without being contacted by or contacting Deloitte) to directly contact Dr. Parker about a possible acquisition of the Company by ComVest.
     On August 28, 2008, a representative from ComVest and Dr. Parker had preliminary discussions (without Deloitte acting as an intermediary) regarding a possible acquisition of the Company by ComVest and determined the timing for such transaction might be appropriate and arranged to have an initial meeting among ComVest and NationsHealth. On August 29, 2008, NationsHealth and ComVest entered into a confidentiality agreement.
     On September 2, 2008, Mr. Lama, who at the time was a partner at ComVest, and members of NationsHealth’s senior management, including of Dr. Parker, Mr. Fairbanks and Mr. Stone, participated in an initial meeting to discuss a possible acquisition of the Company by ComVest and potential structures for such transaction.
     In October 2008, after several meetings and discussions between Comvest and the Company regarding a possible acquisition of the Company by ComVest and potential structures for such transaction, including, among others, the possibility of Rollover Financing and the Rollover Stockholders participating in the Exchange, NationsHealth received a written offer from ComVest to acquire the Company for $0.10 per share, which, despite not being contacted by Deloitte, was the only written offer submitted after the second round marketing process was conducted by Deloitte.
     On January 9, 2009, after substantial due diligence and negotiation with NationsHealth and the Senior Managers, ComVest submitted a non-binding letter of intent to the Special Committee to acquire the Company for $0.12 per share through a merger, requiring (a) the rollover of shares of the Company’s common stock held by the Rollover Stockholders, (b) certain stockholders of the Company, including the Senior Managers, to enter into the Merger Voting Agreement to vote their respective shares of the Company’s common stock owned and/or controlled by such stockholders for the adoption and approval of the Merger Agreement and the Merger, (c) each of the Senior Managers to enter into a Senior Managers Employment Agreement (which provided each Senior Manager with employment and granted each Senior Manager an option to purchase shares of the Surviving Corporation’s common stock subject to specified vesting requirements after the Effective Time), and (d) the Company and Parent to enter into the Bridge Loan Documents, the Preferred Stock Documents, the Rollover Financing Documents and the Employment Agreements to which such party is a party on the date the Merger Agreement is executed (the “ComVest Letter of Intent”).
     During the period from January 2009 to April 2009, the Company, its legal counsel, McDermott Will & Emery, the Special Committee and its counsel, Broad and Cassel, and the Rollover Stockholders (in their individual capacity and for themselves in connection with the agreements, documents and instruments to which such stockholder would be a party in a transaction) negotiated the terms and conditions of the ComVest Letter of Intent with Michael Falk, one of the managing members of ComVest, Mr. Lama, Marshall Griffin, a Vice President at ComVest, and its counsel, Foley and Lardner LLP.
     On February 2, 2009, the Special Committee held a meeting at which representatives from McDermott Will & Emery and Broad and Cassel were in attendance. During the Meeting, (a) the representatives of Broad and Cassel reviewed with the Special Committee members the fiduciary duties of the members of the Special Committee and the role of the Special Committee in negotiating and approving extraordinary corporate transactions, and (b) the representatives of McDermott Will & Emery provided a summary of the ComVest Letter of Intent. After deliberations by the Special Committee, the Special Committee recommended that the Board approve entering into the ComVest Letter of Intent.
     Later on February 2, 2009, the Board held a meeting at which representatives from McDermott Will & Emery were in attendance. During the Meeting, the representatives of McDermott Will & Emery reviewed with the

Board members the fiduciary duties of the members of the Board and the role of the Board in negotiating and approving extraordinary corporate transactions, and provided a summary of the ComVest Letter of Intent. After deliberations by the Board, the Board unanimously approved (other the certain directors abstaining) entering into the ComVest Letter of Intent.
     On February 2, 2009, the Company and ComVest entered into the ComVest Letter of Intent for the acquisition of the Company for $0.12 per share, with a $3.0 million bridge loan to be made at the time the Merger Agreement is executed, which contained certain binding provisions, including a non-solicitation by the Company of any alternative bidders for a period of 45 days. The ComVest Letter of Intent was amended and restated effective March 13, 2009, which included among other things, an extension of the exclusivity until March 31, 2009. The Company and ComVest subsequently extended the exclusivity to April 7, 2009 and April 22, 2009.
     In January 2009, ComVest provided the Company with a due diligence list and during the period from January 2009 to April 2009, ComVest conducted its due diligence, including, but not limited to, retaining experts and other advisors, met with the Company’s management to discuss a possible acquisition of the Company, and reviewed and analyzed the Company’s financial model and related financial information.
     The Special Committee discussed the role of an investment banking firm to render a fairness opinion to the Special Committee in connection with the sale of the Company to ComVest. The Special Committee reviewed the qualifications of certain investment banking firms to render a fairness opinion to the Special Committee in connection with the sale of the Company to ComVest and interviewed investment bankers from different investment banks to provide such fairness opinion to the Special Committee. Thereafter, the Special Committee unanimously approved the retention of Ladenburg to serve as financial advisor to the Special Committee and on February 11, 2009, Ladenburg was retained by the Company to render an opinion as to whether the consideration proposed by ComVest is fair to the Company’s Participating Stockholders from a financial point of view.
     During the period from January 2009 to April 2009, the Company, its legal counsel, McDermott Will & Emery, and the Special Committee and its counsel, Broad and Cassel, held several meetings to discuss and deliberate certain points related to the offer by ComVest. During such period, the Company and its legal counsel, McDermott Will & Emery, the Special Committee and its counsel, Broad and Cassel, and the Rollover Stockholders (in their individual capacity and for themselves in connection with the agreements, documents and instruments to which such stockholer would be a party in a transaction) negotiated the Merger Agreement, the Bridge Loan Documents (including the Bridge Loan Warrants), the Preferred Stock Investment Documents, and the Rollover Financing Documents and other related definitive documents with Mr. Falk, Mr. Lama, Mr. Griffin, and its counsel, Foley and Lardner LLP. On April 15, 2009, ComVest and NationsHealth determined it would be in their respective best interests to have Mr. Lama join the Company as a Senior Vice President and remain an operating partner at ComVest. Also, beginning on April 15, 2009, Jose Gordo, a partner at ComVest, replaced Mr. Lama and participated on behalf of ComVest in the negotiations of the Merger Agreement, the Bridge Loan Documents (including the Bridge Loan Warrants), the Preferred Stock Investment Documents, the Rollover Financing Documents, and other related definitive documents.
     On April 27, 2009, the Special Committee held a meeting at which representatives from McDermott Will & Emery, Broad and Cassel, and Ladenburg were in attendance. During this meeting, (a) the representatives of McDermott Will & Emery provided a summary of the proposed Merger Agreement (including the procedures for an alternative bidder to acquire the Company, the effects of termination of the merger agreement, and the circumstances in which a termination fee would be due and payable), the Bridge Loan Documents (including the effects if the Merger does not occur and the Bridge Loan is not paid when due and the Bridge Loan Conversion), the Bridge Loan Warrants, the Preferred Stock Investment Documents, the Rollover Financing Documents, and other related definitive documents negotiated with ComVest, (b) the representatives of Ladenburg made a presentation to the Special Committee regarding its financial analysis of the proposed Merger and provided an oral opinion, subsequently confirmed in writing, that, as of April 27, 2009, and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the Aggregate Merger Consideration to be received by the Participating Stockholders under the terms of the proposed Merger Agreement was fair, from a financial point of view, to the Participating Stockholders, and (c) the Special Committee discussed potential strategic alternatives available to NationsHealth, including (i) a sales transaction, (ii) key considerations for such alternatives, (iii) how a sales transaction process could unfold and (iv) the Special Committee’s alternatives with respect to waiting for an alternative offer or attempting to broaden the canvass of the market to solicit additional possible interest in an acquisition of NationsHealth.
     After deliberations by the Special Committee, the Special Committee unanimously approved to determine and resolve (a) that the Merger is fair to, and in the best interests of, NationsHealth and its Participating Stockholders, and (b) to recommend that the Board (i) approve the Merger Agreement and the transactions contemplated thereby and declare its advisability, (ii) propose the Merger Agreement to NationsHealth’s stockholders for adoption by NationsHealth’s stockholders, and (iii) recommend that NationsHealth’s stockholders adopt the Merger Agreement and the Merger.

     Later on April 27, 2009, the Board held a meeting at which representatives from McDermott Will & Emery, Broad and Cassel, Ladenburg, Deloitte and Baker & McKenzie LLP were in attendance.
     During this meeting, the representatives from McDermott Will & Emery reviewed with the Board members the fiduciary duties of the members of the Board and the role of the Board in negotiating and approving extraordinary corporate transactions. Also, the representatives from McDermott Will & Emery provided a summary of the proposed Merger Agreement, the Bridge Loan Documents, the Bridge Loan Warrants, the Preferred Stock Investment Documents, the Rollover Financing Documents, and related definitive documents negotiated with ComVest, including:
•	the purchase price;

•	the definition of “Company Material Adverse Effect”;

•	termination and the effects of termination of the Merger Agreement pursuant to Mutual Consent, a Walk-Away Date Termination, Non-Stockholder Approval, Rollover Financing Breach, Company Breach, Company MAE, Company Adverse Recommendation Change, Proportionate Healthcare MAE, Parent Breach, Parent MAE, and an Alternative Transaction;

•	the Termination Fee;

•	the Company Liquidated Damage Amount;

•	the Parent Liquidated Damage Amount;

•	continued indemnification protection for members of the Board and NationsHealth’s officers for a specified period of time and the mechanics by which insurance coverage may be maintained for such directors and officers;

•	closing requirements applicable to NationsHealth and required in order for Parent and Merger Sub to consummate the Merger, which requirements were reasonable and achievable in the view of NationsHealth and its advisors;

•	the delivery of the Limited Guaranty;

•	the closing requirements of the Rollover Financing;

•	the procedures for an alternative bidder to make an offer to acquire the Company;

•	the circumstances in which the Termination Fee, the Company Liquidated Damage Amount, or the Parent Liquidated Damage Amount would be due and payable;

•	the effects if the Merger does not occur and the Bridge Loan is not paid on when due and the Bridge Loan Conversion is exercised;

•	the Merger Agreement Voting Agreement;

•	the Exchange and Rollover Agreement; and

•	the Bridge Loan Conversion.
     Also, at the meeting, the representatives of Ladenburg made a presentation to the Board regarding its financial analysis of the proposed Merger and provided an oral opinion, subsequently confirmed in writing, that, as of April 27, 2009, and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the Aggregate Merger Consideration to be received by the Participating Stockholders under the terms of the proposed Merger Agreement was fair, from a financial point of view, to the Participating Stockholders.
     In addition, at the meeting, the representative of Baker & McKenzie LLP provided a summary of the proposed Employment Agreements.
     The Board discussed potential strategic alternatives available to NationsHealth, including a sales transaction, key considerations for such alternatives, how a sales transaction process could unfold and the Board’s alternatives with respect to waiting for an alternative offer or attempting to broaden the canvass of the market to solicit additional possible interest in an acquisition of NationsHealth. Also, the members of the Board extensively discussed the potential strategic alternatives available to NationsHealth, including a merger, stock sale or similar “going private” transaction, and pursuing an acquisition program of its own, or maintaining the status quo (i.e., remaining a public company and focusing on implementing NationsHealth’s business plan). Moreover, the Board discussed the potential advantages and potential disadvantages of remaining a public company, including the potential advantages of access to public funds through the capital markets, increased brand recognition as a public company, bonding capacity considerations, and employee motivation, and the potential disadvantages of continuing as a public company, namely the increased costs, including the costs related to compliance with the Sarbanes-Oxley Act of 2002. The Board concluded that NationsHealth did not receive many of the benefits associated with being a public company due in part to the fact that NationsHealth lacked research coverage and its shares of common stock were thinly traded and NationsHealth faced significant costs associated with remaining a public company. As a result, the Board determined that a potential sales transaction, if consummated at an appropriate valuation and if structured properly, would provide NationsHealth’s stockholders with a value maximizing result.
     After deliberations of the Board, the Board unanimously approved (with one director abstaining) the sale of the Company to ComVest and the adoption of the Merger Agreement and the Merger, and resolved that the NationsHealth stockholders vote “FOR” the adoption and approval of the Merger Agreement and the Merger.
     During the period from April 27, 2009 to April 30, 2009, the Company, ComVest and their respective legal counsel and financial advisors negotiated the final terms of the Merger Agreement and the Transaction Documents and the Senior Lender, the MHR Holders and their respective legal counsel negotiated in their individual capacity and for themselves the Transaction Documents to which they would be a party.
     On April 30, 2009, the Company, Parent and Merger Sub executed the Merger Agreement, the Bridge Loan Documents, the Preferred Investment Documents, the Rollover Financing Documents and the Employment Agreements to which such party is a party. The Merger Agreement and Merger were announced by each of NationsHealth and Parent on April 30, 2009.
Other Indications of Interest
     During the period in which NationsHealth pursued strategic alternatives, various other private equity firms and strategic buyers entered into confidentiality agreements and performed varying amounts of due diligence, and at times provided verbal indications of interest, none of which developed into or were confirmed in written offers, indications of interest or letters of intent.
Reasons for the Merger and Recommendation of the Special Committee and the Board
The Special Committee
     On April 20, 2007, the Board created the Special Committee to manage the process of evaluating strategic alternatives. The Board delegated to the Special Committee the power and authority to, among other things (a) consider, evaluate, investigate, and negotiate the terms and conditions of a potential sale of NationsHealth to, or business combination of NationsHealth with, third parties or another potential strategic transaction that may bring value to and be in the best interest of the Company’s stockholders, and (b) make such recommendations to the Board at such time and in such manner as the Special Committee considered appropriate with respect to any such potential strategic transaction. The Board approved such resolutions after considering the independence of the members of the Special Committee and whether there existed any conflicts of interest or financial or other interests that might impair such member’s independence. See “— Background of the Merger” above for more information about the formation and authority of the Special Committee.
     On February 11, 2009, the Special Committee retained Ladenburg for the purpose of providing its opinion as to the fairness, from a financial point of view, of the Aggregate Merger Consideration to be received by NationsHealth’s Participating Stockholders pursuant to the Merger. On April 27, 2009, the Special Committee, after considering the presentations and advice of Broad and Cassel, its legal advisors, McDermott Will & Emery, the Company’s and Board’s counsel, and the opinion of Ladenburg, unanimously determined that the Merger and the

Merger Agreement are fair to and in the best interests of NationsHealth and its Participating Stockholders. The Special Committee also unanimously recommended to the Board that the Board determined that the Merger and the Merger Agreement are fair to and in the best interests of NationsHealth and its Participating Stockholders and recommend to NationsHealth’s stockholders that they vote “FOR” the adoption and approval of the Merger Agreement and the Merger.
     The amount of the Aggregate Merger Consideration to be paid in the Merger was determined through negotiations between the parties. Ladenburg did not make any recommendation with respect to the amount of the Aggregate Merger Consideration to be paid in the Merger.
     In the course of reaching their decision to adopt and approve the Merger Agreement and the Merger and in making their recommendations, the Special Committee consulted with its counsel, the Company’s and the Board’s counsel and advisors, NationsHealth’s senior management and outside financial and legal advisors, including McDermott Will & Emery, reviewed a significant amount of information, oversaw financial and legal due diligence by and through its advisors, conducted an extensive review and evaluation of Parent’s proposal, conducted and coordinated extensive negotiations with Parent and its representatives both directly and through its advisors, and considered the following positive factors:
•	the value of the Aggregate Merger Consideration to be received by NationsHealth’s Participating Stockholders pursuant to the Merger Agreement, as well as the fact that the Participating Stockholders will receive their consideration in cash, which provides certainty of value to NationsHealth’s Participating Stockholders;

•	its view that the Aggregate Merger Consideration is more favorable to NationsHealth’s Participating Stockholders than the potential value that might result from the other alternatives the Special Committee believed were reasonably available to NationsHealth pursuing other strategic initiatives or continuing with NationsHealth’s current business plan, which view was based on the following factors: the perceived risks associated with the achievement of NationsHealth’s business plan; the determination that NationsHealth did not receive many of the benefits associated with being a public company and faces significant costs associated with remaining a public company; the risk of uncertain returns to NationsHealth’s stockholders; the expected time, capital required and availability and cost to effectuate other strategic alternatives and maintain the Company’s working capital and liquidity needs; potential changes to the regulations that govern NationsHealth’s business and the analysis provided as to the fairness of Parent’s offer; and based on the analysis of the future potential value of NationsHealth’s business versus Parent’s offer;

•	its view that the Aggregate Merger Consideration is fair in light of the Special Committee’s familiarity with NationsHealth’s business, assets, operations, financial condition, strategy and prospects, as well as NationsHealth’s historical and projected financial performance;

•	its view that the Merger maximizes stockholder value by providing stockholder liquidity, without the risk to stockholders of a business plan constrained by uncertain market conditions and liquidity concerns;

•	that NationsHealth’s valuation as implied by Parent’s offer remained consistent with the current valuation of NationsHealth as compared to the value of comparable companies in NationsHealth’s industry and in light of the increased competitive and business pressures;

•	that historically the common stock of NationsHealth traded with low volume, making the stock relatively illiquid and often difficult to sell without negatively impacting the per share price and that Ladenburg presented the current and historical market prices of NationsHealth’s common stock, including the market price of NationsHealth’s common stock relative to those of other participants in NationsHealth’s industries and general market indices, as background material;

•	the opinion of Ladenburg, delivered orally and confirmed in writing, to the effect that as of the date of the opinion, and based upon and subject to the procedures followed, assumptions made, qualifications, and limitations on the review undertaken, the Aggregate Merger Consideration was fair, from a financial point of view, to NationsHealth’s Participating Stockholders;

•	the presentation by Ladenburg to the Special Committee on April 27, 2009 in connection with the foregoing opinion, which is described under “— Opinion of Ladenburg to the Special Committee” below;

•	the Special Committee’s understanding, after consultation with its financial and legal advisors, that both the termination fees, the liquidated damages fees, and the Bridge Loan Conversion (and the circumstances when such fees are payable and conversion exercisable) set forth in the Merger Agreement and the requirement to reimburse Parent and Merger Sub for certain of their documented and reasonable out-of-pocket expenses in the event that the Merger Agreement is terminated under certain circumstances, were reasonable and customary in light of the benefits of the Merger contemplated by the Merger Agreement, commercial practice and transactions of similar size and nature;

•	the increased costs associated with being a public company, particularly those costs associated with compliance with the Sarbanes-Oxley Act of 2002, which costs disproportionately impact smaller public companies;

•	that the terms of the Merger Agreement provided reasonable certainty of consummation because it was subject to and included conditions that the Special Committee believed would reasonably likely be satisfied;

•	that the financial and other terms and conditions of the Merger Agreement, as reviewed by the Special Committee with its legal and financial advisors, including the Company’s and Board’s counsel, McDermott Will & Emery, were the product of extensive negotiations between the parties;

•	the fact that no alternative acquisition proposal for NationsHealth had been submitted since Deloitte conducted the second round marketing process and the prior prospective buyers no longer had an interest in acquiring the Company;

•	the fact that NationsHealth initiated a broad market canvass over a 2 year period prior to entering into the Merger Agreement; and

•	the fact that both of the members of the Special Committee, each of whom have an investment in NationsHealth’s common stock, were unanimous in their determination to approve the Merger Agreement.
     The Special Committee’s determination at this time was further based on its view that (a) NationsHealth did not receive many of the benefits associated with being a public company, due in part to the fact that NationsHealth lacked research coverage and its shares of common stock were thinly traded and NationsHealth had incurred and was expected to continue to face significant costs associated with remaining a public company, (b) the risk of uncertain returns to NationsHealth’s stockholders from its business, operations, financial condition and prospects, (c) the potential changes to the regulations that govern NationsHealth’s business, (d) the expected time, capital required and availability and cost of such required capital to effectuate other strategic initiatives and maintain the Company’s working capital and liquidity needs, (e)the time needed for NationsHealth’s share price to reflect the success of such strategic initiatives, and (f) the risks and uncertainties associated with any such strategic initiatives and with the timing thereof.
     In the course of reaching the determinations and decisions, and making the recommendations described above, the Special Committee considered the following risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby:

•	that NationsHealth’s Participating Stockholders would not participate in any future earnings or growth of NationsHealth and would not benefit from any appreciation in value of NationsHealth if the Merger is completed;

•	that Parent could realize significant returns on its equity investment in NationsHealth from the Merger;

•	the fact that NationsHealth entered into a Merger Agreement with Parent and Merger Sub, newly-formed entities with essentially no assets, that NationsHealth’s recourse was limited to the Limited Guaranty provided by ComVest to support Parent’s and Merger Sub’s obligations under the Merger Agreement and that NationsHealth’s recovery for such a breach by Parent or Merger Sub is essentially capped by the lesser of the amount of the termination or liquidated damages fees payable under the Merger Agreement or the amount of the Limited Guaranty;

•	that the $0.12 price per share, without interest, is the maximum amount per share receivable by NationsHealth’s Participating Stockholders;

•	that the historical stock price performance of NationsHealth’s common stock included a closing price as high as $1.69 per share since April 2007, which per share price was materially above the Aggregate Merger Consideration of $0.12 per share, without interest, offered by Parent;

•	that the Special Committee was not able to solicit alternative written proposals during the second round marketing process conducted by Deloitte prior to the signing of the Merger Agreement;

•	the fact that the Rollover Stockholders have interests in the transaction that are different from those of NationsHealth’s Participating Stockholders;

•	that the Merger Agreement contains restrictions on the conduct of NationsHealth’s business prior to the completion of the Merger, generally requiring NationsHealth to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent NationsHealth from undertaking business opportunities that may arise pending completion of the Merger and the length of time between signing and closing when these restrictions are in place, due to the time needed to satisfy the conditions to closing the Merger;

•	the risks and costs to NationsHealth if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships, as well as the Bridge Loan Conversion;

•	that if the Merger is not completed, NationsHealth would be required to pay its fees and expenses associated with the transaction and also, under certain circumstances, pay a termination fee of $1.0 million or a liquidated damages fee of $3.0 million and repay all obligations under the Bridge Loan or possibly be subject to the effects of the Bridge Loan Conversion;

•	that the receipt of cash in exchange for shares of NationsHealth’s common stock pursuant to the Merger will be a taxable sale transaction for U.S. federal income tax purposes;

•	that NationsHealth’s stockholders have dissenters’ or appraisal rights under Delaware law;

•	the Merger Agreement’s limitations on NationsHealth’s ability to solicit other offers, despite the fact that the Special Committee is authorized to respond to unsolicited proposals meeting specified criteria set forth and in accordance with the terms of the Merger Agreement; and

•	that Parent’s obligation to close the transaction is subject to certain conditions that are outside of NationsHealth’s control.

     In the course of reaching the determinations and decisions, and making the recommendations, described above, the Special Committee also considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present to ensure the fairness of the Merger to NationsHealth’s Participating Stockholders and to permit the Special Committee to represent the interests of NationsHealth’s Participating Stockholders, each of which safeguards the Special Committee believes supported its decision and provided assurance of the fairness of the Merger to NationsHealth and its Participating Stockholders:
•	that the Special Committee consists solely of independent and disinterested directors who are not employees of NationsHealth and who have no financial interest in the Merger that is different from that of NationsHealth Participating Stockholders;

•	that the members of the Special Committee were adequately compensated for their services and that their compensation for serving on the Special Committee was in no way contingent on their approving the Merger Agreement and taking the other actions described in this proxy statement;

•	that the Special Committee received an opinion from Ladenburg, delivered orally at the Special Committee meeting on April 27, 2009, and subsequently confirmed in writing, that, as of April 27, 2009, the date of the opinion, and based upon and subject to the factors, assumptions, limitations, qualifications and other conditions set forth in the opinion, the Aggregate Merger Consideration of $0.12 per share, without interest, to be received pursuant to the Merger Agreement by the public holders of shares of NationsHealth’s common stock was fair, from a financial point of view, to such holders;

•	that the Special Committee was involved in extensive deliberations over many months regarding the proposal, and was provided broad authority and sufficient resources, including access to NationsHealth’s management and the Company’s and Board’s counsel and advisors;

•	that the Special Committee, with the assistance of its legal and financial advisors, and the Company’s and Board’s counsel and advisors, negotiated with Parent and its representatives and sought and received numerous concessions;

•	the requirement that the Merger Agreement be approved by the affirmative vote of holders of a majority of the outstanding shares of NationsHealth’s common stock entitled to vote at the Special Meeting and the fact that stockholders of the Company representing over 50% of the issued and outstanding shares of the Company’s common stock have entered into the Merger Voting Agreement to vote their respective shares of the Company’s common stock owned and/or controlled by such stockholders for the adoption and approval of the Merger Agreement and the Merger;

•	subject to the Board’s approval, the Special Committee had authority to negotiate the terms of the Merger Agreement and to decide whether to recommend the Merger Agreement and the Merger or any alternative thereto;

•	that the Special Committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by ComVest; and

•	that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement, and independent of members of the Board who are Rollover Stockholders.
     The foregoing discussion of the information and factors considered by the Special Committee includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Special

Committee approved and recommends the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.
The Board
     The Board consists of 12 directors, 4 of whom, Messrs. Stone and Fairbanks, and Dr. Parker and Dr. Rachesky, are Rollover Stockholders and have interests in the Merger different from the interests of NationsHealth and its Participating Stockholders. The Board established the Special Committee, consisting of 2 independent directors, and empowered it to study, review, evaluate, negotiate and, if appropriate, make a recommendation to the Board regarding the proposal from third parties, including ComVest, and any unsolicited proposals that were received. On April 27, 2009, the Board met to consider the report and recommendation of the Special Committee. On the basis of the Special Committee’s recommendation and the other factors described below, the Board, unanimously (with one director abstaining):
•	determined that the Merger and the Merger Agreement are fair to, and in the best interests of, the Participating Stockholders of NationsHealth;

•	determined, based on the conclusions and recommendations of the Special Committee, that undertaking the transaction at this time was in the best interests of NationsHealth and NationsHealth’s Participating Stockholders;

•	recommended that NationsHealth’s stockholders vote to adopt and approve the Merger Agreement and the Merger;

•	took all actions so that the Merger Agreement would not be subject to the DGCL anti-takeover statute or any other applicable merger, anti-takeover or similar statute or regulation; and

•	approved various related resolutions.
     In determining that the Merger Agreement is fair to, and in the best interests of, NationsHealth and its Participating Stockholders, and approving the Merger Agreement, and recommending that NationsHealth’s stockholders vote for the adoption and approval of the Merger Agreement and the Merger, the Board considered the following material factors:
•	the unanimous determination and recommendation of the Special Committee;

•	the fact that the Aggregate Merger Consideration, including the amount thereof, and the other terms of the Merger Agreement resulted from negotiations between the Special Committee and its and Company’s legal and financial advisors, and ComVest and Parent and its advisors, and the Board’s belief that $0.12 per share, without interest, was the highest consideration that it was able to negotiate with ComVest and Parent; and

•	the factors considered by the Special Committee, including the positive factors and potential benefits of the Merger Agreement and the Merger, the risks and potentially negative factors relating to the Merger Agreement and the Merger, the fairness opinion received by the Special Committee; and

•	the factors relating to procedural safeguards described above.
     The Board and the Special Committee did not (a) retain an unaffiliated representative to act solely on behalf of NationsHealth’s stockholders for purposes of negotiating the terms of the Merger Agreement, or (b) structure the transaction to require approval of at least a majority of the Participating Stockholders. Nevertheless the Board believes that taking into account the factors listed above and further taking into account the fact that the parties to the Merger Voting Agreement will have the right to vote over 50% of the NationsHealth’s outstanding common stock, the absence of these two safeguards did not diminish the fairness of the process undertaken by the Board and the Special Committee.

     The foregoing discussion of the information and factors considered by the Board includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board approved and recommends the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it. The Board also believes that the Merger is procedurally fair because, among other factors, the terms of the Merger Agreement require the affirmative vote of a majority of the outstanding shares of NationsHealth’s common stock entitled to vote at the Special Meeting.
     The Board recommends that you vote “FOR” the adoption and approval of the Merger Agreement and the Merger.
Opinion of Ladenburg to the Special Committee
     At the meeting of the Special Committee on April 27, 2009, Ladenburg rendered its oral opinion, subsequently confirmed in writing, to the Special Committee to the effect that, as of such date and based upon the assumptions made, matters considered, procedures followed and limitations on Ladenburg’s review set forth in its written opinion, the consideration to be received by NationsHealth’s Participating Stockholders in the Merger was fair, from a financial point of view, to those holders. NationsHealth does not believe there have been any material changes in NationsHealth’s operations, performance or in any of the projections or assumptions upon which Ladenburg based its opinion since the delivery of the opinion and does not anticipate any material changes to occur before the Special Meeting.
     The full text of the written opinion of Ladenburg, dated April 27, 2009, is attached as Appendix C to this proxy statement and is incorporated herein by reference. You are encouraged to read Ladenburg’s opinion carefully in its entirety for a description of the procedures followed, assumptions made and matters considered by Ladenburg, as well as the qualifications and limitations on the review undertaken by Ladenburg in rendering its opinion. Ladenburg’s opinion is not intended to be, and does not constitute, a recommendation to you as to how you should vote or act with respect to the Merger Agreement, the Merger or any other matter relating thereto. The summary of the Ladenburg opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.
     Ladenburg’s opinion was addressed to the Special Committee, and was directed only to the fairness, from a financial point of view, of the consideration to be received by the Participating Stockholders of NationsHealth in the Merger. It did not address any other aspect of the Merger or the Bridge Loan Documents, the Preferred Stock Investment Documents, the Rollover Financing Documents or the Employment Agreements. Ladenburg’s opinion was one of many factors taken into consideration by the Special Committee in making its determination to recommend and approve the Merger Agreement and the Merger. Ladenburg’s opinion does not address in any manner the merits of the underlying business decision of NationsHealth to enter into the Merger Agreement or the Merger, the Company’s decision whether it should complete the Merger and other alternatives to the Merger that might exist for the Company. Ladenburg’s opinion does not constitute a recommendation to NationsHealth, the Board, the Special Committee or any other committee, or NationsHealth’s stockholders as to how such person should vote or as to the specific action that should be taken in connection with the Merger. Ladenburg expressed no opinion with respect to the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger, or any class of such persons, relative to the consideration to be received by the Participating Stockholders in the Merger. Ladenburg did not express any opinion as to the underlying valuation or future performance of the Company or the price at which its securities might trade at any time in the future. The financial terms and other terms of the Merger Agreement and the Merger were determined pursuant to negotiations between the Company, ComVest and each of their respective advisors and not pursuant to Ladenburg’s recommendations.
     In connection with rendering its opinion, Ladenburg reviewed and analyzed, among other things, the following:

•	the April 27, 2009 draft of the Merger Agreement, which the Company represented to Ladenburg was, with respect to all material terms and conditions thereof, substantially in the form of the definitive agreement to be executed by the parties promptly after receipt of Ladenburg’s opinion;

•	NationsHealth’s annual report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission (the “SEC”), NationsHealth’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, each as filed with the SEC, which NationsHealth’s management had identified to Ladenburg as being the most current historical financial statements available at the time, and certain other filings made by NationsHealth with the SEC;

•	certain other publicly available business and financial information concerning NationsHealth and the industry in which NationsHealth operates, which Ladenburg believed to be relevant to its opinion;

•	certain internal information and other data relating to NationsHealth and NationsHealth’s business and prospects, including budgets, projections and certain presentations prepared by NationsHealth, which were provided to Ladenburg by NationsHealth’s senior management;

•	the reported sales prices and trading activity of NationsHealth’s common stock;

•	the Company’s current stockholder ownership and capitalization;

•	the historical financial results and present financial condition of the Company;

•	the trading of, and the trading market for the Company’s common stock, the common stock of the comparable companies, and two general market indices;

•	the Company’s projected unlevered free cash flows and a discounted cash flow analysis;

•	certain financial characteristics of publicly traded companies that were deemed to have characteristics comparable to the Company;

•	certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of the Company;

•	the premiums paid in certain other transactions;

•	the premiums and discounts implied by the Aggregate Merger Consideration over the Company’s stock price for various periods;

•	certain publicly available information concerning certain other companies engaged in businesses that Ladenburg believed to be generally comparable to NationsHealth and the trading markets for such other companies’ securities; and

•	the financial terms of certain recent business combinations that Ladenburg believed to be relevant.
     Ladenburg also participated in meetings and conference calls with certain of NationsHealth’s officers and employees concerning NationsHealth’s business, operations, assets, financial condition and prospects, as well as the Merger, and undertook such other studies, analyses and investigations as it deemed appropriate.
     Ladenburg, with the Special Committee’s permission, assumed and relied upon the accuracy and completeness of all the financial and other information supplied or made available to it, including the internal information and other data relating to NationsHealth that NationsHealth provided, and did not attempt to independently verify such information, nor did it assume any responsibility to do so. Ladenburg further relied on representation by NationsHealth’s management that they were not aware of any facts of circumstances that would make any such information provided to Ladenburg inaccurate or misleading. NationsHealth’s management advised Ladenburg that NationsHealth’s forecasts and projections provided to or reviewed by Ladenburg were reasonably prepared based on the best current estimates and judgment of NationsHealth’s management as to the future financial condition and results of operations of NationsHealth. Ladenburg made no independent investigation of any legal, accounting or tax matters affecting NationsHealth, and assumed the correctness of all legal, accounting and tax advice given to NationsHealth, the Board, and the Special Committee. Ladenburg did not conduct a physical inspection of the properties and facilities of NationsHealth, nor did it make or obtain any evaluation or appraisal of the Company’s assets and liabilities (including contingent, derivative or off-balance-sheet assets and liabilities). Ladenburg did not evaluate the solvency or fair value of the Company under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. While Ladenburg took into account its assessment of general economic, market and financial conditions and its experience in transactions that, in whole or in part, it deemed to be relevant for purposes of its analysis, as well as its experience in securities valuation in general, Ladenburg’s opinion necessarily is based upon economic, financial, political, regulatory and other events and conditions as they existed and could be evaluated on the date of its opinion and Ladenburg assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date of its opinion.
     Ladenburg assumed that the Merger would be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. Ladenburg assumed that the Merger will be completed on the terms set forth in the Merger Agreement, without further amendment, and without waiver by the Company of conditions or in the alternative that any such amendment, revision or waiver would not be detrimental to the Company or the Participating Stockholders in any material respect.
     Set forth below is a summary of certain material financial analyses presented by Ladenburg to the Special Committee in connection with rendering its opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Ladenburg, nor does the order of the analyses described represent the relative importance or weight given to those analyses by Ladenburg. Certain of the summaries of the financial analyses include information set forth in tabular format. The tables must be read together with the text of each summary in order to fully understand the financial analyses used by Ladenburg. The tables alone do not constitute a complete description of the financial analyses. The preparation of opinions regarding fairness, from a financial point of view, involve various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such opinions are not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Ladenburg believes its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying Ladenburg’s opinion.
     Ladenburg performed its analyses for purposes of providing its opinion to the Special Committee as to the fairness, from a financial point of view, to NationsHealth’s Participating Stockholders of the consideration to be received by such holders pursuant to the Merger. In performing its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic and financial conditions and other matters, many of which are beyond the control of Ladenburg and NationsHealth. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities might actually be sold. Any estimates contained in the analyses performed by Ladenburg are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty and neither NationsHealth nor Ladenburg assume responsibility if future results are materially different than those forecast. Also, Ladenburg did not attempt to confirm whether the Company had good title to its assets.
     No company or transaction used in the analyses described below is identical to NationsHealth or the Merger. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Merger or the public trading or other values of NationsHealth or companies to which they are being compared. Ladenburg deemed the selected companies to be relevant based upon such companies meeting one or more of the following general characteristics: (a) public company traded on U.S. exchange (primarily for trading comparable analysis); (b) healthcare company primarily focused on businesses in which the Company operated; and (c) majority of revenues derived in the United States. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data. Also, Ladenburg relied on projections prepared by research analysts at established securities firms, any of which may or may not prove to be accurate.
     The Ladenburg opinion is for the use and benefit of the Special Committee in connection with its consideration of the Merger. The Ladenburg opinion may not be used by any other person or for any other purpose without NationsHealth’s prior written consent. Ladenburg’s opinion should not be construed as creating any fiduciary duty on its part to any party.
     In connection with rendering its opinion, Ladenburg performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Ladenburg was carried out to provide a different perspective on the Merger, and to enhance the total mix of information available. Ladenburg did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the Aggregate Merger Consideration to be received by the Participating Stockholders in the Merger from a financial point of view. Further, the summary of Ladenburg’s analyses described below is not a complete description of the analyses underlying Ladenburg’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Ladenburg made qualitative judgments as to the relevance of each analysis and factors that it considered. In addition, Ladenburg may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Ladenburg’s view of the value of the Company’s assets. The estimates contained in Ladenburg’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Ladenburg’s analyses and estimates are inherently subject to substantial uncertainty. Ladenburg believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create a misleading or incomplete view of the process underlying the analyses performed by Ladenburg in connection with the preparation of its opinion.
     The analyses performed were prepared solely as part of Ladenburg’s analysis of the fairness of the Aggregate Merger Consideration to be received by the Participating Stockholders in the Merger from a financial point of view, and were provided to the Special Committee in connection with the delivery of Ladenburg’s opinion. The opinion of Ladenburg was just one of the several factors taken into account by the Special Committee in making its determination to approve the Merger, including those described elsewhere in this proxy statement.
     The following is a summary of the material analyses performed by Ladenburg in connection with its opinion:
     Stock Performance Review
     Ladenburg reviewed the daily closing market price and trading volume of the Company’s common stock for the 24 and 12-month periods ended April 24, 2009 and noted that during the 12 month period the Company’s common stock exhibited a volatile trading pattern (ranging from $0.02 to $0.34) and low trading volume (median volume of approximately 4,800 shares per day).
     Valuation Overview
     Ladenburg generated an indicated valuation range for the Company based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Ladenburg weighted the three approaches equally and arrived at an indicated equity value per share range of approximately $0.04 to approximately $0.18. Ladenburg noted that the $0.12 per share merger consideration falls within the Company’s indicated equity value range.
     Discounted Cash Flow Analysis
     A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.
     While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.
     Ladenburg utilized the Company’s projections, which forecast approximately 13.6% revenue growth from fiscal year 2008 through fiscal year 2012.
     In order to arrive at a present value, Ladenburg utilized discount rates ranging from 22.0% to 24.0%. This was based on an estimated weighted average cost of capital of 22.8% (based on an estimated weighted average cost of debt of 9.0% and 24.8% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor, reflecting the risks associated with achieving the Company’s projections, including, but not limited to the CIGNA contract and future Medicare reimbursement rates.
     Utilizing long term perpetual growth rates of between 2.75% and 3.25%, Ladenburg calculated a range of indicated enterprise values and then deducted (i) net debt of approximately $26.2 million (which includes approximately $29.1 million in interest bearing debt less approximately $2.9 million in cash) and (ii) $5 million of additional capital assumed necessary to meet current liquidity requirements and achieve the Company’s projections, to derive a per share range of equity values of approximately $0.07 to approximately $0.17, based on approximately 28.6 million outstanding shares.
     Comparable Company Analysis
     A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to the Company with respect to business and revenue model, operating sector, size and target customer base.
     In the Comparable Company Analysis and Comparable Transaction Analysis, Ladenburg calculated the Company’s pro forma or pro forma 2009 EBITDA (pro forma for the renegotiated CIGNA contract as if the revised terms had been in place as of January 2009).
     Ladenburg identified 11 comparable companies separated into two subgroups that match the Company’s key segments. The Company’s Medical Products segment is projected to represent approximately 62.3% of pro forma 2009 EBITDA. With respect to the Company’s Insurance Services segment, the CIGNA contract and the non-CIGNA contracts are expected to represent approximately 30.7% and 7.0%, respectively, of pro forma 2009 EBITDA.
     Medical Products Comparable Companies: Ladenburg located the following companies engaged in medical products distribution in the United States:
•	Omnicare Inc.

•	Lincare Holdings Inc.

•	Owens & Minor Inc.

•	PSS World Medical Inc.

•	PharMerica Corporation

•	BioScrip Inc.
     Insurance Services Comparable Companies: Ladenburg located three companies providing customer relationship management in North America (comparable to the Company’s CIGNA contract) and two insurance agencies (comparable to the Company’s non-CIGNA contracts), as follows:
•	Sykes Enterprises, Inc.

•	APAC Customer Services

•	StarTek Inc.

•	Brown & Brown Inc.

•	Arthur J Gallagher & Co.
     All of the comparable companies are larger than the Company both in terms of revenue and enterprise value, with latest twelve months, or last twelve months revenue ranging from approximately $248.8 million to approximately $7.2 billion, compared with the Company’s approximately $100.4 million. Based on publicly available information as of April 22, 2009, the enterprise value for the comparable companies ranged from approximately $35.5 million to approximately $5.7 billion, compared with the Company’s approximately $29.9 million.
     Ladenburg noted that the Company’s pro forma 2009 EBITDA margin is below the mean of both comparable company groups.
     Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.
     Ladenburg generated the following multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of 2009 EBITDA	Mean	Median	High	Low
Medical Products	7.0x	7.5x	7.7x	5.4x
Lincare Holdings	5.4x

Customer Relationship Management	4.4x	5.6x	6.1x	1.4x
Insurance Agencies	7.8x	7.8x	7.9x	7.7x
     Ladenburg noted that of the Medical Products Comparable Companies, Lincare appeared to be similarly impacted by concerns with respect to competitive bidding and Medicare reimbursement rates.
     Ladenburg selected an appropriate multiple range for the Company by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Ladenburg selected multiples below the comparable companies to reflect the Company’s smaller size and the risks associated with the Company’s projections, specifically related to the following:
•
Medical Products business: the implementation of the Center for Medicare and Medicaid Services’ competitive bidding program and its impact on (i) Medicare reimbursement rates and (ii) the number of durable medical equipment suppliers; and

•
Insurance Services business: customer concentration in the Company’s insurance services business (CIGNA projected to represent approximately 68% of pro forma 2009 revenue), the finite nature of the CIGNA contract and the risk of further deterioration of the terms in the CIGNA contract.

     Based on the above factors, Ladenburg applied a range of pro forma 2009 EBITDA multiples of 5.0x to 5.5x and calculated a range of indicated enterprise values and then deducted (i) net debt of approximately $26.2 million and (ii) $5 million of additional capital assumed necessary to meet current liquidity requirements and achieve the Company’s projections, to derive a per share range of equity values of approximately $0.06 to approximately $0.17.
     None of the comparable companies have characteristics identical to the Company. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.
     Comparable Transaction Analysis
     A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to the Company. The comparable transaction analysis generally provides the widest range of values due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).
     Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.
     Ladenburg located 15 transactions announced since March 2006 involving target companies in the following two subgroups and for which detailed financial information was available.
     Medical Products Comparable Transactions: Ladenburg located eight transactions where the targets engaged in medical products distribution in the United States with a focus on providing diabetes products to patients in the home.

Target	Acquiror
OMI Diabetic Supply Business	Liberty Healthcare Group
Byram Healthcare Centers, Inc.	OPG Groep NV
ENXTAM: OPG
Diabetes Care & Education, Inc.	NationsHealth, Inc.
OTCBB: NHRX
PolyMedica Corp.	MedcoHealth Solutions
NASDAQ: PLMD	NYSE: MHS
CCS Medical / MP TotalCare	Warburg Pincus LLC
National Diabetic Pharmacies	PolyMedica Corp.
National Diabetic Assistance Corp.	Liberty Healthcare Group
Access Diabetic Supply	Owens & Minor, Inc.
NYSE: OMI
     Insurance Services Comparable Transactions: Ladenburg located seven transactions where targets engaged in providing customer relationship management in North America.

Target	Acquiror
e-Services Group International	Affiliated Computer Services
NYSE: ACS
PeopleSupport, Inc.	Aegis BPO Services, Inc.
NASDAQ: PSPT
Influent, Inc.	IPVG Corp. PSE: IP
NuComm International, Inc.	Transcom Worldwide SA
OM: TWW SDB A
SITEL Corp.	ClientLogic Corporation

Target	Acquiror
NYSE: SWW
West Corporation	Quadrangle Capital, Thomas H. Lee Partners
NASDAQ: WSTC
LiveBridge, Inc.	Affiliated Computer Services
NYSE: ACS
     Based on the information disclosed with respect to the targets in each of the comparable transactions, Ladenburg calculated and compared the enterprise values as a multiple of number of patients and last twelve months EBITDA.
     Ladenburg noted the following with respect to the multiples generated:

	Multiple of
	Enterprise Value to	Mean		Median		High		Low
Medical Products — All Transactions	Number of Patients	$888.4		$642.2		$1,771.7		$353.9
Medical Products — 2008/2009 Transactions	Number of Patients	$397.0		$397.0		$440.0		$354.0
Insurance Services	last twelve months EBITDA	6.1	x	6.5	x	9.0	x	2.4	x
     Ladenburg utilized a build-up methodology to value the Company’s equity, as follows:
•
The medical products business was valued by utilizing the EV/Patient multiples derived from the Medical Products Comparable Transactions. Ladenburg noted the declining EV/Patient multiples over time reflecting among others, the concerns regarding competitive bidding. Ladenburg applied a range of EV/Patient multiples of $400 to $600.

•
The insurance services business was valued utilizing EBITDA multiples derived from the Insurance Services Comparable Transactions. Ladenburg applied a range of EV/EBITDA multiples of 6.0x to 7.0x to the Company’s pro forma 2009 insurance services EBITDA.

•	The corporate overhead was valued utilizing a weighted average multiple range of 4.0x to 5.5x, derived from the above two approaches.
     Based on the above, Ladenburg calculated a range of indicated enterprise values and then deducted (i) net debt of approximately $26.2 million and (ii) $5 million of additional capital assumed necessary to meet current liquidity requirements and achieve the Company’s projections, to derive a per share range of equity values of zero to approximately $0.21.
     None of the target companies in the comparable transactions have characteristics identical to the Company. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.
     Premiums Paid Analysis
     The premiums paid analysis involves the examination of the acquisition premiums derived in transactions where a controlling interest of a public company was acquired and the comparison of the observed premiums to the premium implied by the merger consideration in the merger. Ladenburg reviewed the one-day, five-day and 30-day premiums for all controlling interest transactions where:
•	The transaction was announced on or after January 1, 2006;

•	The transaction value is less than or equal to $50 million;

•	The acquiring party previously had less than 50% shareholding in the target company; and

•	The target company is based in the United States.

     Ladenburg reviewed 126 transactions that met these criteria and calculated the mean and median of the acquisition premiums. They were 25.3% and 24.0%, for the one-day premium, 25.5% and 24.2%, for the five-day premium, and 29.3% and 30.5% for the 30-day premium.
     Ladenburg determined the Company’s implied per share equity value of $0.16 based on a range of premiums derived from the premiums paid analysis.
     Also, Ladenburg reviewed the premium/discount implied by the merger consideration with respect to the Company’s closing market stock price for various periods. The merger consideration represents a one-day premium of approximately 20.0%, somewhat lower than the premiums observed in the premiums paid analysis.
     None of the target companies in the acquisition premiums analysis have characteristics identical to the Company. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the acquisition premiums analysis and other factors that could affect the respective acquisition values.
     Based on the information and analyses set forth above, Ladenburg delivered its written opinion to the Special Committee, which stated that, as of April 27, 2009, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration to be received by the Participating Stockholders in the Merger is fair to the Participating Stockholders from a financial point of view.
     Ladenburg is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, negotiated underwritings, private placements and for other purposes. The Company determined to use the services of Ladenburg because it is a recognized investment banking firm that has substantial experience in similar matters. Ladenburg has received a fee in connection with the preparation and issuance of its opinion and will be reimbursed for its reasonable expenses, including attorneys’ fees. Also, the Company has agreed to indemnify Ladenburg and related persons and entities for certain liabilities that may relate to, or arise out of, its engagement. Further, Ladenburg has not previously provided, nor are there any pending agreements to provide, any other services to the Company, except that Ladenburg provided underwriting services to Millstream Acquisition Corp., the Company’s predecessor, in connection with its initial public offering in 2003. In the ordinary course of business, Ladenburg, certain of Ladenburg’s affiliates, as well as investment funds in which Ladenburg or its affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the merger and their respective affiliates.
     Under Ladenburg’s policies and procedures, its fairness committee did not approve or issue this opinion and was not required to do so. Further, Ladenburg’s opinion does not express an opinion about the fairness of the amount or nature of the compensation, if any, to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the Company’s stockholders.
Purpose and Reasons for the Merger
     If the proposed merger is completed, NationsHealth will become a majority-owned subsidiary of Parent and an indirect majority-owned subsidiary of ComVest. Merger Sub is a wholly-owned subsidiary of Parent, which is a wholly-owned subsidiary of ComVest. ComVest III Partners acts as the sole general partner of ComVest. For Parent and Merger Sub, the purpose of the transaction is to effectuate the transactions contemplated by the Merger Agreement. For ComVest, the purpose of the Merger is to allow ComVest to indirectly own a majority of NationsHealth. The transaction has been structured as a cash merger in order to provide NationsHealth’s Participating Stockholders with cash for their shares of NationsHealth common stock and to provide a prompt and orderly transfer of ownership of NationsHealth.
     Parent, Merger Sub and ComVest believe that it is best for NationsHealth to operate as a privately-held entity because, as such, ComVest believes NationsHealth will have greater operating flexibility, allowing management to concentrate on long-term growth, reduce its focus on the quarter-to-quarter performance often emphasized by the public markets and pursue alternatives that NationsHealth may not have as a public company. In addition, Parent, Merger Sub and ComVest believe that NationsHealth’s future business prospects can be improved through ComVest’s active participation in the strategic direction and operation of NationsHealth. Parent, Merger Sub and ComVest believe that there will be significant opportunities associated with ComVest’s investment in NationsHealth, but also realize that there are substantial risks, including the risks and uncertainties related to NationsHealth’s prospects and operations.
     Parent, Merger Sub and ComVest believe that structuring the transaction as a merger is preferable to other transaction structures because it will enable Parent to acquire all of the equity of NationsHealth at one time and provides the opportunity for NationsHealth’s Participating Stockholders to receive fair value for their shares, payable in cash.
Plans for NationsHealth After the Merger; Officers and Directors
     After the Merger, it is expected that the business and operations of the Surviving Corporation will be continued substantially as they are currently being conducted by NationsHealth and its subsidiaries.
     After the Merger, the board of directors of the Surviving Corporation shall be changed to include 7 members, each of which shall be designated as follows:
•	After the Effective Time, so long as Parent owns shares of the Series A Preferred Stock (the “Parent Ownership Threshold”), Parent may elect 4 individuals to the Surviving Corporation’s board of directors;

•	After the Effective Time, so long as the MHR Holders satisfy any one of the following: (a) the MHR Holders hold any Second Amended and Restated Notes, (b) the MHR Holders own a number of Shares (as defined in the Voting Agreement) equal to at least 33% of the shares of common stock owned by the MHR Holders at the Effective Time (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) or (c) the MHR Holders own at least 5% of the shares of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) (the “MHR Ownership Threshold”), the MHR Holders may elect 1 individual to the Surviving Corporation’s board of directors;

•	After the Effective Time, so long as Glenn Parker (a) owns at least 2.5% of the shares of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options) or (b) is the Chief Executive Officer of the Surviving Corporation (the “Parker Ownership Threshold”), Glenn Parker may elect 1 individual to the Surviving Corporation’s board of directors; and

•	After the Effective Time, 1 director with experience in the healthcare industry and previous experience as a board member or senior executive for a company that operates within the healthcare industry shall be designated by the mutual agreement of Parent and Glenn Parker, so long as Glenn Parker meets the Glenn Parker Ownership Threshold.
     The officers of NationsHealth immediately prior to the Merger will become the officers of the Surviving Corporation immediately following the Effective Time.
     Parent and ComVest have no present plans or proposals involving NationsHealth or its subsidiaries that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, or liquidation, or a purchase, sale, or transfer of a material amount of assets, or any other material change in their corporate structures or businesses.

     After the Merger, the board of directors and management of the Surviving Corporation may review proposals relating to or may propose an acquisition or disposition of assets or other changes in the business, corporate structure, capitalization, or management of the Surviving Corporation or its subsidiaries and may develop new plans and proposals that they consider appropriate to maximize the value of the Surviving Corporation, and may undertake any of the foregoing actions if they are deemed desirable at any time following the Merger. ComVest and Parent expressly reserve the right to make any changes they deem appropriate in light of such evaluation and review or in light of future developments and opportunities.
Interests of Certain NationsHealth’s Officers and Directors in the Merger
     In considering the recommendation of the Special Committee and the Board with respect to the Merger, NationsHealth’s Participating Stockholders should be aware that certain members of the Board and of NationsHealth’s management have interests that are different from the interests of NationsHealth’s Participating Stockholders, as more fully described below. These interests may create actual or potential conflicts of interest. As a result, the Board formed the Special Committee to evaluate the proposed Merger. The Special Committee is comprised solely of members of the Board who are not employees of NationsHealth, who are deemed to be independent, and who have no commercial relationship with ComVest, Parent, Merger Sub or their affiliates. The Special Committee and the Board were made aware of these interests and considered them when they adopted and approved the Merger Agreement and the Merger. These interests include the following:
•	In connection with the Exchange, the Senior Managers are expected to receive 23.8% of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) as of the Effective Time.

•	The MHR Holders are Rollover Stockholders who will hold in the aggregate approximately 13.0% of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) as of the Effective Time. Additionally, in connection with the transactions contemplated by the Merger Agreement, the Bridge Loan and the Bridge Loan Note and at the request of the Company, the MHR Holders agreed, subject to the satisfaction or waiver of certain conditions precedent, to enter into certain Rollover Financing Documents and Preferred Stock Investment Documents described more fully in the section “The Transaction Documents.” Dr. Rachesky is a director and an affiliate of the other MHR Holders and, as such, abstained from the vote to approve the Merger Agreement.

•	Each of the Senior Managers will enter into the Senior Management Employment Agreements with the Surviving Corporation, whereby (a) the Senior Managers shall remain employed by the Surviving Corporation after the Effective Time, (b) the Senior Managers will be granted stock options to purchase shares of the common stock of the Surviving Corporation, (c) Mr. Fairbanks shall purchase shares of Series A Preferred Stock of the Surviving Corporation, (d) Dr. Parker and Mr. Fairbanks will each receive a base salary substantially less than the base salary in effect prior to the Effective Time, and (e) Mr. Stone will receive a base salary more than the base salary in effect prior to the Effective Time. In connection with the Employment Agreements, each of Glenn Parker, Lewis Stone and Timothy Fairbanks will be granted an option to purchase shares of the Surviving Corporation’s common stock representing 9.7%, 2.9% and 2.7% of the Surviving Corporation’s common stock on a fully diluted and as converted to common stock basis as of the Effective Time if they meet certain time vesting requirements after the Effective Time. Such shares have no immediate economic value and no readily ascertainable long term value.

•	For 6 years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the Company’s and its subsidiaries’ directors or officers certain claims asserted prior to, at or after the Effective Time and shall obtain “tail” insurance policies for a period of at least 6 years after the Effective Time in amount and scope no less favorable than the existing policy of the Company for claims arising on or prior to the Effective Time at a cost that does not exceed 300% of the annual premium currently paid by the Company.
Special Committee Fees
     Special Committee members are paid for their service on the Special Committee as follows:
•	The Special Committee members received a fee of $25,000 for each of 2008 and 2009; and

•	The Special Committee members are reimbursed for their reasonable expenses.
     These fees are in addition to the fees these Board members receive for serving on the Board.
Certain Effects of the Merger
     Upon completion of the Merger:
•	Each Participating Stockholder will be entitled to receive $0.12 in cash, without interest (and less applicable withholding taxes), for each share of common stock of the Company owned by such holder at the Effective Time;

•	Each option to purchase shares of NationsHealth’s common stock that is outstanding and unexercised (whether vested or unvested) will be canceled and the holders of such options will be entitled to receive an amount, in cash, equal to the product of the number of shares subject to each such option multiplied by the excess, if any, of the Aggregate Merger Consideration over the exercise price per share subject to each such option, net of applicable withholding taxes (all of such options are “out-of-the-money” and shall be terminated on or before the Effective Time with no consideration payable to any option holder);

•	The Company shall use its commercially reasonable efforts to terminate each warrant to purchase shares of NationsHealth’s common stock (other than the Bridge Loan Warrants and the Waiver Warrants, each of which will automatically expire at the Effective Time);

•	The registration of NationsHealth’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated and NationsHealth’s reporting obligation under the Exchange Act will be terminated upon notice to the SEC;

•	NationsHealth’s common stock will no longer be listed on any exchange or quotation system and price quotations for NationsHealth’s common stock will no longer be available;

•	NationsHealth will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with being the issuer of publicly traded equity securities;

•	The Participating Stockholders will no longer have a direct or indirect interest in, or be stockholders of, NationsHealth, and, therefore, will not be able to participate in the Surviving Corporation’s future earnings and growth, and dividends, if any; and

•	Parent and the Rollover Stockholders will own 100% of the outstanding capital stock of the Surviving Corporation.
     If the Merger is consummated, Parent and the Rollover Stockholders will directly benefit from any future earnings or growth of the Surviving Corporation and any increases in value of the Surviving Corporation. The Participating Stockholders will no longer have any interest in, and will not be stockholders of, NationsHealth. Accordingly, the Participating Stockholders will not benefit from any future earnings or growth of NationsHealth or from any increases in the value of NationsHealth or any future dividends that may be paid, if any, and will no longer bear the risk of any decreases in value of NationsHealth. Instead, each Participating Stockholder will have the right to receive, upon consummation of the Merger, the Aggregate Merger Consideration, for each share of common stock held.
     This cash payment assures that all Participating Stockholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. The receipt of cash will generally be a taxable sale transaction for U.S. federal income tax purposes.
     The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws will be the certificate of incorporation and bylaws of the Surviving Corporation immediately after the Effective Time.
Merger Voting Agreement
     In connection with the Merger Agreement, certain stockholders of the Company (including certain members of the Company’s management and certain members of the Board) representing over 50% of the issued and outstanding shares of the Company’s common stock entered into the Merger Voting Agreement, with Parent, Merger Sub and the Company, whereby such stockholders agreed to vote the shares of the Company’s common stock owned and/or controlled by such stockholders for the adoption and approval of the Merger Agreement and the Merger.
Exchange and Rollover Agreement
     Contemporaneously with the execution of the Merger Agreement, the Rollover Stockholders entered into the Exchange and Rollover Agreement, whereby immediately before the Effective Time, each of the Rollover Stockholders shall consummate the Exchange. At the Effective Time, the Senior Managers and the MHR Holders will own 23.8% and 13.0%, respectively, of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes).
     By virtue of the equity rollovers and other matters described above, the Rollover Stockholders will be parties to the Right of First Refusal and Co-Sale Agreement, the Voting Agreement and the Investor Rights Agreement and will have the obligations, rights, preferences and privileges set forth in such agreements, the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which will become effective only upon the occurrence of the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.
Waiver of Severance Rights and Bonuses
     In connection with the Merger Agreement, other than the bonuses to be paid to Dr. Parker and Mr. Fairbanks in accordance with their respective Employment Agreements relating to the Company’s 2008 Cash Incentive Program, of which a portion of such bonuses shall be paid upon the Company meeting certain requirements and a portion of such bonuses shall be paid in 6 equal monthly installments beginning 1 month after the Effective Date and subject to the Company’s cash flow needs and applicable law (provided that such bonus payments may be paid prior to the Effective Time upon agreement by the Board and ComVest), each of the Senior Managers has agreed to waive any right to receive compensation under his respective employment agreement that might otherwise become payable as a result of the closing of the Merger.
Material U.S. Federal Income Tax Consequences of the Merger
     The following is a summary of material U.S. federal income tax considerations relevant to the stockholders whose shares of common stock are converted to the Aggregate Merger Consideration in the Merger. This summary is based on laws, regulations, rulings, and decisions currently in effect, all of which are subject to change (possibly with retroactive effect). This summary applies only to stockholders who hold shares of common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and may not apply to certain types of stockholders (such as insurance companies, tax-exempt organizations, and broker-dealers) who may be subject to special rules. This summary does not address the U.S. federal income tax consequences to a stockholder who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, nor does it consider the effect of any foreign, state, or local tax laws.
     Because individual circumstances may differ, each stockholder should consult his, her, or its own tax advisor to determine the applicability of the rules discussed below to his, her, or its tax situation and the particular tax effects to him, her or it of the Merger, including the application and effect of state, local, and other tax laws.
     The receipt of cash for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a beneficial owner of shares of common stock will recognize capital gain or loss equal to the difference between the beneficial owner’s adjusted tax basis in the shares of common stock converted to cash in the Merger and the amount of cash received. A beneficial owner’s adjusted basis in the shares of common stock generally will equal the beneficial owner’s purchase price for such shares of common stock, as adjusted to take into account stock dividends, stock splits, or similar transactions.
     Gain or loss must be determined separately for each block of common stock (i.e., shares of common stock acquired at the same cost in a single transaction) converted to cash in the Merger.
     Notwithstanding the above, if you are related, under applicable attribution rules, to a person deemed to own shares of the Surviving Corporation after the Merger, all the cash you receive might possibly be treated as a dividend of the Surviving Corporation. If you are related to a person deemed to own shares after the Merger, you should consult with your tax advisor to determine your appropriate tax treatment of the Merger.
     A stockholder’s gain or loss on the receipt of cash for shares of common stock generally will be capital gain or loss. Net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by individuals, estates, and trusts from the sale of property held more than one year would generally be taxed at a rate not to exceed 15% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. In addition, capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of capital losses against ordinary income.
     A stockholder may, under certain circumstances, be subject to “backup withholding” with respect to “reportable payments” made to the stockholder such as payments of cash for shares of common stock, unless the stockholder provides a taxpayer identification number or otherwise establishes an exemption. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.
     THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, NATIONSHEALTH STRONGLY RECOMMENDS THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.
Merger Financing
     At the Effective Time and upon the satisfaction or waiver of the conditions set forth in the Rollover Financing Documents, all of the obligations owed by NationsHealth to the Senior Lender and the MHR Lenders shall remain outstanding and continue to be obligations of the Surviving Corporation and subject to the terms and conditions set forth in the Rollover Financing Documents. See “The Transaction Documents — Bridge Loan

Financing”, “The Transaction Documents — Equity Financing — Preferred Stock Investment and Preferred Stock Investment Option” and “The Transaction Documents — Debt and Rollover Financing”.
Regulatory Approvals
     NationsHealth does not believe that any material federal or state regulatory approvals, filings, or notices are required in connection with the Merger other than approvals, filings or notices required under the federal securities laws, the filing of the certificate of merger with the Delaware Secretary of State upon consummation of the Merger, filings required by and approvals required under the rules and regulations of the OTCBB, and filings, waivers or approvals as may be required under any applicable healthcare laws.
Fees and Expenses
     Whether or not the Merger is consummated and except as otherwise provided in this proxy statement or the Merger Agreement, the Company shall be responsible for the reasonable out-of-pocket fees and expenses incurred by ComVest, Parent, Merger Sub, the Senior Lender, the MHR Lenders, the Company and the Rollover Stockholders in connection with the Merger and the transactions contemplated under the Merger Agreement, the Bridge Loan Documents, the Preferred Stock Investment Documents, the Rollover Financing Documents and the Employment Agreements. Estimated fees and expenses to be incurred by NationsHealth in connection with the Merger are as follows:

Legal fees and expenses	$1,715,000
Accounting and other due diligence expenses	200,000
Financial advisory fees, financing and other related expenses	940,000
Special Committee fees	50,000
Printing, proxy solicitation and meeting costs	50,000
Filing fees	50,000
Miscellaneous	50,000

$3,055,000
Provisions for Participating Stockholders
     No provision has been made to grant stockholders (other than the Rollover Stockholders) access to the corporate files of NationsHealth or its subsidiaries or the other parties to the Merger Agreement, or to obtain counsel or appraisal services at the expense of NationsHealth or such other parties.
Rights of Dissenting Stockholders; Appraisal Rights
     Under the DGCL, if you do not wish to accept the cash payment provided for in the Merger Agreement, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your NationsHealth’s common stock. NationsHealth’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. NationsHealth will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Appendix B.
     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL.
     Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the Special Meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes NationsHealth’s notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix B since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.
     If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:
•	You must deliver to NationsHealth a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against approval and adoption of the Merger Agreement. Voting against or failing to vote for approval and adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of approval and adoption of the Merger Agreement. A vote in favor of the approval and adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.
     If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of NationsHealth’s common stock in the amount of $0.12 per share, without interest (and less applicable withholding taxes), as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of NationsHealth’s common stock.
     All demands for appraisal should be addressed to the Secretary at NationsHealth, Inc., 13630 N.W. 8th Street, Suite 210, Sunrise, Florida 33325, before the vote on the Merger is taken at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of NationsHealth’s common stock. The demand must reasonably inform NationsHealth of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.
     To be effective, a demand for appraisal by a holder of NationsHealth’s common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares.
     If shares of NationsHealth’s common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of NationsHealth’s common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of NationsHealth’s common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of NationsHealth’s common stock as to which appraisal is sought. Where no number of shares of NationsHealth’s common stock is expressly mentioned, the demand will be presumed to cover all shares of NationsHealth’s common stock held in the name of the record owner.
     If you hold your shares of NationsHealth’s common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
     Within 10 days after the Effective Time, the Surviving Company must give written notice that the Merger has become effective to each NationsHealth’s stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger. At any time within 60 days after the Effective Time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the

Merger Agreement for his or her shares of NationsHealth’s common stock. Within 120 days after the Effective Time, either the Surviving Company or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery (the “Chancery Court”) demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Company has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.
     If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Company, the Surviving Company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of NationsHealth’s common stock. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares of NationsHealth’s common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.
     After determination of the stockholders entitled to appraisal of their shares of NationsHealth’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares of NationsHealth’s common stock.
     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as of NationsHealth’s common stock determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

     Costs of the appraisal proceeding may be imposed upon the Surviving Company and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of NationsHealth’s common stock entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of NationsHealth’s common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of NationsHealth’s common stock, other than with respect to payment as of a record date prior to the Effective Time; however, if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within 60 days after the Effective Time, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its NationsHealth’s common stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the Effective Time may only be made with the written approval of the Surviving Company and must, to be effective, be made within 120 days after the Effective Time.
     In view of the complexity of Section 262, NationsHealth’s stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.
Delisting and Deregistration of NationsHealth’s Common Stock after the Merger
     If the Merger is completed, NationsHealth common stock will be delisted from the OTCBB and will be deregistered under the Exchange Act.

FORWARD-LOOKING STATEMENTS
     Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements. These include statements as to such things as the Company’s financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about the Company’s business and the proposed Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond the Company’s control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will”, “continue”, “could”, “opportunity”, “future” and similar expressions, or the negative of these words. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.
   The forward-looking statements may include statements about the Company’s:
•	Expected future operations, revenue, gross margins and expenses;

•	Available cash, credit facilities and projected cash needs;

•	Sales opportunities, strategic relationships and marketing plans;

•	Estimates of potential markets for the Company’s products and services, including the anticipated drivers for future growth; and

•	Assessment of the impact of future accounting pronouncements.
   Statements that are not historical facts are based on the Company’s current expectations, beliefs, assumptions, estimates, forecasts and projections for the Company’s business and the industry and markets in which the Company competes. Any forward-looking statements contained in this report are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. The Company’s cautions investors not to place undue reliance on the forward-looking statements contained in this report. These statements speak only as of the date of this report, and the Company does not undertake any obligation to update or revise them, except as required by law.
   The following factors, among others, create risks and uncertainties that could affect the Company’s future performance:
•	Termination of the Merger Agreement, in certain circumstances, could result in significant cash obligations to the Company

•	Restrictions imposed on the Company under the Company’s debt agreements may adversely affect our ability to operate the Company’s business

•	The heavy dependence of the Company’s insurance services segment on revenue derived under the Company’s agreement with CIGNA

•	Competitive bidding for durable medical equipment (DME) and supplies

•	Reduction in reimbursement rates by Medicare for DME and supplies

•	Increases in the costs of medical products dispensed

•	The Company’s history of operating losses and the possibility that the Company will incur significant additional operating losses

•	The Company’s ability to raise the capital that the Company will need to sustain the Company’s operations

•	The Company’s ability to attract new patients and retain existing patients

•	Identification of, and competition for, growth and expansion opportunities

•	Compliance with, or changes in, government regulation and legislation, or interpretations thereof, including, but not limited to, pharmacy licensing requirements and healthcare reform legislation, including HIPAA

•	An inability to establish and maintain successful collaborative relationships could adversely affect the Company’s ability to generate revenue

•	Competition and technological change that may make the Company’s products and technologies less attractive or obsolete

•	The Company’s ability to obtain and maintain intellectual property protection for the Company’s technologies

•	Adverse resolution of current or future lawsuits or investigations

•	Significant fluctuations in the Company’s revenue and operating results, which have occurred in the past and which could continue to fluctuate in the future

•	Any loss or inability to hire and retain qualified personnel

•	The Company’s exposure to product liability in excess of the Company’s insurance coverage

•	Any failure to maintain an effective system of internal controls in the future could adversely affect the Company’s ability to accurately report financial results or prevent fraud

•	Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses

•	Anti-takeover provisions in the Company’s governing documents and under Delaware law may make an acquisition of the Company more difficult

•	other risks detailed in NationsHealth’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.
     The Company believes that the assumptions on which the Company’s forward-looking statements are based are reasonable. However, the Company cannot assure you that the actual results or developments the Company anticipates will be realized or, if realized, that they will have the expected effects on the Company’s business or operations. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances.

INFORMATION CONCERNING THE SPECIAL MEETING
Time, Place and Date
     This proxy statement is being furnished to stockholders of NationsHealth in connection with the solicitation of proxies on behalf of the Board for use at the Special Meeting to be held on July 16, 2009 at 10:00 a.m., local time, at the Company’s headquarters located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325 and at any adjournment or postponement of that meeting.
Purpose of the Special Meeting
     At the special meeting, you will be asked to:
1.	consider and vote on the adoption and approval of the Merger Agreement and the Merger; and

2.	transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
NationsHealth Recommendation
     Acting on the recommendation of the Special Committee, the Board (with one director abstaining) has determined that the Merger Agreement and the Merger are fair to, and in the best interests of, NationsHealth and NationsHealth’s Participating Stockholders. Consequently, the Board (with one director abstaining) has adopted and approved the Merger Agreement an the Merger, and recommends that NationsHealth’s stockholders vote “FOR” the adoption and approval of the Merger Agreement and the Merger.
Record Date, Outstanding Shares and Quorum
     The Board has fixed the close of business on the Record Date to determine the NationsHealth stockholders entitled to receive notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, NationsHealth had outstanding 28,077,872 shares of NationsHealth’s common stock held of record by approximately 49 registered holders. Each outstanding share of NationsHealth’s common stock on the Record Date is entitled to one vote on all matters coming before the Special Meeting. The presence, either in person or by proxy, of one-third of the issued and outstanding shares of NationsHealth’s common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.
Required Vote, Calculation of Vote, Abstentions and Broker Non-Votes
     Adoption and approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of NationsHealth’s common stock entitled to vote at the Special Meeting, or 14,038,937 shares. Stockholders representing over 50% of the outstanding shares of NationsHealth’s common stock have entered into the Merger Voting Agreement and agreed to vote their respective shares of NationsHealth’s common stock owned and/or controlled by such stockholders to adopt and approve the Merger Agreement and the Merger.
     At the Special Meeting, the results of stockholder voting will be tabulated by the inspector of elections appointed for the Special Meeting. All shares of NationsHealth’s common stock represented at the Special Meeting by properly executed or submitted proxies received prior to or at the Special Meeting, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted “FOR” the adoption and approval of the Merger Agreement and the Merger.
     Other than the Merger Agreement and the Merger, the Board does not know of any matters that are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

     Properly authenticated proxies voted “abstain” at the Special Meeting will be counted for purposes of determining whether a quorum has been achieved at the Special Meeting and will have the effect of a vote against the Merger Agreement and the Merger. Shares of NationsHealth’s common stock that are not represented at the Special Meeting or shares of NationsHealth’s common stock that are held in “street name” for which voting instructions have not been given will have the effect of a vote against the Merger Agreement and the Merger.
Revocation of Proxy
     Giving a proxy does not preclude a stockholder’s right to vote in person if the stockholder giving the proxy so desires. A stockholder has the unconditional right to revoke his, her, or its proxy at any time prior to voting at the Special Meeting and may do so in any of the following ways:
•	by sending a notice of revocation to the Secretary of NationsHealth;

•	by sending a completed proxy card bearing a later date than your original proxy card; or

•	by attending the Special Meeting and voting in person.
     Your attendance at the Special Meeting alone will not revoke any proxy. If you choose to change your vote, you must take the described action, and the applicable notice must be received, no later than the beginning of the Special Meeting.
     If your shares of NationsHealth’s common stock are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.
Proxy Solicitation and Expense
     The enclosed proxy is solicited on behalf of the Board. The cost of preparing, assembling, and mailing this proxy statement, the Notice of Special Meeting and the enclosed proxy will be borne by NationsHealth. NationsHealth is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy materials to their principals and request authority for the execution of proxies. NationsHealth may reimburse these persons for their expenses in so doing. The directors, officers and employees of NationsHealth and its subsidiaries may also solicit proxies by telephone, facsimile, electronic mail, telegram or in person. Such directors, officers, and employees will not be additionally compensated for this solicitation, but may be reimbursed for out-of-pocket expenses incurred.
     NationsHealth has not authorized any person to provide any information or make any representation not contained in this proxy statement. You should not rely on any such information or representation as having been authorized.
Surrender of Stock Certificates
     If the Merger Agreement and the Merger are approved and the Merger is consummated, holders of NationsHealth’s common stock will be sent instructions regarding the surrender of their certificates representing shares of NationsHealth’s common stock. Stockholders should not send their stock certificates until they receive these instructions. For more information on the surrender of stock certificates, please see the section entitled “The Merger Agreement — Exchange Procedures”.
Adjournment of the Special Meeting
     NationsHealth currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the Merger Agreement and the Merger. If there are insufficient votes to approve the Merger Agreement and the Merger, the Special Meeting may be adjourned or postponed to another time or place if such proposal is approved by the affirmative vote of a majority of the shares of NationsHealth’s common stock entitled to vote and represented at the Special Meeting. If the Special Meeting is adjourned to a date more than 60 days later than the date of the original Special Meeting, the Board is required to fix a new record date.

THE PARTIES TO THE MERGER
     The parties to the Merger Agreement are NationsHealth, Parent and Merger Sub.
NationsHealth
     NationsHealth provides medical products nationwide to Medicare and managed care beneficiaries with a focus on improving the delivery and cost of healthcare to the approximately 45 million Medicare beneficiaries in the United States. NationsHealth also provides certain services, including marketing, insurance agent training and licensing, member enrollment and service, distribution and billing and collections, to Medicare Part D prescription drug plan providers and other Medicare benefit sponsors. As of December 31, 2008, the Company was engaged in two reportable business segments, Medical Products and Insurance Services.
     NationsHealth is the result of the merger of NationsHealth Holdings, LLC, a privately-held Florida limited liability company (“NationsHealth Holdings”), and Millstream Acquisition Corporation, a publicly-held Delaware corporation (“Millstream”). Millstream was formed on April 11, 2003 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination. On August 28, 2003, Millstream’s initial public offering was consummated, of which approximately $20.7 million of the approximately $21.4 million in net proceeds from the offering was placed in trust to be used for a potential business combination and the remaining proceeds of approximately $700,000 were available for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.
     On March 9, 2004, Millstream entered into a definitive merger agreement with NationsHealth Holdings. On August 30, 2004, the stockholders of Millstream voted to approve the merger agreement. Upon consummation of the merger on August 31, 2004, NationsHealth Holdings merged with and into Millstream and, after such merger was effective, Millstream changed its name to NationsHealth, Inc. The membership interests in NationsHealth Holdings were converted into a total of 21,375,000 shares of NationsHealth, Inc.’s common stock, or approximately 81.7% of the subsequently outstanding common stock of the combined company.
     After payments of approximately $3.2 million for professional fees and other costs related to the merger and $3.0 million to NationsHealth Holdings members, the net proceeds amounted to approximately $14.7 million, of which approximately $2.9 million was used to repay debt, $2.0 million was placed into an escrow account to satisfy any indemnified claims under an indemnification agreement for the benefit of Millstream’s stockholders prior to the consummation of the merger that was released to the Company on August 31, 2005, and approximately $9.8 million remained available to the combined company for working capital and general business purposes.
     Through the Company’s Medical Products segment, it distributes medical equipment and supplies and dispenses physician-prescribed medications nationally from the Company’s licensed pharmacy in the State of Florida. The Company currently provides home delivery of diabetes related products, prescription medications and other medical products, primarily to Medicare beneficiaries under Part B, state Medicaid programs and through relationships with managed care organizations. Historically, the Company’s marketing efforts have primarily included television advertising, direct mail campaigns and trade shows. In addition, the Company has acquired patients via the purchase of the assets of several small medical equipment businesses, including tangible and intangible assets such as patient lists.
     The Federal Medicare program provides reimbursement to its beneficiaries for a number of products under Medicare’s Part B or Part D coverages. Products covered under Part B include, among other items, supplies used to treat diabetes and ostomy, and Part D covers self-administered prescription drugs. Medicare Part B pays the Company 80% of the Medicare allowable fees for these products after the beneficiary has satisfied his or her annual deductible amount, and the Company bills the remaining balance to either third party payors, such as a patient’s supplemental insurance carrier, or, where permitted, directly to the patient. The Company accepts assignments of Medicare benefits, ships supplies and medications to patients and bills and receives payments from Medicare and certain private insurers on behalf of patients (and bills patients or their supplemental insurers for any co-payment and/or deductible). Revenue received directly from Medicare represented approximately 30%, 34% and 41% of the Company’s total revenue in 2008, 2007 and 2006, respectively.

     On September 4, 2007, the Company acquired all of the issued and outstanding capital stock of Diabetes Care and Education, Inc. (“DC&E”). DC&E is a provider of insulin pumps, pump supplies and blood glucose monitoring equipment and supplies. DC&E also offers diabetes education to individuals through its American Diabetes Association recognized education programs. This acquisition was made as part of the Company’s strategy to add customers and expand product offerings that are complimentary to the Company’s diabetes supplies business, and DC&E has become a part of the Company’s Medical Products segment. As of December 31, 2008, the Company had approximately 78,000 patients to whom the Company has shipped medical products and supplies in the last 15 months and that have not cancelled the Company’s service.
     NationsHealth’s Insurance Services segment was created when the Company entered into an agreement with Connecticut General Life Insurance Company (“CIGNA”) effective May 5, 2005, with an initial term through December 31, 2009, to provide services to CIGNA in connection with CIGNA’s offering of its national Medicare Part D prescription drug plans to Medicare beneficiaries. This arrangement combined CIGNA’s pharmacy product portfolio and expertise with regard to clinical management programs and the Company’s experience with regard to Medicare and enrolling individual Medicare eligible beneficiaries. Pursuant to this agreement, the services the Company provided to CIGNA included marketing, insurance agent training and licensing, member enrollment and service, distribution, billing and collections. The Company trained and developed a team of licensed healthcare insurance agents and began enrolling beneficiaries in CIGNA’s Medicare Part D prescription drug plans throughout the United States on November 15, 2005, the first day of open enrollment for the 2006 plan year.
     On May 26, 2006, the Company’s agreement with CIGNA was amended and restated. This amended and restated agreement modified the compensation terms to provide for a predictable service fee arrangement starting with the 2007 plan year and continuing through December 31, 2009. Under the amended and restated agreement, the Company continued to provide CIGNA with certain enrollee service activities and selected marketing and enrollment services. Furthermore, under the amended and restated agreement, the Company may provide services, such as education, marketing, enrollment and member service, to other Medicare Part D insurers and CIGNA may use other vendors to provide them with services for their Medicare Part D program, provided, however, that CIGNA is required to pay the Company certain fees if they do not meet specified thresholds of enrollees the Company services. In the fourth quarter of 2006, the Company began entering into agreements to provide plan marketing, enrollment and advisory services to other Medicare prescription drug and benefit providers.
     On May 1, 2008, the Company’s agreement with CIGNA was amended and restated again (the “Second Amendment”). The Second Amendment extended the term of the agreement through September 30, 2012 and established automatic renewals for additional one-year periods unless either party provides notice to the other party to terminate not later than July 1, 2012, or any subsequent renewal year. Pursuant to the Second Amendment, and through an anticipated transition date of no earlier than the end of May 2009 (the “Transition Date”), the Company continues to provide CIGNA the same member service activities and selected marketing and enrollment services the Company has historically provided (the “Pre-Transition Services”) in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plans. Following the Transition Date, the Company will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the “Post-Transition Services”), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, compensation related to the Pre-Transition Services was reduced by $400,000 per month for the period November 2008 through March 2009, and will be reduced an additional $100,000 per month subsequent to March 2009 through the Transition Date. Furthermore, the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that the Company will provide to CIGNA. Revenue from CIGNA represented approximately 31%, 38% and 40% of the Company’s total revenue in 2008, 2007 and 2006, respectively.
     NationsHealth’s principal executive offices are located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325. The telephone number of NationsHealth’s principal executive offices is (954) 903-5000 and its website address is www.nationshealth.com. Information contained on this website does not constitute part of this proxy statement.

Parent
     Parent is a newly formed limited liability company and was organized solely for the purpose of entering into the Merger Agreement, the Bridge Loan Documents, the Preferred Stock Investment Documents, and the Rollover Financing Documents, and engaging in the Merger, the Bridge Loan, the Preferred Stock Investment, the Preferred Stock Investment Option, if exercised, and the Rollover Financing.
     Parent is wholly owned by ComVest, a private equity fund whose general partner is ComVest III Partners. ComVest III Partners, through ComVest and its other affiliated funds, provide debt and equity solutions to middle-market companies with enterprise values typically less than $350 million. Since 1988, ComVest and funds affiliated with ComVest have invested more than $2 billion of capital in over 200 public and private companies worldwide.
     Parent’s principal office address is c/o ComVest Investment Partners III, L.P., One North Clematis, Suite 300, West Palm Beach, Florida 33401. Its telephone number is (561) 868-6060.
Merger Sub
     Merger Sub is a wholly-owned subsidiary of Parent and an affiliate of ComVest and was formed as a corporation in Delaware on March 30, 2009 for the sole purpose of entering into the Merger Agreement and engaging in the Merger. Merger Sub’s principal office address is c/o ComVest Investment Partners III, L.P., One North Clematis, Suite 300, West Palm Beach, Florida 33401 and its telephone number is (561) 868-6060.

THE MERGER AGREEMENT
     The following is a brief summary of the material provisions of the Merger Agreement. This summary is not a complete statement of all applicable provisions in the Merger Agreement and the description in this summary and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated by reference into this proxy statement. The Merger Agreement has been included to provide you with information regarding its terms and the legal relationship and risk allocation between NationsHealth, Parent and Merger Sub as the contracting parties. It is not intended to provide any other factual information about the parties. Such information can be found elsewhere in this proxy statement and in other public filings NationsHealth makes with the SEC, which are available without charge at www.sec.gov. NationsHealth encourages you to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger before deciding to approve the Merger Agreement and the Merger.
     The representations and warranties described below and included in the Merger Agreement were made by the parties to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Merger Agreement is described in this proxy statement and included as Appendix A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses.
     In connection with the Merger Agreement, the Company entered into the Transaction Documents, each of which is described in more detail under “The Transaction Documents”.
The Merger
     Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, Merger Sub will merge with and into NationsHealth, and NationsHealth will survive as the Surviving Corporation as a private entity.
Consummation and Effective Time of the Merger
     After the conditions to completion of the Merger have been satisfied or waived, the Merger will become effective upon the later of the date and time of the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later date and time as may be specified in the certificate of merger with the consent of the parties. Subject to the provisions of the Merger Agreement, upon the closing of the Merger, the filing of the certificate of merger will occur as promptly as practicable thereafter, unless otherwise agreed to in writing by the parties thereto.
Certificate of Incorporation and Bylaws
     The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws will become effective and will be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation as a result of the Merger.
Directors and Executive Officers Following the Merger
     After the Effective Time, so long as Parent meets the Parent Ownership Threshold, Parent may elect to the Surviving Corporation’s board of directors 4 individuals designated by Parent.
     After the Effective Time, so long as the MHR Holders meet the MHR Holders Ownership Threshold, the MHR Holders may elect to the Surviving Corporation’s board of directors 1 individual designated by the MHR Holders.

     After the Effective Time, so long as Glenn Parker meets the Glenn Parker Ownership Threshold, Glenn Parker may elect to the Surviving Corporation’s board of directors 1 individual designated by Glenn Parker.
     After the Effective Time, 1 director with experience in the healthcare industry and previous experience as a board member or senior executive for a company that operates within the healthcare industry shall be designated by the mutual agreement of Parent and Glenn Parker (so long as Glenn Parker meets the Glenn Parker Ownership Threshold).
     The officers of NationsHealth immediately prior to the Merger will be the officers of the Surviving Corporation following the Effective Time.
Merger Consideration
     Under the terms of the Merger Agreement, at the Effective Time, (a) all of the issued and outstanding common stock of the Company (including outstanding shares of restricted stock, all of which shall vest at the Effective Time) held by the Participating Stockholders will be converted into the right to receive a cash amount equal to the Aggregate Merger Consideration and (b) all of the outstanding options to purchase shares of the Company’s common stock will be converted into the right to receive a cash amount equal to the difference between $0.12 per share and the exercise price (if less than $0.12 per share) of each option (all of such options are “out-of-the-money” and shall be terminated on or before the Effective Time with no consideration payable to any option holder). In addition, prior to the Effective Time, the Company shall use its commercially reasonable efforts to cancel each outstanding warrant to purchase the Company’s common stock (other than the Bridge Loan Warrants and the Waiver Warrants (each as defined below), each of which will automatically expire at the Effective Time). Moreover, pursuant to the terms of the Exchange and Rollover Agreement at the Effective Time, the Rollover Stockholders will own no less than 36.8% of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes). In accordance with the Merger Agreement, the aggregate cash amount to be paid to the Participating Stockholders will be no more than $1,985,931.48 and pursuant to the Exchange and Rollover Agreement, the aggregate value of the Surviving Corporation’s common stock to be issued to the Rollover Stockholders will be no less than $1,383,413.16.
Exchange Procedures
     Parent will appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging stock certificates representing shares of NationsHealth’s common stock and/or any other instruments evidencing the stockholders’ ownership of NationsHealth’s common stock, NationsHealth’s restricted common stock or stock options to purchase shares of NationsHealth’s common stock for the Aggregate Merger Consideration. Parent will deposit with the Paying Agent the funds sufficient to pay the Aggregate Merger Consideration to NationsHealth’s Participating Stockholders and holders of options and to satisfy certain of Parent’s other obligations under the Merger Agreement.
     Promptly following the consummation of the Merger, the Surviving Company will instruct the Paying Agent to mail a letter to each former Participating Stockholder of record of NationsHealth’s common stock and options with instructions on how to exchange stock certificates for the Aggregate Merger Consideration.
     Please do not send in your stock certificates and/or any other instruments evidencing your ownership of NationsHealth’s common stock or options until you receive the letter of transmittal and instructions from the Paying Agent. Do not return your NationsHealth’s stock certificates and/or any other instruments evidencing your ownership of NationsHealth’s common stock, NationsHealth’s restricted common stock or stock options to purchase shares of NationsHealth’s common stock with the enclosed proxy card. If your shares of NationsHealth’s common stock, NationsHealth’s restricted common stock and/or options are held through a broker, your broker will surrender your shares for cancellation.
     After you mail the letter of transmittal, duly executed and completed in accordance with its instructions, and your stock certificates and/or instruments evidencing your ownership of shares of NationsHealth’s common stock, NationsHealth’s restricted common stock or stock options to purchase shares of NationsHealth’s common stock to the Paying Agent, the Paying Agent will mail a check to you. The stock certificates you surrender will be canceled. After the completion of the Merger, there will be no further public trading of NationsHealth’s common stock, and stock certificates and/or other instruments evidencing ownership of shares of NationsHealth’s common stock, NationsHealth’s restricted common stock or stock options to purchase shares of NationsHealth’s common stock presented for transfer after the completion of the Merger will be canceled and exchanged for the Aggregate Merger Consideration. If payment is to be made to a person other than the registered holder of the shares of NationsHealth’s common stock, NationsHealth’s restricted common stock or stock options to purchase shares of NationsHealth’s common stock, the certificate surrendered must be properly endorsed or otherwise in proper form for transfer, and any transfer or other taxes must be paid by the person requesting the payment or that person must establish to the Paying Agent’s satisfaction that such tax has been paid or is not payable.
     If your NationsHealth’s stock certificates have been lost, stolen or destroyed, upon the making of an affidavit of that fact, and if required by Parent or the Paying Agent, the posting of a bond as an indemnity against any claim with respect to the certificates, the Paying Agent will issue the Aggregate Merger Consideration in exchange for your lost, stolen, or destroyed stock certificates and/or other instruments evidencing ownership of shares of NationsHealth’s common stock, NationsHealth’s restricted common stock or stock options to purchase shares of NationsHealth’s common stock.
Representations and Warranties
     The Merger Agreement contains representations and warranties made by the parties solely for the benefit of each other and for the purposes of the Merger Agreement. Some of those representations and warranties were made as of a specified date or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. The statements contained in those representations and warranties are qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with the execution and delivery of the Merger Agreement, which qualify and create exceptions to those representations and warranties. While NationsHealth does not believe that they contain information securities laws require NationsHealth to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.
     The representations and warranties of NationsHealth relate to, among other things:
•	Organization, Standing and Corporate Power

•	Capitalization

•	Authority, Noncontravention and Voting Requirements

•	Approvals

•	Company SEC Documents and Undisclosed Liabilities

•	Absence of Certain Change or Events

•	Legal Proceedings

•	Compliance with Laws

•	Change of Control Agreements

•	Tax Matters

•	Employee Benefit and Labor Matters

•	Environmental Matters

•	Contracts

•	Title of Properties

•	Intellectual Property

•	Insurance

•	Customers and Suppliers

•	Opinion of Financial Advisor

•	Brokers and Other Advisors

•	State Takeover Statutes

•	Health Care Regulatory Compliance

•	Ethical Business Practices

•	Affiliate Transactions

•	Public Information Supplied by the Company
     Several of NationsHealth’s representations and warranties contained in the Merger Agreement are qualified by reference to whether the item in question has or would reasonably be expected to have a Company Material Adverse Effect. The Merger Agreement defines “Company Material Adverse Effect”, with respect to the Company and any of its subsidiaries, taken as a whole, any event, circumstance, development, condition, change, or effect which, after taking into effect any insurance recoveries, is, either individually or in the aggregate with any other event, circumstance, development, condition, change, or effect, materially adverse to the business, operation, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole; provided, that none of the following shall, in each case, be deemed to constitute a “Company Material Adverse Effect” and none of the following shall be considered in determining whether a “Company Material Adverse Effect” has occurred:
     (a) any event, circumstance, development, condition, change, or effect resulting from (i) changes in general economic or political conditions or the securities, credit or financial markets in general, in each case, generally affecting the healthcare industry and does not have a material disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to the Company’s competitors within the industry in which the Company operates, (ii) general changes or developments in the healthcare industry, including general changes in laws across such industry, in each case that does not have a disproportionate material adverse effect on the Company and its subsidiaries, taken as a whole, relative to the Company’s competitors within the industry in which the Company operates, (iii) the announcement of the Merger Agreement or the pendency or consummation of the transactions, including the Merger, (iv) the identity of Parent, Merger Sub or any of their affiliates as the acquiror of the Company, (v) compliance with the terms of, or the taking of any action required by or contemplated by, the Merger Agreement or consented to by Parent or Merger Sub, (vi) changes in generally accepted accounting principles or the interpretation thereof, (vii) any natural disaster, force majeure events or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (viii) any action required to be taken under any law or any existing contract by which the Company or any of its subsidiaries (or any of their respective properties) is bound, (ix) any matter of which Parent or Merger Sub has knowledge on the date of the Merger Agreement, or (x) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; or
     (b) the ability of the Company to perform the Company’s obligations under the Merger Agreement.
     The representations and warranties of Parent and Merger Sub relate to, among other things:
•	Organization, Standing and Corporate Power

•	Authority and Noncontravention

•	Approvals

•	Information Supplied

•	History and Operations of Parent and Merger Sub

•	Brokers and Other Advisors

•	Organizational and Governing Documents

•	Legal Proceedings

•	Rollover Financing

•	Limited Guaranty

•	Interested Stockholder

•	Capitalization of Parent and Merger Sub

•	Solvency

•	Investigation and Due Diligence

•	No Other Representations or Warranties
     Several of Parent’s and Merger Sub’s representations and warranties contained in the Merger Agreement are qualified by reference to whether the item in question has or would reasonably be expected to have a Parent Material Adverse Effect. The Merger Agreement defines “Parent Material Adverse Effect”, with respect to (a) Parent, Merger Sub, as any event, circumstance, development, condition, change or effect is, either individually or in the aggregate, with any other event, circumstance, development, condition, change or event, material adverse to Parent’s or Merger Sub’s ability (i) to perform their respective obligations under the Merger Agreement, or (ii) to consummate the Transactions, including, but not limited to, the Merger, the Preferred Stock Investment, the Preferred Stock Investment Option (if exercised) or the Rollover Financing in accordance with the terms and conditions herein and therein, and (b) the Guarantor, as any event, circumstance, development, condition, change or effect is, either individually or in the aggregate, with any other event, circumstance, development, condition, change or event, material adverse to Guarantor’s ability (i) to perform its obligations under the Limited Guaranty, or (ii) to consummate the Transactions, including, but not limited to, providing the Investment Amount and the funding for the Preferred Stock Investment and Preferred Stock Investment Option (if exercised) in accordance with the terms and conditions herein and therein.

Conduct of Business Pending the Merger
     Pursuant to the Merger Agreement, NationsHealth has agreed that, except as permitted or contemplated by the Merger Agreement, the Preferred Stock Investment Documents, the Rollover Financing Documents or the Employment Agreements, or as consented to by Parent in writing, or as required by applicable laws or as set forth in the Company’s disclosure schedules, during the period from the date of the Merger Agreement to the completion of the Merger, the Company will, and will cause its subsidiaries to (subject to the more specific terms of the Merger Agreement):
•	conduct its business in the ordinary course consistent with past practice in all material respects, and

•	use commercially reasonable efforts to maintain and preserve substantially intact in all material respects its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business will not be materially impaired at the Effective Time.
     Pursuant to the Merger Agreement, NationsHealth has agreed that, except as permitted or contemplated by the Merger Agreement, the Preferred Stock Investment Documents, the Rollover Financing Documents or the Employment Agreements, or as consented to by Parent in writing, or as required by applicable laws or as set forth in the Company’s disclosure schedules, during the period from the date of the Merger Agreement to the completion of the Merger, the Company will not, and will not permit any of its subsidiaries, to (subject to the more specific terms of the Merger Agreement), among other things:
•	Issue shares of capital stock or instruments convertible into shares of capital stock;

•	Redeem shares of capital stock, options or warrants or instruments convertible into shares of capital stock;

•	Declare or pay dividends or make any other distribution with respect to any shares of capital stock;

•	Adjust, split, combine, subdivide or reclassify any shares of capital stock or issue or authorize any shares of capital stock;

•	Waive any of the Company’s rights under or accelerate vesting under any options, stock incentive plans or agreements to acquire capital stock or any restricted stock;

•	Incur or assume any indebtedness or issue any debt securities, other than in connection with the Rollover Financing, borrowings under existing credit facilities to fund working capital needs, or borrowings from the Company by any of its subsidiaries;

•	Sell, transfer, lease, mortgage, encumber or dispose of any of the Company’s properties or assets (including securities of the Company’s subsidiaries) other than with respect to the Company’s loans with the Senior Lender, the MHR Lenders and/or Parent;

•	Make capital expenditures involving real property or in excess of $83,000 in any month or $250,000 in any 3 month period;

•	Acquire of any business entities in excess of $25,000 individually or $50,000 in the aggregate other than a business combination among the Company and its subsidiaries or among the Company’s subsidiaries;

•	Make investments in or loan to any person or entity in excess of $25,000, other than to a subsidiary of the Company;

•	Enter into, terminate or amend any material contract;

•	Enter into or extend the term or scope of any contract that restricts the Company from engaging in any line of business or in any geographic area;

•	Amend or modify of the engagement letter with Deloitte and Ladenburg to increase fees;

•	Increase the compensation or benefits of any of the Company’s directors, officers or employees, or make severance or separation payments made to employees or officers inconsistent with the Company’s severance policy, severance agreements or employment agreements;

•	Revoke, change, file, amend, settle or compromise any taxes or tax returns;

•	Change materially its financial or tax accounting methods, principles or practices;

•	Amend the charter or bylaws of the Company or any of its subsidiaries, other than as contemplated by the transactions set forth in the Merger Agreement;

•	Adopt a liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization of the Company, other than the transactions, including the Merger, among the Company and its subsidiaries; or as required by law;

•	Make any expenditure with respect to direct-to-consumer marketing programs in excess of $25,000 in any month or $75,000 in any 3 month period;

•	Pay, discharge, settle or satisfy any material claims, liabilities or obligations in excess of $25,000 individually or $50,000 in the aggregate;

•	Settle or compromise any litigation, proceeding or investigation in excess of $25,000 individually or $50,000 in the aggregate; or

•	agree, in writing or otherwise, to take any of the foregoing actions.
No Solicitation by the Company; Change Recommendation
No Solicitation by the Company
     Pursuant to the Merger Agreement, the Company and its subsidiaries and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives shall:
•	immediately cease and cause to be terminated any discussions or negotiations with any person conducted before the date of the Merger Agreement with respect to a Takeover Proposal;

•	not solicit, initiate or encourage (including by way of providing information) any prospective purchaser in a manner that may reasonably be expected to lead to any Takeover Proposal;

•	not engage in or participate in any discussions or negotiations with any third party regarding any Takeover Proposal; and

•	not enter into any agreement related to any Takeover Proposal.
     At any time prior to obtaining the adoption and approval of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of the issued and outstanding shares of NationsHealth’s common stock, the Company may, if (a) the Company receives a bona fide written Takeover Proposal not involving a breach of the above-referenced non-solicitation restrictions, (b) the Board (upon receipt of a recommendation by the Special Committee) (i) believes in good faith that such Takeover Proposal is bona fide, (ii) determines in good faith, after consultation with its independent financial advisors and its outside counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (iii) determines in good faith, after consulting with and receiving advice of its outside counsel, that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the Company’s stockholders under Delaware law, and (c) the Company provides Parent not less than 24 hours written notice:
•	furnish information with respect to the Company and its subsidiaries to the person making a Takeover Proposal, but only after such person enters into a confidentiality agreement with the Company (which confidentiality agreement shall be on terms not less restrictive to such person than those contained in the confidentiality agreement between Parent and the Company, need not prohibit such person from submitting Takeover Proposals to the Company, and must provide that any non-public information exchanged between such person and the Company with respect to any Takeover Proposal, including, but not limited to, any written or oral communication related thereto, be disclosed to Parent), and the Company advises Parent of all such non-public information delivered to such person simultaneously with its delivery to such person and concurrently provides to Parent all such information not previously provided to Parent; and/or

•	participate in discussions and negotiations with the person (or its representatives) who made the Takeover Proposal.
     The Company shall advise Parent within 24 hours after receipt of any Takeover Proposal or any inquiries, proposals, information requested, or offers relating to a potential Takeover Proposal and any discussions or negotiations that are sought to be initiated or continued with the Company or any of its representatives with respect to a potential Takeover Proposal (including, the identity of the person making such proposal, the terms and conditions of such Takeover Proposal, and the information sought and the nature of such inquiry) and continue to keep Parent informed on a timely basis of the status and details (including a copy or a summary of all amendments or modifications to the terms) of any such requests, proposals, inquiries, offers, or Takeover Proposals and the status of any such discussions or negotiations.
     The Merger Agreement defines “Takeover Proposal” as any inquiry, proposal or offer from any third party or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and Merger Sub, relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its subsidiaries (including securities of subsidiaries) equal to 30% or more of the Company’s and its subsidiaries’ consolidated assets or to which 30% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (b) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 30% or more of any class of equity securities or the beneficial ownership of any class of equity securities of the Company, (c) tender offer or exchange offer that if consummated would result in any third party or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 30% or more of any class of equity securities of the Company or (d) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries in each case, other than the transactions contemplated under or in connection with the Merger Agreement.
     The Merger Agreement defines “Superior Proposal” as a bona fide written proposal or offer, obtained after the date of the Merger Agreement and not in breach of the Merger Agreement, to acquire, directly or indirectly, on terms at least as favorable to the Company’s stockholders, more than 90% of the voting power of the Company’s capital stock or more than 90% of the consolidated assets of the Company and its subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Board (acting upon receipt of a recommendation by the Special Committee) determines in good faith (after consultation with a financial advisor of national reputation and the Company’s outside counsel) to be, if consummated, more favorable to the Company’s stockholders than the Merger and the other transactions contemplated under or in connection with the Merger Agreement, taking into account at the time of determination all of the terms and conditions of such proposal and of the Merger Agreement, any changes to the terms of the Merger Agreement that as of that time had been proposed by Parent in writing, any other factors deemed relevant by the Board, and the assessed ability of the third party making such proposal to consummate the transactions contemplated by such proposal or offer (based upon, among other things, the availability of financing, the expectation of obtaining required approvals and other relevant financial, regulatory, legal and other aspects thereto).
Change of Recommendation
     The Company through the Board (acting upon receipt of a recommendation by the Special Committee) may withdraw, modify or qualify to its stockholders its recommendation of the adoption and approval of the Merger Agreement and the Merger in response to a Superior Proposal, approve or recommend a Takeover Proposal, or enter into a binding or non-binding letter of intent, agreement in principle, option agreement, merger agreement, acquisition agreement or other similar agreement in furtherance of a Takeover Proposal (other than a confidentiality agreement entered into in accordance with the terms of the Merger Agreement if the Board determines in good faith, after consulting with and receiving advice of its independent financial advisor and outside counsel, that such Takeover Proposal constitutes a Superior Proposal and the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the Company’s stockholders under Delaware law.
     The Company cannot make a Company Adverse Recommendation Change, enter into a binding or non-binding letter of intent, agreement in principle, option agreement, merger agreement, acquisition agreement or other similar agreement in furtherance of a Takeover Proposal (other than a confidentiality agreement), or take any action (other than pursuant to the Merger Agreement) that would allow any person to acquire beneficial ownership of 20% or more of the Company’s common stock in response to a Superior Proposal until after the 3rd business day after Parent receives written notice from the Company advising Parent that the Board intends to make such Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal and the identity of the person making such Superior Proposal, and delivering any related documents and information related thereto (any amendment to the financial terms or other material terms of such Superior Proposal shall require an additional notice and 2 business day period).
     During such 3 business day period (and any applicable extension), at Parent’s election, the Company and Parent shall negotiate any adjustment, modification or amendment to the terms and conditions of the Merger Agreement to cause such Takeover Proposal to no longer constitute a Superior Proposal.
     At any time prior to obtaining the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of the Company’s common stock at the Special Meeting or any adjournment or postponement thereof in favor of the adoption and approval of the Merger Agreement and the Merger (the “Company Stockholder Approval”) and in accordance with the procedures set forth in the Merger Agreement, the Board may, in response to a Superior Proposal that did not result in a breach of the Merger Agreement, cause the Company to terminate the Merger Agreement if the Board shall have determined in good faith, after consultation with its independent financial advisors and its outside counsel, that such third party Takeover Proposal remains a Superior Proposal after giving effect to all of the adjustments, modifications and amendments thereto that may be offered by Parent, and, as a condition to and concurrent with such termination, pay the Parent Termination Fee.
Stockholders Meeting
     The Merger Agreement requires NationsHealth to, as soon as reasonably practicable after the date of the Merger Agreement, and in any event within 45 days after such date, prepare and file with the SEC this proxy statement and, subject to certain provisions, use reasonable best efforts to clear comments, if any, received from the SEC.
     The Merger Agreement also requires NationsHealth to call a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval of the Merger Agreement and the Merger, to be held as soon as reasonably practicable, and in any event within 60 days after the mailing of this proxy statement to the Company’s stockholders. Except in the case of a Company Adverse Recommendation Change, the proxy statement shall include the recommendation of the Board (acting upon the unanimous recommendation of the Special Committee) in favor of the adoption and approval of the Merger Agreement and the Merger, and the Board is required to use its reasonable best efforts to obtain from its stockholders the adoption and approval of the Merger Agreement and the Merger.

Reasonable Best Efforts
     The parties to the Merger Agreement have agreed to cooperate with each other and use (and will cause their respective subsidiaries to use) all reasonable best efforts to promptly (a) take all actions necessary to cause the conditions to closing the Merger to be satisfied as promptly as practicable and to consummate the Merger and (b) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any third party or governmental authority necessary to consummate the transactions contemplated by the Merger.
Indemnification and Insurance
     For 6 years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the Company’s and its subsidiaries’ directors or officers from certain claims asserted prior to, at or after the Effective Time to the fullest extent required by the Company’s and its subsidiaries’ organizational documents, any indemnification agreement between such officer or direct and the Company or any of its subsidiaries, or permitted under applicable law
     The Company shall obtain prior to the Effective Time “tail” insurance policies with a claims period of at least 6 years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope no less favorable than the existing policy of the Company for claims arising from facts or events that occurred on or prior to the Effective Time at a cost that does not exceed 300% of the annual premium currently paid by the Company for directors and officers insurance; or if the Company does not obtain such a “tail” policy, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than 6 years after the Effective Time, the Company’s and its subsidiaries’ directors and officers who are insured under the Company’s directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is no less favorable, taken as a whole, than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the such directors and officers insurance in excess of 300% of the annual premium currently paid by the Company for such insurance.
Employee Matters
     From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation, to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each of the employees of the Company who are employed as of the Effective Time arising under the terms of each of the Company’s benefit plans (other than any incentive compensation plan, each of which will be terminated at the Effective Time). Except for the Employment Agreements, in no event shall the Merger Agreement constitute or create an employment agreement with any employee of the Company.
Conditions to Consummate the Merger
     Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of various conditions, which include the following:
•	The holders of a majority of the outstanding shares of the Company’s common stock shall approve the Merger Agreement and the Merger;

•	No temporary restraining order, preliminary or permanent injunction or other judgment or order or other law, rule, legal restraint or prohibition shall be in effect preventing or rendering illegal the consummation of the Merger; and

•	The Rollover Financing shall have been consummated in accordance with the terms and conditions of the Rollover Financing Documents.

          In addition to the conditions set forth above, the obligations of each of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver of various conditions, which include the following:
•	The representations and warranties of the Company set forth in the Merger Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the date of the Merger Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	The Company shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

•	All required third party consents shall have been obtained in form and substance reasonably satisfactory to Parent;

•	There shall not have been or occurred any event, change, occurrence or circumstance that has had or would have a Company Material Adverse Effect;

•	On or before the Effective Time, the Company shall have terminated NationsHealth’s stock options plans and shall use its commercially reasonable efforts to terminate each outstanding warrant to purchase shares of NationsHealth’s common stock (other than the Bridge Loan Warrants and the Waiver Warrants, each of which shall automatically expire at the Effective Time) in accordance with the terms of the Merger Agreement;

•	The Company shall have filed the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware immediately prior to the Effective Time and shall have adopted the Company’s Amended and Restated Bylaws; and

•	The Company shall have adopted the Company 2009 Incentive Compensation Plan on or before the Closing Date, which shall be effective immediately after the Effective Time.
          In addition to the above, the obligation of NationsHealth to effect the Merger is subject to the satisfaction or waiver of various conditions, which include the following:
•	The representations and warranties of Parent and Merger Sub contained in the Merger Agreement, disregarding all qualifications and exceptions contained in the Merger Agreement relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the date of the Merger Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect;

•	Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date; and

•	There shall not have been or occurred any event, change, occurrence or circumstance that has had or would have a Parent Material Adverse Effect.
          At any time before the Merger, Parent and Merger Sub may waive the conditions applicable to NationsHealth and NationsHealth may waive the conditions applicable to Parent and Merger Sub. While circumstances may change, the parties do not expect that any conditions will be waived.

Termination of the Merger Agreement
          The Merger Agreement also grants the parties certain rights upon termination. The Merger Agreement may be terminated:
•	Upon Mutual Consent;

•	By either the Company or Parent if there has been a Walk-Away Date Termination;

•	By either the Company or Parent if there is a Restraint;

•	By either the Company or Parent if there is a Non-Stockholder Approval;

•	By either the Company or Parent is there is a Rollover Financing Breach;

•	By Parent if there is a Company Breach;

•	By Parent if a Company Adverse Recommendation Change has occurred;

•	By Parent if there is a Company MAE;

•	By Parent if there is a Proportionate Healthcare MAE;

•	By the Company if there is a Parent Breach;

•	By the Company if there is a Parent MAE; or

•	By the Company if there is an Alternative Transaction.
Effect of Termination of the Merger Agreement; Termination Fee
          It is possible the Merger will not be completed if NationsHealth’s stockholders do not approve and adopt the Merger Agreement and the Merger or if certain other conditions are not satisfied or waived or the Merger Agreement is terminated. The Merger Agreement provides for the payment of certain fees and expenses and the repayment of the Bridge Loan and Bridge Note in certain instances when the Merger Agreement is terminated.
          The maximum aggregate liability of Parent and Merger Sub, collectively, under the Merger Agreement shall be limited to the Parent Liquidated Damage Amount, which damages shall only be available if the Company terminates the Merger Agreement pursuant to a Parent Breach or a Parent MAE and Parent’s or Merger Sub’s breach triggering such termination shall have been willful.
          The maximum aggregate liability of the Company under the Merger Agreement shall be limited to the Company Liquidated Damage Amount, which damages shall only be available if Parent terminates the Merger Agreement pursuant to a Company Breach or Company MAE and the Company’s breach triggering such termination shall have been willful.
          If the Merger Agreement is terminated pursuant to a Mutual Consent, a Walk-Away Date Termination, a Restraint, a Rollover Financing Breach, a Company Breach (and such breach triggering such termination was not willful), a Company MAE (and such breach triggering such termination was not willful), a Proportionate Healthcare MAE, a Parent Breach (and such breach triggering such termination was not willful), or a Parent MAE (and such breach triggering such termination was not willful), the outstanding obligations under the Bridge Loan shall be paid on or before the Maturity Date. During the Thirty Day Post-Maturity Period, the Company and/or the MHR Holders shall have the right to pay or purchase all of such obligations. In the event that all of the outstanding obligations under the Bridge Loan and Bridge Note have not been paid or purchased in full before the expiration of the Thirty

Day Post-Maturity Period, then, for the Parent’s Post-Maturity Election Period, Parent shall have the option, in its sole and absolute discretion, to either (a) consummate a Senior Indebtedness Purchase or (b) exercise the Bridge Loan Conversion; provided, that if the Merger Agreement is terminated due to a Proportionate Healthcare MAE, a Parent Breach (and such breach triggering such termination was not willful) or a Parent MAE (and such breach triggering such termination was not willful), Parent’s option and ability to exercise the Bridge Loan Conversion shall be immediately terminated. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Maturity Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan Documents (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between the Senior Lender, Parent, and/or the MHR Holders, as the case may be). In the event Parent (x) consummates a Senior Indebtedness Purchase before the expiration of the Thirty Day Post-Maturity Period, (y) consummates a Bridge Loan Indebtedness Transfer before the expiration of Thirty Day Post-Maturity Period, or (z) consummates a Bridge Loan Indebtedness Transfer (other than to the MHR Holders) following the Thirty Day Post-Maturity Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated.
          In the event the Merger Agreement is terminated pursuant to a Parent Breach (and such breach triggering such termination was willful), or a Parent MAE (and such breach triggering such termination was willful), any and all outstanding obligations owed by the Company and its subsidiaries under the Bridge Loan and Bridge Note shall immediately be forgiven and the Bridge Loan Documents shall terminate pursuant to the terms and conditions set forth therein.
          If the Merger Agreement is terminated pursuant to a Company Breach (and such breach triggering such termination was willful), a Company MAE (and such breach triggering such termination was willful), a Non-Stockholder Approval, or a Company Adverse Recommendation Change, (a) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date, and (b) the outstanding obligations under the Bridge Loan and Bridge Note shall be paid on or before the Maturity Date. During the Thirty Day Post-Termination Period, the Company and/or the MHR Holders shall have the right to pay or purchase all of such obligations. In the event that all of the outstanding obligations owed by the Company to Parent under the Bridge Loan and Bridge Note have not been paid or purchased in full prior to expiration of the Thirty Day Post-Termination Period, then, for the Parent’s Post-Termination Election Period, Parent shall have the option, in its sole and absolute discretion, to either (v) consummate the Senior Indebtedness Purchase or (w) exercise the Bridge Loan Conversion. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Termination Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan Documents (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between the Senior Lender, Parent, and/or the MHR Holders, as the case may be). In the event Parent (x) consummates a Senior Indebtedness Purchase before the expiration of the Thirty Day Post-Termination Period, (y) consummates a Bridge Loan Indebtedness Transfer before the expiration of Thirty Day Post-Termination Period, or (z) consummates a Bridge Loan Indebtedness Transfer (other than to the MHR Holders) following the Thirty Day Post-Termination Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated.
          If the Merger Agreement is terminated pursuant to an Alternative Transaction, (a) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date and (b) any and all outstanding obligations under the Bridge Loan Documents shall be paid as a condition to and concurrently with such termination.
          If the Merger Agreement is terminated by (a) the Company or Parent pursuant to a Consummated Takeover Proposal, (b) Parent pursuant to a Company Willful Breach (c) Parent pursuant to a Company Adverse Recommendation Change, or (d) the Company pursuant to an Alternative Transaction, then in the event of (i) a Consummated Takeover Proposal, a Company Adverse Recommendation Change or an Alternative Transaction, (A) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date, (B) the Company shall pay to Parent a fee in a cash amount equal to the Termination Fee and (C) the Company shall be subject to the remaining obligations under the Bridge Loan Documents and (ii) a Company Willful Breach, (A) the Bridge Loan Warrants shall be exercisable within 15 days of such termination date, (B) the Company shall pay to Parent a fee in a cash amount equal to the Company Liquidated Damage Amount and (C) the Company shall be subject to the remaining obligations under the Bridge Loan Documents.
          Any payment required to be made pursuant to (a) a Consummated Takeover Proposal shall be made by the Company to Parent any time on or before the execution of a definitive agreement contemplated by a Takeover Proposal, (b) a Company Willful Breach or a Company Adverse Recommendation Change shall be made by the Company to Parent concurrently with such termination, and (c) an Alternative Transaction shall be made by the Company to Parent as a condition to and concurrently with such termination.
          If the Company successfully enforces its specific performance and/or other legal and equitable rights and remedies under the Merger Agreement, the Company shall not be entitled to the Parent Liquidated Damage Amount and the Company’s sole and exclusive remedy shall be specific performance and/or any other legal and equitable rights and remedies. If Parent and/or Merger Sub successfully enforces its specific performance and/or other legal and equitable rights and remedies under the Merger Agreement, Parent and/or Merger Sub shall not be entitled to the Company Liquidated Damage Amount or the Termination Fee, and Parent’s and/or Merger Sub’s sole and exclusive remedy shall be specific performance and/or any other legal and equitable rights and remedies.
Amendment, Extension and Waiver
          Pursuant to the terms of the Merger Agreement, at any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects by the mutual written consent of the parties, by action taken by their respective boards of directors; provided, that following receipt of the approval of the Merger by the Company’s stockholders, the parties cannot amend the Merger Agreement in any manner that would require further approval by the stockholders of the Company under applicable law. Furthermore, at any time prior to the Effective Time, any party may, subject to applicable law, (a) waive any inaccuracies in the representations and warranties of any other party set forth in the Merger Agreement, (b) extend the time for the performance of any of the obligations or acts of any other party pursuant to the Merger Agreement or (c) waive compliance by any other party with any of the agreements set forth in the Merger Agreement or waive any of such party’s conditions.
          While it has the legal ability to do so, the Board anticipates that it would use its ability to waive any inaccuracies of representations and warranties, breaches of covenants or failures of conditions included for NationsHealth’s benefit in the Merger Agreement if, and only if, such waivers would not materially adversely affect the amount, type or certainty of receipt of the consideration to be received by NationsHealth stockholders in connection with the Merger. The Board does not believe it would or would be required to re-solicit stockholder proxies as a result of any such waiver, although any final decision on that issue would have to be made at the time of any such waiver based on the facts and circumstances then prevailing.

THE TRANSACTION DOCUMENTS
          The following is a brief summary of the material provisions of the Transaction Documents entered into by the Company in connection with the corresponding Transaction Documents. This summary is not a complete statement of all applicable provisions in the Transaction Documents and the description in this summary and elsewhere in this proxy statement is qualified in its entirety by reference to the corresponding Transaction Documents, a copy of each of which is filed with the SEC in the Company’s Current Report on Form 8-K, dated on May 5, 2009 (file no. 000-50348; film no. 09795409) or Form 8-K, dated on May 6, 2009 (file no. 000-50348; film no. 09802608) and in each case incorporated by reference into this proxy statement. The Transaction Documents have been filed with the SEC to provide you with information regarding their terms and the legal relationship and risk allocation between the contracting parties. It is not intended to provide any other factual information about the parties. Such information can be found elsewhere in this proxy statement and in other public filings of NationsHealth makes with the SEC, which are available without charge at www.sec.gov. NationsHealth encourages you to read the Transaction Documents carefully.
          The representations and warranties described below and included in the Transaction Documents were made by the parties to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the corresponding Transaction Documents and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Transaction Documents are described in this proxy statement and included in the Company’s Current Report on Form 8-K, dated May 5, 2009 (file no. 000-50348; film no. 09795409) only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses.
          In connection with the Merger Agreement, the Company entered into the following documents:
Limited Guaranty
          Concurrently with the execution of the Merger Agreement, ComVest and the Company entered into the Limited Guaranty pursuant to which ComVest has agreed to guaranty the amount and funding of the Bridge Loan, the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised).
Merger Voting Agreement
          In connection with the Merger Agreement, certain stockholders of the Company (including certain members of the Company’s management and certain members of the Board, representing over 50% of the issued and outstanding shares of the Company’s common stock, entered into the Merger Voting Agreement with Parent, Merger Sub and the Company, whereby such stockholders agreed to vote the shares of common stock owned and/or controlled by such stockholders for the adoption and approval of the Merger Agreement and the Merger.
Bridge Loan Financing
Bridge Loan and Bridge Note
          Concurrently with the execution of the Merger Agreement, Parent and the Borrowers, entered into the Bridge Loan and the Bridge Note to provide the Borrowers with adequate working capital to meet the objectives of their respective business plans. An aggregate of $200,000 of the aggregate principal amount of the Bridge Loan and the Bridge Note was assigned by Parent to Mr. Lama. Subject to the terms and conditions of the Bridge Loan and the Bridge Note, the Bridge Loan and the Bridge Note shall (a) be subordinated to the Borrower’s obligations to the Senior Lender and be senior to the Borrower’s obligations to the MHR Lenders, (b) have a monthly cash interest payment based on an interest rate of ten percent (10%) per annum (which interest rate shall be increased by 2% at the end of the each three month period (not to exceed the lesser of 18% per annum and the maximum interest rate allowed by law) commencing on the termination date of the Merger Agreement), (c) be due and payable on the

Maturity Date; provided that upon termination of the Merger Agreement by Parent due to a willful breach by the Company, the Bridge Loan will be due within 30 days of such termination, and (d) be used to pay a portion of the transaction fees and for the Company’s general business purposes, working capital, growth capital and capital expenditures. The Bridge Loan may not be prepaid without the consent of Parent. In connection with the Bridge Loan, the Company issued the Bridge Loan Warrants to Parent.
          At the Effective Time, the outstanding principal amount of the Bridge Loan will automatically be converted into shares of the Surviving Corporation’s Series A Preferred Stock at $0.12 per share in accordance with the terms and conditions set forth in the Merger Agreement, the Bridge Loan and the Bridge Note. In the event that the Merger Agreement is terminated under certain circumstances and in the event all of the outstanding obligations under the Bridge Loan have not been paid or purchased in full on or before the Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as the case may be, Parent will, so long as it has not consummated a Senior Indebtedness Purchase as set forth in the Merger Agreement, have the option during Parent’s Post-Maturity Date Election Period or Parent’s Post-Termination Election Period, as the case may be, to exercise the Bridge Loan Conversion into 30 million shares of the Company’s Series A-1 Preferred Stock, which shares of Series A-1 Preferred Stock will be convertible into 60 million shares of the Company’s common stock (subject to anti-dilution adjustments to ensure that the shares issued upon conversion of the Company’s Series A-1 Preferred Stock represent approximately 60% of the Company’s outstanding common stock), all in accordance with the terms and conditions set forth in the Merger Agreement, the Bridge Loan, the Bridge Note, and the Company’s Series A-1 Convertible Preferred Stock Certificate of Designation (the “Certificate of Designation”).
Bridge Loan Warrants
          The Bridge Loan Warrants will become exercisable at an exercise price of $0.01 per share (subject to adjustments), in the event the Merger Agreement is terminated by Parent due to a willful breach by the Company, or if the approval of the adoption of the Merger Agreement and the Merger by the Company’s stockholders shall not have been obtained, or if a Company Adverse Recommendation Change shall have occurred, or if the Company enters into a definitive agreement contemplated by a Takeover Proposal from an alternative purchaser, and will remain exercisable until 5:00 p.m. Eastern time on the 10th anniversary of the date on which the Bridge Loan Warrants become exercisable. At the Effective Time, the Bridge Loan Warrants will be null and void and have no force or effect in such event.
Certificate of Designation
          In connection with the Bridge Loan and the Bridge Note and in order to provide for the rights and remedies of the Bridge Loan Conversion, on April 30, 2009, the Company filed the Company’s Certificate of Designation with the Secretary of State of the State of Delaware, which provides for the rights, preferences and privileges of the holders of the Company’s Series A-1 Preferred Stock, including certain anti-dilution adjustments to ensure that the shares issued upon conversion of the Company’s Series A-1 Preferred Stock represent approximately 60% of the Company’s outstanding common stock. At the Effective Time, the Certificate of Designation will be replaced by the Company’s Amended and Restated Certificate of Incorporation and will be null and void and have no force or effect in such event.
Exchange and Rollover Agreement
          Contemporaneously with the execution of the Merger Agreement, the Rollover Stockholders entered into the Exchange and Rollover Agreement with Parent, Merger Sub and the Company, whereby immediately before the Effective Time, each of the Rollover Stockholders shall consummate the Exchange. The Exchange and Rollover Agreement will become effective only upon the occurrence of the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.
Equity Financing — Preferred Stock Investment and Preferred Stock Investment Option
          At the Effective Time, Parent shall make the Preferred Stock Investment, the proceeds of which shall be used to fund the Aggregate Merger Consideration pursuant to the Merger Agreement and to pay the remaining transaction fees and for the Company’s general business purposes, working capital and growth capital. During the period commencing at the Effective Time and ending on the first anniversary thereof, Parent shall have the right to exercise the Preferred Stock Investment Option.
Preferred Stock Investment Documents
          To fund the Aggregate Merger Consideration, the Company and Parent entered into the Series A Preferred Stock Purchase Agreement. In furtherance of the transactions contemplated by the Series A Preferred Stock Purchase Agreement, the Exchange and Rollover Agreement and the MHR Waiver and Consent, and in order to set forth the relative rights of the holders of the Surviving Corporation’s Series A Preferred Stock and common stock, Parent, the MHR Holders, Mr. Lama, and the Senior Managers entered into the following agreements, each of which becomes effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms: (a) the Right of First Refusal and Co-Sale Agreement, (b) the Investor Rights Agreement, and (c) the Voting Agreement.
          Series A Preferred Stock Purchase Agreement
          In connection with Merger and at the Effective Time, Parent shall purchase and the Company shall sell 41,666,667 shares of Surviving Corporation’s Series A Preferred Stock, as described above under “Equity Financing Preferred Stock Investment and Preferred Stock Investment Option.” The rights, preferences and privileges of the Surviving Corporation’s Series A Preferred Stock are set forth in the Company’s Amended and Restated Certificate of Incorporation.
          Right of First Refusal and Co-Sale Agreement
          As a condition to Parent’s purchase of the Series A Preferred Stock and entering into certain agreements related thereto, Parent, the Company, the MHR Holders, the Senior Managers, Mr. Lama and RGGPLS, LLC executed the Right of First Refusal and Co-Sale Agreement for the purposes of, among others, setting forth certain rights and obligations of the parties thereto as stockholders of the Surviving Corporation, and certain restrictions, with respect to the transfer of securities of the Surviving Corporation.
               General Transfer Restrictions
               Subject to the terms, conditions and exceptions set forth in the Right of First Refusal and Co-Sale Agreement, neither the MHR Holders, the Senior Managers, Mr. Lama nor RGGPLS, LLC may sell, give, pledge, transfer, encumber, or otherwise dispose of all or any portion of their respective Capital Stock (as defined in the Right of First Refusal and Co-Sale Agreement), whether now owned or acquired subsequent to the date of the Right of First Refusal and Co-Sale Agreement, except as may otherwise be specifically provided for in the Right of First Refusal and Co-Sale Agreement. The Right of First Refusal and Co-Sale Agreement shall not apply to or restrict the transfer of the Second Amended and Restated Notes by the MHR Holders.
               Right of First Refusal
               Subject to certain exceptions, if any time any of the Senior Managers, Mr. Lama or RGGPLS, LLC proposes to transfer any shares of Capital Stock, among other transfer restrictions described more fully in the Right of First Refusal and Co-Sale Agreement, such stockholders must provide the Company and Parent a written notice thereof (a “Key Holder Proposed Transfer Notice”), which must include the identity of such transferee, a description of the type of, and the number of shares of, common stock such stockholder desires to transfer, the purchase price for thereof, and other material terms and conditions for such disposition. In the event the Company does not purchase all of such Capital Stock, each of the Senior Managers, Mr. Lama and/or RGGPLS, LLC must provide Parent a right to purchase all or any portion of such Capital Stock not purchased by the Company at the price and on the terms set forth in the Key Holder Proposed Transfer Notice.

               Right of Co-Sale
               If any Capital Stock set forth in a Key Holder Proposed Transfer Notice is not purchased and thereafter is to be sold to a transferee, Parent may elect to participate in such transfer on a pro rata basis and on the same terms and conditions specified in the Key Holder Proposed Transfer Notice.
               Right of First Offer
               Subject to certain exceptions, if at any time any of the MHR Holders desire to transfer any shares of Capital Stock, among other transfer restrictions described more fully in the Right of First Refusal and Co-Sale Agreement, the MHR Holders must provide Parent written notice thereof (the “Offer Notice”), which must include a description of the type of, and the number of shares of, common stock the MHR Holders desire to transfer (the “Offered Shares”), the purchase price for the Offered Shares, and other material terms and conditions for such disposition. Parent will have the right to purchase the Offered Shares at the price and on the terms set forth in the Offer Notice (the “Right of First Offer”), for a period of 30 days after receipt of the Offer Notice. To the extent that Parent does not exercise its Right of First Offer, the MHR Holders may transfer the Offered Shares to a third-party transferee during the 90 day period after the expiration of the Right of First Offer, at a price not less than and on material terms no more favorable to the third party offeree than those set forth in the Offer Notice.
               Tag Along Rights
               In the event that Parent (or any of its affiliates) proposes to transfer any Capital Stock (a “Parent Proposed Transfer”), Parent must provide to the other stockholders party to the Right of First Refusal and Co-Sale Agreement written notice thereof (the “Parent Proposed Transfer Notice”) not later than 45 days prior to the consummation of such Parent Proposed Transfer, which notice shall (a) state Parent’s intention to transfer or sell Capital Stock to a transferee, the identity of such transferee, the amount and types of Capital Stock proposed to be transferred, the per share purchase price (which shall be reflected on an as converted to common stock basis) for such Capital Stock and a summary of the other material terms of the transfer (including, without limitation, the proposed transfer date) and (b) invite the other stockholders party to the Right of First Refusal and Co-Sale Agreement to sell a pro rata portion of such Capital Stock being transferred (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) in the Parent Proposed Transfer at the same per share purchase price (which shall be reflected on an as converted to common stock basis), in the same form of consideration, and on the terms and conditions, set forth in the Parent Proposed Transfer Notice.
               Drag Along Rights
               In the event of an Approved Drag-Along Sale (as defined in the Right of First Refusal and Co-Sale Agreement) and subject to other limitations set forth in the Right of First Refusal and Co-Sale Agreement, the stockholders and the other persons party to the Right of First Refusal and Co-Sale Agreement from time to time are required to, among other things, (a) sell their respective Share Equivalents (as defined in the Right of First Refusal and Co-Sale Agreement) in connection with such Approved Drag-Along Sale and (b) vote for, consent to, raise no objections to, and not contest such Approved Drag-Along Sale, all as described more fully in the Right of First Refusal and Co-Sale Agreement.
          Investor Rights Agreement
               Registration Rights
               The Company agreed to grant registration rights to the MHR Holders and Parent and certain other stockholders with respect to certain securities of the Surviving Corporation held by them at any time now or in the future, as described more fully in the Investor Rights Agreement (such covered securities, the “Registrable Securities”).

                    Demand Registration Rights
                    Upon the terms and conditions more fully described in the Investor Rights Agreement, the MHR Holders may require on up to 2 occasions that the Surviving Corporation register the Registrable Securities held by the MHR Holders on Form S-1 at any time following the 1 year anniversary of an initial public offering; provided, that the Surviving Corporation shall grant to the MHR Holders an additional demand registration for each year the Surviving Corporation is not in compliance with the rules and regulations of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and, as a result, is not eligible to use a Form S-3, which additional demand registrations shall not exceed 2 in the aggregate.
                    Form S-3 Registration Rights
                    The MHR Holders have the right to require, on an unlimited number of occasions, that the Surviving Corporation register their shares of Registrable Securities on a Form S-3 or other short-form registration statement that may be available, subject to certain limitations described in the Investor Rights Agreement.
                    Piggy-back Registration Rights
                    If at any time after the date a registration statement for an initial public offering is declared effective by the SEC or at such earlier time to the extent other stockholders are granted the right to registration before such time, the Surviving Corporation proposes to file a registration statement under the Securities Act with respect to an offering of equity or debt securities solely for cash, then those certain stockholders, including the MHR Holders, the Senior Managers, Mr. Lama and/or RGGPLS, LLC, will have the right to include in the registration statement their Registrable Securities and other securities with respect to which registration rights have been granted, subject to, in each case, the limitations set forth in the Investor Rights Agreement.
               Preemptive Rights
               Each time the Surviving Corporation proposes to sell any equity securities of the Surviving Corporation and/or its subsidiaries, as well as any rights, options, or warrants to purchase equity securities of the Surviving Corporation and/or its subsidiaries, or securities that are, or may become, convertible or exchangeable into or exercisable for equity securities of the Surviving Corporation and/or its subsidiaries, as described more fully in the Investor Rights Agreement, (the “New Securities”), subject to certain excluded issuances, the Surviving Corporation must also make an offering of such securities to the MHR Holders, the Senior Managers, Mr. Lama and RGGPLS, LLC (collectively, the “Preemptive Stockholders”), who may elect to purchase, at the price and on the terms specified in the preemptive rights notice provided by the Surviving Corporation to the Preemptive Stockholders, up to each such Preemptive Stockholder’s pro rata portion of such securities, as more fully described in the Investor Rights Agreement.
               In the event Parent or any of its affiliates proposes to make or participate as a lender in making a loan to or purchasing debt securities from the Surviving Corporation and/or any of its subsidiaries (a “Debt Transaction”), each other Preemptive Stockholder shall have the right to participate in such Debt Transaction on the same terms and conditions as Parent or any of its affiliates, and such Debt Transaction shall be subject to the preemptive rights provisions in the Investor Rights Agreement as if such loan or debt security were a New Security.
          Voting Agreement
          The Voting Agreement provides that the stockholders of the Surviving Corporation agree to, among other things, vote their respective voting securities of the Surviving Corporation owned beneficially or of record by such stockholders in favor of electing such members of the board of directors of the Surviving Corporation as are designated in accordance with the Voting Agreement, and grant voting rights to certain stockholders of the Surviving Corporation.

          After the Effective Time, so long as Parent meets the Parent Ownership Threshold, Parent may elect 4 individuals to the Surviving Corporation’s board of directors.
          After the Effective Time, so long as the MHR Holders meet the MHR Holders Ownership Threshold, the MHR Holders may elect 1 individual to the Surviving Corporation’s board of directors.
          After the Effective Time, so long as Glenn Parker meets the Glenn Parker Ownership Threshold, Glenn Parker may elect 1 individual to the Surviving Corporation’s board of directors.
          After the Effective Time, 1 director with experience in the healthcare industry and previous experience as a board member or senior executive for a company that operates within the healthcare industry, shall be designated by the mutual agreement of Parent and Glenn Parker so long as Glenn Parker meets the Glenn Parker Ownership Threshold.
          At any time that Glenn Parker is a member of the board of directors of the Surviving Corporation’s board of directors and satisfies the Glenn Parker Ownership Threshold, the Surviving Corporation’s board of directors will not, nor will it cause the Surviving Corporation to, either directly or indirectly, do any of the following without the written consent or affirmative vote of Glenn Parker as a director on the Surviving Corporation’s board of directors:
•	cause the Surviving Corporation to engage in a business not related to the healthcare industry;

•	alter or change the rights, preferences or privileges of the Series A Preferred Stock or the Surviving Corporation’s common stock in the Surviving Corporation’s Amended and Restated Certificate of Incorporation;

•	cause, allow or permit the Surviving Corporation to enter into any transaction with Parent or any of its affiliates (other than in connection with the Preferred Stock Investment, the Preferred Stock Investment Option, or the exercise of by Parent or any of its affiliates of any preemptive rights granted to such party), unless the terms and conditions of such transaction are commercially reasonable and at least as favorable to the Surviving Corporation as the terms and conditions that the Surviving Corporation could have obtained for such a transaction had such transaction been consummated at arm’s length with an unrelated third party; provided, that if such transaction involves the sale by the Surviving Corporation to Parent or any of its affiliates of any of the Surviving Corporation’s securities, then such sale must be for a legitimate purpose and the purchase price for such securities will be the fair market value of such securities as determined by (a) the Surviving Corporation’s board of directors or (b) at the election of Glenn Parker, an appraiser (at the Surviving Corporation’s expense), who shall be a recognized investment banking firm; or

•	amend or repeal any provision of the Surviving Corporation’s organizational documents in a manner that would amend or repeal any of the immediately preceding voting rights.
Amended and Restated Certificate of Incorporation
          In connection with the Preferred Stock Investment, immediately prior to the Effective Time, the Company shall file the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which shall provide for the rights, preferences and privileges of the holders of the Surviving Corporation’s Series A Preferred Stock and common stock, the composition of the Surviving Corporation’s board of directors, voting rights of certain stockholders of the Surviving Corporation, and the indemnification of the Surviving Corporation’s officers and directors. The Amended and Restated Certificate of Incorporation will become effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.
          The Amended and Restated Certificate of Incorporation provides Glenn Parker with the identical voting rights described above under the caption “Transaction Documents — Preferred Stock Investment Documents — Voting Agreement”.

Amended and Restated Bylaws
          In connection with the Preferred Stock Investment, at the Effective Time the Company’s Amended and Restated Bylaws shall become the bylaws of the Surviving Corporation and shall provide for the powers, duties and responsibilities of the Surviving Corporation’s officers and directors. The Amended and Restated Bylaws will become effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.
Management Agreement
          Concurrently with the execution of the Merger Agreement, the Company and ComVest Advisors, LLC, a Florida limited liability company and affiliate of ComVest (“ComVest Advisors”) entered into a Management Agreement, dated April 30, 2009 (the “Management Agreement”), pursuant to which, after the Effective Time, ComVest Advisors shall provide management and advisory services to the Company. Under the terms of the Management Agreement, beginning on the first anniversary of the Effective Time, the Company shall pay ComVest Advisors a management fee equal to $25,000 per month, and under certain circumstances upon consummation of an acquisition, a fee equal to 2% of the aggregate enterprise value of such acquisition. The Management Agreement becomes effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.
Debt and Rollover Financing
Waivers and Consents
          In connection with the transactions contemplated by the Merger Agreement, the Bridge Loan and the Bridge Note, the Company requested from the Senior Lender and the MHR Lenders, as holders of existing indebtedness under the Company’s credit facility and outstanding $15.0 million aggregate principal amount of the Prior Notes, and such holders agreed, subject to the satisfaction or waiver of certain conditions precedent, to provide and enter into (a) the Senior Lender Waiver and Consent, (b) the MHR Waiver and Consent, (c) the Fourth Amended and Restated Credit Agreement, and (d) the Notes, and (e) the Second Amended and Restated Notes, in each case in connection with the Rollover Financing.
          The Senior Lender Waiver and Consent and the Fourth Amended and Restated Credit Agreement provide, among other things, (a) a waiver of certain events of default and cross-defaults that would occur under the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of April 11, 2007, between the Borrowers and the Senior Lender, as a result of the execution of the Merger Agreement, (b) consent to the Borrower’s obligations under the Bridge Loan and Bridge Note, and (c) subject to the satisfaction of the conditions precedent in the Fourth Amended and Restated Credit Agreement, a waiver of a change of control that would result from the Merger or the Bridge Loan Conversion as of the Effective Time.
          The MHR Waiver and Consent and the Notes provide, subject to the satisfaction of certain conditions precedent, (a) a waiver of certain events of default and cross-defaults that would occur under the Prior Notes as a result of the execution of the Merger Agreement, (b) consent to enter into a subordination agreement for the subordination of the security interests and repayment obligations of the Notes to the security interests and repayment obligations of the Issuers to Parent under the Bridge Loan and Bridge Note, and (c) a waiver of certain redemption rights in the event of a change of control under the Prior Notes as a result of the execution of the Merger Agreement, or under the Notes upon the consummation of the Merger, or the change of control that would result from the Bridge Loan Conversion.
Fourth Amended and Restated Credit Agreement with the Senior Lender
          In connection with the transactions contemplated by the Merger Agreement, the Company entered into the Fourth Amended and Restated Credit Agreement. The Fourth Amended and Restated Credit Agreement maintained the $10,000,000 revolving credit facility (the “Revolving Loan”) and the multi-draw term loan (the “Term Loan”) in the original principal amount of $7,000,000. The Term Loan was utilized to finance the acquisition of providers of diabetic supplies, and the Company is no longer permitted to make any draws under such facility. The terms of the

Fourth Amended and Restated Credit Agreement are similar to those contained in the Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of April 11, 2007, between the Borrowers and the Senior Lender, except that, among other things, the financial covenants set forth in the Fourth Amended and Restated Credit Agreement have been modified to provide that the Borrowers will comply with a certain set of financial covenants prior to the Effective Time or the Bridge Loan Conversion and an alternate set of financial covenants after the Effective Time or Bridge Loan Conversion. Prior to the Effective Time or Bridge Loan Conversion, the Borrowers will be required to comply with Minimum EBITDA, Fixed Charge Coverage Ratio, Cash Velocity, Active Diabetes Customers, and Minimum Liquidity covenants. After the Effective Time or the Bridge Loan Conversion, the Minimum EBITDA covenant will be removed and a new Permitted Acquisition Expenditures covenant will be added, which will provide the Company with greater flexibility in making acquisitions in the healthcare industry.
          Interest on the outstanding principal balance of the Revolving Loan is payable monthly at an annual rate of prime plus 3.0%, and interest on the outstanding principal balance of the Term Loan is payable monthly at an annual rate of prime plus 6.0%. In each case, the minimum prime rate will be the per annum rate of 5.25%. Payment of the principal balance outstanding under the Term Loan is to be made on a straight-line basis, according to an amortization schedule, in 29 consecutive monthly installments, which commenced on January 1, 2008. The Term Loan matures on April 30, 2010, and the Revolving Loan matures on April 30, 2011, unless extended or terminated by the Senior Lender in accordance with the terms of the Fourth Amended and Restated Credit Agreement.
Notes with the MHR Lenders; Warrants Issued to the MHR Lenders
          In exchange for the MHR Waiver and Consent, the Issuers and the MHR Lenders agreed, among other things, (a) to enter into the Notes issued in exchange for the Prior Notes, effective as of April 30, 2009, to, among other things, modify certain restrictive covenants, to adjust the conversion price of the Notes to $3.40 per share of the Company’s common stock (subject to certain further adjustments) and to issue to the MHR Lenders the Waiver Warrants, and (b) to further amend and restate the Notes effective as of the Effective Time in the form of the Second Amended and Restated Notes to, among other things, further amend certain restrictive covenants, delete certain redemption provisions and reduce the change of control premium, to issue to the MHR Lenders the Merger Warrants and (c) to effect the Exchange and Rollover Agreement and enter into the Preferred Stock Investment Documents.
          The Notes represent an amendment and restatement of the Prior Notes. The Notes continue to accrue interest at a rate of 7-3/4% per annum, compounded monthly, based on a 360-day year and mature on February 28, 2012. The terms of the Notes allow the MHR Lenders, at their discretion, to convert all or part of the Notes into shares of the Company’s common stock. The number of shares of the Company’s common stock to be delivered upon such conversion shall be determined by dividing the amount of principal and interest under the Notes being converted by a conversion price of $3.40 (subject to adjustment), which are currently convertible into an aggregate of 4,411,763 shares of the Company’s common stock.
          The Notes contain restrictive covenants that limit the Issuers’ ability to, among other things (a) incur additional debt, (b) create or permit liens on certain assets to secure debt, (c) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments, (d) make certain investments, (e) sell certain assets, and (f) enter into certain transactions with their affiliates.
          The Notes may be redeemed at the option of the Issuers under certain circumstances, and upon a change of control transaction (excluding any change of control resulting from the Merger or the Bridge Loan Conversion). If any Note is redeemed at the option of the Issuers other than upon a change of control transaction, the MHR Lenders may receive, at their discretion, either (a) the principal amount plus any accrued and unpaid interest of the Notes being redeemed plus warrants exercisable for such number of shares of the Company’s common stock the MHR Lenders would have received had the Notes being redeemed been converted immediately prior to such redemption, which warrants shall have an exercise price equal to the conversion price of the Notes in effect immediately prior to issuance of the warrant, and shall expire on February 28, 2012, or (b) 110% of the outstanding principal amount of the Notes being redeemed plus any accrued and unpaid interest thereon (the “Premium Redemption Price”). If a Note is redeemed pursuant to a change of control transaction, the Issuers may redeem the Notes at the Premium

Redemption Price, or if the Issuers do not act, the MHR Lenders may choose to either receive the Premium Redemption Price or require that the surviving entity assume the obligations of the Note.
          At the Effective Time, the Issuers have agreed to execute and deliver (and the MHR Lenders have agreed to accept) the Second Amended and Restated 7 3/4% Convertible Secured Notes, issued by the Issuers (the “Second Amended and Restated Notes”) in exchange for the Notes, each of which shall contain terms substantially similar to the Notes; provided that, among other things, the Premium Redemption Price will be reduced to 105%, and the MHR Lenders will agree to waive certain redemption payments payable by the Company to the MHR Lenders due in February 2010.
          The Waiver Warrants will become exercisable in whole or in part at an exercise price of $0.05 per share (subject to adjustments) upon the occurrence of the Bridge Loan Conversion, and will remain exercisable until 5:00 p.m. Eastern time on the 10th anniversary of the date on which the Waiver Warrants become exercisable. The Waiver Warrants will be exercisable into a number of shares of the Company’s common stock equal to 10% of the total number of shares of the Company’s common stock outstanding on a fully diluted basis immediately following the Bridge Loan Conversion, which number is subject to adjustment pursuant to the terms of the Waiver Warrants. At the Effective Time, the Waiver Warrants will be deemed null and void, and of no further force and effect, and the MHR Lenders will exchange the Notes for the Second Amended and Restated Notes and the Merger Warrants.
          The Merger Warrants will be issued as of and will become exercisable at an exercise price of $0.12 per share (subject to adjustments) at the Effective Time, and will remain exercisable until 5:00 p.m. Eastern time on the 8th anniversary following the date on which the Merger Warrants are issued. The Merger Warrants are exercisable into shares of the Surviving Corporation’s common stock equal to 10% of the total number of shares of common stock on a fully diluted basis immediately following the Effective Time. Moreover, if Parent were to exercise the Preferred Stock Investment Option, then the number of shares of common stock that may be acquired upon exercise of the Merger Warrants will be increased to reflect a recalculation of the 10% figure as if such purchases had occurred at the Effective Time.
Subordination Agreements
          Under the terms of the Notes, the MHR Lenders hold a security interest on each Issuer’s tangible and intangible personal property, which security interest and repayment obligations on the Notes have been subordinated to the security interest held by, and payment obligations owed to, the Senior Lender pursuant to the Amended and Restated Subordination Agreement, dated as of April 30, 2009 (the “Amended and Restated Subordination Agreement”), by and among the Senior Lender, the MHR Lenders (and acknowledged by the Issuers), Parent and MSL Family, LLC (as holders of the Bridge Loan), and pursuant to the Subordination Agreement, dated as of April 30, 2009 (the “Subordination Agreement”), by and among Parent, MSL Family, LLC and the MHR Lenders (and acknowledged by the Issuers). Under the terms of the Bridge Loan, Parent holds a security interest on each Borrower’s tangible and intangible personal property, which security interest and repayment obligations on the Bridge Note have been subordinated to the security interest held by, and payment obligations owed to, the Senior Lender, pursuant to the Senior Subordination Agreement, dated as of April 30, 2009 (the “Senior Subordination Agreement” and together with the Amended and Restated Subordination Agreement and the Subordination Agreement, the “Subordination Agreements”), by and among Parent, MSL Family, LLC and the Senior Lender (and acknowledged by the Borrowers).
Employment Agreements
          As part of the transactions contemplated by the Merger Agreement, the Company entered into the Employment Agreements and the Lama Letter Agreement. The Employment Agreements become effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms. The Lama Letter Agreement will be deemed null and void and of no further force and effect at the earlier of the Effective Time or termination of the Merger Agreement.

          Unless otherwise noted below for a particular employee, each of the Employment Agreements has the following similar terms:
•	Commences at the Effective Time and continues for a period of 4 years with automatic renewal provisions.

•	Compensation includes a base salary and an annual incentive bonus. The annual incentive bonus for 2009 is based on the Adjusted EBITDA (as defined in each of the Employment Agreements) of the Surviving Corporation and its subsidiaries.

•	Grants the employee stock options to purchase shares of the Surviving Corporation’s common stock, which will vest over a 4 year period, with 25% vesting on the first anniversary date of the Effective Time and the remaining portion vesting over a 3 year period in equal 6 month installments.

•	The stock options will immediately vest upon the occurrence of (a) termination of the employee by the Surviving Corporation without cause, (b) termination by the employee for good reason, (c) upon the death of the employee, (d) termination of employee’s employment due to disability, or (e) change of control of the Surviving Corporation. Vested options are exercisable for a 10 year period commencing on the date the option is granted.

•	May be terminated for cause, without cause or for good reason. Termination with cause may occur if (a) the employee violates the confidentiality provisions of the Employment Agreement, (b) the employee breaches any of employee’s obligations under the Employment Agreement and such breach is not cured 30 days after notice from the Surviving Corporation, (c) the Surviving Corporation is directed by regulatory or governmental authorities to terminate employee’s employment due to acts of the employee, (d) the employee is convicted of, or enters into, a plea of guilty or no contest to a felony (other than a felony resulting from a minor traffic violation), (e) the employee misappropriates a material corporate opportunity of the Surviving Corporation or its subsidiaries in the healthcare industry, (f) the employee engages in willful or intentional misconduct causing a material adverse effect on the Surviving Corporation, (g) the employee commits fraud, theft or embezzlement against the Surviving Corporation or any of its affiliates, (h) the employee materially breaches any material provision of the Surviving Corporation’s code of ethics and, if such breach is curable, is not cured within 30 days of notice or (i) the employee reports to work under the influence of illegal narcotics or use of (or testing positive for) such substances while at or scheduled to be at work. Termination for good reason may occur if (w) the Surviving Corporation commits a material breach of the Employment Agreement, (x) the employee is assigned to a position of lesser status or degree of responsibility without consent, (y) relocation of the Surviving Corporation’s executive offices more than twenty-five (25) miles from its location as of the Effective Time without employee’s consent or (z) the requirement that the employee be based anywhere other than the Surviving Corporation’s principal offices, without employee’s consent. If the employee is terminated without cause or for good reason, the employee is entitled to certain severance payments.

•	Contains a non-compete covenant applicable to any competitive activities with respect to the “Restricted Business” anywhere in the United States. “Restricted Business” includes the businesses in which the Surviving Corporation and its subsidiaries are engaged on the date the employee’s employment with the Surviving Corporation is terminated, and any other business that the Surviving Corporation is actively pursuing as of such date, including, but not limited to, providing products to Medicare and managed care beneficiaries and providing certain services, including marketing, insurance agent training and licensing, member enrollment and service distribution and billing and collections, to Medicare Part D prescription drug plan providers and other Medicare benefit sponsors. The non-compete period applies during the term of employment and for 1 or 2 years after termination of employment, which time will be determined at the election of the Surviving Corporation.

•	The non-compete provision applies upon any termination of the Employment Agreement, except where the Employment Agreement expires at the end of the term and the Surviving Corporation has not offered to renew such Employment Agreement on substantially similar terms, in which case the non-compete is rendered inapplicable.
•	An indemnification provision, whereby the Surviving Corporation, to the extent that it may under applicable law, will indemnify the employee if the employee is a party to, or threatened to be, a party of any suit or proceeding for all liabilities incurred or suffered by the employee in connection with such suit.

•	In the event the Preferred Stock Investment Option is exercised, the number of shares of common stock that may be acquired upon exercise of the stock options granted to the Senior Managers and Mr. Lama will be increased to reflect a recalculation of the percentage of the Surviving Corporation’s common stock such recipient would be entitled to receive as if such purchase had occurred at the Effective Time.

          The following includes specific details that differ from the above general description of the Employment Agreements that are applicable to the below-named employees:
          Glenn Parker, M.D.
          Dr. Parker will be employed as the Surviving Corporation’s Chief Executive Officer with a base salary of $375,000 per year.
          If the Surviving Corporation’s Adjusted EBITDA is less than $8,000,000, then the incentive bonus payable to Dr. Parker for 2009 is determined at the discretion of the Surviving Corporation’s board of directors. If the Surviving Corporation’s Adjusted EBITDA is greater than $8,000,000, then the incentive bonus payable to Dr. Parker for 2009 will be equal to at least two-thirds of Dr. Parker’s base salary. The incentive bonus payable to Dr. Parker increases as a percentage of Dr. Parker’s base salary based upon the amount of the Surviving Corporation’s Adjusted EBITDA, up to a maximum of 115% of Dr. Parker’s base salary, which will be earned if the Adjusted EBITDA is at least $11,040,000.
          In connection with the Company entering into the Merger Agreement, Dr. Parker is entitled to a bonus relating to the Company’s 2008 Cash Incentive Program in the amount of $313,000, of which $175,000 shall be paid upon the Company meeting certain requirements and $138,000 shall be paid in 6 equal monthly installments beginning 1 month after the Effective Time and subject to the cash flow needs of the Company and applicable law; provided, that such bonus payments may be paid prior to the Effective Time upon agreement by the Board and ComVest.
          If Dr. Parker is terminated without cause or he terminates his employment for good reason, he will be entitled to severance payments totaling $787,500.
          The stock options granted to Dr. Parker to purchase shares of the Surviving Corporation’s common stock are exercisable at $0.12 per share and represent 9.7% of the of the Surviving Corporation’s outstanding capital stock on a fully diluted and as converted to the Surviving Corporation’s common stock basis as of the Effective Time.
          If Dr. Parker is assigned without his consent to report to any other officer or employee of the Surviving Corporation, or the Surviving Corporation requires that any employee report directly to the Surviving Corporation’s board of directors instead of to Dr. Parker, such actions are included as additional elements in the definition of good reason in Dr. Parker’s employment agreement.
          If Dr. Parker fails to follow reasonable, lawful instructions of the Surviving Corporation’s board of directors (which failure does not constitute good reason) and fails to cure such failure within 15 days after receipt of notice by the Surviving Corporation, such actions are included as additional elements in the definition of cause in Dr. Parker’s employment agreement.

          If Dr. Parker is charged with a criminal offense that is a felony or involves embezzlement or fraud against the Surviving Corporation, the vesting and ability to exercise the stock options granted to Dr. Parker to purchase shares of the Surviving Corporation’s common stock will be suspended until the earlier of such time as the criminal proceedings have been completed or 5 years.
          Dr. Parker’s employment agreement provides for automatic renewals of one-year terms, unless either the Surviving Corporation or Dr. Parker provide at least 60 days’ notice to the other party terminating the employment agreement.
          Timothy Fairbanks
          Mr. Fairbanks will be employed as the Chief Financial Officer of the Surviving Corporation (which title will be evaluated by the board of directors of the Surviving Corporation after the Effective Time), with a base salary of $300,000 per year, and he will report to the Chief Executive Officer.
          If the Surviving Corporation’s Adjusted EBITDA is less than $8,000,000, then the incentive bonus payable to Mr. Fairbanks for 2009 is determined at the discretion of the Surviving Corporation’s board of directors. If the Surviving Corporation’s Adjusted EBITDA is greater than $8,000,000, then the incentive bonus payable to Mr. Fairbanks for 2009 will be equal to at least two-thirds of Mr. Fairbanks’ base salary. The incentive bonus payable to Mr. Fairbanks increases as a percentage of Mr. Fairbanks’ base salary based upon the amount of the Surviving Corporation’s Adjusted EBITDA, up to a maximum of 100% of Mr. Fairbanks’ base salary, which will be earned if the Adjusted EBITDA is at least $11,040,000.
          In connection with the Company entering into the Merger Agreement, Mr. Fairbanks is entitled to a bonus relating to the Company’s 2008 Cash Incentive Program in the amount of $225,000, of which $125,000 shall be paid upon the Company meeting certain requirements and $100,000 shall be paid in 6 equal monthly installments beginning 1 month after the Effective Time and subject to the cash flow needs of the Company and applicable law; provided, that such bonus payments may be paid prior to the Effective Time upon agreement by the Board and ComVest.
          If Mr. Fairbanks is terminated without cause or he terminates his employment for good reason, he will be entitled to severance payments equaling the continued payment of his base salary for a period of 1 year after such termination.
          The stock options granted to Mr. Fairbanks to purchase shares of the Surviving Corporation’s common stock are exercisable at $0.01 per share and represent 2.7% of the of the Surviving Corporation’s outstanding capital stock on a fully diluted and as converted to the Surviving Corporation’s common stock basis as of the Effective Time.
          In connection with the Merger Agreement and the Merger, at the Effective Time, the Surviving Corporation will make a loan to Mr. Fairbanks in the principal amount of $425,000, which loan (a) is secured by all of the shares of the Surviving Corporation’s common stock owned by Mr. Fairbanks, purchased by Mr. Fairbanks, or acquired by Mr. Fairbanks upon the exercise of any stock options, in each case after the Effective Time, and all of the shares of Series A Preferred Stock purchased by Mr. Fairbanks at the Effective Time, and (b) may be forgiven under certain circumstances. At the Effective Time, Mr. Fairbanks shall use $150,000 of the proceeds of such loan to purchase Series A Preferred Stock at a purchase price equal to $0.12 per share.
          Lewis Stone
          Mr. Stone will be employed as the Chief Information Officer of the Surviving Corporation (which title will be evaluated by the board of directors of the Surviving Corporation after the Effective Time), with a base salary of $250,000 per year, and he will report to the Chief Executive Officer and Chief Operating Officer.
          If the Surviving Corporation’s Adjusted EBITDA is less than $8,000,000, then the incentive bonus payable to Mr. Stone for 2009 is determined at the discretion of the Surviving Corporation’s board of directors. If the

Surviving Corporation’s Adjusted EBITDA is greater than $8,000,000, then the incentive bonus payable to Mr. Stone for 2009 will be equal to at least two-thirds of Mr. Stone’s base salary. The incentive bonus payable to Mr. Stone increases as a percentage of Mr. Stone’s base salary based upon the amount of the Surviving Corporation’s Adjusted EBITDA, up to a maximum of 100% of Mr. Stone’s base salary, which will be earned if the Adjusted EBITDA is at least $11,040,000.
          If Mr. Stone is terminated without cause or he terminates his employment for good reason, he will be entitled to severance payments equaling the continued payment of his base salary for a period of 1 year after such termination.
          The stock options granted to Mr. Stone to purchase shares of the Surviving Corporation’s common stock are exercisable at $0.12 per share and represent 2.9% of the of the Surviving Corporation’s outstanding capital stock on a fully diluted and as converted to the Surviving Corporation’s common stock basis as of the Effective Time.
          Mark Lama
          Mr. Lama will be employed as the Chief Operating Officer of the Surviving Corporation (which title will be evaluated by the board of directors of the Surviving Corporation after the Effective Time), with a base salary of $300,000 per year, and he will report to the Chief Executive Officer.
          If the Surviving Corporation’s Adjusted EBITDA is less than $8,000,000, then the incentive bonus payable to Mr. Lama for 2009 is determined at the discretion of the Surviving Corporation’s board of directors. If the Surviving Corporation’s Adjusted EBITDA is greater than $8,000,000, then the incentive bonus payable to Mr. Lama for 2009 will be equal to at least two-thirds of Mr. Lama’s base salary. The incentive bonus payable to Mr. Lama increases as a percentage of Mr. Lama’s base salary based upon the amount of the Surviving Corporation’s Adjusted EBITDA, up to a maximum of 100% of Mr. Lama’s base salary, which will be earned if the Adjusted EBITDA is at least $11,040,000.
          If Mr. Lama is terminated without cause or he terminates his employment for good reason, he will be entitled to severance payments equaling the continued payment of his base salary for a period of 1 year after such termination.
          The stock options granted to Mr. Lama to purchase shares of the Surviving Corporation’s common stock are exercisable at $0.12 per share and represent 2.5% of the of the Surviving Corporation’s outstanding capital stock on a fully diluted and as converted to the Surviving Corporation’s common stock basis at the Effective Time.
          Pursuant to the Lama Letter Agreement, Mr. Lama is employed by the Company as a Senior Vice President and will be paid $300,000 per year. Mr. Lama will be employed by the Company pursuant to the Lama Letter Agreement until the earlier of (i) the termination of the Merger Agreement, or (ii) the Effective Time, at such time the Lama Letter Agreement shall automatically be deemed null and void, and of no further force and effect, and Mr. Lama will be employed by the Surviving Corporation pursuant to the Lama Employment Agreement following the Effective Time.

OTHER IMPORTANT INFORMATION REGARDING NATIONSHEALTH
Summary of Consolidated Financial Data of NationsHealth
          The following table sets forth selected historical financial data as of the dates and for the periods indicated with respect to NationsHealth and its subsidiaries. The selected historical financial data for the years ended December 31, 2008, 2007 and 2006 were derived from NationsHealth’s audited consolidated financial statements. The selected historical financial data was included in NationsHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, a copy of which is attached as Appendix D to this proxy statement and incorporated herein by reference.
          The unaudited consolidated financial information for the three month periods ended March 31, 2009 and 2008 is derived from NationsHealth’s unaudited consolidated financial statements, which, in NationsHealth’s opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of NationsHealth’s financial position and results of operations for such periods. Interim results for the three months ended March 31, 2009 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2009. The unaudited consolidated financial statements for the three months ended March 31, 2008 and 2009 were included in NationsHealth’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, a copy of which is attached as Appendix E to this proxy statement and incorporated herein by reference.
          The selected historical financial data below should be read in conjunction with the consolidated financial statements and their accompanying notes, which are incorporated by reference in this proxy statement.
Results of Operations
          The following table contains certain revenue and expense amounts of the Company expressed in thousands of dollars for the years ended December 31, 2006, 2007 and 2008 and for the three months ended March 31, 2008 and 2009:

	Year Ended December 31,			Three Months Ended March 31,
	2008	2007	2006	2009	2008
Net product sales	$65,766	$46,070	$44,788	$15,081	$14,998

Prescription drug card revenue	—	—	3,983	—	—
Service revenue	34,610	31,450	38,445	7,508	8,493

Total revenue	100,376	77,520	87,216	22,589	23,491

Cost of product sales	37,620	20,866	18,854	9,423	7,778
Cost of services	13,380	12,221	31,907	2,956	3,160

Gross Profit	49,376	44,433	36,455	10,210	12,553

Operating Expenses:
Patient acquisition and related costs	2,024	3,731	3,382	319	519
Patient service and fulfillment	13,061	9,544	8,286	2,611	3,273
General and administrative	22,333	24,753	27,940	4,339	6,666
Provision for doubtful accounts	3,895	1,991	3,625	1,004	970
Depreciation and amortization	5,123	6,419	5,231	1,007	1,763
Impairment of investment in joint venture	—	—	1,292
Restructuring costs	2,310	—	—	209	—
Gain on sale of business line	—	(338)	(5,000)	—	—
Gain on insurance recovery	—	—	—	(206)	—

	48,746	46,100	44,756	9,283	13,191

	Year Ended December 31,			Three Months Ended March 31,
	2008	2007	2006	2009	2008
Income (Loss) from Operations	630	(1,667)	(8,301)	927	(638)

Other expense, net	(5,224)	(4,259)	(2,977)	(1,399)	(1,256)

Net Loss	$(4,594)	$(5,926)	$(11,278)	$(472)	$(1,894)

Trading Market and Price for NationsHealth’s Common Stock
          NationsHealth common stock traded under the symbol “NHRX” on The NASDAQ Capital Market from September 1, 2004 through January 10, 2006 and from December 13, 2006 to through April 30, 2008, on The NASDAQ Global Market from January 11, 2006 through December 12, 2006, and has been quoted on the OTC Bulletin Board “OTCBB” since May 1, 2008. NationsHealth’s warrants and units have traded in the same market as NationsHealth’s common stock under the symbols “NHRXW” and “NHRXU”, respectively, except that trading of NationsHealth’s warrants and units ceased on August 24, 2007 upon the expiration of the warrants. The table below sets forth, for the calendar quarters indicated, the high and low sales prices of NationsHealth’s common stock, warrants and units as reported by The NASDAQ Stock Market, and beginning on May 1, 2008, the OTCBB.

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
Year Ended December 31, 2007
First quarter	$1.93	$1.33	$0.14	$0.04	$3.00	$1.25
Second quarter	$1.69	$1.28	$0.10	$0.02	$3.00	$1.01
Third quarter	$1.59	$0.68	$0.14	$0.01	$2.10	$0.75
Fourth quarter	$0.74	$0.29	n/a	n/a	n/a	n/a

Year Ended December 31, 2008
First quarter	$0.46	$0.13	n/a	n/a	n/a	n/a
Second quarter	$0.40	$0.16	n/a	n/a	n/a	n/a
Third quarter	$0.23	$0.12	n/a	n/a	n/a	n/a
Fourth quarter	$0.18	$0.02	n/a	n/a	n/a	n/a

Quarter Ended March 31, 2009
First quarter	$0.04	$0.19	n/a	n/a	n/a	n/a
          On April 30, 2009, the last full trading day immediately preceding the public announcement of the proposed Merger, NationsHealth’s common stock on the OTC Bulletin Board closed at $0.08 per share, and NationsHealth had approximately 49 stockholders of record.
          On the Record Date, the number of holders of record of NationsHealth common stock was approximately 49.
          On June 19, 2009, which is the latest practicable date prior to the date of this proxy statement, NationsHealth common stock closed at $0.11 per share.
          NationsHealth has never paid any cash dividends on shares of its common stock and currently anticipates that it will continue to retain future earnings to finance NationsHealth’s business.
Directors and Executive Officers
          The following table sets forth information with respect to the Company’s directors and the Company’s executive officers as of April 28, 2009.

Name	Age	Position
Glenn M. Parker, M.D.	45	Director and Chief Executive Officer
Lewis P. Stone	48	Director, Executive Vice President and Chief Information Officer
Timothy Fairbanks	35	Director, Executive Vice President and Chief Operating Officer
Arthur Spector	68	Chairman of the Board
Elliot F. Hahn, Ph.D.	64	Director
Richard R. Howard	60	Director
Mark H. Rachesky, M.D.	50	Director
George F. Raymond	72	Director
Don K. Rice	60	Director
Gary D. Small, D.P.M.	45	Director
Raymond N. Steinman	45	Director
Michael D. Tabris	71	Director
Bryan Happ	40	Executive Vice President and Chief Financial Officer
Joshua B. Weingard	36	Executive Vice President, Chief Legal Officer and Secretary
          Set forth below are the names, positions held and business experience, including during the past 5 years, of NationsHealth’s directors and the Company’s executive officers as of April 28, 2009.
          Glenn M. Parker, M.D. has served as the Company’s Chief Executive Officer since August 31, 2004. Prior to that date, Dr. Parker was the Chief Executive Officer and a preferred member representatives of NationsHealth Holdings, LLC since its formation. In July 2001, Dr. Parker founded United States Pharmaceutical Group, L.L.C. with Robert Gregg and Lewis P. Stone. In October 1998, Dr. Parker founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Mr. Stone, where he served as Chief Executive Officer until June 2000. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. Dr. Parker is licensed as a medical doctor by the Florida Department of Health. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993.
          Lewis P. Stone has served as the Company’s Executive Vice President and Chief Information Officer since December 15, 2008. From May 29, 2008 to December 15, 2008, Mr. Stone served as the Company’s Executive Vice President of Corporate Development. Mr. Stone served as the Company’s President and Chief Information Officer from August 31, 2004 to May 29, 2008. Prior to that date, Mr. Stone served as the Chief Information Officer and a preferred member representatives of NationsHealth Holdings, LLC. In July 2001, Mr. Stone founded United States Pharmaceutical Group, L.L.C. with Dr. Parker and Robert Gregg. In October 1998, Mr. Stone founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as Chief Technology Officer until June 2001. From 1997 to 1998, Mr. Stone served as a software consultant at Maxim Group, Inc., a consultancy firm. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as President and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc. in 1995. Between 1982 and 1986, Mr. Stone was a consultant in Andersen Consulting’s Advanced Systems Group. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982. Mr. Stone is the son-in-law of Michael Tabris.
          Timothy Fairbanks has served as the Company’s Executive Vice President and Chief Operating Officer since May 15, 2008, and served as the Company’s Executive Vice President and Chief Financial Officer from August 31, 2004 to May 14, 2008. Prior to that date, Mr. Fairbanks served as the Chief Financial Officer of NationsHealth Holdings, LLC since May 2004 and has been the head of finance at NationsHealth since November 2002. From 1999 to 2001, Mr. Fairbanks was Vice President in the finance department of PrintSource U.S.A., a commercial printing consolidation company. From 1996 to 1999, Mr. Fairbanks was responsible for various financial aspects of Republic Industries/Republic Services Group. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.
          Arthur Spector currently serves as the Company’s Chairman of the Board. Prior to August 31, 2004, Mr. Spector was the Chairman of the Board, Chief Executive Officer and President of Millstream Acquisition Corporation from its inception in April 2003. Mr. Spector has served as Deputy Chairman of AMG Advanced Metallurgical Group, N.V. (“AMG”), a global specialty metal company since November 2006. AMG has traded on the NYSE Euronext Amsterdam since July 2007. Mr. Spector served as Chief Executive Officer and Chairman of the Board of Millstream II Acquisition Corp., a special purpose acquisition company, from its inception in September 2004 until its dissolution in April 2007. Since 1997, Mr. Spector has served as managing director of Safeguard International Fund, L.P., an international private equity fund. Mr. Spector also serves as a director and officer of several portfolio companies of Safeguard International. Mr. Spector has been a director of Timminco, Inc., a public specialty metals company, since 2004. Mr. Spector received a B.S. from the Wharton School of Finance at the University of Pennsylvania and a J.D. from the University of Pennsylvania Law School.
          Elliot F. Hahn, Ph.D. is currently the Executive Chairman of ACCU-BREAK Pharmaceuticals, Inc., a pharmaceutical company. He has served as Chairman of ACCU-BREAK from December 2007 through March 2009, and served as the President since October 2004 until December 2007. Dr. Hahn serves on the board of directors of Pharmasset, Inc., a pharmaceutical company. Dr. Hahn co-founded Andrx Corporation and was Chairman Emeritus and a director of Andrx when Andrx merged with Watson Pharmaceuticals, Inc. in November 2006. Dr. Hahn was President of Andrx from 1993 until 2003, served as Chairman of the Board from 2002-2003 and as acting CEO from 2001-2002. From June 1990 until February 1993, Dr. Hahn was Vice President for Scientific Affairs of IVAX Corporation. Prior to that, he was Vice President of Research at the pharmaceutical subsidiary of IVAX. Before joining IVAX, Dr. Hahn was an associate professor at The Rockefeller University, an assistant professor at Albert Einstein College of Medicine, and a member of the Institute for Steroid Research at Montefiore Hospital, all in New York City. Dr. Hahn received a Ph.D. in Organic Chemistry from Cornell University. Dr. Hahn received a B.S. with Honors in Chemistry from the City College of New York. Dr. Hahn has authored over 60 peer-reviewed scientific publications.
          Richard R. Howard has been a principal of BLH Strategies LLC, a business consulting firm, since January 2003. Mr. Howard served as President of Flagship Healthcare Management, Inc., a healthcare company now named Flagship Global Health, Inc., from June 2004 to August 2005. Mr. Howard is a retired Vice Chairman of Genesis Healthcare Ventures, now Genesis Healthcare, Inc. At Genesis, Mr. Howard was responsible for Genesis ElderCare’s five regional operations, plus clinical practice, real estate and property management. Prior to becoming Vice Chairman in 1998, Mr. Howard served as President and Chief Operating Officer of Genesis. He joined Genesis in 1985 as Vice President of development. Mr. Howard’s experience also includes over ten years in the banking industry. Mr. Howard is a graduate of the Wharton School, University of Pennsylvania, where he received a Bachelor of Science degree in Economics in 1971.
          Mark H. Rachesky, M.D. is a co-founder and the President of MHR Fund Management LLC (founded in 1996) and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Dr. Rachesky currently serves as Non-Executive Chairman of the Board of Leap Wireless International, Inc., a wireless communications company, Loral Space & Communications Inc., a satellite communications company, and Telesat Canada, a satellite communications company. Dr. Rachesky also serves on the board of directors of Emisphere Technologies, Inc., a biopharmaceutical company. Dr. Rachesky holds an M.B.A. from the Stanford University School of Business, an M.D. from the Stanford University School of Medicine, and a B.A. from the University of Pennsylvania.
          George F. Raymond is a private investor and, since 1989, has been President of Buckland LLC, a private consulting company in the information technology industry. He founded Automatic Business Centers, Inc. (“ABC”), a payroll processing company in 1972 and sold the company to CIGNA Corporation in 1983. Mr. Raymond and other members of ABC’s management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director and serves on the audit committee of Heartland Payment Systems, Inc. a credit/debit card processing company. Mr. Raymond received a BBA in accounting from the University of Massachusetts in 1959 and was licensed as a certified public accountant in 1965.
          Don K. Rice is a co-founder and the managing partner of Rice Sangalis Toole & Wilson (formed in 1991) and Capital Point Partners (founded in 2005), privately held firms that invest primarily in the subordinated debt of middle market companies located throughout the United States. Mr. Rice also serves as Chairman of the Board and Chief Executive Officer of Ascend Acquisition Corporation, a publicly-traded special purpose acquisition company. Mr. Rice also serves on the boards of directors of Mrs. Fields Famous Brands, LLC, a franchisor in the premium snack food industry and Westaff, Inc., a global staffing company. Prior to forming Rice Sangalis Toole & Wilson and Capital Point Partners, Mr. Rice was President and Chief Executive Officer of First Texas Merchant Banking Group, a firm that specialized in providing subordinated debt financing. Previously, Mr. Rice was a Vice President of PruCapital, Inc., an investment subsidiary of The Prudential Insurance Company of America. Mr. Rice received a B.B.A. and M.B.A. from the University of Texas.
          Gary D. Small, D.P.M. is a practitioner and teacher of podiatric medicine. Dr. Small was named the director of podiatric medical education at Larkin Community Hospital in Miami, Florida in 1998 and continues to serve in that capacity. He has been a member of the clinical faculty of the Barry University School of Podiatric Medicine since 1995. Dr. Small, an active member of the Dade County Podiatric Medical Association, has served as that organization’s president, vice president, treasurer and secretary. Dr. Small received a B.S. in zoology from the University of Florida and a D.P.M. from the Barry University School of Podiatric Medicine. He is certified in podiatric medicine and surgery and is a diplomate of the American Board of Podiatric Surgery. Additionally, since November 2007, Dr. Small has served as a Miami-Dade County Police reserve officer.
          Raymond N. Steinman has been president of Bralco Group, a marketing and event consulting firm, since December 2004. From February 2004 to December 2004, Mr. Steinman served as Vice President of Music and Live Entertainment for Five Star Productions, one of the country’s largest independent television, film and special event companies. Prior to holding this position, Mr. Steinman was a vice president with Clear Results Productions, a subsidiary of Clear Channel Communications Worldwide, from 1998 until 2004. Mr. Steinman received a B.S. in engineering from the University of South Florida in 1987.
          Michael D. Tabris is a retired public relations executive and practitioner with over 40 years of experience focused primarily on corporate communications. From 1992 to 2003, Mr. Tabris was a public relations consultant. From 1990 to 1991, Mr. Tabris was Vice President of public affairs for The Greater Cleveland Hospital Association. From 1987 to 1989, Mr. Tabris was Vice President of corporate affairs of Mack Truck. From 1985 to 1987, Mr. Tabris was Corporate Director of Public Affairs for Phillip Morris Companies, Inc. From 1979 to 1985, he served as corporate director of communications and government affairs at Occidental Chemical Corporation. From 1968 to 1979, he served as Director of Public Relations and customer communications for Celanese Fibers Marketing Company. From 1961 to 1968, Mr. Tabris had responsibilities over internal and then external communications for United Parcel Service. Mr. Tabris received a B.S. in journalism, public relations and marketing from New York University and continues to serve as a member of the Public Relations Society of America. Mr. Tabris is the father-in-law of Lewis Stone.
          Bryan Happ has served as the Company’s Executive Vice President and Chief Financial Officer since May 15, 2008, and served as the Company’s Senior Vice President and Chief Accounting Officer from August 2005 to May 14, 2008. From January 1991 through July 2005, Mr. Happ held various positions in the Assurance and Advisory Business Services practice of Ernst & Young LLP, most recently as a Senior Manager. Mr. Happ holds a B.A. in Economics from Cornell University and a Master of Accounting from Northeastern University, and is a Certified Public Accountant.
          Joshua B. Weingard has served as the Company’s Executive Vice President, Chief Legal Officer and secretary since December 2006 and Chief Compliance Officer since August 2007. Mr. Weingard served as senior corporate and securities counsel at Andrx Corporation, a specialty pharmaceutical company, from February 2006 through December 2006 and as Corporate and Securities Counsel of Andrx from May 2002 through February 2006. Prior to joining Andrx, Mr. Weingard was an attorney in the corporate department of the Miami office of Broad and Cassel. Mr. Weingard holds a JD, MBA and BS in Finance from the University of Florida.
          None of NationsHealth’s directors or executive officers has been convicted in a criminal proceeding during the past 5 years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past 5 years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers of NationsHealth are United States citizens. All of the directors and executive officers can be reached at c/o NationsHealth, Inc., 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325.

Security Ownership of Certain Beneficial Owners and Management
     The following tables list certain information, as of April 28, 2009, regarding the beneficial ownership of NationsHealth’s outstanding common stock by (1) the persons known to NationsHealth to beneficially own greater than 5% of each class of NationsHealth’s voting securities, (2) each of the named executive officers, (3) each of NationsHealth’s directors, as of April 28, 2009, and (4) NationsHealth’s directors and executive officers, as of April 28, 2009, as a group. Beneficial ownership is determined in accordance with the rules of the SEC as further described in the footnotes. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o NationsHealth, Inc., 13630 NW 8th Street, Suite 210, Sunrise, FL 33325.

	Number of Shares
Name and Address of	Beneficially Owned
Beneficial Owner	Shares(1)(2)		Percent
Lewis P. Stone (3)	16,006,299	(4)	55.79%

Glenn M. Parker, M.D. (3)	16,039,050	(5)	55.83%

RGGPLS, LLC (and certain related persons) (3)	15,861,569	(6)	55.55%
13630 N.W. 8 th Street, Suite 210 Sunrise, Florida 33325

Mark H. Rachesky, M.D. (and certain related persons) (7)	5,805,900	(8)	19.12%
40 West 57th Street, 24th Floor New York, NY 10019

GRH Holdings, L.L.C. (and certain related persons) (9)	4,254,953	(9)	14.90%
6701 Nob Hill Road Tamarac, FL 33321

Robert Gregg (and certain related persons)	3,359,339	(10)	11.77%

Arthur Spector	431,125	(11)	1.51%

Timothy Fairbanks	332,816	(12)	1.16%

Don K. Rice	66,687	(13)	*

George F. Raymond	48,850	(14)	*

Elliot F. Hahn, Ph.D.	49,125	(15)	*

Richard R. Howard	49,125	(16)	*

Gary D. Small, D.P.M.	10,000	(17)	*

Michael D. Tabris	10,000	(17)	*

Raymond N. Steinman	10,000	(17)	*

All executive officers and directors as a group (12 persons)	21,211,694	(18)	68.46%

*	Less than 1%.
(1)	Except as otherwise set forth herein, NationsHealth believes that all persons referenced in the table have sole voting and investment power with respect to all shares of NationsHealth’s common stock reflected as beneficially owned by such persons.
(2)	Applicable percentage of ownership as of April 28, 2009 is based upon 28,077,872 shares of NationsHealth’s common stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and includes voting and investment power with respect to shares. NationsHealth’s common stock subject to options or warrants currently exercisable or exercisable within 60 days after April 28, 2009 are referred to as “presently exercisable stock options” or “presently exercisable warrants.” Presently exercisable stock options are deemed outstanding for purposes of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on the Schedule 13D/A filed by RGGPLS LLC. (“RGGPLS”) with the SEC on March 31, 2009, the shareholders of RGGPLS, who are deemed to share voting and dispositive power over NationsHealth’s common stock owned by RGGPLS, are Lewis P. Stone, Glenn M. Parker, M.D., the Glenn M. Parker 2004 Multigenerational Trust and the Lewis P. Stone 2004 Multigenerational Trust.

(4)	Consists of the securities included in Note (6) below, as well as, 7,874 shares of NationsHealth’s common stock held directly and presently exercisable options to purchase 136,856 shares of NationsHealth’s common stock.

(5)	Consists of the securities included in Note (6) below and presently exercisable options to purchase 177,481 shares of NationsHealth’s common stock.

(6)	Consists of (i) 6,568,678 shares of NationsHealth’s common stock held by RGGPLS, (ii) 2,748,204 shares of NationsHealth’s common stock held by the Gregg Multigenerational Trust, which RGGPLS, has an irrevocable right to vote, other than under certain limited circumstances, through December 31, 2010, (iii) 2,809,958 shares of NationsHealth’s common stock issued to GRH Holdings, L.L.C., a Florida limited liability company (“GRH”) which are subject to a Stockholders Agreement dated as of March 9, 2004, and amended as of June 2, 2004, by and among the Company, RGGPLS and GRH pursuant to which GRH must vote certain of its shares of NationsHealth’s common stock as directed by RGGPLS, (iv) 1,785,714 shares of NationsHealth’s common stock issued to Master Account, Capital Partners (100) and OTQ, which are subject to a Stockholders Agreement dated as of February 28, 2005, by and among the Company, RGGPLS, GRH Master Account, Capital Partners (100) and OTQ pursuant to which Master Account, Capital Partners(100) and OTQ must vote certain of their shares of NationsHealth’s common stock as directed by RGGPLS, (v) 1,350,000 shares of NationsHealth’s common stock held by Glenn M. Parker, M.D. which are subject to a voting rights agreement dated as of December 5, 2005, pursuant to which Dr. Parker must vote these shares of NationsHealth’s common stock as directed by RGGPLS and (vi) 599,015 shares of NationsHealth’s common stock held by the Robert Gregg 2004 Trust, which RGGPLS, has an irrevocable right to vote, other than under certain limited circumstances, through December 31, 2010.

(7)	Based on the Schedule 13D/A filed by Dr. Mark H. Rachesky and related entities with the SEC on April 17, 2009, Dr. Rachesky exercises voting and/or investment control over the portfolio securities of Master Account, Capital Partners (100) and OTQ.

(8)	Includes (i) 2,046,096 shares of NationsHealth’s common stock held for the account of Master Account, (ii) 1,151,129 shares of NationsHealth’s common stock that can be obtained by Master Account pursuant to the Prior Notes held for the account of Master Account, (iii) 273,285 shares of NationsHealth’s common stock held for the account of Capital Partners (100), (iv) 153,750 shares of NationsHealth’s common stock that can be obtained by Capital Partners (100) pursuant to the Prior Notes held for the account of Capital Partners (100), (v) 1,020,833 shares of NationsHealth’s common stock held for the account of OTQ, (vi) 981,707 shares of NationsHealth’s common stock that can be obtained by OTQ pursuant to the Prior Notes held for the account of OTQ and (vii) 179,100 shares of NationsHealth’s common stock held for certain personal, trusts, retirement and charitable foundation accounts established by Dr. Rachesky.

(9)	Based on the Form 13D/A filed by GRH and certain related entities with the SEC on February 14, 2008, the managing member of GRH is Viaura Holdings, Ltd., a Florida limited partnership (“Viaura Holdings”). The general partner of Viaura Holdings is Viaura, Inc., a Florida corporation (“Viaura”). The sole directors and holders of a majority of the issued and outstanding shares of Viaura are Michael and Robin Gusky.
(10)	Consists of (i) 2,748,204 shares of NationsHealth’s common stock held by the Gregg Multigenerational Trust, (ii) 599,015 shares held by the Robert Gregg 2004 Trust and (iii) 12,120 shares of NationsHealth’s common stock held directly.

(11)	Consists of 362,625 shares of NationsHealth’s common stock and presently exercisable options to purchase 68,500 shares of NationsHealth’s common stock.

(12)	Consists of (i) 233,129 shares of unrestricted NationsHealth’s common stock held directly, (ii) 50,000 shares of restricted common stock vesting 25.00% on May 15, 2009 and every six months thereafter and (iii) presently exercisable options to purchase 49,687 shares of NationsHealth’s common stock.

(13)	Consists of (i) presently exercisable options to purchase 41,687 shares of NationsHealth’s common stock and (ii) 25,000 shares of NationsHealth’s common stock.

(14)	Consists of (i) presently exercisable options to purchase 43,150 shares of NationsHealth’s common stock and (ii) 5,700 shares of NationsHealth’s common stock.

(15)	Consists of (i) presently exercisable options to purchase 44,125 shares of NationsHealth’s common stock and (ii) 5,000 shares of NationsHealth’s common stock.

(16)	Consists of (i) presently exercisable options to purchase 44,125 shares of NationsHealth’s common stock and (ii) 5,000 shares of NationsHealth’s common stock.

(17)	Consists of (i) presently exercisable options to purchase 5,000 shares of NationsHealth’s common stock and (ii) 5,000 shares of NationsHealth’s common stock.

(18)	Includes 2,286,586 shares of NationsHealth’s common stock convertible pursuant to the presently convertible MHR Notes and presently exercisable options to purchase 687,517 shares of NationsHealth’s common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
     RGGPLS beneficially owns approximately 55.55% of the Company’s common stock. RGGPLS has reported that Lewis P. Stone, Glenn M. Parker, M.D., the Glenn M. Parker 2004 Multigenerational Trust and the Lewis P. Stone 2004 Multigenerational Trust are the shareholders of RGGPLS who are deemed to share voting and dispositive power over NationsHealth’s common stock owned by RGGPLS.
     On February 28, 2005, the Company closed a private placement transaction with the MHR Lenders. Dr. Rachesky, a member of the Board, is an affiliate of the MHR Lenders. For an aggregate purchase price of $15,000,000, the MHR Lenders received $15,000,000 par value in Prior Notes and 1,785,714 shares of the Company’s common stock. The 1,785,714 shares of the Company’s common stock purchased by the MHR Lenders were transferred to the Company by certain of the Company’s principal stockholders for no consideration and the Company did not issue any additional shares of its common stock in connection with the transfer to the MHR Lenders. In combination with the MHR Holders’ prior holdings, this transaction resulted in the MHR Holders owning more than 10% of the Company’s then-outstanding common stock. During each of 2007 and 2008, the Company paid interest of $1,162,500 to the MHR Lenders.
     In conjunction with the Company’s agreement with CIGNA, on November 4, 2005, CIGNA purchased from the Company 303,030 shares of the Company’s common stock for $6.60 per share, or approximately $2,000,000, and the Company issued to CIGNA warrants to purchase 2,936,450 shares of the Company’s common stock at $6.60 per share. These 3,239,480 shares, including those shares issuable upon exercise of the warrants, were subject to a registration rights agreement effective November 4, 2005 that, upon notification from CIGNA, would have required the Company to file a registration statement with the SEC seeking registration of such shares. On September 30, 2008, the Company repurchased the 303,030 shares of the Company’s common stock from CIGNA and the 2,936,450 CIGNA warrants were returned to the Company and cancelled.
     During 2008 and 2007, the Company derived revenue of approximately $31,525,000 and $29,841,000, respectively, from the Company’s relationship with CIGNA.
     On May 2, 2008, NationsHealth and Robert Gregg, who served as the Company’s Chief Operating Officer until October 5, 2005, entered into a Settlement Agreement and General Release (“Settlement Agreement”) related to certain put rights held by Mr. Gregg pursuant to that certain Separation Agreement and General Release dated December 16, 2005 (the “Separation Agreement”). Pursuant to the Settlement Agreement, Mr. Gregg forfeited and released his remaining put right of $2.25 million and received certain payments relating to the put notice he delivered to the Company on April 4, 2007.
     In connection with the Separation Agreement, Mr. Gregg had the ability to exercise a put right to request that the Company arrange for the purchase of up to $3,000,000 worth of the Company’s common stock from Mr. Gregg (the “Put Right”) held by RGGPLS, LLC, the controlling stockholder of NationsHealth, on Mr. Gregg’s behalf, provided that the Company was not required to purchase more than $1,500,000 worth of such common stock in any calendar year. Under certain circumstances, NationsHealth could pay such amounts over a period of up to three years. In lieu of a cash payment, the Company had the option to register such shares of the Company’s common stock for sale pursuant to a registration statement under the Securities Act or to arrange for the sale of such shares of the stock pursuant to an exemption from the registration requirements under the Securities Act.
     On April 4, 2007, Mr. Gregg partially exercised the Put Right to require the Company to purchase $750,000 of the Company’s common stock beneficially owned by Mr. Gregg, representing 500,000 shares based on the closing price of $1.50 per share on the trading day prior to the put notice (the “April 2007 Put”). The Company notified Mr. Gregg of its intention to cause such shares to be sold, as promptly as was reasonably practicable, pursuant to a registration statement under the Securities Act, or pursuant to an exemption from the registration requirements of the Securities Act. To the extent that these put shares were sold at a price less than the price on the date of the put, the Company would be required to make a cash payment to Mr. Gregg for such shortfall amount. On July 16, 2007, in connection with RGGPLS, LLC’s transfer to Mr. Gregg of 288,000 shares of the Company’s common stock (the “July 2007 Transfer”), Mr. Gregg executed an acknowledgement that the proceeds from any sale by him of the 288,000 shares in the open market or to any third party would satisfy a portion of the Company’s obligation pursuant to the Put Right. Mr. Gregg sold 275,880 of the 288,000 shares in connection with the July 2007 Transfer for total consideration of $200,616, thereby creating an obligation to the Company of $213,204 (the “Put Shortfall”), representing the difference between the proceeds for the 275,880 shares which were sold and $1.50 per share.
     As required by the Settlement Agreement and in satisfaction of the Put Shortfall, the Company paid $129,000 upon execution of the Settlement Agreement and paid $39,000 on each of June 1, 2008 and July 1, 2008, and $6,204 on August 1, 2008. On August 1, 2008, the Company purchased the remaining 224,120 shares from the April 2007 Put for approximately $43,000, or $0.19 per share. In accordance with the Settlement Agreement, the remaining shortfall amount to Mr. Gregg was paid in monthly installments of $40,000, beginning on August 1, 2008, through February 1, 2009, with a final payment of $13,597 on March 1, 2009.
     Simultaneous with the execution of the Settlement Agreement, RGGPLS, LLC transferred shares of the Company’s common stock to certain Gregg-related trust entities (which previously had the pecuniary interest in such shares), in the form of a transfer of 823,135 shares to the Robert Gregg Revocable Trust Dated December 18, 2000 (the “Gregg Revocable Trust”) and 2,748,204 shares to the Robert Gregg 2004 Multigenerational Trust (the “Gregg Multigenerational Trust”) and Mr. Gregg resigned from the management board of RGGPLS, LLC. Following these transfers, the Gregg Revocable Trust and the Gregg Multigenerational Trust (collectively, the “Gregg Entities”) are no longer members of RGGPLS, LLC and therefore have no beneficial ownership or pecuniary interest in any shares held by RGGPLS, LLC. Through December 31, 2010, RGGPLS, LLC has an irrevocable right to vote up to 3,347,219 shares (or the number of shares held by the Gregg Entities following any permitted sales or transfers of the Company’s common stock pursuant to the Settlement Agreement) while the shares are held by these trusts, except in limited circumstances. Furthermore, the Gregg Entities were prohibited from selling or transferring any shares prior to September 1, 2008 and beginning September 1, 2008, the Gregg Entities are prohibited from selling or transferring more than 250,000 shares of the Company’s common stock in each successive six-month period, except in limited circumstances. Furthermore, through December 31, 2010, the Gregg Entities will have (i) tag along rights in certain instances in which RGGPLS, LLC or its members, managers or affiliates other than NationsHealth (collectively, “RGGPLS Group”) sells or transfers any shares of the Company’s common stock to a third party, and (ii) certain piggyback registration rights if the Company registers for resale any RGGPLS Group shares in a public offering.
     Lewis P. Stone, a director and the Company’s Executive Vice President and Chief Information Officer, is the son-in-law of Michael Tabris, a director. Ken Tabris, the Company’s Vice President of Distribution, is the son of Michael Tabris and the brother-in-law of Mr. Stone. Ken Tabris earned a base salary of $125,000 for each of 2008 and 2007.
     The Board has determined that 4 of its current directors, Don K. Rice, Richard R. Howard, George F. Raymond and Elliot F. Hahn, Ph.D., are independent directors as defined by applicable NASDAQ Capital Market standards governing the independence of directors, which standards the Board has adopted for its determination of independence of directors generally.

IMPORTANT INFORMATION REGARDING PARENT, MERGER SUB
AND COMVEST
Information Regarding Parent
     Parent is a wholly-owned subsidiary of ComVest and was formed as a limited liability company in Delaware on March 30, 2009 for the sole purpose of entering into the Merger Agreement, the Bridge Loan Documents, the Preferred Stock Documents, and the Rollover Financing Documents, and engaging in the Merger, the Bridge Loan, the Preferred Stock Investment, and the Preferred Stock Investment Option, if exercised, and the Rollover Financing. Parent’s principal office address is c/o ComVest Investment Partners III, L.P., One North Clematis, Suite 300, West Palm Beach, Florida 33401. Its telephone number is (561) 868-6060. Parent has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement, the Bridge Loan Documents, the Preferred Stock Investment Documents, and the Rollover Financing Documents and engaging in the Merger, the Bridge Loan, the Preferred Stock Investment, and the Preferred Stock Investment Option, and the Rollover Financing.
Information Regarding Merger Sub
     Merger Sub is a wholly-owned subsidiary of Parent and an affiliate of ComVest and was formed as a corporation in Delaware on March 30, 2009 for the sole purpose of entering into the Merger Agreement and engaging in the Merger. Merger Sub’s principal office address is c/o ComVest Investment Partners III, L.P., One North Clematis, Suite 300, West Palm Beach, Florida 33401 and its telephone number is (561) 868-6060. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and engaging in the Merger.
Information Regarding ComVest
     ComVest is a private equity firm. The general partner of ComVest is ComVest III Partners. ComVest III Partners, through ComVest and its other affiliated funds, provide debt and equity solutions to middle-market companies with enterprise values typically less than $350 million. Since 1988, ComVest and funds affiliated with ComVest have invested more than $2 billion of capital in over 200 public and private companies worldwide. The managing members of ComVest III Partners are Mr. Falk and Robert Priddy. Messrs. Falk and Priddy are citizens of the United States of America and have served as the managing members of ComVest III Partners and other related entities for the last 5 years. Neither Messrs. Falk and Priddy, any other general partner of ComVest III Partners, ComVest III Partners or any of their respective affiliates is an affiliate of NationsHealth. Mr. Lama, a Senior Vice President of the Company is an operating partner of ComVest.
     The business address for each of the persons listed above is c/o ComVest Investment Partners III, L.P., One North Clematis, Suite 300, West Palm Beach, Florida 33401. The telephone number for each of the persons listed above is (561) 868-6060.
     During the past 5 years, none of the persons described above or ComVest has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each person listed above is a United States citizen.
Security Ownership
     At the Effective Time, none of Parent, Merger Sub, or ComVest may be deemed to beneficially own any shares of NationsHealth’s common stock.

OTHER MATTERS
     You should rely only on the information contained in this proxy statement to vote your shares at the Special Meeting. NationsHealth has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 22, 2009. The information contained in this proxy statement is accurate as of the date of the proxy statement. If any statements set forth in this proxy statement become materially inaccurate before the date of the Special Meeting, NationsHealth will update these proxy materials through filings of additional definitive materials with the SEC, which will be sent to stockholders or otherwise made available to them as set forth below in the section entitled “Where You Can Find More Information.”
     If the Merger is completed, the Company will not hold a 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). If the Merger is not completed, you will continue to be entitled to attend and participate in the Company’s stockholder meetings and the Company will hold a 2009 Annual Meeting, in which case the Board intends to promptly call and hold it annual meeting of stockholders to elect directors and to attend to such other matters as may properly come before the annual meeting. Stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2009 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act. The Company will notify the Company’s stockholders of the date of the 2009 Annual Meeting, if any, in accordance with the rules and regulations promulgated by the SEC. To be eligible for inclusion in the proxy statement and form of proxy for the 2009 Annual Meeting pursuant to Rule 14a-8, proposals of stockholders would have been required to be received by the Company at is principal executive office not less than 120 calendar days before the date of the Company’s proxy statement was released to the Company’s stockholders in connection with the previous year’s annual meeting and would have to comply with Rule 14a-8. Since the date of the 2009 Annual Meeting, if any, will be changed by more than 30 days from the anniversary date of last year’s annual meeting, in order to be considered for inclusion in NationsHealth’s proxy materials, proposals of stockholders intended to be presented at the 2009 Annual Meeting must be received by the Company a reasonable time before the Company begins to print and mail the Company’s proxy materials for the 2009 Annual Meeting.
     Under the Company’s bylaws, proposals of stockholders intended to be submitted for a formal vote at the Company’s rescheduled 2009 Annual Meeting (other than proposals intended to be included in the Company’s proxy statement and form of proxy in accordance with Rule 14a-8 promulgated under the Exchange Act) may be made only by a stockholder who has given written notice of the proposal to the Company’s Secretary at the Company’s principal executive offices not less than 90 days prior to the date of such rescheduled 2009 Annual Meeting, if any, and must provide the information and be in the form required by the Company’s bylaws.
     The Board knows of no other business which may come before the Special Meeting. If any other matters are properly presented at the Special Meeting, the persons named in the proxy will vote upon them in accordance with their best judgment.
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

WHERE YOU CAN FIND MORE INFORMATION
     NationsHealth files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:
Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549
     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. NationsHealth’s public filings are also available to the public from document retrieval services, and NationsHealth’s public filings are available to the public at the Internet website maintained by the SEC at http://www.sec.gov.
     Attached to this proxy statement as Appendix D and Appendix E, respectively, are the following filings made by NationsHealth with the SEC: Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009. These documents contain important information regarding NationsHealth that you should review in connection with considering the proposals contained in this proxy statement.
     THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN, ATTACHED TO, OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. NATIONSHEALTH HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN, ATTACHED TO, OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 22, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
HOUSEHOLDING
     Only one copy of this proxy statement has been sent to multiple stockholders of NationsHealth who share the same address and last name, unless NationsHealth has received contrary instructions from one or more of those stockholders. This procedure is referred to as “householding.” In addition, NationsHealth has been notified that certain intermediaries, such as brokers or banks, will household proxy materials. NationsHealth will deliver promptly, upon oral or written request, a separate copy of this proxy statement to any stockholder at the same address. If you wish to receive a separate copy of this proxy statement, you may write to Attn: Secretary, NationsHealth, Inc., 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325 or call (954) 903-5000 or you may obtain a copy on NationsHealth’s website at “www.nationshealth.com”. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of proxy statements may request delivery of a single copy by writing or calling NationsHealth at the above address or phone number or by contacting their broker or bank, provided they have determined to household proxy materials.
By Order of the Board of Directors
Glenn Parker, M.D.
Chief Executive Officer
June 22, 2009

APPENDIX A
Agreement and Plan of Merger, dated April 30, 2009, by and among the NationsHealth, Inc., ComVest
NationsHealth Holdings, LLC, and NationsHealth Acquisition Corp.

A-1

APPENDIX A
AGREEMENT AND PLAN OF MERGER
Dated as of April 30, 2009
among
ComVest NationsHealth Holdings, LLC
NationsHealth Acquisition Corp.
and
NationsHealth, Inc.

     i

(continued)

(continued)

EXHIBITS

Exhibit 1.5(a)	Form of Amended and Restated Certificate of Incorporation of Surviving Corporation
Exhibit 1.5(b)	Form of Bylaws of Surviving Corporation
Exhibit 4.9(a)	Rollover Financing Documents
Exhibit A	Bridge Loan Documents
Exhibit B	Preferred Stock Investment Documents

AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger, dated as of April 30, 2009 (this “Agreement”), is by and among ComVest NationsHealth Holdings, LLC, a Delaware limited liability company (“Parent”), NationsHealth Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and NationsHealth, Inc., a Delaware corporation (the “Company”). Certain defined terms used in this Agreement are defined in Annex A.
RECITALS
     WHEREAS, the Board of Directors of the Company, acting upon the recommendation of a special committee formed by the Board of Directors of the Company for the purpose of evaluating and negotiating strategic alternatives and/or transactions for the Company, including, but not limited to, this Agreement and the Transactions contemplated herein, any Superior Proposal, any Takeover Proposal, any Company Acquisition Agreement, and/or any other similar transactions, (a) has approved and declared advisable this Agreement and determined that this Agreement is in the best interests of its stockholders (other than holders of the Rollover Shares and/or shares of Preferred Stock as to which no determination has been made), (b) has approved and declared advisable the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions provided for in this Agreement, and determined that the Merger is in the best interests of its stockholders (other than holders of the Rollover Shares and/or shares of Preferred Stock as to which no determination has been made), (c) has reviewed the terms of the Merger and determined that such terms are fair and (d) has recommended adoption by its stockholders of this Agreement and the Merger;
     WHEREAS, the respective Boards of Directors (or similar governing body) and the stockholders of Parent and Merger Sub have approved this Agreement and the Merger on the terms and subject to the conditions provided for in this Agreement and declared it advisable and in the best interests for Parent, Merger Sub and their respective stockholders to enter into this Agreement;
     WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, the Senior Managers, Parent and Merger Sub have entered into that certain Voting Agreement (the “Voting Agreement”), pursuant to which the Senior Managers have agreed to vote their respective Shares in favor of the adoption of this Agreement and the consummation of the Merger in accordance with the terms of the Voting Agreement;
     WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, the Company and Parent have entered into the Bridge Loan Documents to which it is a party pursuant to which Parent has agreed to provide a bridge loan to the Company in the principal amount of $3,000,000 (the “Bridge Loan”) in accordance with the terms of the Bridge Loan Documents whereby the Bridge Loan shall (a) be subordinated to the Company’s obligations to the Senior Lender and be senior to the Company’s obligations to MHR, (b) have a monthly cash interest payment based on an interest rate of ten percent (10%) per annum, (c) have a term of six (6) months (the “Maturity

1

Date”), and (d) be used to pay a portion of the Transaction Fees and for the Company’s general business purposes, working capital, growth capital and capital expenditures;
     WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, the Senior Managers, MHR, and Parent have entered into that certain Exchange and Rollover Agreement (the “Exchange and Rollover Agreement”) pursuant to which the Senior Managers and MHR have agreed to contribute their respective Rollover Shares in the Exchange for shares of the Merger Sub Non-Voting Common Stock immediately prior to the Closing in accordance with Section 5.15 and the terms of the Exchange and Rollover Agreement;
     WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company, Parent and Merger Sub to enter into this Agreement, the Company, Parent, the Senior Managers and MHR have entered into the Preferred Stock Investment Documents pursuant to which the signatories thereto have agreed to the purchase and sale of the shares of Preferred Stock, the rights, preferences, privileges and restrictions of the Preferred Stock and the Surviving Corporation Common Stock to be issued to the holders of the Merger Sub Non-Voting Common Stock (to be issued in the Exchange), and the composition and governance of the Company’s Board of Directors after the Closing in accordance with the terms of the Preferred Stock Investment Documents;
     WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company, Parent, and Merger Sub to enter into this Agreement, each of the Senior Lender and MHR granted its consent to this Agreement and the Transactions contemplated hereby (the “Lender Consents”);
     WHEREAS, concurrently with the execution of this Agreement, and in connection with Lender Consents, the Senior Lender and MHR (collectively the “Lenders”) and the Company have agreed to enter into the Rollover Financing Documents, providing for (i) certain waivers under and modifications to the Lenders’ respective loan documents and in connection therewith MHR has agreed to amend and restate the Notes, and the Company shall issue the MHR Warrants to MHR, and (ii) the agreement of MHR to contribute its Rollover Shares in the Exchange and to enter into certain related agreements with the Company, Parent and the Senior Managers as described herein;
     WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent, Merger Sub, the Guarantor, and the Company have entered into that certain Limited Guaranty (the “Guaranty”) pursuant to which the Guarantor has agreed to guaranty the Investment Amount, including, but not limited to the funding of the Bridge Loan, the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised) in accordance with the terms of the Guaranty; and
     WHEREAS, prior to or concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement each of the Senior Managers and the Company have entered into an Employment Agreement (each an “Employment Agreement”) pursuant to which each such Senior Manager has agreed to be

2

employed by the Company after the Closing in accordance with the terms of such Senior Manager’s Employment Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
THE MERGER
     1.1 The Merger.
     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (with respect to all post-Effective Time periods, the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware.
     1.2 Closing.
     The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. eastern time on a date (the “Closing Date”) that is not later than two (2) Business Days after satisfaction or waiver of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time at the offices of McDermott, Will & Emery, 201 South Biscayne Boulevard, Suite 2200, Miami, Florida 33131, unless another time, date or place is agreed to in writing by the parties hereto.
     1.3 Effective Time.
     Subject to the provisions of this Agreement, upon the Closing, the Company and Merger Sub shall file with the Secretary of State of the State of Delaware a certificate of merger, executed, acknowledged and filed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).
     1.4 Effects of the Merger.
     The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

3

     1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.
          (a) Subject to Section 5.8, the Company’s Amended and Restated Certificate of Incorporation attached hereto as Exhibit 1.5(a) (the “Amended and Restated Certificate of Incorporation”), as filed and in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Amended and Restated Certificate of Incorporation.
          (b) Subject to Section 5.8, the Company’s Amended and Restated Bylaws attached hereto as Exhibit 1.5(b) (the “Bylaws”), as amended and in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Bylaws.
     1.6 Directors and Officers of the Surviving Corporation.
          (a) Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the DGCL, the Amended and Restated Certificate of Incorporation, and the Bylaws.
          (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the DGCL, the Amended and Restated Certificate of Incorporation, and the Bylaws.
ARTICLE II
EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES; COMPANY STOCK OPTIONS; CAPITALIZATION OF PARENT; BRIDGE LOAN, PREFERRED STOCK INVESTMENT
     2.1 Effect on Capital Stock.
          At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub, the holder of any shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), or the holder of any shares of capital stock of Merger Sub:
          (a) Capital Stock of Merger Sub. Each share of Class A Voting Common Stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Voting Common Stock”), and each share of Class B Non-Voting Common Stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Non-Voting Common Stock”), including the Merger Sub Non-Voting Common Stock that was issued in the Exchange for the Rollover Shares pursuant to the Exchange and Rollover Agreement and Section 5.15, issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”). As of the Effective Time, all such shares of

4

Merger Sub capital stock converted in accordance with this Section 2.1(a), when so converted, shall be cancelled and no longer be issued and outstanding and shall automatically cease to exist, and each holder of a certificate representing any such shares of Merger Sub capital stock shall cease to have any rights with respect thereto, except the right to receive a share of the Surviving Corporation Common Stock as set forth in this Section 2.1(a).
          (b) Conversion of Company Common Stock. Each share of Company Common Stock, including shares of Company Restricted Stock (each a “Share” and collectively, the “Shares”) (other than shares to be canceled in accordance with Section 2.1(c), the Dissenting Shares, and the shares of Preferred Stock issued at or immediately prior to the Effective Time in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised)), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from the Surviving Corporation a cash amount equal to $0.12, without interest (the “Merger Consideration”) pursuant to the terms and conditions set forth in Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive a cash amount equal to the product of the Merger Consideration and the number of Shares represented by such Certificate, which amount shall be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.
          (c) Cancellation of Treasury Stock and Parent-Owned Stock. Any Shares that are owned by the Company as treasury stock, and any Shares owned by Parent or Merger Sub, including the Rollover Shares, immediately prior to the Effective Time, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.
          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote to adopt this Agreement (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such appraisal rights pursuant to the DGCL, such holder’s Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with Section 2.1(b), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company

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relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment or waive any failure by a stockholder to timely comply with the requirements of the DGCL to perfect or demand appraisal rights. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.
     2.2 Exchange of Certificates.
          (a) Paying Agent. Prior to the Effective Time, a bank or trust company mutually agreed to by Parent and the Company, shall be engaged to act as agent for the holders of Shares and Options in connection with the Merger (the “Paying Agent”) to receive, for the benefit of such holders, the aggregate amount equal to the sum of (i) the aggregate Merger Consideration and (ii) the aggregate amount of Option Consideration payable upon the exercise of the Options (collectively, items (i) and (ii) shall be referred to as the “Aggregate Merger Consideration”). At the Closing, Parent shall deposit, or cause to be deposited, on behalf of Parent and the Company, immediately available funds equal to the Aggregate Merger Consideration with the Paying Agent for the benefit of the holders of Shares (other than shares to be canceled in accordance with Section 2.1(c), the Dissenting Shares, and the shares of Preferred Stock issued at or immediately prior to the Effective Time in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised)). In the event the Aggregate Merger Consideration deposited with the Paying Agent shall be insufficient to make the payments contemplated by Section 2.1(b) and Section 2.3, Parent and/or the Guarantor shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the amount of such deficiency required to make such payment. The Paying Agent shall cause the Aggregate Merger Consideration to be (A) held for the benefit of the holders of Company Common Stock and Options, and (B) applied promptly to making the payments pursuant to Section 2.1(b) and Section 2.3. The Aggregate Merger Consideration shall not be used for any purpose that is not expressly provided for in this Agreement. The Aggregate Merger Consideration deposited with the Paying Agent shall only be invested and reinvested by Parent or the Surviving Corporation after the Effective Time and solely in obligations issued or guaranteed by the United States government (or agencies thereof) maturing in thirty (30) days or less and certificates of deposit or repurchase agreements maturing in thirty (30) days or less of domestic United States banks having capital and surplus of $250,000,000 or more and having a rating of A or better from Moody’s Investors Service, Inc. and A or better from Standard & Poor’s Corporation. The Aggregate Merger Consideration shall not be invested or reinvested in any other manner either directly by the Paying Agent or indirectly by the Paying Agent as instructed by Parent or the Surviving Corporation after the Effective Time or any of their respective Affiliates. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to the Surviving Corporation.
          (b) Payment Procedures. Promptly after the Effective Time and in no event later than two (2) Business Days after the Effective Time, the Surviving Corporation shall use its commercially reasonable efforts to cause the Paying Agent to mail to each Person who was,

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immediately prior to the Effective Time, a holder of record of a Certificate or Options (to the extent there is any positive Option Consideration applicable to such Option) (i) a letter of transmittal (which shall specify, in connection with a Certificate, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, and which shall be in such form and shall have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Options in exchange for payment of the Merger Consideration and the Option Consideration, as applicable. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Options for cancellation to the Paying Agent (if applicable), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate or Options shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Share formerly represented by such Certificate and Option Consideration for each Option, and the Certificate or Option so surrendered shall forthwith be canceled. If payment of the applicable portion of the Aggregate Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Option is registered, it shall be a condition of such payment that (x) the Certificate or Option so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the applicable portion of the Aggregate Merger Consideration to a Person other than the registered holder of such Certificate or Option surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable, and such Person shall indemnify the Paying Agent, if so requested by the Paying Agent. Until surrendered as contemplated by this Section 2.2, each Certificate or Option shall be deemed at any time after the Effective Time to represent only the right to receive the applicable portion of the Aggregate Merger Consideration as contemplated by this Article II, without interest.
          (c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of Shares upon the surrender for exchange of Certificates (or affidavit of loss in lieu thereof) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates (or affidavit of loss in lieu thereof), and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates (or affidavit of loss in lieu thereof) that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates (or affidavit of loss in lieu thereof) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
          (d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of loss for a Certificate (in a form reasonably acceptable to the party receiving such affidavit) by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or the Surviving

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Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article II.
          (e) Termination of Fund. At any time following twelve (12) months after the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Options, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any of the Aggregate Merger Consideration that may be payable upon surrender of any Certificates or Options held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, subject to any and all claims or interest of any Person previously entitled thereto.
          (f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for any portion of the Aggregate Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
          (g) Withholding Taxes. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares or Options pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign tax Law. To the extent that amounts are so deducted or withheld, such amounts shall be paid over to the appropriate taxing authority, and such paid over amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
     2.3 Company Stock Options; Restricted Stock.
          (a) Prior to the Effective Time, the Company shall take all actions necessary to provide that each option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire shares of Company Common Stock (each, an “Option”) shall be cancelled and terminated (without regard to the exercise price of the Options) immediately before the Effective Time and that all Options, whether or not vested, that remain unexercised immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock then subject to such Option, whether or not vested, without the need for any further action by the holder of the Option. The Option Consideration shall be paid to holders of Options in accordance with Section 2.2. Prior to the Effective Time, the Company shall make such amendments to the terms of the Company Stock Plans that are

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necessary to give effect to the transactions contemplated by this Section 2.3. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, stock appreciation rights or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof, except as provided in connection with the Transactions contemplated herein and therein. Prior to the Effective Time, the Company shall take all actions necessary to terminate all its Company Stock Plans, such termination to be effective at or before the Effective Time. Notwithstanding anything else herein, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Option Consideration otherwise payable such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Laws.
          (b) Each holder of shares of Company Restricted Stock that are outstanding immediately prior to the Effective Time shall become fully vested in any such shares of Company Restricted Stock immediately prior to the Effective Time. Each share of Company Restricted Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive Merger Consideration in accordance with Section 2.1(b) (other than Company Restricted Stock that is included as Rollover Shares and will be contributed in the Exchange for the same number of shares of Merger Sub Non-Voting Common Stock immediately prior to the Closing pursuant to Section 5.15).
     2.4 Adjustments.
          Notwithstanding any provision of this Article II to the contrary (but without limiting the covenants in Section 5.2 in any manner whatsoever), if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number or class of shares by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, stock split, conversion, combination, exchange of shares or similar transaction, the Aggregate Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, stock split, conversion, combination, exchange of shares or similar transaction.
     2.5 Capitalization of Parent; Bridge Loan; Preferred Stock Investment; Preferred Stock Investment Option
          (a) Parent shall be capitalized with $8,000,000 (the “Investment Amount”), of which (i) the amount of the Bridge Loan shall be funded on or before the date hereof and (ii) the Investment Amount, minus the outstanding principal amount of the Bridge Loan, shall be funded, subject to the terms and conditions of this Agreement, on or before the Closing Date (the “Remaining Investment Amount”).
          (b) On the date hereof, Parent and the Company shall enter into the Bridge Loan Documents to which it is a party whereby Parent shall provide the Bridge Loan to the Company and the proceeds therefrom shall be used to pay a portion of the Transaction Fees pursuant to Section 5.10, to fund the Company’s general business purposes, working capital,

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growth capital and capital expenditures after the date hereof. In connection with the Bridge Loan, the Company shall issue to Parent the Bridge Loan Warrants, which shall (i) be exercisable within fifteen (15) days of such termination date if this Agreement is terminated pursuant to (A) Section 7.1(c)(i) or Section 7.1(c)(iii) and the Company’s breach triggering such termination shall have been willful or (B) Section 7.1(b)(iii), Section 7.1(c)(ii), or Section 7.1(d)(iii),and (ii) automatically expire at the Effective Time.
          (c) At the Effective Time, (i) the outstanding principal amount under the Bridge Loan shall be converted into shares of Preferred Stock at a price per share equal to the Merger Consideration and (ii) any remaining accrued and unpaid interest on the Bridge Loan shall be paid in cash by the Company to Parent.
          (d) At the Effective Time and in connection with the Merger, Parent shall invest the Remaining Investment Amount in the Company in exchange for shares of Preferred Stock at a price per share equal to the Merger Consideration pursuant to the terms and conditions set forth in the Preferred Stock Investment Documents (the “Preferred Stock Investment”), from which (i) Parent shall deposit the Aggregate Merger Consideration on behalf of Parent and the Company with the Paying Agent in accordance with Section 2.2 in order to purchase all of the Shares (other than shares to be canceled in accordance with Section 2.1(c), the Dissenting Shares, and the shares of Preferred Stock issued in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised)), and Options, and (ii) Parent shall pay to the Company a cash amount equal to the Remaining Investment Amount minus the Aggregate Merger Consideration, which proceeds shall be used to pay the remaining Transaction Fees pursuant to Section 5.10 and to fund the Company’s general business purposes, working capital, growth capital and capital expenditures after the Effective Time.
          (e) Pursuant to the Preferred Stock Investment Documents, Parent shall have the right, but not the obligation, during the period commencing on the date hereof and ending on the first anniversary of the Closing Date, to invest up to $2,000,000 in the Surviving Corporation in exchange for shares of Preferred Stock at the same price per share and on the same terms and conditions as the Preferred Stock Investment (the “Preferred Stock Investment Option”).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as set forth in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement; provided, that, any information set forth in one Section of the Company Disclosure Schedule will be deemed to apply to each other Section or subsection of this Agreement and the Company Disclosure Schedule to the extent such disclosure is made in a way as to make its relevance to such other Section or subsection readily apparent (the “Company Disclosure Schedule”), or as disclosed in any of the Company SEC Documents filed during the twelve (12) month period prior to the date hereof, other than any sections contained therein specifically relating to risks factors or cautionary or forward looking statements, the Company represents and warrants to Parent and Merger Sub as follows:
     3.1 Organization, Standing and Power.

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          (a) Each of the Company and its Subsidiaries is a corporation, partnership, or a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized and has all requisite corporate, partnership, or limited liability company power and authority necessary to own, lease, and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, partnership, or limited liability company and is in good standing in each jurisdiction in which the nature of the business conducted by it or the operation, ownership, leasing, character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
          (b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and, except for the Permitted Liens and as set forth in Section 3.1(b) of the Company Disclosure Schedule, are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, in each case except as provided in connection with the Transactions contemplated herein and therein, and for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock, voting securities or Equity Interests in any Person.
          (c) The Company has made available to Parent correct and complete copies of its organizational and governing documents (the “Company Charter Documents”) and correct and complete copies of the organizational and governing documents of each of its Subsidiaries (the “Subsidiary Documents”), and all amendments thereto. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in material violation of any of their respective provisions.
     3.2 Capitalization.
          (a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.0001 per share (“Company Preferred Stock”). At the close of business on February 28, 2009 (the “Reference Date”), (i) 28,551,805 shares of Company Common Stock were issued and outstanding (of which 158,120shares were Company Restricted Stock), (ii) 4,000,000 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 1,798,069 shares of Company Common Stock were subject to outstanding Options granted under the Company Stock Plans) and 2,331,585 shares of Company Common Stock were reserved for issuance upon conversion of the Notes and Warrants (other than the Bridge Loan Warrants,

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which shall automatically expire at the Effective Time), (iii) no shares of Preferred Stock were issued or outstanding; and (iv) 837,926 shares of Company Common Stock were held in the Company’s treasury. Since the Reference Date, no shares of Company Common Stock, Company Preferred Stock or any other Equity Interests have been issued, except pursuant to the exercise, if any, of Options granted under Company Stock Plans or outstanding Warrants (other than the Bridge Loan Warrants) as of the close of business on the Reference Date, except as provided in connection with the Transactions contemplated herein and therein. Section 3.2(a) of the Company Disclosure Schedule contains a correct and complete list, as of the Reference Date, of Options and Company Restricted Stock, Warrants (other than the Bridge Loan Warrants) and Notes including the holder, date of grant, term, number of shares of Company Common Stock subject to such Option or Warrant (other than the Bridge Loan Warrants) and, where applicable, exercise price and vesting schedule. All outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, the Bridge Loan Documents, and the Preferred Stock Investment Documents, none of the outstanding shares of the capital stock of the Company are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or are subject to any right of first refusal in favor of the Company, and, there is no Contract restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of the capital stock of the Company, except as provided in connection with the Transactions contemplated herein and therein. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, (A) there are no outstanding options or other rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any shares of capital stock, voting securities or other Equity Interests of the Company or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other Equity Interests of the Company (collectively, “Company Securities”); (B) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities; and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company to which the Company or any of its Subsidiaries is a party, in each case except as provided in connection with the Transactions contemplated herein and therein. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, no bonds, debentures, notes or other indebtedness of the Company having a right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which the holders of capital stock of the Company may vote are issued and outstanding, except as provided in connection with the Transactions contemplated herein and therein.
          (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, each of the outstanding shares of capital stock, voting securities or other Equity Interests of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, and all such securities are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all Liens other than the Permitted Liens. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no (i) preemptive rights, outstanding options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or other rights of any kind which obligate the Company or any of its Subsidiaries

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to issue or deliver any shares of capital stock, voting securities or other Equity Interests of any Subsidiary of the Company or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other Equity Interest of a Subsidiary of the Company, (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other Equity Interests of a Subsidiary of the Company; or (iii) other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Subsidiary of the Company to which the Company or any of its Subsidiaries is a party. None of the Subsidiaries of the Company owns any Company Common Stock.
          (c) Except as described in Section 3.2(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any Equity Interest, or any Equity Interest convertible into or exchangeable or exercisable for Equity Interests or similar interests in, any Person (other than the Company Subsidiaries).
          (d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, the Preferred Stock Investment Documents and any of the documents, instruments and agreements entered into in connection with the Transactions contemplated herein and therein, there are not, as of the date hereof, (i) any registration rights agreements or (ii) any stockholder agreements, voting trusts, or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company.
     3.3 Authority; Noncontravention; Voting Requirements.
          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Merger and any other Transactions contemplated hereby to which it is a party. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Merger and any other Transactions contemplated hereby to which it is a party, have been duly authorized and approved by its Board of Directors acting upon a receipt of a recommendation by the Special Committee, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement and the consummation of the Merger and any other Transactions contemplated hereby to which it is a party and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger and any other Transactions contemplated by hereby to which it is a party. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles

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of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
          (b) The Company’s Board of Directors, at a meeting duly called and held and acting upon receipt of a recommendation by the Special Committee, has duly (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders (other than holders of the Rollover Shares and the Preferred Stock issued in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised) in each case as to which no determination has been made); (ii) authorized and approved the execution, delivery and performance of this Agreement, the Voting Agreement, each Employment Agreement, the Rollover Financing Documents, the Bridge Loan Documents, and the Preferred Stock Documents, and the related agreements, documents and instruments contemplated thereby, and the consummation of the Merger; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the stockholders of the Company at the Company Stockholders Meeting.
          (c) Except as specifically set forth in Section 3.3(c) of the Company Disclosure Schedule and except for any agreements, documents or instruments entered into in connection with the Rollover Financing, the Preferred Stock Investment, the Preferred Stock Investment Option (if exercised), and the Bridge Loan, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any material provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) conflict with or violate in any material respect any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien, other than the Permitted Liens, upon any of the respective properties or assets of, the Company or any of its Subsidiaries, in each case, in any material respect, under, any of the terms, conditions or provisions of any written loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, other than, in each case, any such violation, conflict, default, termination, cancellation, acceleration or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (d) Assuming that the representations and warranties of Parent and Merger Sub in Section 4.11 are true, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement and consummation of the Merger (the “Company Stockholder Approval”) is the only vote or

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approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary under the DGCL to adopt this Agreement and approve the Transactions.
     3.4 Approvals.
          The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not require any consent, approval, or other authorization of, or filing with, or notification to any Governmental Authority by the Company, other than: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) the filing with the Securities and Exchange Commission (the “SEC”) of (i) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) relating to the Company Stockholders Meeting in accordance with and under the Securities Exchange Act of 1934, as amended (with the rules and regulations promulgated thereunder referred to herein as the “Exchange Act”), (ii) the related Rule 13E-3 Transaction Statement (the “Schedule 13E-3”), if applicable, and (iii) any other schedules, reports, and documents under and in compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Transactions; (c) any filings required by, and any approvals required under, the rules and regulations of the OTC Bulletin Board; (d) any filings, waivers or approvals as may be required under any Health Care Laws, all of which are set forth on Section 3.4 of the Company Disclosure Schedule; and (e) any other necessary consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions, except, in each case, where the failure to obtain such other consents, approvals, authorizations or permits, or to make such filings or notifications, had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
     3.5 Company SEC Documents; Undisclosed Liabilities.
          (a) Except as set forth on Section 3.5(a) of the Company Disclosure Schedule, Since January 1, 2007, the Company has filed and furnished all reports, schedules, forms, prospectuses, documents, and registration, proxy and other statements required to be filed by it pursuant to the Exchange Act, the Securities Act and the rules and regulations of the SEC (collectively, and in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents) or if amended as of the latest amendment date, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

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          (b) The consolidated financial statements of the Company (and the related notes) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by the rules related to Quarterly Reports on Form 10-Q promulgated under the Exchange Act) applied on a consistent basis during the periods presented (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments and to any other adjustments described therein including the notes thereto, none of which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).
          (c) Since the enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (i) the Company has been and is in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (B) except as set forth in Section 3.5(c)(i)(B) of the Company Disclosure Schedule, the applicable listing and corporate governance rules and regulations of the OTC Bulletin Board, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (ii) the Company has established and maintains disclosure controls and procedures to satisfy the requirements in all material respects of Rule 13a-15 under the Exchange Act that are designed to ensure that material information relating to the Company and required to be disclosed by the Company, including its Subsidiaries, is made known to the Chief Executive Officer (or the principal executive officer) and the Chief Financial Officer (or the principal financial officer) of the Company by others within those entities, and is in the reports that it files under the Exchange Act and is in accordance with the Exchange Act, the Securities Act and the rules and regulations of the SEC, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) the management of the Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any known fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there is no reason to believe that its auditors and its Chief Executive Officer (or the principal executive officer) and the Chief Financial Officer (or the principal financial officer) will not be able to give the certifications and attestations required pursuant to the rules and regulations of the SEC and under the Sarbanes-Oxley Act when due. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

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          (d) To the Company’s Knowledge, (i) from September 30, 2006 through the date of this Agreement, none of the Company or any of its Subsidiaries, or any director, officer, employee or independent auditor of the Company or any of its Subsidiaries, has received or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after September 30, 2006, and (ii) since September 30, 2006 through the date of this Agreement, no attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after September 30, 2006, by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company.
          (e) Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than those which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, except liabilities (i) as and to the extent reflected or reserved against on the unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2008 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or (iv) obligations arising under this Agreement or any of the documents, instruments or agreements entered into in connection with the Transactions. Except as set forth in Section 3.5(e) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries has any Indebtedness and is not a guarantor or indemnitor of any Indebtedness of any other Person.
     3.6 Absence of Certain Changes or Events.
          Since the Balance Sheet Date, except as otherwise contemplated or permitted by this Agreement, (a) there have not been any events, changes, conditions, circumstances, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect, (b) there has not been any dedication, setting aside as payment of any dividend or other distribution with respect to any of the Company Securities or the capital stock any of the Company’s Subsidiaries, and (c) there has not been any material change in accounting methods, principles or practices employed by the Company. Since the Balance Sheet Date, the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice.
     3.7 Legal Proceedings.
          Except as set forth in the Company SEC Documents or as set forth in Section 3.7 of the Company Disclosure Schedule, (a) there is no pending or, to the Knowledge of the

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Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority, in each case, as has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any settlement agreement or stipulation, in each case, as has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (b) there is no pending legal, administrative, arbitral, or other proceeding, claim, suit or action that challenges, or that, if decided adversely to the Company would have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger.
     3.8 Compliance With Laws.
          Except as set forth in Section 3.8 of the Company Disclosure Schedule, the Company and its Subsidiaries are (and since January 1, 2006 have been) in compliance with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees, requirements and orders (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations, except where the failure to be in such compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2006, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority claimed or alleged that the Company or any of its Subsidiaries was not in compliance in any material respect with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations, except where such claims or alleged claims have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has obtained and is in compliance with all Permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Authority necessary to conduct its business as presently conducted, except where the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
     3.9 Change of Control Agreements.
          Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other Transactions will (either alone or in conjunction with any other event) (a) result in any payment or benefit to any employee of the Company or any of its Subsidiaries or (b) result in any payment or benefit to any director or officer of the Company or any of its Subsidiaries.
     3.10 Tax Matters.

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          (a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. The Company and each of its Subsidiaries has timely paid (or has had paid on its behalf) all material Taxes due and owing (whether or not shown on any return).
          (b) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the unaudited balance sheet of the Company and its Subsidiaries as of December 31, 2007 (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since December 31, 2007, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.
          (c) No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and no officer or director (or employee responsible for Tax matters) of the Company or any of its Subsidiaries, expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.
          (d) The Company and its Subsidiaries have disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code or any similar provision of applicable Law, and are in possession of supporting documentation as may be required under any such provision.
          (e) The Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except where the failure to make such withholdings or payments of Taxes has not had and would not reasonably be expected to have a Company Material Adverse Effect.
          (f) Neither the Company nor any of its Subsidiaries has been subject to a written claim by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.
          (g) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.
          (h) No audit or other administrative or court proceedings are pending or being conducted or, the Knowledge of the Company, have been threatened by or with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.

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          (i) Except as set forth in Section 3.10(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.
          (j) The Company has made available to Parent correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report or statement of deficiency issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.
          (k) As of the Closing, neither the Company nor any of its Subsidiaries will be a party to any tax allocation, tax sharing, tax indemnity or similar agreement with respect to Taxes.
          (l) There are no liens for Taxes (other than Taxes not yet due and payable or Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP) upon any of the assets or properties of the Company or any of its Subsidiaries.
          (m) Neither the Company nor any of its Subsidiaries has ever been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) except for any group of which the Company was the common parent corporation.
          (n) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any deduction in calculating, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; or (iii) installment sale or open transaction disposition made on or prior to the Closing Date.
          (o) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).
          (p) Except as set forth in Section 3.10(p) of the Company Disclosure Schedule, all arrangements that would be considered “deferred compensation” for purposes of Section 409A of the Code are in compliance with Section 409A of the Code. No Option was issued with an exercise price that was less than the fair market value of the Company’s Common Stock on the date of grant.
          (q) The Company has not been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date.

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          (r) Except as disclosed in its Tax Returns, neither the Company nor any of its Subsidiaries has received approval to make or agreed to a change in any accounting method or has any written application pending with any taxing authority requesting permission for any such change. To the Knowledge of the Company, there are no written requests for rulings or determinations in respect of any Taxes or Tax Returns pending between the Company or any Subsidiary of the Company and any taxing authority.
     3.11 Employee Benefits and Labor Matters.
          (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of (i) all material “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) all material employee pension benefit plans (as defined in Section 3(2) of ERISA), (iii) all employee welfare benefit plans (as defined in Section 3(1) of ERISA), and (iv) all other material employee benefit plans, policies, agreements or arrangements, and payroll practices, bonus or other incentive compensation, stock option, stock purchase, equity or equity-based compensation, deferred compensation, change in control, retention, termination, supplemental retirement, severance, sick leave, vacation, loans, salary continuation, health or life insurance, fringe benefits and educational assistance plan, policies, agreements or arrangements, written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director, independent contractor or consultant (or any of their beneficiaries) of the Company, any of its Subsidiaries, or any entity required to be aggregated with the Company or any of its Subsidiaries pursuant to Code Section 414 (an “ERISA Affiliate”) and with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, but excluding any employment or individual consulting agreements (collectively, the “Company Plans”). No Company Plan is subject to Title IV of ERISA, is a “multiemployer plan”, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), is a “voluntary employees’ beneficiary association”, as defined by Code Section 501(c)(9), is an “employee stock ownership plan”, as defined by Code Section 4975(e)(7) or otherwise invests in “employer securities”, as defined in Code Section 409(l), or is or has been subject to Sections 4063 or 4064 of ERISA. No Company, Subsidiary or ERISA Affiliate has either completely or partially withdrawn from a multiemployer plan within the past six years or has incurred any liability under Title IV of ERISA that remains unsatisfied.
          (b) Correct and complete copies of the following documents with respect to each of the Company Plans have been made available to Parent by the Company to the extent applicable: (i) each such written Company Plan, including (without limitation) all material amendments thereto and all related trust documents, administrative service agreements, funding arrangements, group annuity contracts, insurance contracts, policies pertaining to liability insurance covering the fiduciaries for each Company Plan, registration statements (including all attachments), prospectuses, and all amendments thereto; (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Plan required to make such a filing; (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letters, including with respect to any such Company Plan and related trust which is intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, the most recent favorable determination or opinion letter from the IRS as to its qualified status under the Code; (v) the most recent summary plan descriptions and summaries of

21

material modifications; (vi) written summaries of all non-written Company Plans; (vii) the latest reports which have been filed with the U.S. Department of Labor with respect to each Company Plan required to make such filing; (viii) financial and other information regarding current and projected liabilities with respect to each Company Plan for which the filings described in (ii), (iv) or (vii) above are not required under ERISA; and (ix) all correspondence between the Internal Revenue Service and/or the Department of Labor and the Company and/or any of the Company’s Subsidiaries.
          (c) The Company Plans have been established, maintained and administered, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws, except where the failure to be maintained and administered has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (d) The Company Plans intended to qualify under Section 401 of the Code have received a favorable determination or opinion letter from the IRS indicating that they are so qualified. Nothing has occurred with respect to the Company Plans since the issuance of such favorable determination or opinion letter that could reasonably be expected to impair such favorable determination or opinion or otherwise cause the loss or revocation of the qualified status of such plan, or the imposition of any material liability, penalty or tax under ERISA or the Code. Neither the Company, nor any Subsidiary, nor, to the Knowledge of the Company, any other “disqualified person” or “party in interest”, as defined in Code Section 4975 and ERISA Section 3(14), respectively, has engaged in any “prohibited transaction”, as defined in Code Section 4975 or ERISA Section 406 with respect to any Company Plan, in each case, except for any prohibited transaction that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (e) (i) (A) No Company Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA, and (B) none of the Company Plans promises or provides retiree medical, death, disability or other retiree welfare benefits to any person (other than continuation coverage to the extent required by Law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise); (ii) to the Company’s Knowledge, no fiduciary of any Company Plan has breached any of the responsibilities or obligations to such Company Plan imposed upon fiduciaries under Title I of ERISA; (iii) the Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, and are not in any material respect in default under or in violation of, any Company Plan, and, to the Company’s Knowledge, there has been no default or violation by any other Person with respect to, any of the Company Plans; and (iv) all contributions to, and payments from, the Company Plans which have been required to be made in accordance with the Company Plans have been timely made (including without limitation any insurance premiums due under an insurance policy related to a Company Plan), in each case, except for any untimely contributions that that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect
          (f) There are no pending , or to the Knowledge of the Company, threatened actions, investigations, proceedings, claims or lawsuits arising from or relating to the Company

22

Plans or the assets thereof (other than routine benefit claims), that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (g) Except as contemplated by Section 2.3(a) and Section 2.3(b) and as set forth in the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other Transactions will (i) increase any benefits otherwise payable under any Company Plan, (ii) result in the acceleration of the time of payment or vesting of any rights with respect to benefits under any such plan, or (iii) require any contributions or payments to fund any obligations under any Company Plan.
          (h) Except as set forth in Section 3.11(h) of the Company Disclosure Schedule:
               (i) Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has agreed to any increase in benefits under any Company Plan (or the creation of new benefits thereunder) or a change in employee coverage which would materially increase the expense of maintaining any Company Plan;
               (ii) The Company and each of its Subsidiaries have complied in all material respects with (A) the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Company Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code, and (B) the applicable provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations issued thereunder;
               (iii) There are no pending audits or investigations by any Governmental Authority involving any Company Plan, and no termination proceedings involving any Company Plan, nor, to the Company’s Knowledge are there any facts which could reasonably give rise to any material liability in the event of any such audit, investigation, claim, suit or proceeding;
               (iv) To the extent that any Company Plan constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, such Company Plan complies as to form and has been operated in good faith compliance with Section 409A of the Code; and
               (v) No payment which is or may be made by, from or with respect to any Company Plan, to any employee, former employee, director or agent of the Company, any of its Subsidiaries, or any ERISA Affiliate, either alone or in conjunction with any other payment, event or occurrence that constitutes a payment that (A) will or could properly be characterized as an “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax Law) and (B) will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax Law).
          (i) None of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of the Company or any of its Subsidiaries, nor has the Company or any of its

23

Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. To the Knowledge of the Company, there is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or threatened. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts or other material labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened before any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries, of any individual, that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (j) The Company and its Subsidiaries are in compliance in all material respects with all Laws relating to employees and the employment of labor, including, but not limited to, all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” laws (“WARN”), collective bargaining, discrimination, disability rights or benefits, equal opportunity, civil rights, affirmative action, safety and health, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, occupational safety and health requirements, and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries since December 31, 2005.
     3.12 Environmental Matters.
     Except as set forth on Section 3.12 of the Company Disclosure Schedule or as would not have, either individually or in the aggregate, a Company Material Adverse Effect:
          (a) to the Company’s Knowledge, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and revision of Environmental Permits;
          (b) neither the Company nor any of its Subsidiaries has received any written notice of alleged, actual or potential responsibility for, or any written inquiry or written notice of an investigation regarding, any Release or threatened Release of Hazardous Materials at the Leased Real Property or alleged violation of, or non-compliance with, any Environmental Law by the Company nor does the Company have Knowledge of any information which would reasonably be expected to form the basis of any such notice or claim, except in each case for such notices or inquiries as would not reasonably be expected to require Remedial Action by or result in liability of the Company or any of its Subsidiaries under applicable Environmental Laws;
          (c) no written notice, demand, citation, summons, complaint or order has been received or consent decree or settlement has been entered into by, or is pending against, the Company or any of its Subsidiaries that remains outstanding or unresolved, or, to the Knowledge

24

of the Company, is threatened by any Person against the Company or any of its Subsidiaries with respect to any alleged violation of, or liability under, any applicable Environmental Laws;
          (d) no penalty has been assessed against the Company or any of its Subsidiaries that remains outstanding or unresolved, with respect to any alleged violation of, or liability under, any applicable Environmental Laws;
          (e) to the Company’s Knowledge, none of the Leased Real Property contains any Hazardous Materials as a result of any activity of the Company or any of its Subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws;
          (f) the Company does not have Knowledge of any potential liabilities that may be imposed on the Company or any of its Subsidiaries as a result of the Company or any of its Subsidiaries having transported or having arranged for the transportation of Hazardous Materials to an off-site location that remain outstanding and unresolved; and
          (g) neither the Company nor any of its Subsidiaries has generated, stored, used, emitted, discharged or disposed of any Hazardous Materials except in compliance with applicable Environmental Laws.
     3.13 Contracts.
          (a) Except for the documents, instruments and agreements to be entered into by the Company pursuant to this Agreement and in connection with the Transactions, set forth in Section 3.13(a) of the Company Disclosure Schedule is a list of (i) each Contract that would be required to be filed as an exhibit to an Annual Report on Form 10-K under the Exchange Act if such report was filed by the Company with the SEC on the date hereof, and (ii) each of the following to which the Company or any of its Subsidiaries is a party: (A) any Contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services, (B) any partnership agreement, joint venture agreement, licensing agreement or other Contract with respect to marketing alliance or involving a sharing of profits, losses, costs or liabilities of any Person by the Company or any of its Subsidiaries, (C) any Contract for the acquisition, sale or lease of material properties or assets (including, by merger, consolidation, business combination, purchase or sale of stock or assets or otherwise) entered into since January 1, 2007 in excess of $250,000, (D) any Contract with any (x) Governmental Authority or (y) director or executive officer of the Company or any of its Subsidiaries or any Affiliate of the Company, (E) any loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, and including any Contract regarding any bonding facility or financial assurance program, (F) any financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities, (G) any voting agreement or registration rights agreement, (H) any mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company

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or any of its Subsidiaries, except as provided in connection with the Transactions contemplated herein and therein, (I) any customer, client or supply Contract that involves gross revenue in fiscal year 2008 in excess of $100,000 or is expected to involve gross revenue in fiscal year 2009 in excess of $100,000, (J) any Contract (other than customer, client or supply Contracts) that involves gross revenue (whether or not measured in cash) in fiscal year 2007 or 2008 of greater than $250,000 or is expected to involve gross revenue in fiscal year 2009 in excess of $250,000, (K) any collective bargaining agreement, (L) any “standstill” or similar agreement, (M) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, any (1) indemnification Contract (other than pursuant to Section 3.13(Q)), (2) merchandising, sales representative or distribution Contract or (3) Contract granting a right of first refusal or first negotiation, (N) any Contract for the treatment, storage, disposal and/or transportation of low-level radioactive waste and low-level mixed waste materials and related field services, (O) any other Contract which is material to the operation, or which is outside the ordinary course, of the Company’s and its Subsidiaries’ businesses, (P) any Contract (1) relating to the employment of any employee or retention of any consultant or independent contractor that requires payments of base salary or amounts in excess of $100,000 on an annual basis to any Person, (2) the terms of which obligate or may in the future obligate the Company or any of its Subsidiaries to make any severance, termination or similar payment to any current employee following termination of employment or resulting solely from the consummation of the Transactions contemplated by this Agreement, or (3) pursuant to which the Company or any of its Subsidiaries is obligated to make any bonus payment (other than accrued on the Company’s financial statements or payments constituting sales commissions or sales-related bonuses) in excess of $100,000 to any current or former employee or director, (Q) any Contract which provides for indemnification of any officer, director, or employee, (R) any lease or rental Contract, (S) any product design or development Contract, (T) any consulting Contract, (U) any license or royalty Contract or any other Contract relating to any Intellectual Property Rights, and (V) any commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.2, each a “Material Contract”). The Company has heretofore made available to Parent true, correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and “side letters” and similar documentation relating thereto.
          (b) Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception, except for those which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no approval, consent or waiver of any Person is needed in order that any Material Contract continue in full force and effect in all material respects following the consummation of the Transactions. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default under any Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except for such defaults, individually or in the aggregate, that do not have and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any

26

Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract.
     3.14 Title to Properties.
          (a) Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.
          (b) Section 3.14(b) of the Company Disclosure Schedule contains a true and complete list of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the “Leased Real Property”), and for each Leased Real Property, identifies the street address of such Leased Real Property. True and complete copies of all agreements under which the Company or any Subsidiary thereof is the landlord, sublandlord, tenant, subtenant, or occupant that have not been terminated or expired as of the date hereof have been made available to Parent. Neither the Company nor any of its Subsidiaries has assigned its interest under any Leased Real Property or sublet any of such premises covered thereby.
     3.15 Intellectual Property.
          (a) All of the Company Intellectual Property and Company Technology that is registered or for which an application to register has been filed and remains pending are set forth on Section 3.15(a) of the Company Disclosure Schedule. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, the Company or one of its Subsidiaries is the sole and exclusive owner of, or has valid and continuing rights to use and license (pursuant to a written license listed in Section 3.15(a) of the Company Disclosure Schedule, except for commercial-off-the-shelf Software) all right, title and interest in the Company Intellectual Property and Company Technology set forth on Section 3.15(a) of the Company Disclosure Schedule, free and clear of all Liens other than Permitted Liens, except where the failure to have such rights, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect. The Company Intellectual Property and Company Technology set forth on Section 3.15(a) of the Company Disclosure Schedule includes all Intellectual Property Rights and Technology used by the Company and its Subsidiaries and necessary to operate the businesses of the Company and its Subsidiaries as presently conducted in the ordinary course of business consistent with past practice. All of the Company’s and its Subsidiaries’ rights in the Company Intellectual Property and Company Technology are valid and enforceable subject to the Bankruptcy and Equity Exception, except for those which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have filed or caused to be filed all affidavits, renewals, statements of use, maintenance filings and declarations, and have paid or caused to be paid all fees and charges necessary to maintain in good standing the Company Intellectual Property and Company Technology identified in Section 3.15(a) of the

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Company Disclosure Schedule, except where the failure to have made such filings or payments, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries take and have taken all commercially reasonable actions to maintain and preserve their Company Intellectual Property and their Company Technology, except where the failure to do so does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (b) To the Knowledge of the Company, (i) no other Person has any rights to any of the Company Intellectual Property or Company Technology owned or used by the Company or any of its Subsidiaries except pursuant to contracts or licenses specified on Section 3.15(b) of the Company Disclosure Schedule, (ii) no other Person is interfering with, infringing upon, misappropriating or otherwise violating any Company Intellectual Property, Company Technology, or any such Intellectual Property Rights that the Company or any of its Subsidiaries own or use, (iii) there are no legal proceedings pending or, to the Knowledge of the Company, threatened challenging the ownership, enforceability, validity or use of any Company Intellectual Property or Company Technology owned by the Company or any of its Subsidiaries, (iv) no Company Intellectual Property or Company Technology is subject to any outstanding order or claim, and (v) none of the Company or any of its Subsidiaries or any of its licensees has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any third party Intellectual Property Rights or any other third party proprietary right, nor has any such claim been made against any of them, nor, to the Knowledge of the Company, is there any basis for such a claim, except, in each case, those infringements, violations, claims or misappropriations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
     3.16 Insurance.
     Section 3.16 of the Company Disclosure Schedule sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) currently maintained by the Company or any of its Subsidiaries (the “Policies”). To the Knowledge of the Company, all of the Policies are in full force and effect, all premiums due and payable thereon have been paid (or financed) and the Company and its Subsidiaries have complied with the provisions of the Policies. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies, except where such breach or default has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier issuing such Policies that there will be a non-renewal of such Policies or a material decrease in coverage or a material increase in deductible or self insurance retention. To the Knowledge of the Company, Section 3.16 of the Company Disclosure Schedule sets forth each of the Policies as to which (i) the coverage limit has been reached or (ii) the aggregate

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amount of the incurred losses as of the date hereof equals at least seventy-five percent (75%) of the coverage limit therein.
     3.17 Customers and Suppliers.
     Section 3.17 of the Company Disclosure Schedule sets forth a list of all of the Company’s customers that generate at least ten percent (10%) of the Company’s revenues and the ten largest suppliers of the Company and its Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during the fiscal year ended December 31, 2008, showing the approximate total sales by the Company and its Subsidiaries to each such customer and the approximate total payments by the Company and its Subsidiaries to each such supplier, during such period as well as any minimum purchase requirements of the Company for the 2009 fiscal year or thereafter. Except as set forth on Section 3.17 of the Company Disclosure Schedule, since the Balance Sheet Date, (i) no customer or supplier listed in Section 3.17 of the Company Disclosure Schedule has terminated its relationship with the Company or its Subsidiaries and (ii) to the Company’s Knowledge, neither the Company nor its Subsidiaries has received written notice from any customer or supplier listed in Section 3.17 of the Company Disclosure Schedule that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company or its Subsidiaries.
     3.18 Opinion of Financial Advisor.
          The Board of Directors of the Company (including the Special Committee) has received the opinion of Ladenburg Thalmann & Co. Inc. (the “Fairness Opinion”), dated April 27, 2009, to the effect that, as of the date of such Fairness Opinion, and subject to the various assumptions, limitations, and qualifications set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub, the Senior Managers and MHR who, in connection with the Transactions, shall contribute their respective Rollover Shares in the Exchange for shares of Merger Sub Non-Voting Common Stock immediately prior to the Closing pursuant to Section 5.15) is fair from a financial point of view to the holders (other than the Dissenting Shares, the shares of Preferred Stock issued in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised), and the Rollover Shares) of such shares, which opinion has not been modified or withdrawn as of the date hereof.
     3.19 Brokers and Other Advisors.
          Except for Deloitte Corporate Finance, LLC and Ladenburg Thalmann & Co. Inc., the fees and expenses of which are to be paid by the Company, no broker, finder, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s opinion, success, transaction fee, or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore made available to Parent a correct and complete copy of the Company’s engagement letters with Deloitte Corporate Finance, LLC and Ladenburg Thalmann & Co. Inc., which letters describe all fees payable to Deloitte Corporate Finance, LLC and Ladenburg Thalmann & Co. Inc. in connection with the Merger, all agreements under which any such fees or any expenses are

29

payable and all indemnification and other agreements related to the engagement of Deloitte Corporate Finance, LLC and Ladenburg Thalmann & Co. Inc. (the “Engagement Letters”).
     3.20 State Takeover Statutes.
          To the Company’s Knowledge, no “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under any state or federal Law (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other Transactions. The action taken by the Board of Directors of the Company in approving this Agreement and Parent’s and Merger Sub’s beneficial ownership of over twenty percent (20%) of the Shares pursuant to the Voting Agreement and the Exchange and Rollover Agreement, whereby the Rollover Shares shall be contributed in the Exchange for shares of Merger Sub Non-Voting Common Stock immediately prior to the Closing pursuant to Section 5.15, is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL.
     3.21 Health Care Regulatory Compliance.
          (a) Except as set forth on Section 3.21(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have all required licenses, permits, certificates, approvals, variances, registrations, accreditations, permissions and billing and other authorizations (collectively, “Permits”) necessary for the conduct of their respective businesses and the use of their properties and assets as presently conducted and used, and the Company’s and its Subsidiaries’ respective employees and agents have all Permits necessary for the conduct of their professional activities, and all such Permits are in full force and effect, except where the failure to have such Permits has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.21(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have had at all times during the previous three (3) years all required Permits necessary for the conduct of their respective businesses and the use of their properties and assets as conducted and used at such respective times, except where the failure to have such Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company’s and its Subsidiaries’ respective employees have had at all times during the previous three (3) years all Permits necessary for the conduct of their professional activities at such respective times, except where the failure to have such Permits has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.21(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice within the previous three (3) years from any Governmental Authority with respect to any Permit that such Permit is subject to revocation, suspension, or any other disciplinary or adverse administrative action by any Governmental Authority, except where such revocation, suspension, or any other disciplinary or adverse administrative action has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (b) The Company and each of its Subsidiaries are and during the previous three (3) years have been in compliance with all Health Care Laws and the terms of all Permits to

30

the extent applicable to the Company or any of its Subsidiaries, or any of its or their respective businesses or operations, except where the failure to comply has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.21(b) of the Company Disclosure Schedule, within the previous three (3) years, neither the Company nor any of its Subsidiaries has received any written notice alleging any failure to comply with any of the Health Care Laws, except where such failure to comply has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (c) Set forth on Section 3.21(c) of the Company Disclosure Schedule are the entities which have developed the plan (the “Compliance Plan”) for maintaining compliance with all Health Care Laws applicable to the Company and its Subsidiaries that have been passed or adopted prior to the date of this Agreement, except where the failure to comply has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The entities set forth on Section 3.21(c) of the Company Disclosure Schedule currently implement the provisions of the Compliance Plan to assist in ensuring that the Company and each of its Subsidiaries will be in compliance with such Health Care Laws at such time as they become applicable to the Company or its Subsidiaries, except where such failure to be in compliance has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (d) Except as set forth on Section 3.21(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor any of the Company’s or its Subsidiaries’ current directors or officers, is currently, or has been at any time since January 1, 2006: (i) excluded from participation in any Federal Health Care Program or state health care program, (ii) convicted of, charged with, or under investigation for or related to any criminal offense in respect of any Health Care Law (including offenses relating to the delivery of any item or service under a federal health care program relating to the distribution, prescription, or dispensing of a prescription drug, controlled substance or medical equipment), (iii) convicted of, charged with, or under investigation for or related to any criminal or civil offense under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, or 1395nn, or 31 U.S.C. § 3729 et seq., under any parallel state Laws, or the regulations promulgated pursuant to such statutes and Laws, but has not yet been excluded, debarred, suspended, or otherwise declared ineligible, (iv) debarred or disqualified from participation in regulated activities for any violation or alleged violation of any Health Care Law, (v) listed on the General Services Administration List of Parties Excluded from Federal Programs, including the Office of Inspector General’s List of Excluded Individuals/Entities, (vi) assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (vii) had his or her professional license, Drug Enforcement Agency number, or Medicare or Medicaid provider status, relinquished, terminated or revoked, (viii) sanctioned, disciplined, or investigated by any licensing board or any federal, state, or local society, agency, regulatory body, governmental authority, hospital, third-party payor or specialty board, (ix) had a final judgment or settlement entered against him or her in connection with a malpractice, professional negligence or similar action, or (x) a party to or subject to, or threatened to be made a party to or subject to, any action or proceeding concerning any of the matters described in clauses (i) through (ix), except, in each case as applicable, where such exclusion, conviction, disbarment, disqualification, suspension, listing, assessment, sanction, disciplinary action, investigation, judgment, settlement, action or

31

proceeding has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.21(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective current directors or officers has, since January 1, 2006, received any requests for information or subpoenas in connection with violations or potential violations of any of the Health Care Laws, except where such violation has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (e) Except as set forth on Section 3.21(e) of the Company Disclosure Schedule, the Company and each of its Subsidiaries are: (i) in compliance with all applicable Laws relating to the operation of pharmacies and medical equipment suppliers, the repackaging of drug products, the wholesale distribution of prescription drugs, controlled substances, and medical equipment, and the dispensing of prescription drugs, controlled substances, and medical equipment, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) in compliance with all applicable Laws relating to the labeling, packaging, advertising, marketing, distribution or adulteration of prescription drugs, controlled substances, and medical equipment, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) not subject to any sanction or other adverse action by any Governmental Authority for the matters described in this Section 3.21(e), except where such sanction or adverse action has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect
          (f) The Company and each of its Subsidiaries are in compliance with all applicable Laws, including all Health Care Laws, governing marketing or promotional activities, including, without limitation, requirements administered by the Federal Trade Commission, the Federal Communications Commission, the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare and Medicaid Services, and other federal and state regulatory agencies such as “do not call” and “do not fax” registries, except where the failure to comply has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.
     3.22 Ethical Business Practices.
          None of the Company, any Subsidiary of the Company, any directors, officers, agents or employees of the Company or any of its Subsidiaries has, on behalf of the Company or any of its Subsidiaries, in violation of applicable Laws (a) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any payment in the nature of criminal bribery, except where such action would not have, individually or in the aggregate, a Company Material Adverse Effect.
     3.23 Affiliate Transactions.

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          Except as set forth in Section 3.23 of the Company Disclosure Schedule and except for a Person’s ownership of Company Common Stock or for customary compensation and benefits received in the ordinary course of business as an employee or director of the Company or any of its Subsidiaries, or to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, no director, executive officer or other Affiliate of the Company or any of its Subsidiaries, or any entity in which any such director, officer or other Affiliate owns, individually or in the aggregate, any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any such Person): (a) receives any material benefit from any contract, arrangement or understanding with or relating to the business or operations of the Company or any of its Subsidiaries; (b) is a party to or receives any material benefit from any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or (c) has any material interest in any property (real, personal or mixed), tangible or intangible, used, or currently intended to be used, in the business or operations of the Company or any of its Subsidiaries.
     3.24 Information Supplied.
          None of the information included or incorporated by reference in the Proxy Statement, the Schedule 13E-3 (if applicable) or any other document filed with the SEC in connection with the Company Stockholders Meeting, the Merger and the Transactions (the “Other Filings”) will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of the Schedule 13E-3 (if applicable) or any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub or any of their respective Affiliates or any other third party in connection with the preparation of the Proxy Statement, the Schedule 13E-3 (if applicable) or the Other Filings for inclusion or incorporation by reference therein. The Proxy Statement, the Schedule 13E-3 (if applicable) and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act.
     3.25 No Other Representations or Warranties.
          Except for the representations and warranties contained in this Article III, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent or Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s and Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or management presentations in expectation of the Transactions contemplated by this Agreement, unless any

33

such information is expressly included in a representation or warranty contained in this Article III.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company simultaneously with the execution of this Agreement; provided, that, any information set forth in one Section of Parent Disclosure Schedule will be deemed to apply to each other Section or subsection of this Agreement and Parent Disclosure Schedule to the extent such disclosure is made in a way as to make its relevance to such other Section or subsection readily apparent) (the “Parent Disclosure Schedule”), Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:
     4.1 Organization, Standing and Power.
          Each of Parent and Merger Sub is a corporation, partnership, or limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be excepted to have a Parent Material Adverse Effect.
     4.2 Authority; Noncontravention.
          (a) Each of Parent and Merger Sub has all necessary corporate, partnership, or limited liability company power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (or similar governing body) and stockholders and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of Parent and Merger Sub or the equityholders thereof is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.
          (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any material provision of the organizational or governing documents of Parent or Merger

34

Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 have been received and the waiting periods referred to therein have expired, and any condition to the effectiveness of such consent, approval, authorization, or waiver has been satisfied and the filings referred to in Section 4.3 are made, (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or Merger Sub or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of, Parent or Merger Sub under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, other than, in each case, any such violation, conflict, default, termination, cancellation, acceleration or Lien that had not had and would reasonably not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
     4.3 Approvals.
          The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Authority, by Parent and/or Merger Sub other than: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) the filing with the SEC of the Schedule 13E-3 (if applicable), (c) any other schedules, reports, and documents under and in compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Transactions; (c) any filings required by, and any approvals required under, the rules and regulations of the OTC Bulletin Board; (d) any filings, waivers or approvals as may be required under any Health Care Laws, and (e) any other necessary consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions, except, in each case, where the failure to obtain such other consents, approvals, authorizations, permits, licenses, certifications, waivers, and the like or to make such filings or notifications, had not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
     4.4 Information Supplied.
          The information furnished in writing to the Company by Parent or Merger Sub specifically for inclusion in the Proxy Statement, the Schedule 13E-3 (if applicable) or the Other Filings will not, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders Meeting or at the time filed with the SEC or at the time of any amendment or supplement thereof, or, in the case of the Schedule 13E-3 (if applicable) or any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall comply with the requirements thereunder.

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     4.5 History and Operations of Parent and Merger Sub.
          Each of Parent and Merger Sub was formed solely for the purpose of engaging in this Agreement and the other Transactions and the consummation of the transactions contemplated hereby and thereby, and has not engaged and will not have engaged on or prior to the Closing Date in any other business activities or operations or otherwise incurred any liability other than as contemplated by this Agreement and the other Transactions. Other than Merger Sub, Parent does not have any Subsidiaries. Merger Sub does not have any Subsidiaries.
     4.6 Brokers and Other Advisors.
          No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
     4.7 Organizational and Governing Documents.
          Parent and Merger Sub have made available to the Company a complete and correct copy of their respective organizational and governing documents, each as amended to date (collectively, the “Parent Organizational Documents”). Parent Organizational Documents are in full force and effect. Neither Parent or Merger Sub, nor to the Knowledge of Parent and Merger Sub, the other parties thereto, are in violation of any provision of Parent Organizational Documents, as applicable, except as had not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
     4.8 Legal Proceedings.
          There is no pending or, to the Knowledge of Parent, threatened, material legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, Parent or Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of Parent, threatened to be imposed) upon Parent or Merger Sub or the assets of Parent or Merger Sub, by or before any Governmental Authority, in each case, as has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
     4.9 Rollover Financing.
          (a) Exhibit 4.9(a) attached hereto sets forth true, accurate and complete copies, as of the date hereof, of the executed Rollover Financing Documents pursuant to which, and subject to the terms and conditions thereof, each of the Senior Lender and MHR has granted its respective Lender Consent to the Transactions and agreed to permit the outstanding obligations owed by the Company to the Senior Lender and MHR to remain outstanding on the terms and conditions agreed upon as of the date hereof by the Senior Lender, MHR, the Company, and Parent (the “Rollover Financing”).
          (b) As of the date hereof, each of the Rollover Financing Documents, in the form so delivered, has not been withdrawn or terminated or otherwise amended or modified in any respect. Except as set forth in the Rollover Financing Documents, there are no (i) conditions

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precedent to the respective obligations of the lenders specified in the Rollover Financing Documents to permit the Rollover Financing; or (ii) contractual contingencies under any agreements, side letters or arrangements relating to the Rollover Financing to which either Parent, Merger Sub or any of their respective affiliates is a party that would materially affect the Rollover Financing. As of the date hereof, (A) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Rollover Financing Documents, and (B) Parent and Merger Sub have no reason to believe that they will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by any of them pursuant to the Rollover Financing Documents. Parent and Merger Sub have fully paid, or will fully pay, any and all commitment fees or other fees required by the Rollover Financing Documents, if any, to be paid on or before the date of this Agreement in connection with the Rollover Financing. As of the date hereof, assuming the consummation of the Rollover Financing under the terms and conditions of the Rollover Financing Documents, the Rollover Financing and the Investment Amount constitute all of the financing required to be provided for the consummation of the Transactions, and are sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including, but not limited to, the funding of the Bridge Loan, the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised), the payment of the Aggregate Merger Consideration, and the payment of the Transaction Fees.
     4.10 Guaranty.
          Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the Guaranty, dated as of the date hereof.
     4.11 Interested Stockholder.
          Other than pursuant to the Voting Agreement or the Rollover Agreement whereby the Rollover Shares shall be acquired by Merger Sub in the Exchange, none of Parent, Merger Sub, the Guarantor or any of their “affiliates” or “associates” is, or has been at any time during the three-year period immediately preceding the execution and delivery of this Agreement, an “interested stockholder” of the Company as those terms are defined in Section 203 of the DGCL.
     4.12 Capitalization of Parent and Merger Sub.
          Schedule 4.12 of Parent Disclosure Schedule sets forth the authorized and issued and outstanding capital stock, or other Equity Interests, of Parent and Merger Sub on a fully diluted basis as of the date hereof and upon the consummation of the Exchange and immediately prior to the Effective Time. Parent owns beneficially and of record all of the issued outstanding capital stock of Merger Sub and the Guarantor owns beneficially and of record all of the outstanding capital stock or other Equity Interests of Parent. Neither Parent nor Merger Sub has any Contracts containing any profit participation features, appreciation rights nor similar Contracts that allow any Person to participate in the equity of Parent or Merger Sub, except as contemplated by this Agreement or the other Transactions. Neither Parent nor Merger Sub is subject to any obligation or Contract (contingent or otherwise) to repurchase or otherwise acquire or retire any equity interests of Parent or Merger Sub or any options, except as contemplated by this Agreement or the other Transactions. All of the outstanding capital stock,

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or other Equity Interests, of Parent and Merger Sub are validly issued, fully paid and non-assessable. No capital stock or other Equity Interest of Parent or Merger Sub is currently reserved for issuance for any purpose or upon the occurrence of any event or condition, except as contemplated by this Agreement or the other Transactions. Except as contemplated by this Agreement or the other Transactions, there are no Contracts between or among any of the stockholder of Parent or Merger Sub or any other Persons that are binding upon Parent or Merger Sub with respect to the voting, transfer, or encumbrance of Parent’s or Merger Sub’s capital stock or other Equity Interests, or Options to acquire capital stock or other Equity Interests or securities that are exchangeable or convertible into the capital stock or other Equity Interests of Parent or Merger Sub or with respect to any aspect of Parent’s or Merger Sub’s governance or dividends or distributions.
     4.13 Solvency.
          Each of Purchaser and Merger Sub (a) is not now insolvent, nor will Purchaser or Merger Sub be rendered insolvent by the occurrence of any or all of the Transactions contemplated by this Agreement, and (b) is not subject to any currently pending, or to the Knowledge of Purchaser, threatened bankruptcy or insolvency proceedings. Each of Purchaser and Merger Sub is not entering any of the Transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser, Merger Sub or the Surviving Corporation or any of its Subsidiaries.
     4.14 Investigation and Due Diligence.
          Parent and Merger Sub have conducted their own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Company, which investigation, review and analysis was conducted by Parent and/or Merger Sub and their respective Affiliates and, to the extent Parent or Merger Sub deemed appropriate, by Parent’s or Merger Sub’s respective representatives. The representations and warranties set forth in this Section 4.14 do not in any manner limit or modify any of the express representations and warranties set forth in Article III.
     4.15 No Other Representations or Warranties.
          Except for the representations and warranties contained in this Article IV, neither Parent nor Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub.
ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS
     5.1 Preparation of the Proxy Statement; Stockholder Meeting.
          (a) The Company shall, as soon as reasonably practicable following the date of this Agreement, subject to the Company’s right to terminate this Agreement pursuant to Section 7.1(d)(iii), take all necessary action under applicable Laws to establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company

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Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval. The Company Stockholders Meeting shall be held as promptly as practicable following the date of this Agreement and, in no event, later than 60 days after the mailing of the Proxy Statement to the stockholders of the Company. The Company shall use its reasonable best efforts to ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance in all material respects with applicable Laws. Subject to Section 5.3(c), the Company shall, through its Board of Directors, recommend to its stockholders the adoption and approval of this Agreement and the Merger (the “Company Board Recommendation”) and use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Merger. Subject to Section 5.3(c), each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts to take all other action necessary or advisable to secure the Company Stockholder Approval. The Proxy Statement shall include a copy of the Fairness Opinion and (subject to Section 5.3(c)) the Company Board Recommendation.
          (b) In connection with the Company Stockholders Meeting, the Company will (i) as promptly as reasonably practicable after the date of this Agreement, but in no event later than forty five (45) days following the date of this Agreement, subject to Section 5.3(c), prepare and file with the SEC the Proxy Statement and the Schedule 13E-3 (if applicable), which shall be filed with the SEC concurrently with the filing of the Proxy Statement, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to Parent promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file (after Parent has had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use all reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as reasonably practicable, the Proxy Statement and all other customary proxy or other materials for meetings such as the Company Stockholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders (in the case of the Proxy Statement) any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting, and (vi) otherwise use all reasonable efforts to comply with all requirements of Law applicable to the Company Stockholders Meeting and the Merger. Parent and Merger Sub shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Proxy Statement under the Exchange Act. Notwithstanding anything to the contrary stated above, prior to filing and mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other party an opportunity to review and comment on such document or response and shall discuss with the other party and include in such document or response, comments reasonably and promptly proposed by the other party. In addition, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC relating to the Proxy Statement, the Schedule 13E-3 (if applicable), or this Agreement; provided, that such participation is not prohibited by any applicable Law, the SEC or the Board of Directors of the Company (after consultation in good faith with the Company’s outside counsel).

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          (c) Subject to Section 5.3(c), in connection with the filing of the Proxy Statement, the Company, Parent and Merger Sub will cooperate to (i) concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Schedule 13E-3 (if applicable) relating to the Merger and the Transactions and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Schedule 13E-3 (if applicable), (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, and (iv) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Schedule 13E-3 (if applicable) if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting. If, at any time prior to the Effective Time, any information relating to the Company, Parent or Merger Sub or any of their respective Affiliates should be discovered by the Company, Parent, or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement or Schedule 13E-3 (if applicable), as applicable, so that the Proxy Statement or Schedule 13E-3 (if applicable), as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, the Company and Parent and Merger Sub shall file with the SEC all necessary documents that such party is responsible for filing to comply with the Exchange Act and shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company’s stockholders.
     5.2 Conduct of Business.
          Except as expressly permitted or required by this Agreement or the Transactions contemplated hereby and thereby, as expressly permitted in writing by Parent (not to be unreasonably withheld or delayed), as required by applicable Law, and/or as set forth in Section 5.2 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article VII, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and in compliance in all material respects with applicable Laws and the requirements in all material respect of each Material Contract, use commercially reasonable efforts to maintain and preserve substantially intact in all material respects its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time. Without limiting the generality of the foregoing, except as expressly permitted or required by this Agreement, as expressly permitted in writing by Parent (not to be unreasonably withheld or delayed), as required by applicable Law, and/or as set forth in Section 5.2 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:

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          (a) (i) issue, deliver, hypothecate, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or Equity Interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or Equity Interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or Equity Interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or Equity Interests; provided that the Company may issue shares of Company Common Stock upon the exercise of Options granted under the Company Stock Plans that are outstanding on the date of this Agreement and may terminate any Options or Warrants (other than the Bridge Loan Warrants, which shall automatically expire at the Effective Time) that will not result in the payment of any Option Consideration or Warrant Consideration at or after the Effective Time;
          (b) (i) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or Equity Interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or Equity Interests; (ii) declare, set aside for payment or pay any dividends on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (iii) adjust, split, combine, subdivide or reclassify any shares of its capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, any of its capital stock; or (iv) except as required by the terms of this Agreement, amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;
          (c) incur or assume any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than (i) in connection with the Rollover Financing, (ii) any borrowings under the existing credit facilities of the Company and its Subsidiaries to fund working capital needs, capital expenditures or general corporate purposes of the Company or any of its Subsidiaries, and (iii) borrowings from the Company by a direct or indirect wholly owned Subsidiary of the Company;
          (d) sell, transfer, lease, license, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction), other than Permitted Liens, any of its properties or assets (including securities of Subsidiaries) to any Person, except for renewals of any leases on substantially similar terms and conditions and Liens required pursuant to the Company’s loans with the Senior Lender, MHR and/or Parent;
          (e) make any capital expenditure or expenditures which (i) involves the purchase of real property or (ii) is in excess of $83,000 in the aggregate in any month or $250,000 in the aggregate in any three month period;

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          (f) acquire by merging or consolidating with, or by purchasing all of or a substantial Equity Interest in, or by any other manner, any Person or division, business or Equity Interest of any Person in excess of $25,000 individually or $50,000 in the aggregate, except in respect of any mergers, consolidations, business combinations among the Company and its Subsidiaries or among the Company’s Subsidiaries;
          (g) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practices) to, any Person in excess of $25,000 in the aggregate for all such investments, loans or advances, other than a direct or indirect wholly owned Subsidiary of the Company;
          (h) (i) enter into, terminate or amend any Material Contract (unless any such Material Contract terminates pursuant to the terms therein or is extended on substantially similar terms), other than any indemnification agreement between the Company and any member of its Board of Directors, which indemnification agreements shall be approved by Parent (which approval shall not be unreasonably withheld), (ii) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, or (ii) amend or modify the Engagement Letter to increase the fees therein;
          (i) increase the compensation or benefits of any of its directors, officers or employees (other than new or promoted employees where such employee’s salary does not exceed $100,000 per annum or to comply with Section 409A of the Code) or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy or agreement with, for or in respect of, any employee, director, officer, Senior Manager, consultant, other than (i) as required by Law or the terms of the agreements set forth on Section 3.11(a) of the Company Disclosure Schedule, and (ii) severance or separation payments made to employees or officers consistent with the Company’s existing severance policy, existing severance agreements or existing employment agreements;
          (j) except (i) as required by Law or the Treasury Regulations promulgated under the Code, (ii) as would not result in the incurrence of a material amount of additional taxes, or (iii) as otherwise required or necessary, make, revoke or change any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling, or waive or extend the statute of limitations in respect of any Tax (other than pursuant to extensions of time to file Tax Returns in the ordinary course of business);
          (k) make any material changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP, applicable Law, any applicable Governmental Authority or as disclosed in the Company SEC Documents;

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          (l) amend the Company Charter Documents or the Subsidiary Documents, except in connection with the Transactions contemplated by this Agreement;
          (m) authorize, recommend, propose, or announce an intention to adopt or adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than the Transactions, including the Merger, the transactions exclusively between wholly owned Subsidiaries of the Company, as permitted hereunder in accordance with the terms herein, or as required by any applicable Laws);
          (n) make any expenditure with respect to direct-to-consumer marketing programs in excess of $25,000 in the aggregate in any month or $75,000 in the aggregate in any three month period;
          (o) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred since the date of such financial statements; provided, that the Company may settle or compromise any such claim that is not related to this Agreement and the Transactions contemplated hereby and thereby if such settlement does not exceed $25,000 individually or $50,000 in the aggregate for all such settlements and does not impose any restriction on the business or operations of the Company or its Subsidiaries;
          (p) settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole (this covenant being in addition to the Company’s agreement set forth in Section 5.9); provided that the Company may settle or compromise any such claim that is not related to this Agreement and the Transactions contemplated hereby and thereby if such settlement does not exceed $25,000 individually or $50,000 in the aggregate for all such settlements and does not impose any material restriction on the business or operations of the Company or its Subsidiaries; or
          (q) agree, in writing or otherwise, to take any of the foregoing actions.
     5.3 No Solicitation by the Company; Etc.
          (a) The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives acting on behalf of the Company (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and to use reasonable best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its Subsidiaries or Representatives. From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VII, the Company and its Subsidiaries shall not, and shall direct and use reasonable best efforts to cause

43

the Company’s and its Subsidiaries’ Representatives not to, directly or indirectly, solicit, initiate, or encourage (including by way of providing information) any prospective purchaser in a manner that, or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or, may reasonably be expected to lead to any Takeover Proposal or engage in or participate in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations; provided, however, that if after the date hereof the Board of Directors of the Company receives a written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Section 5.3(a) and the Board of Directors of the Company (upon receipt of a recommendation by the Special Committee) (i) believes in good faith that such Takeover Proposal is bona fide, (ii) determines in good faith, after consultation with its independent financial advisors and its outside counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (iii) determines in good faith, after consulting with and receiving advice of its outside counsel, that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the Company’s stockholders under Delaware law, then the Company may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and after providing Parent not less than twenty four (24) hours written notice of its intention to take such actions (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal, but only after such Person enters into a confidentiality agreement with the Company (which confidentiality agreement (1) must be no less restrictive with respect to the conduct of such Person than the Confidentiality Agreement, (2) need not prohibit such Person from submitting Takeover Proposals to the Company, and (3) must provide that any non-public information exchanged between such Person and the Company or any Takeover Proposal, including, but not limited to, any written or oral communication related thereto, be disclosed to Parent), provided, that the Company concurrently with its delivery to such Person advises Parent of all such non-public information delivered to such Person and delivers to Parent all such information not previously provided to Parent, and (B) consider and participate in discussions and negotiations with such Person or its representatives regarding such Takeover Proposal, including, as part thereto, exchanging proposals and counterproposals; provided, that, subject to compliance with this Section 5.3(a), it being further understood that this Section 5.3(a) shall not preclude the Company from responding to an unsolicited Takeover Proposal submitted to the Company by a Person that is bound or not bound by a “standstill” agreement and shall not require the Company to enforce or cause to be enforced its rights under any such “standstill” agreement relating to the submission of such unsolicited Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.3 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this Section 5.3 within twenty four (24) hours of the execution thereof.
          (b) In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally and in writing, and in no event later than twenty four (24) hours after receipt, of any Takeover Proposal or any inquiries, proposals, information requested, or offers relating to a potential Takeover Proposal and any discussions or negotiations that are sought to be initiated or continued with the Company or any of its Representatives with respect to a potential Takeover Proposal, and shall, in any such notice

44

to Parent, indicate the identity of the Person making such proposal, the terms and conditions of such Takeover Proposal, and the information sought and the nature of such inquiry (and shall include a copy of all documentation provided with respect to any of the foregoing) and thereafter shall keep Parent informed on a timely basis of the status and details (including a copy (if in writing) or a summary (if not in writing) of all amendments or modifications to the terms) of any such requests, proposals, inquiries, offers, or takeover proposals and the status of any such discussions or negotiations (including by delivering any further documentation of the type referred to above).
          (c) Except as expressly permitted by this Section 5.3(c), the Board of Directors of the Company (acting upon receipt of a recommendation by the Special Committee) shall not (i)(A) withdraw, modify, or qualify (or publicly propose to or publicly state that it intends to withdraw, modify, or qualify), in a manner adverse to Parent, the Company Board Recommendation, this Agreement and the Transactions (including the Merger), or take any other action or make any other public statement in connection with the Company’s Stockholder Meeting inconsistent with the Company Board Recommendation or (B) adopt, approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) approve any Takeover Proposal, (iii) enter into a binding or non-binding letter of intent, agreement in principle, option agreement, merger agreement, acquisition agreement or other similar agreement in furtherance of a Takeover Proposal (other than a confidentiality agreement entered into in accordance with Section 5.3(a)) (each, a “Company Acquisition Agreement”), or (iv) except as contemplated by this Agreement, take any action which would allow any Person other than Parent or Merger Sub to acquire beneficial ownership of 20% or more of the shares of Company Common Stock. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company (acting upon receipt of a recommendation by the Special Committee) may, so long as it is in compliance with this Section 5.3, withdraw, modify or qualify the Company Board Recommendation in response to a Superior Proposal, approve or recommend a Takeover Proposal, or enter into a Company Acquisition Agreement if such Board determines in good faith, after consulting with and receiving advice of its independent financial advisor and outside counsel, that such Takeover Proposal constitutes a Superior Proposal and the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the Company’s stockholders under Delaware law; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal, no Takeover Proposal shall be approved or recommended, and no Company Acquisition Agreement shall be entered into, until after the third (3rd) Business Day following Parent’s receipt of written notice from the Company (each a “Company Adverse Recommendation Notice”) advising Parent that the Board of Directors of the Company intends to make such Company Adverse Recommendation Notice and specifying, the terms and conditions of such Superior Proposal and the identity of the person making such Superior Proposal and delivering the documents and information required to be delivered pursuant to Section 5.3(b) (it being understood and agreed that any change to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice and an additional period of two (2) Business Days) and during such three (3) Business Day period (and any applicable extension thereto), upon Parent’s election to propose any adjustment, modification or amendment to the terms and conditions hereof, the Company shall negotiate, and shall make its financial and legal advisors available to negotiate,

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with Parent such adjustments, modifications or amendments to cause such Takeover Proposal to no longer constitute a Superior Proposal. In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, approve a Takeover Proposal, or enter into a Company Acquisition Agreement, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent (in response to a Company Adverse Recommendation Notice or otherwise) in determining whether such third party Takeover Proposal still constitutes a Superior Proposal. At any time prior to obtaining the Company Stockholder Approval and after following the procedures set forth in this Section 5.3(c), the Board of Directors of the Company may, in response to a Superior Proposal that did not result from a breach of this Section 5.3, cause the Company to terminate this Agreement pursuant to Section 7.1(d)(iii) if the Board of Directors of the Company shall have determined in good faith, after consultation with its independent financial advisors and its outside counsel, that such third Party Takeover Proposal remains a Superior Proposal after giving effect to all of the adjustments, modifications and amendment hereof that may be offered by Parent pursuant to this Section 5.3(c); provided, however, that as a condition to and concurrent with such termination, the Company shall pay to Parent all obligations under the Bridge Loan as provided in Section 7.2(g) and the Termination Fee pursuant to Section 7.3(a) and Section 7.3(b).
          (d) Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company (acting upon receipt of a recommendation by the Special Committee) from taking and disclosing to the Company’s stockholders any Takeover Proposal or complying with Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if such Board (acting upon receipt of a recommendation by the Special Committee) determines in good faith, after consultation with outside counsel, that such action or disclosure is required for compliance with applicable Law; provided, however, that in no event shall the Company or its Board of Directors (acting upon receipt of a recommendation by the Special Committee) take, or agree or resolve to take, any action prohibited by Section 5.3(c).
     5.4 Reasonable Efforts.
          (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) all commercially reasonable efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable under applicable Law or otherwise to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate the Merger and the other Transactions contemplated in this Agreement and the documents, instruments and agreements entered into in connection with this Agreement, satisfy the closing conditions herein and the documents, instruments and agreements entered into in connection herewith, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority necessary, proper or advisable to consummate the Transactions, and third party approvals, consents, registrations, permits, authorizations and confirmations set forth on Schedule 5.4(a) of the Company Disclosure Schedule (such approvals, consents, registrations, permits, authorizations and confirmations, collectively, the “Required Consents”). Each of the parties shall provide the other

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parties with copies of all filings made by such party with any Governmental Authority and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the Transactions contemplated hereby. For purposes hereof, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Act, the Federal Trade Commission Act, as amended, and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
          (b) Without limiting the generality of the undertakings pursuant to this Section 5.4, (i) the parties hereto shall provide or cause to be provided as promptly as practicable to the Governmental Authorities with regulatory jurisdiction over enforcement of any applicable Antitrust Laws (a “Governmental Antitrust Entity”) any information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit the consummation of the Transactions contemplated by this Agreement, and (ii) the Company shall use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions. The parties hereto shall use their respective reasonable best efforts to take such actions as are necessary or reasonably advisable to obtain approval of the consummation of the Transactions contemplated by this Agreement by any Governmental Antitrust Entity. Each party hereto shall act in good faith and reasonably cooperate with each other party in connection with any such filings (including, if requested by such other party, to accept all reasonable additions, deletions or changes suggested by the other party in connection therewith) and use all reasonable best efforts to resolve all objections and challenges, if any, that may be asserted by any Governmental Authority or Government Antitrust Entity with respect to the Transactions contemplated by this Agreement under the Antitrust Laws. Subject to appropriate confidentiality protections, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Notwithstanding anything in this Agreement to the contrary, in no event shall Parent or Merger Sub be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, could be expected to (1) limit the right of Parent to own or operate all or any portion of the Company’s business or of Parent to own or operate any portion of the Company’s existing businesses or assets, or (2) require Parent or any of Parent’s Subsidiaries to license any of their Intellectual Property Rights or to modify any existing license of their Intellectual Property Rights, and, in each case, that would have a Parent Material Adverse Effect or Company Material Adverse Effect, as the case may be. In regard to any Governmental Authority, neither the Company or its Subsidiaries on the one hand nor Parent or Merger Sub on the other hand shall, without the other party’s prior written consent, discuss or commit to any divestiture transaction, or discuss or commit to alter any of their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product or service lines or assets of, the Company or otherwise receive the full benefits of this Agreement.

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          (c) To the extent not prohibited by applicable Law providing notice and any opportunity to participate to the other parties, each party hereto shall provide to the other parties copies of all correspondence between it (or its advisors) and any Governmental Antitrust Entity relating to the Transactions contemplated by this Agreement or any of the matters described in this Section 5.4, and, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Antitrust Entity regarding the Transactions contemplated by this Agreement or any of the matters described in this Section 5.4 shall include representatives of Parent and the Company. Subject to applicable Law, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the Antitrust Laws, and shall provide to the Company’s or Parent’s outside antitrust counsel, as appropriate, all information and documents reasonably requested by such counsel promptly upon request, subject to any reasonable restrictions. The parties hereto may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4 as “outside counsel only” or “outside antitrust counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient or in the case of outside antitrust counsel only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel or outside antitrust counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials of Parent and the Company.
          (d) The Company shall use its reasonable best efforts to seek and obtain all required prior consents from all applicable Governmental Authorities to the indirect transfer of control of the Company’s Permits (including Environmental Permits), and Parent shall cooperate with the Company in providing information regarding Parent that is reasonably required for the Company to obtain such consent. Such cooperation and assistance shall include, but is not limited to, such party’s or its agents’ attendance at public hearings and, to the extent necessary, the use of the knowledge, expertise and information of such party and its agents, experts and employees.
          (e) Parent, Merger Sub and their respective Affiliates shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Transactions contemplated by this Agreement, (iii) increase the risk of not being able to remove any such order on appeal, or (iv) otherwise delay the consummation of the Transactions.
     5.5 Public Announcements.

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          The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably and mutually agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange or the OTC Bulletin Board as determined in the good faith judgment of the party proposing to make such release (in which case, to the extent practicable, such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).
     5.6 Access to Information; Confidentiality.
          Subject to any applicable Laws or the terms of any contract entered into prior to the date hereof or as would reasonably be expected to violate or result in a loss or impairment of any attorney-client or work product privilege (it being understood that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that does not result in such violation, loss or impairment, including a summary or a redacted version of such information), from the date hereof to the Effective Time or the date, if any on which this Agreement is terminated pursuant to Article VII, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s representatives reasonable access during normal business hours and upon at least one (1) Business Day prior notice to the Company to all of the Company’s and its Subsidiaries’ properties, books, Contracts, commitments, records, financial information, and correspondence (in each case, whether in physical or electronic form, and including all material environmentally related audits, studies, reports, analyses, and results of investigations performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries), officers, employees, accountants, counsel, financial advisors and other Representatives and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities Laws and a copy of any communication (including “comment letters”) received by the Company from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of August 29, 2008, between the Company and the Guarantor (as it may be amended from time to time, the “Confidentiality Agreement”), Parent shall hold information received from the Company pursuant to this Section 5.6 in confidence in accordance with the terms of the Confidentiality Agreement as if Parent were a party to the Confidentiality Agreement. No investigation, or information received, pursuant to this Section 5.6 will modify any of the representations and warranties of the parties hereto.
     5.7 Notification of Certain Matters.
          The Company shall give prompt written notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in

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connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to cause a Company Material Adverse Effect or a Parent Material Adverse Effect, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (i) that is qualified as to materiality or a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, to be untrue and (ii) that is not so qualified to be untrue in any material respect, and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (A) cure any breach of, or non-compliance with, any other provision of this Agreement or (B) limit the remedies available to the party receiving such notice, in each case.
     5.8 Indemnification and Insurance.
          (a) For the period commencing at the Effective Time and ending on the sixth (6th) anniversary thereof, the Surviving Corporation shall indemnify, defend and hold harmless the individuals who at or prior to the Effective Time were directors or officers of the Company and its Subsidiaries (collectively, the “Indemnitees”) against and from any expense, cost, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise Taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign Taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the Transactions contemplated by this Agreement), to the fullest extent (i) required by the Company Charter Documents and the Subsidiary Documents or any agreement between the Company or any of its Subsidiaries and the applicable directors and officers, and the indemnification obligations with respect to such officer or directors, in each case, as in effect on the date of this Agreement shall survive the Merger and shall continue in full force and effect after the consummation of the Merger and (ii) permitted under applicable Law. An Indemnitee shall notify the Surviving Corporation in writing promptly upon learning of any claim, action, suit, proceeding, investigation or other matter in respect of which such indemnification may be sought; provided that the failure to so notify the Surviving Corporation shall not limit the indemnification obligations under this Agreement. In the event of any such claim, action, suit, proceeding or investigation, (A) each Indemnitee will be entitled to advancement of reasonable costs or expenses (including attorneys’ fees) from the Surviving Corporation within five (5) Business Days of receipt by the Surviving Corporation from the Indemnitee of a reasonably detailed request therefor; provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is finally determined by a non-appealable order issued by a court of competent jurisdiction that such person is not entitled to

50

indemnification, and (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnitee hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnitee otherwise consents. Notwithstanding anything to the contrary, in no event shall the Surviving Corporation be liable for any settlement or compromise effected without its written consent. Each of the Surviving Corporation and the Indemnitees shall cooperate (at the Surviving Corporation’s expense) in the defense of any claim, action, suit, proceeding or investigation and shall furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
          (b) (i) The Company shall obtain prior to the Effective Time “tail” insurance policies with a claims period of at least six years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope no less favorable than the existing policy of the Company for claims arising from facts or events that occurred on or prior to the Effective Time at a cost that does not exceed 300% of the annual premium currently paid by the Company for D&O Insurance; or (ii) if the Company shall not have obtained such tail policy, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Indemnitees who are insured under the Company’s directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable, taken as a whole, than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such insurance; provided, further, however, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.
          (c) The Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8. The provisions of this Section 5.8 are intended to be for the benefit of each Indemnitee, his or her successors, heirs or representatives.
          (d) This Section 5.8 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, Merger Sub, the Surviving Corporation and its Subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.8.
     5.9 Securityholder Litigation.

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          The Company shall give Parent the reasonable opportunity to consult with it concerning the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions.
     5.10 Fees and Expenses.
          Except as otherwise provided in Section 7.2 and Section 7.3, on the date hereof and the contemporaneous closing of the Bridge Loan, a portion of the Transaction Fees shall be paid from the proceeds of the Bridge Loan, and on the Closing Date the remaining Transaction Fees shall be paid from the remaining proceeds of the Investment Amount and/or from the Company’s cash on hand.
     5.11 Certain Employee-Related Matters.
          (a) From and after the Closing Date, Parent shall, and shall cause the Company to, honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each of the employees of the Company who are employed as of the Closing Date (collectively, the “Company Employees”) arising under the terms of each Company Plan.
          (b) Notwithstanding the foregoing, no provision of this Section 5.11 or any other provision of this Agreement, whether express or implied, shall (i) constitute or create an employment agreement with any Company Employee, (ii) be treated as an amendment or other modification of any Company Plan, or (iii) subject to the terms of the Company Plan, limit the right of Parent or the Company to amend, terminate or otherwise modify, or to cause the Company to amend, terminate or otherwise modify, any Company Plan following the Closing Date.
          (c) The parties hereto acknowledge and agree that all provisions contained in this Section 5.11 with respect to Company Employees are included for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any Company Employees, former Company Employees, any participant in any Company Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with the Company, Parent or any of their respective Affiliates.
     5.12 Termination of Certain Agreements.
          Prior to the Closing, the Company shall and shall cause its Subsidiaries to terminate any agreements set forth in Section 5.12 of the Company Disclosure Schedule with such agreements being of no further force or effect, notwithstanding any terms therein to the contrary and without any post-Closing payments by the Company, Parent or Merger Sub or resulting obligations or liabilities of the Company, Parent or Merger Sub.
     5.13 Rollover Financing.
          (a) Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall use reasonable best efforts (which in each instance shall not include the payment or

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incurrence of any fees, costs and expenses other than as set forth in the Rollover Financing Documents or in connection with the Transactions contemplated herein) to (i) consummate the Rollover Financing on the terms and conditions described in the Rollover Financing Documents no later than the Closing, (ii) satisfy on a timely basis all conditions applicable to them in the Rollover Financing Documents that are within their control, and (iii) enforce their respective rights, if any, under the Rollover Financing Documents. In the event that the Rollover Financing becomes unavailable, (x) Parent and Merger Sub shall promptly notify the Company and (y) Parent, Merger Sub and the Company shall, for a period of ninety (90) days thereafter, in good faith use commercially reasonable efforts to contact potential financing sources that are known by or familiar to any such parties and engage, if possible, in discussions with such parties to obtain alternative financing from such parties in amounts and on terms and conditions consistent with, and no less favorable in all material respects than, the terms and conditions contemplated by the Rollover Financing Documents, after giving effect to all direct or indirect fees, charges, costs, expenses, pricing, change of control payments, and any other amounts in respect of such alternative financing and not contemplated in the Rollover Financing Documents (any such alternative financing that is obtained in such time period, the “Alternative Financing”).
          (b) In furtherance of the provisions of this Section 5.13, the Rollover Financing Documents may be amended, restated, supplemented or otherwise modified or superseded; provided, that such amendment, restatement, supplement or modification shall not (i) adversely amend the conditions, if any, to the Rollover Financing set forth in the Rollover Financing Documents, in any material respect, (ii) reasonably be expected to delay or prevent the Closing, and (iii) be entered into without the prior written consent of the Company and Parent. Parent and Merger Sub shall (x) give the Company prompt notice of any material breach by any party of any of the Rollover Financing Documents, of which Parent or Merger Sub become aware or any termination thereof, and (y) otherwise keep the Company reasonably informed of the status of Parent’s and Merger Sub’s efforts to consummate the Rollover Financing.
          (c) Prior to the Closing, the Company shall and shall cause its Subsidiaries and its and their respective officers, directors, employees and representatives to use commercially reasonable efforts to provide such cooperation as may reasonably be requested by Parent in connection with the Rollover Financing; provided, that such actions do not (i) unreasonably interfere with the ongoing operations of the Company, (ii) involve any binding commitment by the Company which commitment is not conditioned on the Closing and does not terminate without liability to the Company upon the termination of this Agreement or (iii) cause an officer or director of the Company to execute any related documents thereto other than in such capacity.
     5.14 Warrants.
          Prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain the cancellation of each Warrant (other than the Bridge Loan Warrants, which shall automatically expire at the Effective Time) outstanding immediately prior to the Effective Time that represents the right to acquire shares of Company Common Stock, and all such Warrants (other than the Bridge Loan Warrants, which shall automatically expire at the Effective Time) shall be cancelled and terminated (without regard to the exercise price of such Warrant).

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     5.15 Rollover Shares by Senior Managers and MHR.
          Immediately prior to the Closing, each issued and outstanding Share set forth in Section 5.15 of the Company Disclosure Schedule (the “Rollover Shares”) shall immediately before the Effective Time be contributed by each of the Senior Managers and MHR to Merger Sub in exchange solely for the same number of validly issued shares of Merger Sub Non-Voting Common Stock in accordance with the Exchange and Rollover Agreement (the “Exchange”), and such Rollover Shares shall be cancelled at the Effective Time in accordance with Section 2.1(c), whereby Parent, Merger Sub and the Company shall use their reasonable best efforts to ensure that the Exchange shall qualify as a tax-free exchange under the Code. As of the Effective Time, all such Rollover Shares when so cancelled, shall no longer be issued and outstanding and shall automatically cease to exist, and each holder of a certificate representing any such Rollover Shares shall cease to have any rights with respect thereto, except the right to receive the shares of Merger Sub Non-Voting Common Stock as set forth in this Section 5.15. Parent and Merger Sub have not and shall not take any action that would cause the Exchange not to qualify as a tax-free exchange under the Code.
     5.16 Senior Lender Indebtedness; Bridge Loan Indebtedness Transfer.
          Neither Parent nor any of its Affiliates shall (a) acquire, accept an assignment of, assume, or become a participant in any of the outstanding obligations owed by the Company to the Senior Lender pursuant to any loan agreements, documents and instruments between the Company and the Senior Lender (the “Senior Lender Indebtedness Purchase”) before the expiration of Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as the case may be, (other than to cure a default by the Company under such loan agreements, documents and instruments) and/or (b) sell, transfer, assign or allow any participation in any of the outstanding obligations owed by the Company to Parent pursuant to the Bridge Loan Documents to any Person (the “Bridge Loan Indebtedness Transfer”) before the expiration of Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as the case may be, (other than to the Company and/or MHR (pursuant to an agreement between the Company and MHR) or any of Parent’s Affiliates). Following the Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as the case may be, Parent may consummate a Bridge Loan Indebtedness Transfer without restriction subject to the terms and conditions of 7.2(d) or 7.2(f), respectively.
ARTICLE VI
CONDITIONS PRECEDENT
     6.1 Conditions to Each Party’s Obligation to Effect the Merger.
          The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
          (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter Documents;

54

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority or other Law, rule, legal restraint or prohibition (collectively “Restraints”) shall be in effect preventing or rendering illegal the consummation of the Merger; and
          (c) Rollover Financing or the Alternative Financing. (i) the Rollover Financing shall have been consummated in accordance with the terms and conditions of the Rollover Financing Documents or, in the event the Rollover Financing is not consummated, the Alternative Financing (if obtained pursuant to Section 5.13(a)) shall have been consummated in accordance with the terms and conditions of such Alternative Financing, and (ii) if the Rollover Financing is consummated, the Senior Lender and MHR shall provide to Parent, Merger Sub and the Company a certificate that no default and/or event of default will exist immediately after the Effective Time with respect to the Rollover Financing Documents or a waiver of any and all such defaults and/or events of default.
     6.2 Additional Conditions to Obligations of Parent and Merger Sub.
          The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect (other than the representations and warranties contained in Section 3.1(a) and (b) (Organization, Standing and Power), Section 3.2 (Capitalization), Section 3.3 (Authority, Noncontravention; Voting Requirements), Section 3.19 (Brokers and Other Advisors) and Section 3.20 (State Takeover Statutes), which representations and warranties shall be true and correct in all respects), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;
          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;
          (c) Required Consents. The Required Consents shall have been obtained in form and substance reasonably satisfactory to Parent;
          (d) Company Material Adverse Effect. Since the date hereof, there shall not have been or occurred any event, change, occurrence or circumstance that has had or would have a Company Material Adverse Effect;

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          (e) Company Stock Plans; Warrants. The Company shall have terminated (i) the Company Stock Plans in accordance with Section 2.3, and (ii) the Warrants (other than the Bridge Loan Warrants, which shall automatically expire at the Effective Time) in accordance with Section 5.14;
          (f) Amended and Restated Certificate of Incorporation and Bylaws. The Company shall have filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware immediately prior to the Effective Time and shall have adopted the Bylaws; and
          (g) 2009 Incentive Plan. The Company shall have adopted the 2009 Incentive Plan on or before the Closing Date, which shall be effective immediately after the Effective Time.
     6.3 Additional Conditions to Obligations of the Company.
          The obligations of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except for where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect (other than the representations and warranties contained in Section 4.1 (Organization, Standing and Power), Section 4.2 (Authorization; Noncontravention), Section 4.3 (Approvals), Section 4.4 (Information Supplied), Section 4.7 (Brokers and Other Advisors), and Section 4.13 (Solvency), which representations and warranties shall be true and correct in all material respects), and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;
          (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and
          (c) Parent Material Adverse Effect. Since the date hereof, there shall not have been or occurred any event, change, occurrence or circumstance that has had or would have a Parent Material Adverse Effect.
ARTICLE VII
TERMINATION
     7.1 Termination.

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          This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:
          (a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors (or similar governing body); or
          (b) by either the Company or Parent:
               (i) if the Merger shall not have been consummated on or before the date that is one hundred eighty (180) days after the date hereof (the “Walk-Away Date”), provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to a material breach of this Agreement by such party or the failure of such party to perform in any material respect any of its obligations under this Agreement;
               (ii) if any Restraint having the effect set forth in Section 6.1(b) is in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if such Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement;
               (iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on a proposal to approve this Agreement is taken; or
               (iv) if the Rollover Financing (or the Alternative Financing, if applicable) shall not have been consummated; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to a party if such party intentionally breached or caused another party to breach any of the Rollover Financing Documents or Alternative Financing documents, as the case may be, which breach was the primary reason such financing was not consummated.
          (c) by Parent:
               (i) if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured, or, if curable, is not cured, by the Company within thirty (30) calendar days following receipt of written notice from Parent of such breach or failure;
               (ii) if a Company Adverse Recommendation Change shall have occurred;

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               (iii) if a Company Material Adverse Effect shall have occurred, which (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(d) and (B) is incapable of being cured, or, if curable, is not cured, by the Company within thirty (30) calendar days following receipt of written notice from Parent of such Company Material Adverse Effect; or
               (iv) if there are general changes or developments in the healthcare industry, including general changes in Laws across such industry, that have a proportionate material adverse effect on the Company and its Subsidiaries, taken as a whole, and the Company’s competitors within the industry in which the Company operates.
          (d) by the Company:
               (i) if Parent or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent or Merger Sub set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured, or, if curable, is not cured, by Parent within thirty (30) calendar days following receipt of written notice from the Company of such breach or failure;
               (ii) if a Parent Material Adverse Effect shall have occurred, which (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(c) and (B) is incapable of being cured, or, if curable, is not cured, by Parent or Merger Sub within thirty (30) calendar days following receipt of written notice from the Company of such Parent Material Adverse Effect; or
               (iii) subject to compliance with Section 5.3, if, at any time prior to obtaining Company Stockholder Approval, the Company enters into a definitive Company Acquisition Agreement providing for a Superior Proposal.
     7.2 Effect of Termination.
          (a) In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the Confidentiality Agreement, the Guaranty, the penultimate sentence of Section 5.6, and Section 5.5, Section 5.9, Section 5.10, Section 7.2 and Section 7.3, and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except that (i) the Company may have liability as provided in this Section 7.2 and Section 7.3, (ii) Parent and Merger Sub may have liability as provided in this Section 7.2 and Section 7.3, and (iii) nothing shall relieve any party from liability for fraud in connection with this Agreement.
          (b) Notwithstanding anything to the contrary in this Agreement, the Company agrees that, to the extent it has incurred losses or damages in connection with this Agreement

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(the “Company Damages”), the maximum aggregate liability of Parent and Merger Sub, collectively, shall be the forgiveness of any and all outstanding obligations owed by the Company and its Affiliates and Subsidiaries under the Bridge Loan and the termination of the Bridge Loan Documents pursuant to the terms and conditions set forth therein (the “Parent Liability Limitation”), which damages shall only be available if the Company terminates this Agreement pursuant to Section 7.1(d)(i) or Section 7.1(d)(ii) and Parent’s or Merger Sub’s breach triggering such termination shall have been willful. Upon such termination, (i) Parent and Merger Sub shall have no further liability in excess of the Parent Liability Limitation with respect to this Agreement or the Transactions and (ii) neither the Company nor any of its Affiliates shall seek any other Company Damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub, or the Guarantor (other than the Guarantor to the extent provided in the Guaranty) in excess of the Parent Liability Limitation in connection with this Agreement or the Transactions; provided, however, that nothing in this Section 7.2(b) shall limit the rights of the Company under Section 7.2(e). In the event the Company seeks to enforce its rights and remedies set forth in this Article VII, the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement pursuant to Section 8.8 and the Company’s sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Article VII.
          (c) Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub agree that, to the extent any of them have incurred losses or damages in connection with this Agreement (the “Parent Damages”), the maximum aggregate liability of the Company shall be limited to $3,000,000 (inclusive of the Termination Fee and any other fees under Section 7.3(a)) (the “Company Liability Limitation”), which damages shall only be available if Parent terminates this Agreement pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii) and the Company’s breach triggering such termination shall have been willful. Upon such termination, (i) Company shall have no further liability in excess of the Company Liability Limitation with respect to this Agreement or the Transactions and (ii) neither Parent or Merger Sub nor any of their respective Affiliates shall seek any other Parent Damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against the Company in excess of the Company Liability Limitation in connection with this Agreement or the Transactions; provided, however, that nothing in this Section 7.2(c) shall limit the rights of Parent and Merger Sub under Section 7.2(f) or Section 7.2(g). In the event Parent or Merger Sub seeks to enforce its rights and remedies set forth in this Article VII, Parent and Merger Sub shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or to enforce specifically the terms and provisions of this Agreement pursuant to Section 8.8 and Parent’s and Merger Sub’s sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Article VII.
          (d) In the event this Agreement is terminated pursuant to Section 7.1(a), Section 7.1(b)(i), Section 7.1(b)(ii), Section 7.1(b)(iv), Section 7.1(c)(i) (and such breach triggering such termination shall not have been willful), Section 7.1(c)(iii) (and such breach triggering such termination shall not have been willful), Section 7.1(c)(iv), Section 7.1(d)(i) (and such breach triggering such termination shall not have been willful) or Section 7.1(d)(ii) (and such breach triggering such termination shall not have been willful), the outstanding obligations under the Bridge Loan shall be paid on or before the Maturity Date. During the thirty (30) day

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period after the Maturity Date and in the event all of the outstanding obligations owed by the Company to Parent under the Bridge Loan Documents have not been paid in full (the “Thirty Day Post-Maturity Period”), the Company and/or MHR (pursuant to an agreement between the Company and MHR) shall have the right to pay or purchase all of such obligations in accordance with the terms and conditions of the Bridge Loan Documents. In the event that all of the outstanding obligations owed by the Company to Parent under the Bridge Loan Documents have not been paid or purchased in full before the expiration of the Thirty Day Post-Maturity Period, then, for the one hundred eighty (180) day period thereafter (the “Parent’s Post-Maturity Election Period”), Parent shall have the option, in its sole and absolute discretion, to either (i) consummate the Senior Indebtedness Purchase or (ii) convert the outstanding obligations under the Bridge Loan into shares of the Preferred Stock at a conversion price equal to $0.05 per share, which conversion price may be adjusted in accordance with the terms and conditions set forth in the Bridge Loan Documents and/or the Preferred Stock Investment Documents (the “Bridge Loan Conversion”); provided, however, that in the event this Agreement is terminated pursuant to Section 7.1(c)(iv), or Section 7.1(d)(i) (and such breach triggering such termination shall not have been willful), Section 7.1(d)(ii) (and such breach triggering such termination shall not have been willful), Parent’s option and ability to exercise the Bridge Loan Conversion shall be immediately terminated pursuant to the Preferred Stock Investment Documents. For clarification purposes only, Parent shall have the right to elect only one of the Senior Indebtedness Purchase or the Bridge Loan Conversion, but in no event both the Senior Indebtedness Purchase and the Bridge Loan Conversion. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Maturity Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan Documents (subject to terms and conditions set forth in this Agreement and/or any agreement, document or instrument between the Senior Lender, Parent, and/or MHR, as the case may be). In the event Parent (i) breaches Section 5.16(a) or Section 5.16(b), or (ii) consummates a Bridge Loan Indebtedness Transfer (other than to MHR) following the Thirty Day Post-Maturity Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated pursuant to the Preferred Stock Investment Documents and/or the Bridge Loan Documents.
          (e) In the event this Agreement is terminated pursuant to Section 7.1(d)(i) or Section 7.1(d)(ii) and Parent’s or Merger Sub’s breach triggering such termination shall have been willful, any and all outstanding obligations owed by the Company and its Subsidiaries under the Bridge Loan shall immediately be forgiven and the Bridge Loan Documents shall terminate pursuant to the terms and conditions set forth therein.
          (f) In addition to the payment of any amounts pursuant to Section 7.3(a), in the event this Agreement is terminated pursuant to (i) Section 7.1(c)(i) or Section 7.1(c)(iii), and the Company’s breach triggering such termination shall have been willful or (ii) Section 7.1(b)(iii), or Section 7.1(c)(ii), (A) the Bridge Loan Warrants shall be exercisable within fifteen (15) days of such termination date and (B) the outstanding obligations under the Bridge Loan shall be paid on or before the Maturity Date. During the thirty (30) day period after such termination and in the event all of the outstanding obligations owed by the Company to Parent under the Bridge Loan Documents have not been paid in full (the “Thirty Day Post-Termination Period”), the Company and/or MHR (pursuant to an agreement between the Company and MHR)

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shall have the right to pay or purchase all of such obligations in accordance with the terms and conditions of the Bridge Loan Documents. In the event that all of the outstanding obligations owed by the Company to Parent under the Bridge Loan Documents have not been paid or purchased in full prior to expiration of the Thirty Day Post-Termination Period, then, for the one hundred eighty (180) day period thereafter (the “Parent’s Post-Termination Election Period”), Parent shall have the option, in its sole and absolute discretion, to either (i) consummate the Senior Indebtedness Purchase or (ii) exercise the Bridge Loan Conversion. For clarification purposes only, Parent shall have the right to elect only one of the Senior Indebtedness Purchase or the Bridge Loan Conversion, but in no event both the Senior Indebtedness Purchase and the Bridge Loan Conversion. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Termination Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan Documents (subject to terms and conditions set forth in this Agreement and/or any agreement, document or instrument between the Senior Lender, Parent, and/or MHR, as the case may be). In the event Parent (i) breaches Section 5.16(a) or Section 5.16(b), or (ii) consummates a Bridge Loan Indebtedness Transfer (other than to MHR) following the Thirty Day Post-Termination Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated pursuant to the Preferred Stock Investment Documents and/or the Bridge Loan Documents.
          (g) In addition to the payment of any amounts pursuant to Section 7.3(a), in the event this Agreement is terminated pursuant to Section 7.1(d)(iii), (i) the Bridge Loan Warrants shall be exercisable within fifteen (15) days of such termination date and (ii) any and all outstanding obligations under the Bridge Loan Documents shall be paid as a condition to and concurrently with such termination.
          (h) In the event this Agreement is terminated other than pursuant to Section 7.1(d)(iii) and there is a dispute or any action, suit or proceeding between the Company, on the one hand, and Parent, Merger Sub and/or Guarantor, on the other hand (a “Company Parent Dispute”), Parent’s option and ability to convert any outstanding obligations under the Bridge Loan into shares of the Preferred Stock shall be suspended until and the payment of any outstanding obligations under the Bridge Loan shall be extended by thirty (30) days after such Company Parent Dispute has been settled or resolved pursuant to a settlement agreement or determined by a non-appealable order from a court of competent jurisdiction; provided, however, that no such extension shall extend beyond the Maturity Date.
     7.3 Termination Fee.
          (a) In the event that:
               (i) (A) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii), (B) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within two hundred seventy (270) days following the date that this Agreement is terminated and (C) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly

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announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal prior to the termination of this Agreement;
               (ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii) and the Company’s breach triggering such termination shall have been willful;
               (iii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or
               (iv) this Agreement is terminated by the Company pursuant to Section 7.1(d)(iii), then in any such event under (1) clause (i), (iii), or (iv) of this Section 7.3(a), (X) the Bridge Loan Warrants shall be exercisable within fifteen (15) days of such termination date, (Y) the Company shall reimburse Parent, Merger Sub and the Guarantor for any and all expenses incurred in connection with the Transactions, not to exceed a cash amount equal to $300,000 in the aggregate, and (Z) the Company shall pay to Parent a termination fee in a cash amount equal to $700,000 (collectively, items (Y) and (Z) shall be referred to as the “Termination Fee”) and the Company shall have no further liability with respect to this Agreement or the Transactions (other than any remaining obligations under the Bridge Loan Documents) to Parent and Merger Sub, and (2) clause (ii) of this Section 7.3(a), (X) the Bridge Loan Warrants shall be exercisable within fifteen (15) days of such termination date and (Y) the Company shall pay to Parent a fee in a cash amount equal to $3,000,000 (inclusive of the Termination Fee and any other fees under this Section 7.3(a)) and the Company shall have no further liability with respect to this Agreement or the Transactions (other than any remaining obligations under the Bridge Loan Documents) to Parent and Merger Sub. In the event Parent or Merger Sub successfully enforces its rights and remedies set forth in this Article VII, Parent and Merger Sub shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or to enforce specifically the terms and provisions of this Agreement pursuant to Section 8.8 and Parent’s and Merger Sub’s sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Article VII.
          (b) Any payment required to be made pursuant to (i) clause (i) of Section 7.3(a) shall be made by the Company to Parent any time on or before the execution of a definitive agreement contemplated by a Takeover Proposal, (ii) clause (ii) or (iii) of Section 7.3(a) shall be made by the Company to Parent concurrently with such termination, and (iii) clause (iv) of Section 7.3(a) shall be made by the Company to Parent as a condition to and concurrently with such termination. All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.
          (c) In the event this Agreement is terminated by the Company pursuant to Section 7.1(d)(i) or Section 7.1(d)(ii) and Parent’s or Merger Sub’s breach triggering such termination shall have been willful, then Parent shall forgive any and all outstanding obligations under the Bridge Loan and the Bridge Loan Documents shall terminate pursuant to the terms and conditions set forth therein and Parent and Merger Sub shall have no further liability with respect to this Agreement or the Transactions to the Company. In the event the

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Company successfully enforces its rights and remedies set forth in this Article VII, the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement pursuant to Section 8.8 and the Company’s sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Article VII.
          (d) The parties acknowledge that the fees and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement.
ARTICLE VIII
MISCELLANEOUS
     8.1 No Survival, Etc.
          Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement and any certificates delivered pursuant hereto shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Section 5.8 and Section 5.10 and any other agreement in this Agreement which contemplate performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Section 5.9, Section 5.10, Section 7.2 and Section 7.3 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.
     8.2 Amendment or Supplement.
          At any time prior to the Effective Time, this Agreement may be amended or supplemented, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, upon approval by their respective Boards of Directors (or similar governing body); provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.
     8.3 Extension of Time, Waiver, Etc.
          At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right

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hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, constitutes a waiver by the party taking such action of compliance with any provision of this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The waiver by any party hereto of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision.
     8.4 Assignment.
          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent that does not have any pre-existing operations, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.
     8.5 Counterparts; Facsimile/PDF Execution.
          This Agreement may be (a) executed in two (2) or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument, and (b) executed and delivered by telecopier or portable document format (PDF) transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
     8.6 Entire Agreement; No Third-Party Beneficiaries.
          Neither this Agreement nor any of the terms or provisions hereof is binding upon or enforceable against any party hereto unless and until the same is executed by all of the parties hereto. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement (including the exhibits and schedules hereto and any other documents and instruments referred to herein or contemplated hereby), the Company Disclosure Schedule, Parent Disclosure Schedule, the Guaranty, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof (including that certain Letter of Intent between the Company and the Guarantor, dated as of February 2, 2009, and any supplements thereto (the “Letter of Intent”))and (b) except for the provisions of Section 5.8 and the rights of the Company’s stockholders, and option holders to receive the Aggregate Merger Consideration at the Effective Time in accordance with, and subject to, the terms and conditions of this Agreement, are not intended to and shall not confer upon any Person other than the parties hereto

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any rights or remedies hereunder. On the date hereof, the Letter of Intent shall terminate and be of no further force and effect.
     8.7 Governing Law; Jurisdiction.
          (a) The laws of the State of Delaware (without giving effect to its conflicts of law principles) govern this Agreement and all matters arising out of or relating to this Agreement and any of the Transactions contemplated hereby, including its negotiation, execution, validity, interpretation, construction, performance and enforcement.
          (b) The parties hereto hereby irrevocably submit to the federal or state courts located in the State of Delaware over any action or proceeding arising out of or relating to this Agreement or any of the Transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 8.9.
     8.8 Specific Performance.
          The parties to this Agreement agree that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached and that monetary damages would not provide an adequate remedy in such event. It is accordingly agreed by the parties that the Company, Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction without bond or security being required; provided, however, in the event the Company, one the one hand, or Parent and/or Merger Sub, on the other hand, successfully enforces their respective rights and remedies set forth in this Section 8.8, such party shall not be entitled to any amounts, fees or damages set forth in Article VII and that the Company’s, Parent’s and Merger Sub’s, as the case may be, sole and exclusive remedy with respect to such breaches shall be the remedies set forth in this Section 8.8.
     8.9 Notices.
          All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s

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facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to: ComVest Investment Partners III, L.P. One North Clematis Suite 300 West Palm Beach, Florida 33401 Attention: Cecilio Rodriguez Facsimile: (561) 671-3225
          with a copy (which shall not constitute notice) to:

Foley & Lardner LLP 100 North Tampa Street Suite 2700 Tampa, FL 33602 Attention: Steven W. Vazquez Facsimile: (813) 221-4210 If to the Company, to:
NationsHealth, Inc. 13630 NW 8th Street Suite 210 Sunrise, Florida 33325 Attention: Chief Executive Officer Facsimile: (954) 903-5005
          with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
201 South Biscayne Boulevard
22nd Floor
Miami, Florida 33131
Phone: 305.358.3500
Fax: 305.347.6500
Attention: Ira J. Coleman, Esq.
          Frederic L. Levenson, Esq.
          Harris Siskind, Esq.

and

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606

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Phone: 312.372.2000 Fax: 312.984.7700 Attention: Helen R. Friedli, Esq.
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 8.9, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.
     8.10 Severability.
          If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.
     8.11 Interpretation; Other.
          (a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day. Any reference in this Agreement to $ means U.S. dollars. The Annex, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full in this Agreement and are an integral part of this Agreement. Unless the context otherwise requires, any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement. Unless the context otherwise requires, all references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement. Unless the context otherwise requires, the words “hereby,” “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to the provision in which such words appear. The word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately

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following it. All references in this Agreement to specific Laws or to specific sections or provisions of Laws, apply to the respective federal, state, local, or foreign Laws that bear the names so specified and to any succeeding or amended Law, section, or provision corresponding thereto. Any reference in this Agreement to the “parties” to this Agreement means the signatories to this Agreement and their successors and permitted assigns, and does not include any third party.
          (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
          (c) This Agreement may only be enforced against the parties hereto. All claims or causes of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may be made only against the parties hereto. No past, present or future officer, director, shareholder, employee, incorporator, member, partner, agent, attorney, representative or affiliate of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) has any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
[signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

COMVEST NATIONSHEALTH HOLDINGS, LLC
By:	/s/ Jose Gordo
	Name:	Jose Gordo
	Title:	President

NATIONSHEALTH ACQUISITION CORP.
By:	/s/ Jose Gordo
	Name:	Jose Gordo
	Title:	President

NATIONSHEALTH, INC.
By:	/s/ Glenn M. Parker, M.D.
	Name:	Glenn M. Parker
	Title:	Chief Executive Officer

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ANNEX A
Definitions
     As used in this Agreement, the following terms have the meanings ascribed thereto below:
     “2009 Incentive Plan” means that certain “NationsHealth, Inc. 2009 Incentive Compensation Plan”.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
     “Bridge Loan Documents” means, collectively, with respect to the Bridge Loan, (a) the Bridge Loan and Security Agreement by and between Parent and the Company, (b) the 10% Secured Convertible Subordinated Promissory Note issued by the Company in the amount of the Bridge Loan for the benefit of Parent, (c) the Senior Subordination Agreement by and between Parent and the Senior Lender, (d) the Subordination Agreement by and between Parent and MHR, (e) the Bridge Loan Warrants, and (f) any and all exhibits and schedules thereto and documents incorporated by reference therein, in each case entered into as of the date hereof, each of which is attached hereto as Exhibit A.
     “Bridge Loan Warrants” means that certain Warrant Agreement, dated the date hereof, by and between the Company and Parent, whereby Parent shall have the right to acquire (subject to the terms and conditions therein) up to 1,000,000 shares of the Company Common Stock at an exercise price of $0.01 per share.
     “Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.
     “Company Intellectual Property” means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by the Company or any of its Subsidiaries.
     “Company Material Adverse Effect” shall mean with respect to the Company and any of its Subsidiaries, taken as a whole, any event, circumstance, development, condition, change, or effect which, after taking into effect any insurance recoveries, is, either individually or in the aggregate with any other event, circumstance, development, condition, change, or effect, materially adverse to the business, operation, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that none of the following shall, in each case, be deemed to constitute a “Company Material Adverse Effect” and none of the following shall be considered in determining whether a “Company Material Adverse Effect” has occurred: (a) any event, circumstance, development, condition, change, or effect resulting from (i) changes in general economic or political conditions or the securities, credit or

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financial markets in general, in each case, generally affecting the healthcare industry and does not have a material disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to the Company’s competitors within the industry in which the Company operates, (ii) general changes or developments in the healthcare industry, including general changes in Laws across such industry, in each case that does not have a disproportionate material adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the Company’s competitors within the industry in which the Company operates, (iii) the announcement of the Agreement or the pendency or consummation of the Transactions, including the Merger, (iv) the identity of Parent, Merger Sub or any of their Affiliates as the acquiror of the Company, (v) compliance with the terms of, or the taking of any action required by or contemplated by, the Agreement or consented to by Parent or Merger Sub, (vi) changes in GAAP or the interpretation thereof, (vii) any natural disaster, force majeure events or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (viii) any action required to be taken under any Law or any existing contract by which the Company or any of its Subsidiaries (or any of their respective properties) is bound, (ix) any matter of which Parent or Merger Sub has Knowledge on the date hereof, or (x) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period, or (b) the ability of the Company to perform the Company’s obligations under this Agreement.
     “Company Restricted Stock” means shares of Company Common Stock that are subject to a risk of forfeiture or restrictions on transferability.
     “Company Stock Plans” means the following plans of the Company: NationsHealth, Inc. 2004 Stock Incentive Plan and NationsHealth, Inc. 2005 Long-Term Incentive Plan.
     “Company Technology” means all Technology used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by the Company or any of its Subsidiaries.
     “Environmental Law” or “Environmental Laws” means any federal, state or local law (including common law), statute, code, ordinance, rule, regulation, order or other requirement of a Governmental Authority relating to the environment, natural resources, public or employee health and safety applicable to the operation and conduct of the business and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Atomic Energy Act, the Energy Reorganization Act, the Uranium Mill Tailings Radiation Control Act, the Hazardous Waste Transportation Act, the Energy Policy Act, the Low-level Radioactive Waste Policy Act, the Nuclear Waste Policy Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Oil Pollution Act of 1990, and the Occupational Safety and Health Act, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes, and including public environmental transfer of ownership, notification or approval statutes.
     “Environmental Permit” means any permit, approval, authorization, license, variance, registration or permission required in compliance with the operations of the Company or issued by any Governmental Authority under any applicable Environmental Law.

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     “Equity Interest” means any capital stock, other equity interest, other ownership interest or any securities or other interests convertible into or exchangeable or exercisable for capital stock, other equity interests, or other ownership interests, or any other rights, warrants or options to acquire any of the foregoing securities or interests of or in any Person.
     “GAAP” shall mean generally accepted accounting principles in the United States.
     “Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational, and whether executive, legislative or judicial.
     “Guarantor” means ComVest Investment Partners III, L.P. and its affiliates, successors and transferees.
     “Hazardous Material” means any substance, material or waste which is regulated, listed, or defined under any provision of Environmental Law, including (i) any material, substance or waste which is defined as a “radioactive waste,” “hazardous waste,” “mixed waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste,” “chemical substance” or words of similar meaning or regulatory effect, and (ii) petroleum, asbestos, lead, polychlorinated biphenyls, radon or toxic mold.
     “Health Care Laws” shall mean any and all federal and state Laws regarding healthcare or the delivery of medical services, including (i) all rules and regulations of the Medicare and Medicaid programs, and any other federal or state health care programs; (ii) all Laws relating to health care fraud and abuse, including (A) the Anti-Kickback Law, 42 U.S.C. § 1320a 7b(b), (B) the Federal Civil Monetary Penalties statute, 42 U.S.C. § 1320a 7a, (C) the federal physician self-referral prohibition, 42 U.S.C. § 1395nn, 42 C.F.R. § 411.351 et seq., (D) the False Claims Act, 31 U.S.C. § 3729 et seq., (E) any and all parallel state Laws relating to health care fraud and abuse; and (F) any other federal or state Laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services, or the billing for or claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor; (iii) federal or state Laws relating to billing or claims for reimbursement submitted to any third party payor; (iv) federal or state Laws relating to the practice of medicine, nursing, pharmacy, and any other healthcare-related profession, occupation, or activity (including, without limitation, product distribution and dispensing); (v) federal or state Laws related to the provision of laboratory services; (vi) the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, the Controlled Substances Act, the Poison Prevention Packaging Act, and all other federal and state Laws relating to the manufacture, purchase, sale, packaging, repackaging, labeling, advertising, handling, provision, distribution, prescribing, compounding, dispensing, importation, exportation, or disposal of any medical equipment, supplies, devices or similar products or services, any drugs or drug-related products, or any listed chemicals or related products of any kind bought or sold by the Company or any of its Subsidiaries; and (vii) the Health Insurance Portability and Accountability Act of 1996, as amended, and any rules or regulations

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promulgated thereunder and all other federal or state Laws related to the privacy, security, and/or transmission of health information.
     “Indebtedness” with respect to any Person, means, at any time without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under leases that are or should be capitalized in accordance with GAAP, (f) all obligations of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of interest rate or currency hedging agreements, (h) all obligations of such Person to guarantee any Indebtedness, leases, dividends or other payment obligations and (i) all indebtedness and other payment obligations referred to in clause (a) through clause (h) above of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations. Indebtedness shall not include (w) accounts payable of the Company or any of its Subsidiaries, (x) accrued expenses arising in the ordinary course of business consistent with past practice of the Company or any of its Subsidiaries, (y) the endorsement of negotiable instruments for collection and (z) Indebtedness owing from the Company to any of its Subsidiaries or from any of the Subsidiaries of the Company to the Company or another of its Subsidiaries.
     “Intellectual Property Rights” means all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) inventions, patents, patent applications, patent disclosures, any reissues, reexaminations, revisions, divisionals, provisionals, substitutions, renewals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (B) registered or unregistered trademarks, service marks, trade dress rights, trade names, corporate names, Internet domain names, identifying symbols, logos, emblems, signs or insignia, including all goodwill associated with the foregoing, and all applications, registrations and renewals in connection with the foregoing; (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), copyrightable works, mask work rights, works of authorship and moral rights, and all registrations, applications and renewals therefore; (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, invention disclosures, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas, research and development, compositions, manufacturing and production processes, technical data and information, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case, excluding any rights in respect of any of the foregoing that comprise or are protected by Patents; and (E) all applications, registrations and permits related to any of the items identified in clauses (A) through (D) above.
     “Knowledge” of any Person that is not an individual shall mean, with respect to any matter in question, the actual knowledge (without independent inquiry or investigation) of the

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officers and employees of the Company set forth on Section A of the Company Disclosure Schedule and the individuals set forth on Section A of Parent Disclosure Schedule, respectively.
     “MHR” means MHR Capital Partners Master Account, LP, MHR Capital Partners (100) LP, OTQ, LLC, and Mark H. Rachesky M.D., and their respective affiliates, successors and transferees.
     “MHR Note Amendments” means, collectively, the amendments and modifications to those certain Convertible Promissory Note Agreements by and between the Company and MHR, dated February 28, 2005, and the loan documents, instruments and agreements related thereto, substantially in the form agreed to by MHR, Parent, the Company, and certain of the Company’s Subsidiaries as of the date hereof.
     “MHR Warrants” means the warrants issued by the Company to MHR to purchase ten percent (10%) of the Company’s capital stock on a fully diluted basis immediately after the Closing, which shall terminate eight (8) years thereafter and have an exercise price of $0.12 per share.
     “Notes” means the (a) 7 3/4% Convertible Secured Note issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C. and United States Pharmaceutical Group, L.L.C. in favor of OTQ LLC, dated February 28, 2005; (b) 7 3/4% Convertible Secured Note issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C. and United States Pharmaceutical Group, L.L.C. in favor of MHR Capital Partners Master Account LP, dated February 5, 2007; and (c) 7 3/4% Convertible Secured Note issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C. and United States Pharmaceutical Group, L.L.C. in favor of MHR Capital Partners (100) LP, dated February 28, 2005.
     “Option Consideration” means, with respect to any share of Company Common Stock issuable under a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Option.
     “Parent Material Adverse Effect” shall mean with respect to (a) Parent, Merger Sub, any event, circumstance, development, condition, change or effect is, either individually or in the aggregate, with any other event, circumstance, development, condition, change or event, material adverse to Parent’s or Merger Sub’s ability (i) to perform their respective obligations under this Agreement, or (ii) to consummate the Transactions, including, but not limited to, the Merger, the Preferred Stock Investment, the Preferred Stock Investment Option (if exercised) or the Rollover Financing in accordance with the terms and conditions herein and therein and (b) the Guarantor any event, circumstance, development, condition, change or effect is, either individually or in the aggregate, with any other event, circumstance, development, condition, change or event, material adverse to Guarantor’s ability (i) to perform its obligations under the Guaranty, or (ii) to consummate the Transactions, including, but not limited to, providing the Investment Amount and the funding for the Preferred Stock Investment and Preferred Stock Investment Option (if exercised) in accordance with the terms and conditions herein and therein.

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     “Permitted Liens” means (i) statutory Liens not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and its Subsidiaries and for which appropriate reserves have been established in accordance with GAAP, (ii) such imperfections or irregularities of title or Liens as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets, (iii) Liens reflected in the Company SEC Documents, (iv) the rights of customers of the Company with respect to inventory or work in progress under orders or contracts entered into by the Company in the ordinary course of business, (v) mechanics’, carriers’, workers’, repairmen’s, warehousemen’s, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien, (vi) all obligations under leases that are or should be capitalized in accordance with GAAP, (vii) deposits or pledges to secure workmen’s compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business, (viii) zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over any leased real property which are not violated by the current use and operation of any leased real property; (ix) covenants, conditions, restrictions, easements and other similar matters of record affecting title to any leased real property which do not materially impair the occupancy or use of such leased real property for the purposes for which it is currently used or proposed to be used in connection with the business of the Company and its Subsidiaries; (x) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (xi) Liens on goods in transit incurred pursuant to documentary letters of credit; (xii) purchase money Liens and Liens securing rental payments under capital lease arrangements and (xiii) Liens filed by the Senior Lender, MHR or in connection with the Bridge Loan.
     “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
     “Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, issued in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if excised) with the rights, preferences and privileges set forth in the Amended and Restated Certificate of Incorporation.
     “Preferred Stock Investment Documents” means, collectively, with respect to the purchase and sale of the Preferred Stock, (a) the Preferred Stock Purchase Agreement by and between Parent and the Company, (b) the Preferred Stock Voting Agreement by and between Parent, the Senior Managers, MHR and the Company, (c) the Preferred Stock Investors’ Rights Agreement by and between Parent, the Senior Managers, MHR and the Company, (d) the Preferred Stock Right of First Refusal and Co-Sale Agreement by and between Parent, the Senior Managers, MHR and the Company, (e) the Amended and Restated Certificate of Incorporation, (f) the Indemnification Agreements between each member of the Company’s board of directors elected as of the Closing and the Company, (g) the Management Agreement by and between the Guarantor and the Company, and (h) any and all exhibits and schedules thereto and documents

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incorporated by reference therein, in each case entered into as of the date hereof and effective as of the Closing Date, each of which is attached hereto as Exhibit B.
     “Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment, including soils, surface water, groundwater or the ambient air.
     “Remedial Action” means all actions, including, without limitation, any capital expenditures undertaken, to (i) clean up, remove, remediate, dispose of, investigate, monitor, repair, treat, or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned, operated or leased by or for the Company or any of its Subsidiaries and the facilities located and operations conducted thereon into compliance with Environmental Laws.
     “Rollover Financing Documents” means, collectively, with respect to the Rollover Financing (a) the Amended and Restated 7 3/4% Convertible Secured Note, dated the date hereof, issued by each of the Company, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceutical and Medical Products, L.L.C. for the benefit of MHR Capital Partners Master Account, LP, MHR Capital Partners (100) LP, and OTQ, LLC, (b) the Fourth Amended and Restated Revolving Credit, Term Loan And Security Agreement, dated the date hereof, by and among the Company, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., National Pharmaceutical and Medical Products, L.L.C., and the Senior Lender, (c) the Consent, Waiver, Joinder and Eight Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated the date hereof, by and among the Company, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., National Pharmaceutical and Medical Products, L.L.C., and the Senior Lender, (d) the Limited Waiver and Consent to Convertible Secured Notes, dated the date hereof, by and among the Company, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., National Pharmaceutical and Medical Products, L.L.C., and MHR, (e) the MHR Warrants, and (f) any and all exhibits and schedules thereto and documents incorporated by reference therein, in each case entered into as of the date hereof and effective as of the Closing Date.
     “Senior Lender” means CapitalSource Finance, LLC and its affiliates, successors and transferees.
     “Senior Managers” means Glenn Parker, Lewis Stone and Timothy Fairbanks.
     “Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the

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foregoing and all documentation, including user manuals and training materials, related to any of the foregoing.
     “Subsidiary” when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
     “Superior Proposal” means a bona fide written proposal or offer, obtained after the date hereof and not in breach of this Agreement, to acquire, directly or indirectly, on terms at least as favorable to the Company’s stockholders, more than 90% of the voting power of the Company’s capital stock or more than 90% of the consolidated assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Board of Directors of the Company (acting upon receipt of a recommendation by the Special Committee) determines in good faith (after consultation with a financial advisor of national reputation and the Company’s outside counsel) to be, if consummated, more favorable to the Company’s stockholders than the Merger and the other Transactions, taking into account at the time of determination all of the terms and conditions of such proposal and of this Agreement, any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing, any other factors deemed relevant by the Company’s Board of Directors, and the assessed ability of the Person making such proposal to consummate the transactions contemplated by such proposal or offer (based upon, among other things, the availability of financing, the expectation of obtaining required approvals and other relevant financial, regulatory, legal and other aspects thereto).
     “Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and Merger Sub, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 30% or more of the Company’s and its Subsidiaries’ consolidated assets or to which 30% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) or 30% or more of any class of equity securities or the beneficial ownership of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 30% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.
     “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any

8

Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     “Taxes” shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and (C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.
     “Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.
     “Transaction Fees” means, collectively, the following costs, fees and expenses in connection with the Transactions: (a) a fee equal to an aggregate amount of $300,000 payable to the Guarantor in cash, (b) the reasonable actual out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of attorneys, accountants, consultants, financial advisors, and investment bankers) incurred by Parent, Merger Sub and the Guarantor in connection with the Transactions and any other costs and expenses related to or arising out of the execution, delivery or performance by Parent, Merger Sub and the Guarantor of this Agreement or the consummation by Parent, Merger Sub and the Guarantor of the Transactions, in each case as mutually agreed by the parties hereto, (c) the reasonable actual out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of attorneys, accountants, consultants, financial advisors, and investment bankers) incurred by MHR in connection with the Transactions and any other costs and expenses related to or arising out of the execution, delivery or performance by MHR of this Agreement or the consummation by MHR of the Transactions, in each case as mutually agreed by the parties hereto, (d) the reasonable actual out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of attorneys, accountants, consultants, financial advisors, and investment bankers) incurred by the Company in connection with the Transaction and any other costs and expenses related to or arising out of the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the Transactions, and (e) the costs, expenses and other amounts incurred in connection with the Required Consents.

9

     “Transactions” means, collectively, this Agreement and the transactions contemplated hereby, including, but not limited to, the Merger, the funding of the Aggregate Merger Consideration, the Bridge Loan, the Preferred Stock Investment, the Preferred Stock Investment Option (if exercised), and the Rollover Financing.
     “Warrants” means, collectively, that certain (a) Warrant Agreement, dated March 9, 2004, between Jonathan Costello and Millstream Acquisition Corporation, (b) Warrant Agreement, dated March 9, 2004, between Darl Petty and Millstream Acquisition Corporation, (c) Warrant Agreement, dated March 9, 2004, between Mark Walinsky and Millstream Acquisition Corporation, and (d) the Bridge Loan Warrants.
     “willful” means an intentional breach of this Agreement by a relevant party hereto of its representations, warranties, covenants and/or agreements hereunder as determined by a non-appealable order or judgment from a court of competent jurisdiction or as mutually agreed by the parties hereto.

10

     The following terms are defined in the Section of this Agreement set forth after such term below:

Term	Section

2009 Incentive Plan	Annex A
Affiliate	Annex A
Aggregate Merger Consideration	2.2(a)
Agreement	Preamble
Alternative Financing	5.13(a)
Amended and Restated Certificate of Incorporation	1.5(a)
Antitrust Laws	5.4(a)
Balance Sheet Date	3.5(e)
Bankruptcy and Equity Exception	3.3(a)
Bridge Loan	Recitals
Bridge Loan Conversion	7.2(d)
Bridge Loan Documents	Annex A
Bridge Loan Indebtedness Transfer	5.16
Bridge Loan Warrants	Annex A
Business Day	Annex A
Bylaws	1.5(b)
Certificate	2.1(b)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	2.2(g)
Company	Preamble
Company Acquisition Agreement	5.3(c)
Company Adverse Recommendation Change	5.3(c)
Company Adverse Recommendation Change Notice	5.3(c)
Company Board Recommendation	5.1(a)
Company Charter Documents	3.1(c)
Company Common Stock	2.1
Company Damages	7.2(b)
Company Disclosure Schedule	Article III
Company Employees	5.11(a)
Company Intellectual Property	Annex A
Company Liability Limitation	7.2(c)
Company Material Adverse Effect	Annex A
Company Parent Dispute	7.2(h)
Company Plans	3.11(a)
Company Preferred Stock	3.2(a)
Company Restricted Stock	Annex A
Company SEC Documents	3.5(a)
Company Securities	3.2(a)
Company Stock Plans	Annex A

11

Term	Section
Company Stockholder Approval	3.3(d)
Company Stockholders Meeting	5.1(a)
Company Technology	Annex A
Compliance Plan	3.21(c)
Confidentiality Agreement	5.6
Contract	3.3(c)
D&O Insurance	5.8(b)
DGCL	1.1
Dissenting Shares	2.1(d)
Dissenting Stockholders	2.1(d)
Effective Time	1.3
Engagement Letters	3.19
Employment Agreement	Recitals
Environmental Law or Environmental Laws	Annex A
Environmental Permit	Annex A
Equity Interest	Annex A
ERISA	3.11(a)
ERISA Affiliate	3.11(a)
Exchange	5.15
Exchange and Rollover Agreement	Recitals
Exchange Act	3.4
Fairness Opinion	3.18
GAAP	Annex A
Governmental Antitrust Entity	5.4(b)
Governmental Authority	Annex A
Guarantor	Annex A
Guaranty	Recitals
Hazardous Materials	Annex A
Health Care Laws	Annex A
HIPAA	3.11(h)(ii)
Indebtedness	Annex A
Indemnitees	5.8(a)
Intellectual Property Rights	Annex A
Investment Amount	2.5(a)
Knowledge	Annex A
Laws	3.8
Leased Real Property	3.14(b)
Lender Consents	Recitals
Lenders	Recitals
Letter of Intent	8.6
Liens	3.1(b)
Material Contract	3.13(a)
Maturity Date	Recitals
Merger	Recitals
Merger Consideration	2.1(b)

12

Term	Section
Merger Sub	Preamble
Merger Sub Non-Voting Common Stock	2.1(a)
Merger Sub Voting Common Stock	2.1(a)
Multiemployer Plan	3.11(a)
MHR	Annex A
MHR Note Amendments	Annex A
MHR Warrants	Annex A
Notes	Annex A
Other Filings	3.24
Option	2.3(a)
Option Consideration	Annex A
Parent	Preamble
Parent Damages	7.2(c)
Parent Disclosure Schedule	Article IV
Parent Liability Limitation	7.2(b)
Parent Material Adverse Effect	Annex A
Parent Organizational Documents	4.7
Parent’s Post-Maturity Election Period	7.2(d)
Parent’s Post-Termination Election Period	7.2(f)
Patents	Annex A
Paying Agent	2.2(a)
Permits	3.21(a)
Permitted Liens	Annex A
Person	Annex A
Policies	3.16
Preferred Stock	Annex A
Preferred Stock Investment	2.5(d)
Preferred Stock Investment Documents	Annex A
Preferred Stock Investment Option	2.5(e)
Proxy Statement	3.4
Reference Date	3.2(a)
Release	Annex A
Remedial Action	Annex A
Representatives	5.3(a)
Required Consents	5.4(a)
Restraints	6.1(b)
Remaining Investment Amount	2.5(a)
Rollover Financing	4.9(a)
Rollover Financing Documents	Annex A
Rollover Shares	5.15
Schedule 13E-3	3.4
Sarbanes-Oxley Act	3.5(c)
SEC	3.4
Securities Act	3.1(b)
Senior Lender	Annex A

13

Term	Section
Senior Lender Indebtedness Purchase	5.16
Senior Managers	Annex A
Seven Month Anniversary	7.2(d)
Share or Shares	2.1(b)
Software	Annex A
Subsidiary	Annex A
Subsidiary Documents	3.1(c)
Superior Proposal	Annex A
Surviving Corporation	1.1
Surviving Corporation Common Stock	2.1(a)
Takeover Proposal	Annex A
Tax Returns	Annex A
Taxes	Annex A
Technology	Annex A
Termination Fee	7.3(a)
Thirty Day Post-Maturity Period	7.2(d)
Thirty Day Post-Termination Period	7.2(f)
Transaction Fees	Annex A
Transactions	Annex A
Twelve Month Anniversary	7.2(d)
Voting Agreement	Recitals
Walk-Away Date	7.1(b)(i)
WARN	3.11(j)
Warrants	Annex A

14

APPENDIX B
Delaware General Corporation Law
Section 262-Appraisal Rights

B-1

APPENDIX B
Delaware General Corporation Law
Section 262-Appraisal Rights
Section 262 of the General Company Law of the State of Delaware
§ 262. Appraisal rights.
     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:
          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.
          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

1

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
     (d) Appraisal rights shall be perfected as follows:
          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
          (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is

2

otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
     (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by

3

certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.
( 8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16.; )

4

APPENDIX C
Opinion of Ladenburg Thalmann & Co. Inc.

C-1

APPENDIX C
April 27, 2009
The Special Committee of the Board of Directors
NationsHealth, Inc.
13650 NW 8th Street
Suite 210
Sunrise, FL 33325
Ladies and Gentlemen:
We have been advised that NationsHealth, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger, (the “Merger Agreement”), between the Company, ComVest NationsHealth Holdings, LLC (“Parent”), and NationsHealth Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement and other ancillary documents to be entered into in connection with the Merger Agreement (collectively, the “Merger Documents”).
Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), each outstanding share of common stock, par value $0.0001 per share, of the Company (each a “Share” and collectively, the “Shares”), including shares of the Company’s Restricted Stock (other than Shares owned by the Company as treasury stock, Shares owned by Parent or Merger Sub, including the Rollover Shares, the Dissenting Shares, the shares of Preferred Stock issued in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised)), will be converted into the right to receive $0.12 in cash (the “Merger Consideration”).
We have been further advised that the Senior Managers, MHR Capital Partners LP (“MHR”), and Parent will enter into an Exchange and Rollover Agreement pursuant to which the Senior Managers and MHR have agreed, immediately prior to the Closing, to contribute their respective Rollover Shares in the Exchange for shares of the Merger Sub Non-Voting Common Stock. In addition, the Senior Managers will enter into a Voting Agreement, pursuant to which the Senior Managers have agreed to vote their respective Shares in favor of the adoption of the Merger Agreement and the consummation of the Merger.
The Merger Agreement also provides that ComVest Investment Partners III, L.P., as guarantor, will capitalize Parent with $8.0 million, of which (i) the Bridge Loan will be funded on or before the execution of the Merger Agreement and (ii) the Investment Amount, minus the outstanding principal amount of the Bridge Loan, will be funded on or before the Closing Date. Parent also
Ladenburg Thalmann & Co. Inc.
4400 Biscayne Boulevard, 14TH Floor
Miami, FL 33137
Phone 305.572.4200 • Fax 305.572.4220

MEMBER NYSE, NYSE Amex, FINRA, SIPC

The Special Committee of the Board of Directors
NationsHealth, Inc.
April 27, 2009

will have the right, but not the obligation, to invest up to an additional $2.0 million in the Surviving Company until the one year anniversary of the Closing Date.
The terms and conditions of the Merger and the other actions contemplated are more specifically set forth in the Merger Agreement and other Merger Documents. Ladenburg understands that the Merger will be considered a going private transaction pursuant to the rules and regulations of the Securities and Exchange Commission.
Ladenburg is a full service investment bank providing investment banking, brokerage, equity research, institutional sales and trading, and asset management services. In the ordinary course of business, Ladenburg, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the Merger and/or their respective affiliates.
We have been retained to render an opinion as to whether, on the date of such opinion, the Merger Consideration to be received by the Unaffiliated Stockholders (as defined herein) in the Merger is fair to the Unaffiliated Stockholders from a financial point of view. For purposes of our opinion, Unaffiliated Stockholders means holders of Shares other than Parent, Merger Sub, the Senior Managers, MHR, any other holders of Rollover Shares, and any holders of Dissenting Shares. Our opinion does not address any other term or aspect of the Merger or the Merger Agreement, including, but not limited to, the fairness of the Merger to, or any consideration therewith by, any other stockholders, creditors or other constituencies nor as to the fairness of the amount or nature of the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Merger Consideration to be received by the Unaffiliated Stockholders, or otherwise. We do not express any opinion as to the underlying valuation or future performance of the Company, or the price at which the Company’s securities might trade at any time in the future.
We have not been requested to opine as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company, the decision of whether the Company should complete the Merger, and other alternatives to the Merger that might exist for the Company. The financial terms and other terms of the Merger were determined pursuant to negotiations between the Company and Parent, and each of their respective advisors, and not pursuant to our recommendations.
In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:
•	Reviewed a draft execution copy dated as of April 27, 2009 of the Merger Agreement.

•	Reviewed publicly available financial information and other data with respect to the Company that we deemed relevant, including the Annual Report on Form 10-K for the year ended December 31, 2007, the Quarterly Report on Form 10-Q for the nine months ended September 30, 2008 and the Current Report on Form 8-K filed April 15, 2009.

The Special Committee of the Board of Directors
NationsHealth, Inc.
April 27, 2009

•	Reviewed non-public information and other data with respect to the Company, including a draft Annual Report on Form 10-K for the year ended December 31, 2008, financial projections for the four years ending December 31, 2012, and other internal financial information and management reports.

•	Reviewed the Company’s current stockholder ownership and capitalization.

•	Considered the historical financial results and present financial condition of the Company.

•	Reviewed and compared the trading of, and the trading market for the Shares, the common stock of the comparable companies, and two general market indices.

•	Reviewed and analyzed the Company’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly traded companies that were deemed to have characteristics comparable to the Company.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of the Company.

•	Reviewed and analyzed the premiums paid in certain other transactions.

•	Reviewed the premiums and discounts implied by the Merger Consideration over the Company’s stock price for various periods.

•	Reviewed and discussed with representatives of the Company’s management certain financial and operating information furnished by them, including financial projections and analyses with respect to the Company’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.
In arriving at our opinion we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us and we have further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of the Company under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not physically inspected the Company’s properties and facilities and have not made or obtained any evaluations or appraisals of the Company’s assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities). Also, we have not attempted to confirm whether the Company has good title to its assets.
We assumed that the Merger will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. We assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or its Unaffiliated Stockholders in any material respect. We also

The Special Committee of the Board of Directors
NationsHealth, Inc.
April 27, 2009

have assumed, with your consent, that obtaining the necessary regulatory or third party approvals and consents for the Merger will not have an adverse effect on the Company or the Merger. We have also assumed that the representations and warranties of the parties thereto contained in the Merger Agreement are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Merger Agreement. At your direction, we have not been asked to, nor do we, offer any opinion as to the contractual terms of the Merger Agreement or the prospect that the conditions set forth in the Merger Agreement will be satisfied.
Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, April 27, 2009. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.
Our opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger. Our opinion may not be used by any other person or for any other purpose without our prior written consent. Our opinion is not intended to and does not constitute an opinion or recommendation to any of the Company’s stockholders as to how such stockholder should vote or act with respect to the Merger, should a vote be required, or any matter relating thereto. Our opinion should not be construed as creating any fiduciary duty on our part to any party.
In connection with our services, and pursuant to that certain Fairness Opinion Agreement between Ladenburg and the Special Committee of the Board of Directors of the Company dated February 11, 2009 (the “Ladenburg Engagement Agreement”), we have received a retainer and will receive the balance of our fee, which is not contingent upon the completion of the Marger, when we notify the Company that we are prepared to deliver our opinion. Also, pursuant to the Ladenburg Engagement Agreement, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. Ladenburg has not previously provided, nor are there any pending agreements to provide, any other services to the Company, except that Ladenburg provided underwriting services to Millstream Acquisition Corp., the Company’s predecessor, in connection with its initial public offering in 2003. Under our policies and procedures, a fairness committee did not approve or issue this opinion and was not required to do so.
Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Merger Consideration to be received by the Unaffiliated Stockholders in the Merger is fair to the Unaffiliated Stockholders from a financial point of view.
Very truly yours,
Ladenburg Thalmann & Co. Inc.

APPENDIX D
Annual Report on Form 10-K for the fiscal year ended December 31, 2008

D-1

APPENDIX D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K
(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2008.

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to                     .
Commission File Number: 000-50348
NATIONSHEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1688360 (I.R.S. Employer Identification No.)

13630 NW 8th Street, Suite 210, Sunrise, FL (Address of principal executive offices)	33325 (Zip Code)
Registrant’s telephone number, including area code: (954) 903-5000
Securities registered pursuant to Section 12(b) of the Act:

(Title of each class) Common Stock, $0.0001 par value per share	(Name of each exchange on which registered) Over-the-Counter Bulletin Board
Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☑
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☑
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☐ No ☑
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, the Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☑
The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 30, 2008 (the last business day of the registrant’s most recently completed second fiscal quarter) computed by reference to the price of which the common equity was last sold on the OTC Bulletin Board for such date was approximately $2,357,000.
As of April 24, 2009, the registrant had 28,077,872 shares of common stock, $0.0001 par value, issued and outstanding, excluding 1,311,859 treasury shares.
Documents Incorporated By Reference
None.

NATIONSHEALTH, INC.
FORM 10-K
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008

PART I
Item 1. Business.
Business
NationsHealth, Inc. (referred to in this Annual Report on Form 10-K as “NationsHealth,” the “Company,” “we,” “us” or “our”) provides medical products nationwide to Medicare and managed care beneficiaries with a focus on improving the delivery and cost of healthcare to the approximately 45 million Medicare beneficiaries in the United States. NationsHealth also provides certain services, including marketing, insurance agent training and licensing, member enrollment and service, distribution and billing and collections, to Medicare Part D prescription drug plan providers and other Medicare benefit sponsors.
As of December 31, 2008, we were engaged in two reportable business segments, Medical Products and Insurance Services. Additional information regarding our business segments can be found in Note 18 of our consolidated financial statements included in Item 8 of this Annual Report on Form 10-K.
Merger Agreement
On April 30, 2009, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ComVest NationsHealth Holdings, LLC, a wholly-owned subsidiary of ComVest Investment Partners III, L.P. (collectively, “ComVest”), pursuant to which ComVest will acquire all of the issued and outstanding common stock of NationsHealth currently held by stockholders, other than certain stockholders and members of our management, in a take-private transaction. Concurrently with the execution of the Merger Agreement, ComVest provided us a bridge loan in the principal amount of $3 million (the “Bridge Loan”), which bears interest at a rate of 10% per annum and matures on October 30, 2009. Upon closing of the transaction, the Bridge Loan will convert into shares of NationsHealth convertible preferred stock at $0.12 per share and ComVest will make an additional $5 million investment in the form of NationsHealth convertible preferred stock at $0.12 per share, the proceeds of which will be used to take us private, pay fees and expenses associated with the transaction, and for general working capital purposes. In addition, ComVest shall have the right to make an additional $2 million investment in NationsHealth convertible preferred stock at $0.12 per share for a period of one year following the closing date. Closing of the transaction is subject to shareholder approval and approval of the proxy statement and other filings related to the transaction by the Securities and Exchange Commission.
Medical Products Segment
We distribute medical equipment and supplies and dispense physician-prescribed medications nationally from our licensed pharmacy in the State of Florida. We currently provide home delivery of diabetes related products, prescription medications and other medical products, primarily to Medicare beneficiaries under Part B, state Medicaid programs and through relationships with managed care organizations. Historically, our marketing efforts have primarily included television advertising, direct mail campaigns and trade shows. In addition, we have acquired patients via the purchase of the assets of several small medical equipment businesses, including tangible and intangible assets such as patient lists.
The Federal Medicare program provides reimbursement to its beneficiaries for a number of products under Medicare’s Part B or Part D coverages. Products covered under Part B include, among other items, supplies used to treat diabetes and ostomy, and Part D covers self-administered prescription drugs. Medicare Part B pays us 80% of the Medicare allowable fees for these products after the beneficiary has satisfied his or her annual deductible amount, and we bill the remaining balance to either third party payors, such as a patient’s supplemental insurance carrier, or, where permitted, directly to the patient. We accept assignments of Medicare benefits, ship supplies and medications to patients and bill and receive payments from Medicare and certain private insurers on behalf of patients (and bill patients or their supplemental insurers for any co-payment and/or deductible). Revenue received directly from Medicare represented approximately 30%, 34% and 41% of our total revenue in 2008, 2007 and 2006, respectively.

On September 4, 2007, we acquired all of the issued and outstanding capital stock of Diabetes Care and Education, Inc. (DC&E). DC&E is a provider of insulin pumps, pump supplies and blood glucose monitoring equipment and supplies. DC&E also offers diabetes education to individuals through its American Diabetes Association recognized education programs. This acquisition was made as part of our strategy to add customers and expand product offerings that are complimentary to our diabetes supplies business, and DC&E has become a part of our Medical Products segment.
As of December 31, 2008, we had approximately 78,000 patients to whom we have shipped medical products and supplies in the last 15 months and that have not cancelled our service.
Insurance Services Segment
We entered into an agreement with Connecticut General Life Insurance Company (“CIGNA”) effective May 5, 2005, with an initial term through December 31, 2009, to provide services to CIGNA in connection with CIGNA’s offering of its national Medicare Part D prescription drug plans to Medicare beneficiaries. This arrangement combined CIGNA’s pharmacy product portfolio and expertise with regard to clinical management programs and our experience with regard to Medicare and enrolling individual Medicare eligible beneficiaries. Pursuant to this agreement, the services we provided to CIGNA included marketing, insurance agent training and licensing, member enrollment and service, distribution, billing and collections. We trained and developed a team of licensed healthcare insurance agents and began enrolling beneficiaries in CIGNA’s Medicare Part D prescription drug plans throughout the United States on November 15, 2005, the first day of open enrollment for the 2006 plan year.
On May 26, 2006, our agreement with CIGNA was amended and restated. This amended and restated agreement modified the compensation terms to provide for a predictable service fee arrangement starting with the 2007 plan year and continuing through December 31, 2009. Under the amended and restated agreement, we continued to provide CIGNA with certain enrollee service activities and selected marketing and enrollment services. Furthermore, under the amended and restated agreement, we may provide services, such as education, marketing, enrollment and member service, to other Medicare Part D insurers and CIGNA may use other vendors to provide them with services for their Medicare Part D program, provided, however, that CIGNA is required to pay us certain fees if they do not meet specified thresholds of enrollees we service. In the fourth quarter of 2006, we began entering into agreements to provide plan marketing, enrollment and advisory services to other Medicare prescription drug and benefit providers.
On May 1, 2008, our agreement with CIGNA was amended and restated again (the “Second Amendment”). The Second Amendment extended the term of the agreement through September 30, 2012 and established automatic renewals for additional one-year periods unless either party provides notice to the other party to terminate not later than July 1, 2012, or any subsequent renewal year. Pursuant to the Second Amendment, and through an anticipated transition date of no earlier than the end of May 2009 (the “Transition Date”), we continue to provide CIGNA the same member service activities and selected marketing and enrollment services we have historically provided (the “Pre-Transition Services”) in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plans. Following the Transition Date, we will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the “Post-Transition Services”), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, compensation related to the Pre-Transition Services was reduced by $400,000 per month for the period November 2008 through March 2009, and will be reduced an additional $100,000 per month subsequent to March 2009 through the Transition Date. Furthermore, the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that we will provide to CIGNA. Revenue from CIGNA represented approximately 31%, 38% and 40% of our total revenue in 2008, 2007 and 2006, respectively.
Patient Service Organization
We employ a large team of licensed agents and patient care representatives who are trained on all of the products and services we offer. Our agents and representatives are available through toll-free phone numbers to assist members and patients, and are trained to direct patients to sources where they can find more information concerning their medical conditions, and to their physicians when appropriate.
We also offer a proactive healthcare compliance program to assist patients with their treatment regimens. We contact our patients prior to the estimated date that their present supplies will be exhausted, typically quarterly. We take this opportunity to extend the services we provide by making inquiries designed to monitor the patient’s testing and medical supply usage patterns against the physician prescribed regimen. Depending upon the results of the comparison, the patient may be advised of the benefits of adjusting his or her testing or medical supply use to be in accordance with the physician’s orders. If the present use pattern exceeds the physician’s orders, so that the patient is in danger of running out of supplies, we may recommend that the patient notify their physician of the increased use to determine whether an increased quantity of supplies can be made available to the patient. Alternatively, with appropriate authorization, we may contact the patient’s physician on his or her behalf.
Competition
The markets we operate in are highly competitive. A number of our competitors and potential competitors have substantially greater capital resources, purchasing power and advertising budgets, as well as more experience in marketing and delivering the products and services we offer.
Our competitors include:
•	other durable medical equipment providers;
•	retail pharmacies;
•	healthcare product distributors;
•	pharmacy benefit management companies and prescription drug plans with in-house pharmacies; and
•	other companies that provide customer enrollment and services to prescription drug plans.

Government Regulation
General
As a healthcare supplier, we are subject to extensive government regulation, including fraud and abuse laws. In the healthcare industry, many aspects of a company’s business, such as marketing, billing and documentation are scrutinized by the government. Government payers, including Medicare and state Medicaid programs, routinely conduct audits whereby patient records and other documents are reviewed to monitor compliance with federal and state laws and regulations. Government agencies also investigate companies regarding compliance. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including exclusion from participation in healthcare programs.
Numerous federal, state and local laws relating to controlled drug substances, safe working conditions, environmental protection, disposal of hazardous or potentially hazardous substances and various other matters apply to portions of our operations. Labeling and promotional activities relating to medical devices are, in most instances, subject to regulation by the Federal Trade Commission (FTC), while the Food and Drug Administration (FDA) regulates similar issues for drug products and a small number of devices. Drug products generally and drug and device recalls and safety issues also are subject to extensive regulation by the FDA. Although the cost of compliance with these regulations has not been material to our existing operations to date, to the extent we engage in new activities or expand current activities, the cost of compliance with applicable regulations and licensing requirements could become significant.
Medicare
The medical products that we provide are reimbursed by Medicare. Medicare is a federally funded program that provides health insurance coverage to qualified persons age 65 or older and some disabled persons. As a Medicare supplier of durable medical equipment (DME), we must comply with applicable supplier standards and stringent billing guidelines in order to maintain the right to receive Medicare reimbursement.
Our compliance with Medicare and other regulations may be reviewed periodically by federal or state agencies, including the United States Department of Health and Human Services, the Department of Justice, the FDA and the FTC. We frequently receive screening audits by Medicare in the ordinary course of business, and we believe that we do not have any instances of material noncompliance with applicable laws and regulations.
HIPAA
The Health Insurance Portability and Accountability Act of 1996 (HIPAA) sets forth privacy and security regulations governing the use and disclosure of patient protected health information. We are subject to HIPAA and must adhere to its numerous administrative requirements. Additionally, NationsHealth’s privacy policies, practices and security safeguards must also comply with state laws that are more stringent in protecting health information. We believe that we have developed and implemented the required policies, procedures and forms necessary to comply in all material respects with HIPAA and related applicable laws.

We could face potential criminal or civil sanctions if we do not comply with existing or new laws and regulations related to patient health information. New health information standards, including those recently included in the 2009 American Recovery and Reinvestment Act, also known as the 2009 Stimulus Bill, whether implemented pursuant to HIPAA or otherwise, could have a significant effect on the manner in which we handle health care related data and communicate with payors, and the cost of complying with such standards could be significant.
Pharmacy Regulations
Through our pharmacy component, we provide oral prescription medications, as well as insulin and syringes, to our patients. We are subject to extensive federal and state regulations governing controlled drug substances. The Drug Enforcement Agency, FDA and each state’s Board of Pharmacy and/or Department of Health regulate compliance. Failure to comply with federal and state laws may result in severe civil and criminal penalties, including loss of licensure.
Seasonality
Other than the revenue from our Insurance Services segment that is directly related to marketing and enrollment for Medicare Part D prescription drug plans, which is primarily earned during our fiscal fourth quarter, we do not consider our business to be highly seasonal.
Employees
As of December 31, 2008, we had approximately 597 total employees. Our workforce is non-unionized and we believe our relationship with our employees is generally good.
Website
Our website can be accessed at www.nationshealth.com. Our Code of Business Conduct and Ethics, press releases and a link to our filings with the Securities and Exchange Commission are located in the Investor Relations section of our website. No information contained on our website is intended to be included as part of, or incorporated by reference into, this Annual Report on Form 10-K.
Item 1A. Risk Factors.
Risks Related to Our Business
Our debt agreements impose restrictions on us that may adversely affect our ability to operate our business.
Our credit facility contains covenants that restrict or limit, among other things, our ability to create liens supporting indebtedness, sell assets, make certain distributions, and incur additional debt. In addition, our credit facility contains, and those we enter into in the future may contain, financial covenants and other limitations with which we will need to comply. Our ability to comply with these covenants may be affected by many events beyond our control, and we cannot assure you that our future operating results will be sufficient to comply with the covenants or, in the event of a default under any of our debt agreements, to remedy that default.

As of each month-end from June 30, 2008 through February 28, 2009, we were not in compliance with certain financial covenants under our credit facility and were thus in technical default of the credit agreement at such dates. We obtained waivers of our non-compliance with the financial covenants for all such periods from our credit facility lender, which eliminated the events of default, and our credit facility was amended to adjust the covenants for the remainder of 2009 to account for our actual and projected financial results. Our failure to comply with the covenants in our credit facility in the future could result in events of default. Upon the occurrence of such an event of default, our lender could elect to declare all amounts outstanding under our credit facility to be immediately due and payable. As of December 31, 2008 the total balance outstanding under our credit facility was approximately $12.7 million. An event of default or acceleration under our credit facility could also cause a cross-default or cross-acceleration of our $15 million convertible notes. Such a cross-default or cross-acceleration could have a wider impact on our liquidity than might otherwise arise from a default or acceleration of our credit facility alone. If an event of default occurs, or if other debt agreements cross-default, and the lenders under the affected debt agreements accelerate the maturity of the debt outstanding to us, we may not have sufficient liquidity to repay amounts outstanding under such debt agreements. Additionally, terms under the credit facility could restrict our ability to dispose of assets, repay other indebtedness, incur additional indebtedness, pay dividends, prepay subordinated indebtedness, incur liens, make capital expenditures, investments or acquisitions, engage in mergers or consolidations, engage in transactions with affiliates and otherwise restrict our activities.
Our ability to repay, extend or refinance our existing debt obligations and to obtain future credit would depend primarily on our operating performance, which would be affected by general economic, financial, competitive, legislative, regulatory, business and other factors, many of which are beyond our control. Our ability to refinance existing debt obligations would also depend upon the current conditions in the credit markets and the availability of credit generally. If we were unable to meet our debt service obligations or obtain future credit on favorable terms, if at all, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. However, we may be unable to obtain such additional financing or consummate the sale of assets on satisfactory terms, or at all.
We could experience significantly reduced revenues and earnings if Medicare changes, delays, reduces or denies reimbursement.
We depend on the continued availability of reimbursement from federal and state healthcare programs and private insurance plans for products sold to our patients and members. Revenue from Medicare represented approximately 30%, 34% and 41% of our total revenue in the years 2008, 2007 and 2006, respectively. The federal regulatory authorities periodically review and adjust reimbursement amounts. Any reduction in Medicare reimbursement currently available for our products would reduce our revenues. The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (MMA) reduced Medicare reimbursement rates for diabetic testing supplies, effective in 2005. Additionally, the Medicare reimbursement rate for diabetic testing supplies furnished through the mail was reduced from the 2008 fee schedule rate by 9.5% effective January 1, 2009. The reduction in reimbursement rates in 2005 had a negative impact on our revenues and earnings and we expect the 2009 reduction to have a further negative impact on our revenues and earnings. Similarly, any increase in the cost of such products would reduce our earnings unless there was a corresponding increase in Medicare reimbursement. Our revenues and earnings could also be adversely affected by the imposition of more stringent regulatory requirements for Medicare reimbursement or adjustments to previously reimbursed amounts or by changes in co-payment amounts.

Competitive bidding for DMEPOS and supplies may reduce our revenues and earnings.
The MMA required the establishment of a program for competitive bidding for certain items of DME and supplies. Under the competitive bidding program, suppliers that wish to offer certain items and services to people with Medicare will have to submit bids to Centers for Medicare and Medicaid Services (CMS), indicating the prices at which they are willing to supply these items to beneficiaries. Currently Medicare, and beneficiaries, pay for items based on a fee schedule that, in general, is based on the average payments Medicare has paid for Durable Medical Equipment Prosthetics/Orthotics and Supplies (DMEPOS) items in the past. The first round of competitive bidding was expected to be effective as of July 1, 2008 for 10 metropolitan areas (known as competitive bid areas or CBAs). CMS had also proposed a national competitive bid for mail order diabetic supplies anticipated to be implemented in 2010 or sometime thereafter. In July 2008, the Medicare Improvements for Patients and Providers Act of 2008 (MIPPA) was enacted which, among other things, delayed competitive bidding for round 1, terminated the existing contracts awarded for round 1 of competitive bidding, required that the contracting process be restarted for round 1 in 2009 and pushed back any implementation of a national mail order bidding program until after 2010. To offset the delay in the effective date of competitive bidding, MIPPA instituted a 9.5% reduction in Medicare reimbursement from the 2008 rates effective January 1, 2009, for all product categories in round 1, including mail order diabetic supplies. The 9.5% reduction in reimbursement will result in lower Medicare reimbursement levels for our products in 2009 and beyond, and could impact the amounts that other payers will reimburse. On January 16, 2009, CMS issued an interim final rule implementing certain limited changes to the competitive bidding program mandated by MIPPA. This interim final rule became effective April 18, 2009, and incorporated into existing regulations specific statutory requirements contained in MIPPA related to the competitive bidding program but did not substantively alter the program. This rule sets the groundwork for CMS to begin the bidding process anew.
During the comment period, CMS indicated that it received many suggestions by a range of stakeholders to make further improvements to the competitive bidding program, such as ensuring that CMS’s processes for collecting and evaluating bids are fair and transparent. CMS has stated that it will be issuing further guidance on the timeline for and bidding requirements related to the Round 1 re-bid, and will continue to seek input from all affected stakeholders to ensure program implementation consistent with the legislative requirements. If CMS includes mail order diabetic supplies in the competitive bidding program, the mail order diabetic supply market will likely be affected in two ways. First, Medicare reimbursement for diabetic testing supplies furnished to Medicare beneficiaries located in the CBAs will likely be reduced, perhaps significantly. Second, the number of diabetic testing suppliers that currently furnish testing supplies to Medicare beneficiaries located in the CBAs will likely be reduced due to the competitive bidding process. Further, it is possible that CMS will implement a national mail order competitive bidding program for diabetic testing supplies after 2010. If the agency implements such a program, our business will be significantly impacted if we are not selected as a contract supplier.
The results of our Insurance Services segment are heavily dependent on revenue derived under our agreement with CIGNA.
Services to CIGNA comprise a significant portion of our Insurance Services segment. Revenue from CIGNA comprises approximately 91% of our service revenue and represented approximately 31%, 38% and 40% of total revenue in 2008, 2007 and 2006, respectively.

On May 1, 2008, we entered into a Second Amended and Restated Preferred Vendor Agreement with CIGNA (the “Second Amendment”), which was amended effective February 25, 2009 (the “Amended Second Amendment”). The Second Amendment amends and restates the amended and restated preferred vendor agreement entered into on May 26, 2006, extends the term of the agreement through September 30, 2012 and automatically renews for additional one-year periods, unless notice is received from the other party by July 1, 2012, or any subsequent renewal year. As part of the Second Amendment, we will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service, but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. The Amended Second Amendment provides that CIGNA must provide us with at least 30 days notice before transitioning to the more focused services. To date, CIGNA has not provided us with the 30-day required notice, and we currently expect such services to begin no earlier than June 2009. In connection with the Second Amendment, the compensatory terms related to the current services have been reduced for the period November 2008 through the transition date. Furthermore, the compensation related to the services provided following the transition date will be reduced to reflect the reduction in overall services that we will provide to CIGNA. As a result of reduced revenue from CIGNA, we expect the profitability of our Insurance Services segment to decrease by approximately 70% to 80% on a per member-served basis beginning on the transition date. Additionally, if CIGNA should fail to continue offering its CIGNA Medicare Rx Medicare Part D program for any reason or if the CMS should fail to approve CIGNA’s Medicare Part D plans in future years, or if CIGNA chooses a different vendor to provide services we currently provide or will provide after the transition date, revenue and profit of our Insurance Services segment would be adversely impacted.
If we do not have sufficient capital to fund additional advertising and/or acquisitions, our ability to grow our business will be substantially diminished.
The revenue from our Medical Products business has been attributable, in large part, to the acquisition of new patients primarily from television advertising, which is dependent on the availability of capital to fund such advertising and through the acquisition of the assets of small medical businesses, including patient lists. If we do not have access to sufficient capital to fund such advertising or acquisitions, our ability to maintain or grow our business will be substantially diminished. We can provide no assurance that we will have access to sufficient capital to fund such advertising or acquisitions, or that if we sought to raise additional capital from third parties through debt or equity financings, that such capital would be available on acceptable terms or at all.
If we are unable to grow our business and manage growth successfully, we may not achieve profitability.
We have focused on expanding our operations rapidly. This expansion has created significant demands on our operational and administrative personnel and other resources, particularly our need for working capital. Additional expansion in existing or new markets could strain these resources and increase our need for capital, which may result in cash flow shortages. Our personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.

The profitability of our Medical Products business will decrease if we do not receive recurring orders from patients.
Due primarily to the marketing and regulatory compliance costs associated with the initial patient qualification, we generally incur losses and negative cash flow with respect to the first order for supplies from a patient. Accordingly, the profitability of our Medical Products business depends on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside our control, including changing patient preferences, competitive price pressures, patient transition to extended care facilities, patient mortality and general economic conditions.
We could experience significantly reduced revenues and profit from sales of diabetes products if improved technologies developed for glucose monitoring eliminate the need for consumable testing supplies.
Approximately 48% of our revenue for 2008, 2007 and 2006, was from the sale of consumable diabetic testing supplies. Patients use these supplies to draw and test small quantities of blood for the purpose of measuring and monitoring glucose levels. Numerous research efforts are underway to develop more convenient and less intrusive glucose measurement techniques. The commercialization and widespread acceptance of new technologies that eliminate or reduce the need for consumable testing supplies could negatively affect sales in this market segment.
Due to our size and limited operating history, we depend substantially on certain key personnel.
Due to our size and limited operating history, our success depends to a large extent upon the continued service of executive officers and key employees. The loss of the services of one or more of these key employees could have an adverse effect on us. While none of our key personnel is irreplaceable, the loss of the services of any of these individuals may be disruptive to our business. We believe that our future success will also depend in large part upon our ability to attract and retain highly-skilled management personnel. Competition within the healthcare industry for such personnel is intense. There can be no assurance that we will be successful in attracting and retaining such personnel on terms acceptable to us.
Certain executive officers have rights under employment agreements that could require us to make substantial payments to them.
We have employment agreements with our Chief Executive Officer, Glenn M. Parker, M.D., and our Chief Information Officer, Lewis P. Stone. These employment agreements provide that if we or the key person terminate employment in several specified events, that key person has the right to cause us to repurchase a number of shares of our common stock owned by the key person with a value of up to $3,000,000 based on then current market prices. Alternatively, we may elect to sell these shares of common stock to third parties or to register the resale of these shares. In the event a sale or registration results in proceeds less than the key person is to receive related to their right to sell, then we shall pay to the key person the difference between the requested dollar amount and the proceeds of the sale. The occurrence of either of these events could materially and adversely affect us as it may require us to make large cash payments to these individuals, thus reducing the amount of cash available to us. The employment agreement with Dr. Parker also provides for severance payments equal to two times his current salary in the event of his termination by us or by him for “good reason.”

If any of our information technology platforms malfunction, our business and profitability may be seriously harmed.
Our business relies on proprietary information technology platforms that support the individual enrollment of new medical supplies patients and Medicare Part D enrollees, fulfillment services, document generation and collection, and patient and enrollee management. In addition, we use information technology platforms that provide us with electronic connectivity to a large number of pharmacies, shipping vendors and billing services. Due to the relatively high volume, the successful operation of our proprietary information technology platforms is necessary for us to transact business profitably. In addition, due to the highly regulated nature of the Medicare billing and payment process, the successful operation of our proprietary information technology platforms is necessary for us to be able to operate our business. A malfunction of the information technology systems will be disruptive to our business operations and, based on the duration of such malfunction, could result in reduced sales or profitability and the possible loss of patients.
We may have difficulties in achieving volume-based discounts or finding replacement supplies if we lose any agreement with our suppliers of medical products.
We receive volume-based discounts under certain of our agreements with suppliers of medical products. These discounts favorably impact our gross margins. Any failure to achieve or sustain volume-based discounts under these supply agreements would negatively affect our profitability. In addition, many of the supply agreements that we have with our suppliers are terminable without cause upon the giving of a specified number of days’ advance written notice. In the event that one or more of these suppliers elects to terminate their supply agreements, we may have difficulties in finding replacement suppliers, which may prevent us from purchasing a sufficient amount of supplies to satisfy the demands of our patients.
Risks Related to Our Industry
If we do not comply with applicable government regulations, we may be prohibited from selling our products and could experience significantly reduced revenues and profit.
The majority of the products that we sell are regulated by the FDA and reimbursed by other regulatory agencies. If any of these agencies mandate a suspension of sales of products or a recall or ceases to pay for certain supplies, we may lose sales and incur expenses until we are in compliance with the regulations or change to another acceptable supplier.
As a Medicare supplier, we are subject to extensive regulation including, but not limited to, the DME supplier standards and the federal healthcare program anti-fraud and abuse laws. While we believe that our current and contemplated future operations materially comply with applicable regulatory requirements, there are a number of common practices in the industry where the law is unsettled or altogether silent. Specifically, we, like many providers of diabetes supplies, obtain glucose monitors from certain manufacturers without charge and, in turn, provide them to Medicare beneficiaries without charge. These practices potentially implicate the federal Anti-kickback Statute and the civil money penalty provision that prohibit payments intended to induce Medicare beneficiaries to purchase, order or arrange any good or service for which payment could potentially be made under a federal healthcare program. Additionally, the Medicare anti-telemarketing law could potentially be implicated by our practice of calling Medicare beneficiaries based on such beneficiaries’ initial telephone calls to an outsourced third party call-center. In each case, we have evaluated the practices at issue and believe that we are in compliance with applicable requirements. However, we cannot offer complete assurances that such practices will not be challenged by government enforcement agencies. Any such challenge, regardless of whether successful, could have a material adverse effect on our business.

In addition, any negligence or mistake we make in processing Medicare reimbursement claims could lead to recoupment of past payments and/or our suspension from the Medicare program. CMS and other federal agencies have focused on fraud and abuse in the DME industry for the past several years, including additional scrutiny on those DME suppliers located in South Florida, and additional efforts on the part of these federal agencies and other law enforcement offices to combat what the government perceives as substantial fraud and abuse within the DMEPOS industry will likely continue in the coming years. Therefore, it is possible that suppliers of diabetic testing supplies could face closer scrutiny from CMS and Medicare contractors in the months ahead, including an increase in contractor audits of claims for diabetic testing supplies.
We are also subject to state laws and regulations, including those governing pharmacy licensing and DME supplier licensing, which are extensive and costly. Although we believe we are in compliance with such state laws and regulations in all material respects, our failure to comply or failure to continue to comply with these state laws and regulations could materially and adversely affect our business.
Any violation of the above-described federal and state laws may result in penalties that include loss or prohibition of payment for services, loss of licenses, fines, and other civil or criminal penalties, including exclusion from governmental programs.
The cost of efforts to comply with HIPAA regulations and the possible consequence of non-compliance could adversely affect our operations and profit significantly.
HIPAA is comprised of several components that apply to certain aspects of our business, portions of which would be considered a “covered entity.” If we do not continue to comply with existing or new laws and regulations related to patient health information we may face potential criminal or civil sanctions. New health information standards, whether implemented pursuant to HIPAA or otherwise, could have a significant effect on the manner in which we handle healthcare related data and communicate with payors, and the cost of complying with these standards could be significant.
The 2009 Stimulus Bill was enacted in February 2009, and contains significant modifications to HIPAA’s Privacy and Security Rules. These changes may require business associate agreements to be modified. The 2009 Stimulus Bill also increases the penalties for various HIPAA violations and dramatically expands other remedial actions (such as increasing federal government audits; granting attorneys fees in some HIPAA lawsuits; and allowing a method for individuals to recover penalties under HIPAA). The 2009 Stimulus Bill’s modifications could increase the potential cost of our efforts to comply with HIPAA as well as the cost of any possible non-compliance with HIPAA.
Our accounts receivable are subject to significant collection risk due to third-party payors.
Seeking reimbursement from third-party payors is subject to rigorous requirements and involves complicated paperwork. This may result in us suffering extremely long collection times, or not collecting at all, on a significant portion of our accounts receivable. If we are unable to obtain reimbursement from third-party payors, where permitted, we may seek payment of the entire account receivable from our patient, who may not be financially capable of making the payment. Additionally, as a healthcare supplier, we are subject to claims audits by government regulators, contractors and private payers. We are subject to extensive government regulation, including laws regulating reimbursement under various government programs. Our documentation, billing and other practices are subject to scrutiny by regulators, including claims audits. To ensure compliance with U.S. reimbursement regulations, the Medicare regional contractors and other government contractors periodically conduct audits of billing practices and request medical records and other documents to support claims submitted by us for payment of services rendered to our customers. If any third-party payor conducts a post-payment audit, the audit determination may materially adversely affect us if we are required to refund significant sums of money. CMS and other federal agencies have focused on fraud and abuse in the DME industry for the past several years, including additional scrutiny on those DME suppliers located in South Florida, and additional efforts on the part of these federal agencies and other law enforcement offices to combat what the government perceives as substantial fraud and abuse within the DMEPOS industry will likely continue in the coming years. Therefore, it is possible that suppliers of diabetic testing supplies could face closer scrutiny from CMS and Medicare contractors in the months ahead, including an increase in contractor audits of claims for diabetic testing supplies. The cost of addressing such audits and reviews could be material to our business.

Our business could suffer from rising insurance costs, the unavailability of insurance or other events.
The cost of insurance, including directors’ and officers’ insurance, workers’ compensation, product liability, business interruption and general liability insurance, continues to represent a significant expense to us. In response, within the purview of Medicare guidance, we may increase deductibles and/or decrease some coverages to mitigate these costs. These increases, and our increased risk due to increased deductibles and reduced coverages, could adversely affect our results of operations, financial condition and cash flows.
The sale of medical supply products entails the risk that users will make product liability claims against us which could be expensive to resolve regardless of the outcome. Although we currently maintain product liability insurance in amounts we believe to be commercially reasonable, product liability insurance is expensive and may not be available in the future on acceptable terms or in sufficient amounts, if it is available at all, particularly for certain classes of products. A claim brought against us, even if covered by our insurance policies, could adversely affect our results of operations, financial condition and cash flows.
As most of our operations are located in southern Florida, on an annual basis we are faced with the possibility of incurring damages or business disruption as a result of a hurricane. Business interruption insurance is expensive and may not be available in amounts that will fully protect us from such occurrences, whether caused by casualties such as hurricanes or fire, or other events, which may or may not be within our control.
Risks Related to Owning Our Equity Securities
Future sales of our common stock may depress our stock price.
Most of the original shares of our common stock issued in the merger of Millstream Acquisition Corporation and NationsHealth Holdings, LLC were issued as restricted securities within the meaning of the Securities Act of 1933, as amended, and have not been registered for resale in the public market. However, these restricted securities, if such shares have not already become freely tradable, are now eligible for resale under Rule 144, subject to applicable volume, manner of sale, holding period and other limitations of Rule 144. In addition, as of December 31, 2008, there were options and warrants outstanding to purchase 1,875,818 shares of common stock and notes outstanding which are convertible into 2,286,585 shares of common stock. Consequently, at various times in the future, a substantial number of additional shares of our common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Voting control by our executive officers, directors and other affiliates may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.
Our executive officers, directors and affiliates control the rights to vote a majority of our common stock. These stockholders can control substantially all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.
If we fail to maintain an effective system of internal control in the future, we may not be able to accurately report our financial results or prevent fraud. As a result, investors may lose confidence in our financial reporting.
The Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules promulgated thereunder require that we report annually on the effectiveness of our internal control over financial reporting beginning with this Annual Report on Form 10-K. Among other things, we must perform systems and processes evaluation and testing. We must also conduct an assessment of our internal control to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In the future, our continued assessment, or the subsequent assessment by our independent registered public accounting firm, may reveal significant deficiencies or material weaknesses in our internal control, which may need to be disclosed in future Annual Reports on Form 10-K. Disclosures of this type could cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal control is necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our internal control over financial reporting, it may negatively impact our business and operations.
Compliance with changing regulations relating to corporate governance and public disclosure may result in additional expenses.
Keeping abreast of, and in compliance with, changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new regulations established by the Securities and Exchange Commission, and revised NASDAQ Stock Market rules, have required an increased amount of management attention and external resources. We intend to invest all reasonably necessary resources to comply with evolving corporate governance and public disclosure standards, and this investment may result in increased general and administrative expenses as well as a diversion of management time and attention from revenue-generating activities to compliance activities.
Our common stock may continue to have a volatile public trading price and low trading volume.
The market price of our common stock has been volatile. Since our initial public offering in August 2003 through April 22, 2009, the price of our common stock on the NASDAQ Stock Market or on the Over the Counter Bulletin Board (OTCBB) has ranged between $8.33 and $0.02. We may experience significant price and volume fluctuations in the future for many reasons, some of which may be unrelated to our operating performance.

Many factors may have a negative effect on the market price of our common stock, including:
•	Public announcements by us, our competitors or others
•	Regulatory developments concerning the availability of reimbursement pursuant to Medicare
•	Public concern about the safety or efficacy of pharmaceuticals
•	General market conditions and comments by securities analysts
•	Quarterly fluctuations in our revenues and financial results
•	Low trading volume associated with the number of shares that are publicly traded
Trading on the OTC Bulletin Board may make it more difficult for investors to sell shares, may potentially lead to future market declines.
Since May 1, 2008, our common stock has been quoted on the OTCBB. As a result, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our securities. Listing on the OTCBB may make trading our shares more difficult for investors, potentially leading to further declines in our share price and may cause difficulty in obtaining future financing.
Anti-takeover provisions in our governing documents and under Delaware law may make an acquisition of us more difficult.
We are incorporated in Delaware. We are subject to various legal and contractual provisions that may make a change in control of us more difficult. Our board of directors has the flexibility to adopt additional anti-takeover measures.
Our charter authorizes our board of directors to issue up to 50,000,000 shares of preferred stock and to determine the terms of those shares of stock without any further action by our stockholders. If the board of directors exercises this power to issue preferred stock, it could be more difficult for a third party to acquire a majority of our outstanding voting stock. Our charter also provides staggered terms for the members of our board of directors. This may prevent stockholders from replacing the entire board in a single proxy contest, making it more difficult for a third party to acquire control of us without the consent of our board of directors. Our equity incentive plans generally permit our board of directors to provide for acceleration of vesting of equity awards granted under these plans in the event of certain transactions that result in a change of control. If our board of directors used its authority to accelerate vesting of outstanding equity awards, then this action could make an acquisition more costly, and it could prevent an acquisition from going forward.
Section 203 of the Delaware General Corporation Law prohibits a corporation from engaging in a business combination with any holder of 15% or more of its capital stock until the holder has held the stock for three years unless, among other possibilities, the board of directors approves the transaction. Our board of directors could use this provision to prevent changes in management.
The provisions described above, as well as other provisions in our charter and bylaws and under the Delaware General Corporation Law, may make it more difficult for a third party to acquire our company, even if the acquisition attempt was at a premium over the market value of our common stock at that time.

Item 2. Properties.
Our corporate offices are located in Sunrise, Florida, where we lease approximately 43,000 square feet of office space. These leases are scheduled to expire in August and September 2010. Our distribution center for our Medical Products business, which is approximately 24,000 square feet, in nearby Weston, Florida, is the subject of a lease that expires in September 2011. We also have a call center facility in Fort Pierce, Florida occupying approximately 13,000 square feet of office space under a lease that expires in October 2009. The primary location for our DC&E subsidiary is located in Louisville, Kentucky, where we lease approximately 19,000 square feet of office and distribution space. DC&E also occupies branch offices in Morehead City, North Carolina, Greenville, South Carolina, Prattville, Alabama and Livonia, Michigan, all of which are leased facilities.
Item 3. Legal Proceedings.
We are involved in various disputes, governmental and/or regulatory inquiries, investigations and proceedings that are deemed immaterial by us. Additionally, litigation may arise from time to time in the ordinary course of business. The process of resolving such matters through litigation or other means is inherently uncertain, and it is possible that the resolution of these matters could have a material adverse effect on our business and consolidated financial statements.
Item 4. Submission of Matters to a Vote of Security Holders.
During the fiscal quarter ended December 31, 2008, no matters were submitted to a vote of security holders through the solicitation of proxies or otherwise.

PART II
Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.
Market Information
Our common stock traded under the symbol “NHRX” on The NASDAQ Capital Market from September 1, 2004 through January 10, 2006 and from December 13, 2006 to through April 30, 2008, on The NASDAQ Global Market from January 11, 2006 through December 12, 2006, and has been quoted on the OTC Bulletin Board “OTCBB” since May 1, 2008. Our warrants and units have traded in the same market as our common stock under the symbols “NHRXW” and “NHRXU”, respectively, except that trading of our warrants and units ceased on August 24, 2007 upon the expiration of the warrants. The table below sets forth, for the calendar quarters indicated, the high and low sales prices of our common stock, warrants and units as reported by The NASDAQ Stock Market, and beginning on May 1, 2008, the OTCBB.

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
Year Ended December 31, 2007
First quarter	$1.93	$1.33	$0.14	$0.04	$3.00	$1.25
Second quarter	$1.69	$1.28	$0.10	$0.02	$3.00	$1.01
Third quarter	$1.59	$0.68	$0.14	$0.01	$2.10	$0.75
Fourth quarter	$0.74	$0.29	n/a	n/a	n/a	n/a

Year Ended December 31, 2008
First quarter	$0.46	$0.13	n/a	n/a	n/a	n/a
Second quarter	$0.40	$0.16	n/a	n/a	n/a	n/a
Third quarter	$0.23	$0.12	n/a	n/a	n/a	n/a
Fourth quarter	$0.18	$0.02	n/a	n/a	n/a	n/a
On April 22, 2009, the last reported sale price of our common stock on the OTC Bulletin Board was $0.13 per share.
Holders of Record
As of April 22, 2009, we had approximately 50 stockholders of record for our common stock and units.
Dividends
We have never paid or declared any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all future earnings, if any, for use in the operation of our business. Additionally, under the terms of our credit facility agreement, which expires on April 30, 2011, we are not permitted to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about the common stock that may be issued under our existing equity compensation plans as of December 31, 2008.

		Weighted-average	Number of securities remaining
	Number of securities to	exercise price of	available for future issuance under
	be issued upon exercise	outstanding	equity compensation plans
	of outstanding options,	options, warrants	(excluding securities reflected in
	warrants and rights	and rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,830,818	$3.46	1,083,239

Equity compensation plans not approved by security holders	—	—	—

Total	1,830,818	$3.46	1,083,239

Recent Sales of Unregistered Securities
In connection with our purchase of DC&E on September 4, 2007, we issued 473,933 shares of our common stock with a fair value of $1.01 per share as of that date, or approximately $0.5 million. The issuance of these shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.
Issuer Purchases of Equity Securities
On September 30, 2008 we repurchased 303,030 shares of our common stock from CIGNA for $45,454.50, or $0.15 per share. In connection with the stock repurchase, CIGNA returned to us, and we cancelled, warrants to purchase 2,936,450 shares of our common stock at $6.60 per share (as discussed in Note 13 of our consolidated financial statements). There were no repurchases of common stock during the fourth quarter of 2008.
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Overview
We provide medical products nationwide to Medicare and managed care beneficiaries with a focus on improving the delivery of healthcare to the approximately 45 million Medicare beneficiaries in the United States. We also provide services, including marketing, insurance agent training and licensing, member enrollment and service, distribution and billing and collections, to Medicare Part D and other Medicare benefit plan providers.

Our patient service organization includes a large team of licensed healthcare insurance agents and patient care representatives who are trained regarding all of the products and services we offer and are available through toll-free phone numbers enabling us to service our patient base and those of our Insurance Services clients. We offer a proactive compliance program to assist patients with their treatment regimens. Our representatives are able to direct patients to sources where they can find more information concerning their medical conditions and to direct patients to their physicians when appropriate.
Medical Products Segment
Diabetes Supplies
It is estimated that about 10 million Medicare beneficiaries have diabetes. We offer all major brands of blood glucose meters, testing strips, lancing devices and control solutions, as well as insulin pumps and pump supplies. If qualified, our patients can receive diabetes supplies delivered to their homes nationwide. For the year ended December 31, 2008, approximately 48% of our revenues were derived from the sale of diabetes supplies.
Pharmacy
Commencing in the fourth quarter of 2006, we began offering home delivery of prescription medications through our pharmacy in Weston, Florida. Through the end of 2008, the primary source of our pharmacy patients has been our mail-order diabetes patient base. For the year ended December 31, 2008, approximately 16% of our revenues were generated from the sale of prescription medications.
Other Medical Products
Ostomy is an operation to create an artificial passage for bodily elimination. Though the ostomy market is small relative to the diabetes market, the operational and compliance systems required to service this population are similar to those used to service diabetes patients. For the year ended December 31, 2008, approximately 1% of our revenues were attributable to the sale of ostomy supplies.
Commencing in 2006, we expanded service to our existing patient base, by offering other medical products, including impotency devices, heating pads, seat lifts, walkers and canes to our diabetes patients. For the year ended December 31, 2008, approximately 1% of our revenues were attributable to the sale of these other medical products.
At December 31, 2008, we had approximately 78,000 patients to whom we have shipped medical products and supplies in the last 15 months and that have not cancelled our service.

Insurance Services Segment
We entered into an agreement with CIGNA effective May 5, 2005, with an initial term through December 31, 2009, to provide services to CIGNA in connection with CIGNA’s offering of its national Medicare Part D prescription drug plans to Medicare beneficiaries. This arrangement combined CIGNA’s pharmacy product portfolio and expertise with regard to clinical management programs and our experience with regard to Medicare and enrolling individual Medicare eligible beneficiaries. Pursuant to this agreement, the services we provided to CIGNA included marketing, insurance agent training and licensing, member enrollment and service, distribution, billing and collections. We trained and developed a team of licensed healthcare insurance agents and began enrolling beneficiaries in CIGNA’s Medicare Part D prescription drug plans throughout the United States on November 15, 2005, the first day of open enrollment for the 2006 plan year.
On May 26, 2006, our agreement with CIGNA was amended and restated. This amended and restated agreement modified the compensation terms to provide for a predictable service fee arrangement starting with the 2007 plan year and continuing through December 31, 2009. Under the amended and restated agreement, we continued to provide CIGNA with certain member service activities and, at the option of CIGNA, selected marketing and enrollment services. Furthermore, under the amended and restated agreement, we may provide services, such as education, marketing, enrollment and member service, to other Medicare Part D insurers and CIGNA may use other vendors to provide them with services for their Medicare Part D program, provided, however, that CIGNA is required to pay us certain fees if they do not meet specified thresholds of enrollees we service. As permitted under the amended and restated agreement, we provide plan marketing, enrollment and advisory services to other Medicare prescription drug and benefit providers, as well as to CIGNA. Revenue from CIGNA represented approximately 31%, 38% and 40% of our total revenue in 2008, 2007 and 2006, respectively.
On May 1, 2008, we entered into a second amended and restated preferred vendor agreement with CIGNA that extended the term of the agreement through September 30, 2012 and automatically renews for additional one-year periods thereafter unless either party provides to the other party notice to terminate not later than July 1, 2012, or any subsequent renewal year. Pursuant to the second amended and restated agreement, and through an anticipated transition date of no earlier than the end of May 2009 (the “Transition Date”), we continue to provide CIGNA the same member service activities and selected marketing and enrollment services that we have historically provided (the “Pre-Transition Services”) in connection with CIGNA’s Medicare Part D Prescription Drug Plans. Following the Transition Date, we will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the “Post-Transition Services”), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the second amended and restated agreement, compensation related to the Pre-Transition Services was reduced by $400,000 per month for the period November 2008 through March 2009, and will be reduced an additional $100,000 per month subsequent to March 2009 through the Transition Date. Furthermore, the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that we will provide to CIGNA.

Results of Operations
The following table contains certain revenue and expense amounts expressed in thousands of dollars and as a percentage of total revenues for the years ended December 31:

	2008		2007		2006
	$	%	$	%	$	%
Net product sales	$65,766	65.5%	$46,070	59.4%	$44,788	51.4%
Prescription drug card revenue	—	—	—	—	3,983	4.6
Service revenue	34,610	34.5	31,450	40.6	38,445	44.1

Total revenue	100,376	100.0	77,520	100.0	87,216	100.0

Cost of product sales	37,620	37.5	20,866	26.9	18,854	21.6
Cost of services	13,380	13.3	12,221	15.8	31,907	36.6
Gross Profit	49,376	49.2	44,433	57.3	36,455	41.8

Operating Expenses:
Patient acquisition and related costs	2,024	2.0	3,731	4.8	3,382	3.9
Patient service and fulfillment	13,061	13.0	9,544	12.3	8,286	9.5
General and administrative	22,333	22.2	24,753	31.9	27,940	32.0
Provision for doubtful accounts	3,895	3.9	1,991	2.5	3,625	4.2
Depreciation and amortization	5,123	5.1	6,419	8.3	5,231	6.0
Impairment of investment in joint venture	—	—	—	—	1,292	1.5
Restructuring costs	2,310	2.3	—	—	—	—
Gain on sale of business line	—	—	(338)	(0.4)	(5,000)	(5.7)

	48,746	48.6	46,100	59.5	44,756	51.3

Income (Loss) from Operations	630	0.6	(1,667)	(2.2)	(8,301)	(9.5)

Other expense, net	(5,224)	(5.2)	(4,259)	(5.5)	(2,977)	(3.4)

Net Loss	$(4,594)	(4.6%)	$(5,926)	(7.6%)	$(11,278)	(12.9%)

2008 Compared to 2007
Revenue. Total revenue increased approximately $22.9 million, or 30%, to $100.4 million in 2008, compared to $77.5 million in 2007. Service revenue from our Insurance Services segment increased approximately $3.2 million, or 10%, to $34.6 million for the year ended December 31, 2008, compared to $31.4 million for 2007. The increase in service revenue is primarily related to increased enrollment in CIGNA’s Medicare Part D Plans, revenue from expanded services to CIGNA and other Medicare Part D providers and the recognition of $500,000 of incremental revenue from the reversal of a recorded obligation to CIGNA related to the 2006 plan year, partially offset by the deferral of revenue related to certain future fee reductions under our amended agreement with CIGNA. As a result of reduced revenue from CIGNA related to the reduction in compensation from the Post-Transition Services that we will provide to CIGNA, we expect our service revenue to decline significantly beginning as early as the second quarter of 2009.

Revenue from our Medical Products segment increased approximately $19.7 million, or 43%, to $65.8 million for the year ended December 31, 2008, from $46.1 million for 2007. This increase was primarily due to higher sales of pump and diabetes supplies from the acquisition of DC&E in September 2007, higher sales of diabetes supplies through our relationship with a major pharmacy benefit management company, as well as higher sales of prescription medications, partially offset by lower sales of diabetes supplies due to the termination of our contract with Kmart in the first quarter of 2007. We expect revenue from our Medical Products segment to be negatively impacted in 2009 as a result of the 9.5% reduction in Medicare reimbursement rates for diabetic testing supplies commencing in January 2009.
Cost of Product Sales. Cost of product sales related to our Medical Products segment increased approximately $16.8 million, or 80%, to $37.6 million in 2008, compared to $20.9 million in 2007. The increase was primarily related to higher sales of prescription medications, as well as pump supplies and diabetes supplies, as discussed above. Gross margins on product sales were 42.8% in 2008, compared to 54.7% in 2007, primarily as a result of lower margins associated with sales of prescription medications and the DC&E operations.
Cost of Services. Cost of services, which relates to our Insurance Services segment, consists of the direct costs of providing services to CIGNA and other Medicare plan providers for their Medicare insurance programs. Cost of services increased approximately $1.2 million, or 9%, to approximately $13.4 million for 2008, compared to approximately $12.2 million in 2007 primarily due to costs related to increased enrollment in CIGNA’s Medicare Part D Plans and costs to service other Medicare Part D providers. Gross margin for our Insurance Services segment was approximately 61.3% for 2008, compared to 61.1% for 2007.
Gross Profit. As a percentage of total revenue, overall gross profit margin was 49.2% for 2008, compared to 57.3% for 2007, due to the factors discussed above. We expect gross profit to further decline beginning as early as the second quarter of 2009 as a result of the reduced revenue from CIGNA related to the reduction in compensation from the Post-Transition Services that we will provide to CIGNA.
Patient Acquisition and Related Costs. Patient acquisition and related costs decreased approximately $1.7 million, or 46%, to $2.0 million in 2008, compared to approximately $3.7 million in 2007. Patient acquisition and related costs include advertising, marketing and creative costs, call center services and sales payroll related to our Medical Products segment. Advertising, marketing and creative costs and call center services related to our Insurance Services segment are included in cost of services in our consolidated statements of operations. The decrease in patient acquisition and related costs in 2008, compared to 2007, primarily related to lower spending on marketing and sales activities. Advertising, marketing and creative costs decreased by approximately $0.8 million, to $0.6 million in 2008, from $1.4 million in 2007. The decrease in patient acquisition and related costs was reflective of the continued reductions to our marketing program in 2008.
As a percentage of net product sales, patient acquisition and related costs were 3.1% for 2008, compared to 8.1% for 2007.

Patient Service and Fulfillment. Patient service and fulfillment expenses, which relate to our Medical Products segment, consist primarily of costs to service our existing patients, including patient service personnel, call center and telecommunications costs, fulfillment of patient mailings, and product shipping costs, and are classified as operating expenses as they are not a direct cost of products sold. Patient service and fulfillment expenses increased approximately $3.5 million, or 37%, to $13.1 million in 2008, compared to approximately $9.5 million in 2007, primarily from higher payroll related to the expansion of our operations, including our acquisition of DC&E in September 2007. Patient service personnel costs increased by approximately $2.9 million, to $9.7 million in 2008, from $6.8 million in 2007. Call center and telecommunications costs increased by approximately $0.3 million, to approximately $0.6 million in 2008, from $0.3 million in 2007. Product shipping costs increased by approximately $0.4 million, to approximately $2.1 million in 2008, from $1.7 million 2007. As a percentage of net product sales, patient service and fulfillment expenses were 19.9% for 2008, compared to 20.7% for 2007.
General and Administrative. General and administrative expenses decreased approximately $2.4 million, or 10%, to $22.3 million in 2008, compared to approximately $24.8 million in 2007. The decrease in general and administrative expenses was primarily due to lower corporate payroll, which decreased by approximately $2.8 million. As a percentage of total revenues, general and administrative expenses were 22.2% in 2008, compared to 31.9% in 2007.
Provision for Doubtful Accounts. The provision for doubtful accounts, which relates to our Medical Products segment, increased approximately $1.9 million, or 96%, to $3.9 million in 2008, compared to approximately $2.0 million in 2007. As a percentage of net product sales, the provision for doubtful accounts was 5.9% in 2008, compared to 4.3% in 2007. The increase in the provision for doubtful accounts is primarily related to the increase in net product sales and certain improvements in billing and collections results realized in the 2007 period.
Depreciation and Amortization. Depreciation and amortization decreased approximately $1.3 million, or 20%, to $5.1 million in 2008, compared to approximately $6.4 million in 2007. The decrease in depreciation and amortization was primarily due to decreased amortization of our CIGNA contract intangible as a result of the amendment of our agreement with CIGNA pursuant to which the amortization period was extended an additional 33 months, partially offset by higher depreciation and amortization of assets acquired, including equipment, software, acquired customer lists and other intangible assets.
Restructuring Costs. Commencing in May 2008 and through the end of 2008, we undertook a corporate restructuring, including changes in our executive management and the elimination of approximately 120 positions company-wide. As a result of this restructuring, we recorded charges, primarily for severance costs, amounting to approximately $2.3 million in 2008.
Other Expense, Net. Other expense, net, which was almost entirely comprised of interest expense, increased approximately $1.0 million, or 23%, to approximately $5.2 million in 2008, compared to approximately $4.3 million in 2007. The increase was primarily due to the interest incurred on amounts outstanding under the term loan originated in April 2007 and higher outstanding balances under our line of credit and under capital leases entered into during 2007.
Net Loss. As a result of the factors discussed above, we incurred net losses of approximately $4.6 million and $5.9 million in 2008 and 2007, respectively.

2007 Compared to 2006
Revenue. Total revenue decreased approximately $9.7 million, or 11%, to $77.5 million in 2007, compared to $87.2 million in 2006. Service revenue from our Insurance Services segment decreased approximately $7.0 million, or 18%, to $31.4 million for the year ended December 31, 2007, compared to $38.4 million for 2006. The decrease in service revenue is primarily related to lower revenue from services to CIGNA related to changes to our fee arrangement beginning with the 2007 plan year and lower revenue from services to other insurance clients. Service revenue for the year ended December 31, 2006 included approximately $9.9 million of revenue related to initial year marketing and enrollment services related to CIGNA’s Medicare Part D plans. This decrease was partially offset by higher revenue related to increased enrollment in CIGNA’s Medicare Part D plans in 2007.
Revenue from our Medical Products segment, which includes prescription drug card revenue for the 2006 period, decreased approximately $2.7 million, or 6%, to $46.1 million for the year ended December 31, 2007, from $48.8 million for 2006. This decrease related to the sale of our discount prescription card business on September 5, 2006, which contributed $4.0 million of revenue in 2006, partially offset by $1.3 million higher net product sales. The increase in net product sales related to the Company’s customer acquisition strategy commenced in the fourth quarter of 2006, including the acquisition of DC&E on September 4, 2007, growth in the sales of prescription medications, launched in the fourth quarter of 2006, and higher net sales of heating pads and impotency devices, partially offset by the normal attrition of diabetes supplies customers and the termination of our contract with Kmart.
Cost of Product Sales. Cost of product sales related to our Medical Products segment increased approximately $2.0 million, or 11%, to $20.9 million in 2007, compared to $18.9 million in 2006. The increase primarily related to higher net product sales discussed above and a gain on the settlement with one of our vendors that reduced our cost of product sales by approximately $1.0 million in 2006. Gross margins on product sales were 54.7% in 2007, compared to 57.9% in 2006, primarily as a result of the vendor settlement in 2006 and lower gross margins on sales of prescription medications relative to our core diabetes business.
Cost of Services. Cost of services, which relates to our Insurance Services segment, consists of the direct costs of providing services to CIGNA and other Medicare plan providers for their Medicare insurance programs. Cost of services decreased approximately $19.7 million, or 62%, to approximately $12.2 million for 2007, compared to approximately $31.9 million in 2006 primarily due to initial year marketing and enrollment costs incurred in the 2006 period for CIGNA’s Medicare Part D plans through the conclusion of the initial open enrollment period on May 15, 2006. Gross margin for our Insurance Services segment was approximately 61.1% for 2007, compared to 17.0% for 2006, primarily due to the initial year costs incurred in 2006.
Gross Profit. As a percentage of total revenue, overall gross profit margin was 57.3% for 2007, compared to 41.8% for 2006, due to the factors discussed above.

Patient Acquisition and Related Costs. Patient acquisition and related costs increased approximately $0.3 million, or 10%, to $3.7 million in 2007, compared to approximately $3.4 million in 2006. Patient acquisition and related costs include advertising, marketing and creative costs, call center services, prescription drug card fulfillment services and sales payroll related to our Medical Products segment. Advertising, marketing and creative costs and call center services related to our Insurance Services segment are included in cost of services in our consolidated statements of operations. The increase in patient acquisition and related costs in 2007, compared to 2006, was primarily a result of higher costs for product shipped to customers but not billed to Medicare pending additional documentation and increased payroll costs related to our expansion in sales force, partially offset by lower spending for media and other patient acquisition costs. Advertising, marketing and creative costs decreased by approximately $0.4 million, to $1.4 million in 2007, from $1.8 million in 2006. Call center services decreased by approximately $0.3 million, to $0.1 million in 2007, from $0.4 million in 2006. Additionally, the year ended December 31, 2006, included approximately $0.7 million of expense for prescription card fulfillment services related to the discount prescription drug card business that we sold on September 5, 2006. The decrease in patient acquisition and related costs was reflective of the continued reductions to our marketing program in 2007 as a result of our focus on growth via acquisitions.
As a percentage of net product sales, patient acquisition and related costs were 8.1% in 2007, as compared to 7.6% in 2006.
Patient Service and Fulfillment. Patient service and fulfillment expenses, which relate to our Medical Products segment, consist primarily of costs to service our existing patients, including patient service personnel, call center and telecommunications costs, fulfillment of patient mailings, and product shipping costs, and are classified as operating expenses as they are not a direct cost of products sold. Patient service and fulfillment expenses increased approximately $1.2 million, or 15%, to $9.5 million in 2007, compared to approximately $8.3 million in 2006. The increase in patient service and fulfillment expenses was primarily due to the expansion of our operations infrastructure, including the acquisition of DC&E. Patient service personnel costs increased by approximately $1.5 million, to $6.8 million in 2007, from $5.3 million in 2006. Fulfillment costs increased by approximately $0.2 million, to $0.7 million in 2007, from $0.5 million in 2006. Call center and telecommunications costs decreased by approximately $0.3 million, to approximately $0.3 million in 2007, from $0.6 million in 2006. Product shipping costs decreased by approximately $0.2 million, to approximately $1.7 million in 2007, from $1.9 million 2006. As a percentage of net product sales, patient service and fulfillment expenses were 20.7% for 2007, compared to 18.5% for 2006.
General and Administrative. General and administrative expenses decreased approximately $3.2 million, or 11%, to $24.8 million in 2007, compared to approximately $27.9 million in 2006. The decrease in general and administrative expenses is primarily due to lower corporate payroll and overhead, which decreased by approximately $2.9 million, reflecting $0.9 million lower severance costs and $0.6 million higher stock compensation costs. Stock compensation costs in 2007 included approximately $1.6 million of expense associated with the acceleration of vesting of certain restricted stock awards. As a percentage of total revenues, general and administrative expenses were 31.9% in 2007, compared to 32.0% in 2006.
Provision for Doubtful Accounts. The provision for doubtful accounts, which relates to our Medical Products segment, decreased approximately $1.6 million, or 45%, to $2.0 million in 2007, compared to approximately $3.6 million in 2006. As a percentage of net product sales, the provision for doubtful accounts was 4.3% in 2007, compared to 8.1% in 2006. The decline in the provision for doubtful accounts was due to our continued focus on improving our billing and collection practices.
Depreciation and Amortization. Depreciation and amortization increased approximately $1.2 million, or 23%, to $6.4 million in 2007, compared to approximately $5.2 million in 2006. The increase in depreciation and amortization was primarily due to increased depreciation and amortization of assets acquired in 2007, including equipment, software, acquired customer lists and other intangible assets.

Gain on Sale of Business Line. On September 5, 2006, we sold the assets relating to our discount prescription drug card business for $6.0 million. The purchase price was subject to a potential downward adjustment, of up to $1.0 million, based on the volume of claims processed by the buyer in connection with the discount prescription drug card business through September 5, 2007. Pursuant to the transaction, we recorded a gain of $5.0 million during the year ended December 31, 2006 and a deferred gain of $1.0 million, related to the potential purchase price adjustment. Based upon the actual claims volume through September 5, 2007, the final purchase price adjustment amounted to approximately $0.7 million, resulting in an additional $0.3 million gain on sale of business line during the year ended December 31, 2007.
Other Expense, Net. Other expense, net, which was almost entirely comprised of interest expense, increased approximately $1.3 million, or 43%, to approximately $4.3 million in 2007, compared to approximately $3.0 million in 2006. The increase was primarily due to the interest incurred on amounts outstanding under the term loan originated in April 2007 and interest incurred under capital leases entered into during 2007.
Net Loss. As a result of the factors discussed above, we incurred net losses of approximately $5.9 million and $11.3 million in 2007 and 2006, respectively.
Liquidity and Capital Resources
Since our inception, we have used significant amounts of cash in our operations and have incurred net losses of approximately $4.6 million, $5.9 million and $11.3 million for the years ended December 31, 2008, 2007 and 2006, respectively. As of December 31, 2008, we had unrestricted cash and cash equivalents of approximately $1.1 million and negative working capital of approximately $2.5 million.
For the years ended December 31, 2008, 2007 and 2006, we used approximately $0.6 million, $0.6 million and $19.7 million of net cash in operating activities, respectively. Our use of cash in operating activities in 2008 primarily related to higher receivables in both our Medical Products and Insurance Services segments related to growth in sales. Our use of cash in operating activities in 2007 primarily related to an increase in accounts receivable, primarily due to a change in the timing of invoicing to CIGNA related to the service fee arrangement effective for the 2007 Medicare Part D plan year and growth in net product sales, offset by a decrease in accounts payable and accrued expenses. The use of cash in operating activities in 2006 was primarily due to our overall efforts to expand our business operations, including the launch of our Insurance Services segment.
In the years ended December 31, 2008 and 2007, we used approximately $1.4 million and $6.4 million, respectively of net cash in investing activities. Cash used in investing activities in 2008 primarily related to the acquisition of property and equipment to support the growth of our business and improve operational efficiency. Cash used in investing activities in 2007 primarily related to the acquisition of DC&E and the acquisition of the assets of small medical equipment businesses, including inventory and customer lists, as well as property and equipment to support the growth of our business and improve operational efficiency. For the year ended December 31, 2006, investing activities provided net cash of approximately $8.1 million primarily related to the sale of our discount prescription drug card business and the dissolution of our Specialty Rx joint venture, partially offset by the acquisition of property and equipment.

For the years ended December 31, 2008, 2007 and 2006, we obtained approximately $1.1 million, $4.7 million and $1.8 million, respectively, of net cash from financing activities. For 2008, financing activities provided approximately $1.1 million of net cash, primarily related to draws under our line of credit, partially offset by principal repayments under our term loan, the repayment of a $1.5 million promissory note, as well as principal payments under our capital lease obligations. For 2007, net cash from financing activities primarily related to draws under our term loan. Cash provided by financing activities in 2006 primarily related to proceeds from the exercise of warrants.
We have a revolving line of credit in the principal amount of up to $10.0 million. The borrowing availability under the revolving line of credit, which matures on April 30, 2011, is limited by a borrowing base formula based upon our eligible receivables and inventory. As of December 31, 2008, the balance outstanding on the line was approximately $8.7 million and the unused portion available under the revolving line of credit was approximately $1.0 million.
On April 11, 2007, our credit agreement was amended and restated to, among other things, add a $7.0 million multi-draw term loan to the credit facility. On April 11, 2007, $1.5 million in proceeds from the term loan were funded into a restricted deposit account to serve as collateral for the facility as required under the amended and restated agreement. The remaining $5.5 million of the term loan was restricted in use to finance the acquisition of certain assets of diabetic supply companies, including customer lists, inventory and other assets. We borrowed approximately $5.3 million under the term loan facility for such acquisitions and the total amount outstanding under the term loan as of December 31, 2008, was approximately $4.0 million. Payment of the principal balance outstanding under the term loan is to be made on a straight-line basis, according to an amortization schedule, in 29 consecutive monthly installments, commencing on January 1, 2008.
On February 1, 2008, our credit agreement was amended to, among other things, temporarily increase the percentage of eligible accounts receivable available under the borrowing base through the end of 2008, increase the inventory availability under the borrowing base, and temporarily defer the due dates of installment payments under the term loan through June 30, 2008.
On March 27, 2008, the credit agreement was further amended to adjust the financial covenants to account for our actual and projected financial results. In connection with the amendment, the annual interest rate on the revolving line of credit was increased to the higher of prime plus 3% or 8.25%, and the annual interest rate on the term loan was increased to the higher of prime plus 4.5% or 9.75%, effective as of the amendment date.
On February 28, 2005, we issued secured convertible notes with $15.0 million in principal value (the “Notes”) maturing on February 28, 2012, to MHR Capital Partners LP and two affiliated entities (the “Holders”). The Notes have a stated fixed annual interest rate of 7.75%, payable monthly and are secured by substantially all our assets, but are subordinated to borrowings under our credit facility. The Notes may be subordinated to future indebtedness not to exceed $20.0 million in the aggregate unless we achieve certain performance criteria as specified in the Notes, in which case the amount of senior debt may not exceed $25.0 million. The terms of the Notes allow the Holders, at their discretion, to convert all or part of the Notes into shares of our common stock at a conversion price of $6.56 per share, subject to adjustment for anti-dilution, which is limited and capped, as described in the Notes. In addition, the Notes will accelerate to maturity upon the occurrence of a default on the Notes by us.

Beginning on February 28, 2010, we may be required by the Holders to redeem a portion of the Notes and the Holders shall have a right to require us to purchase from the Holders, at market price, up to $5,000,000 of our common stock to satisfy the Holders income tax liability resulting from the redemption. Furthermore, if the amount received by the Holders is still insufficient to pay the income taxes relating to the redemption, we have agreed to use commercially reasonable efforts to file a registration statement for the Holders of the Notes, failing which the Holders shall have right to require us to purchase from the Holders, at market price, up to an additional $2,500,000 of our common stock. We expect that in February 2010, approximately $4,700,000 of the principal amount of the Notes will be redeemed. (See Merger Agreement section below.)
In August 2005, we entered into a joint venture with U.S. Bioservices Corporation (“US Bio”) to develop and operate a specialty pharmacy business. US Bio and we determined that the terms of the program subsequently established by the Centers for Medicare and Medicaid Services were not economically viable and on September 27, 2006, we entered into an agreement with US Bio to dissolve the joint venture. As a condition of the dissolution agreement, we agreed to pay a termination fee to US Bio in the amount of $1.5 million, evidenced by a non-interest bearing promissory note to US Bio that matured, and was repaid, on February 21, 2008.
On February 5, 2007, as amended on June 29, 2007 and on August 24, 2007, we entered into a lease agreement for certain telecommunications equipment and computer software. The lease, which provides for monthly payments of approximately $75,000 through July 31, 2010, is being accounted for as a capital lease. As of December 31, 2008, the related capital lease obligation totaled approximately $1.2 million.
On September 4, 2007, we acquired all of the issued and outstanding capital stock of DC&E. At closing, we paid cash of $2.5 million and issued 473,933 unregistered shares of our common stock. If revenue associated with DC&E’s operations exceeds certain targets in 2008, 2009 and 2010, we may also be obligated to pay additional cash consideration totaling up to $2.5 million, $1.0 million and $1.0 million, respectively. As of December 31, 2008, we have accrued a liability for $1.3 million of additional consideration based upon DC&E’s results for 2008, which was payable in April 2009. On April 16, 2009, we entered into a settlement agreement with the seller, pursuant to which the total additional cash consideration related to the DC&E acquisition, including the amount earned and accrued for 2008, was fixed at $1,750,000, payable $300,000 on June 30, 2009, $300,000 on December 31, 2009, $300,000 on June 30, 2010, $400,000 on December 31, 2010 and $450,000 on June 30, 2011.
During 2006, 2007, 2008 and again in January 2009, we implemented plans to restructure and streamline our management organization and reduce our workforce in order to increase both our cost effectiveness and profitability. We would, if considered necessary, be able to further reduce operating costs associated with certain discretionary expenditures to mitigate the effects of any temporary cash flow shortages.

On May 1, 2008, we entered into a second amended and restated preferred vendor agreement with CIGNA that extended the term of the agreement through September 30, 2012 and automatically renews for additional one-year periods thereafter. Pursuant to the second amended and restated agreement, and through an anticipated transition date of the end of May 2009, we continue to provide CIGNA the same member service activities and selected marketing and enrollment services that we have historically provided in connection with CIGNA’s Medicare Part D Prescription Drug Plans. Following the Transition Date, we will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service, but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, compensation related to the services we currently provide to CIGNA was reduced by $400,000 per month for the period November 2008 through March 2009, and will be reduced an additional $100,000 per month subsequent to March 2009 through the Transition Date. Furthermore, the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that we will provide to CIGNA. Revenue from CIGNA comprised approximately 91% of our service revenue for 2008 and as a result of reduced revenue from CIGNA related to the reduction in compensation from the Post-Transition Services that we will provide to CIGNA, we expect the profitability of our Insurance Services segment to decrease by approximately 70% to 80% on a per member-served basis beginning as early as the second quarter of 2009.
As of each month-end from October 31, 2008 through February 28, 2009, we were not in compliance with certain financial covenants under our credit facility and were thus in technical default of the credit agreement at such dates. On April 30, 2009, we obtained a waiver of our non-compliance with the financial covenants for all such periods from our credit facility lender, which eliminated the events of default, and our credit facility was amended to adjust the covenants for the remainder of 2009 to levels that we believe the Company will be able to satisfy. Our failure to comply with the covenants in our credit facility in future periods could result in an event of default. Upon the occurrence of such an event of default, our lender could elect to declare all amounts outstanding under our credit facility immediately due and payable. As of December 31, 2008 the total balance outstanding under our credit facility was approximately $12.7 million. An event of default or acceleration under our credit facility would also cause a cross-default of the Notes, which could result in the acceleration of the Notes.
In the event of an acceleration of the credit facility, our ability to refinance our existing debt obligations will depend upon the current conditions in the credit markets, the availability of credit generally, and other factors, many of which are beyond our control. If we are unable to meet our debt service obligations or obtain future credit on favorable terms, if at all, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. However, we may be unable to obtain such additional financing or consummate the sale of assets on satisfactory terms, or at all.
Merger Agreement
On April 30, 2009, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ComVest NationsHealth Holdings, LLC, a wholly-owned subsidiary of ComVest Investment Partners III, L.P. (collectively, “ComVest”), pursuant to which ComVest will acquire all of the issued and outstanding common stock of NationsHealth currently held by stockholders, other than certain stockholders and members of our management, in a take-private transaction. Concurrently with the execution of the Merger Agreement, ComVest provided us a bridge loan in the principal amount of $3 million (the “Bridge Loan”), which bears interest at a rate of 10% per annum and matures on October 30, 2009. In the event that the Merger Agreement is terminated, the interest rate on the Bridge Loan shall be increased by 2% per annum at the end of each three-month period from the date of such termination. Upon closing of the transaction, the Bridge Loan will convert into shares of NationsHealth convertible preferred stock at $0.12 per share and ComVest will make an additional $5 million investment in the form of NationsHealth convertible preferred stock at $0.12 per share, the proceeds of which will be used to take us private, pay fees and expenses associated with the transaction, and for general working capital purposes. In addition, ComVest shall have the right to make an additional $2 million investment in NationsHealth convertible preferred stock at $0.12 per share for a period of one year following the closing date.
In connection with the transaction, we entered into amendments with our credit facility lender and the Holders of the Notes pursuant to which both debt facilities will remain in existence on substantially similar terms and conditions following the closing of the transaction. The amendment to the Notes will eliminate the early redemption that was expected to occur in February 2010, effective upon the closing of the transaction.

Closing of the transaction is subject to shareholder approval and approval of the proxy statement and other filings related to the transaction by the Securities and Exchange Commission. The Bridge Loan is subject to repayment by us prior to closing and maturity in the event of 1) shareholder approval of the transaction not being obtained, 2) withdrawal of the approval of the transaction by our Board of Directors prior to closing, or 3) us entering into a takeover transaction with a party other than ComVest. In the event the transaction is not consummated and the Bridge Loan is not repaid by us at maturity, ComVest may in certain circumstances enforce its rights under the Bridge Loan, including the option to convert the Bridge Loan into shares of NationsHealth convertible preferred stock at $0.05 per share. However, in no event would we be obligated to repay the Bridge Loan prior to April 30, 2010.
Off-Balance-Sheet Arrangements
As of December 31, 2008, we did not have any significant off-balance-sheet arrangements.
Critical Accounting Policies
Our discussion and analysis of our financial condition, results of operations and cash flows are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. To prepare these financial statements we are required to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These items are regularly monitored and analyzed by management for changes in facts and circumstances, and material changes in these estimates could occur in the future. These estimates include assessing the allowances for doubtful accounts and sales returns and allowances, determination of appropriate Medicare reimbursement rates and estimating contractual allowances against revenue and accounts receivable. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from the estimates if past experience or other assumptions do not turn out to be substantially accurate.
While all accounting policies impact the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are both most important to the portrayal of financial condition and results of operations and that require management’s most subjective or complex judgments and estimates. We believe the policies that fall within this category are our policies on revenue recognition and accounts receivable, allowances for doubtful accounts and patient acquisition and related costs.
Revenue Recognition and Accounts Receivable
Medical Product Sales
We record revenue for our Medical Products segment at amounts expected to be collected from Medicare, other third-party payors, and directly from patients. We analyze various factors in determining revenue recognition, including, review of specific transactions, current Medicare regulations and reimbursement rates, and the credit-worthiness of patients. We recognize revenue related to product sales upon shipment of patient orders, provided that risk of loss has passed to the patient and the required written forms to bill Medicare, other third party payors and patients have been received and verified. Where applicable, contractual adjustments are recorded for the difference between expected reimbursement amounts and revenue recorded per the billing system. Revenue is not recognized for product shipments until that period in which the required documentation has been collected and verified. The costs related to these billings in process, consisting of the cost of products shipped, are deferred and charged to cost of product sales at the time the related revenue is recognized.

Medicare reimbursement payments are sometimes lower than the reimbursement payments of other third party payors, such as traditional indemnity insurance companies. Medicare reimbursements are subject to review by appropriate government regulators. Revenue for Medicare reimbursement is calculated based on government-determined prices, and amounts billed in excess of the government-determined reimbursement are excluded from revenue and, therefore, estimates of contractual adjustments are not required for our Medicare billings. Medicare reimburses at 80% of the government-determined reimbursement prices for reimbursable products and the remaining balance is billed to either other third party payors or directly to patients. To the extent that estimated Medicare-allowable amounts used as the basis for recording revenue differ from actual reimbursement, revenue is adjusted in the period reimbursement is received, although such adjustments have historically not been significant.
We record sales allowances for estimated claim denials related to unsettled amounts from Medicare and other third-party payors as a reduction of gross revenue. Allowances for claim denials are estimated based upon historical claim denial experience, and the rate at which we provide for such allowances is periodically adjusted to reflect actual claim denials and current trends. For the year ended December 31, 2008, a hypothetical change of 1% in the provision for claim denials as a percentage of gross product sales would have resulted in a change in our revenue and net loss of approximately $0.6 million.
We also establish reserves for estimated product returns, which are recorded as a reduction of gross revenue. Reserves for returns are estimated based upon historical returns experience and current trends, and changes in these factors could affect the timing and amount of revenue recognition in future periods.
Insurance Services
Revenue for our insurance services, including revenue recognized under our agreement with CIGNA, is recognized when earned as the services are performed and is presented in our consolidated statements of operations as service revenue. Revenue recognition is based upon the contractual fee and/or reimbursement provisions of the contracts, and adjustments to recorded revenue have historically not been significant.
Allowances for Doubtful Accounts
Accounts receivable are stated net of estimated allowances for doubtful accounts, which are established based upon historical experience and current trends. In establishing the appropriate provisions for accounts receivable balances, management makes assumptions with respect to future collectibility. We base our estimates of accounts receivable collectibility on our historical collection and write-off experience, our credit policies, and our analysis of accounts receivable by aging category. Changes in judgment regarding these factors will cause the level of accounts receivable allowances to be adjusted.
Accounts receivable related to our Medical Products segment consist primarily of amounts due from 1) Medicare, 2) secondary insurance and other third-party payors, and 3) patients. The typical collection process begins with the electronic submission of a claim to Medicare or other primary insurance carrier, for which a response (and payment) is obtained within 45 to 60 days. Any claim denials are generally acted upon timely following the response and, where applicable, corrected claims are submitted to Medicare or third-party insurance carriers. A response (and payment) for amounts billed to secondary and other third-party insurance carriers generally occurs within 30-45 days of submission of the claim. On a monthly basis, an aging of outstanding third-party payor balances is generated and worked by collection personnel, including contacting the patient and/or insurance company in an attempt to determine why payment has not been remitted and obtain payment from the respective responsible party.

When applicable, corrected claims are submitted to the insurance carrier. Collection personnel also continually analyze patients’ accounts and patient statements are generated and sent out monthly. Outbound calls are periodically made to patients with outstanding balances greater than $500 in an attempt to obtain payment.
The collection process is time consuming and complex and typically involves the submission of claims to multiple payors whose payment of claims may be dependent upon the payment of another payor. As a result, our collection efforts may be active for up to 24 months from the initial billing date. In accordance with applicable regulatory requirements, we make reasonable and appropriate efforts to collect our accounts receivable, including deductible and co-payment amounts, in a consistent manner for all payor classes. Uncollectible account balances for all payor classes are written off after remaining unpaid for a period of 24 months. Balances that are determined to be uncollectible prior to the passage of 24 months from the last billing date are written off at the time of such determination.
We perform eligibility and insurance verification on patients prior to the shipment of products and submission of a claim. As a result, we do not have amounts that are pending approval from third-party payors outside of the typical review process for submitted claims.
The following tables set forth our gross accounts receivable balances outstanding by aging category for each major payor source as of December 31, 2008 (in thousands):

	Aging of Accounts Receivable as of December 31, 2008
	< 30	31 – 60	61 – 120	> 120
Payor	Days	Days	Days	Days	Total

Medicare	$2,287	$536	$798	$2,649	$6,270
Commercial parties and Medicaid	2,441	1,092	1,107	4,179	8,819
Patients	276	253	533	2,746	3,808
Other (1)	3,686	826	463	—	4,975

Total gross accounts receivable	$8,690	$2,707	$2,901	$9,574	23,872

Less: Allowances					7,365

Accounts receivable, net					$16,507

(1)	Primarily represents amounts due from CIGNA and other clients of our Insurance Services segment.
Patient Acquisition and Related Costs
Patient acquisition and related costs represent the costs we incur in the development of our medical products patient base, including various media advertising. In accordance with AICPA Statement of Position (SOP) No. 93-7, Reporting on Advertising Costs, we expense such advertising costs as incurred. Direct-response advertising costs meeting the capitalization criteria of SOP 93-7 are required to be reported as an asset and amortized over the future benefit period. We historically have not met the criteria for capitalization as we are not able to demonstrate a direct link between specific sales to patients and specific advertising expenditures such that it is reasonable to conclude that the advertising will result in probable future benefits (probable future revenue). This accounting treatment generally results in advertising expenses being charged to earnings in periods prior to the recognition of the associated revenue.

The costs of acquiring patient lists are capitalized as an intangible asset and amortized over their expected lives of four years, with 35% amortized in the first year and the remaining 65% amortized on a straight-line basis over the succeeding three years.
Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires the disclosure of fair value of financial instruments according to a fair value hierarchy. Additionally, certain disclosures are required regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for non-financial assets and liabilities, for which SFAS No. 157 is effective for fiscal years beginning after November 15, 2008. The adoption of this standard had no impact on our operating results, cash flows or financial position.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to report selected financial assets and liabilities at fair value and is effective for fiscal years beginning after November 15, 2007. The adoption of this standard had no impact on our operating results, cash flows or financial position.
In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations”. SFAS No. 141(R) requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair values and changes other practices under SFAS No. 141. SFAS No. 141(R) also requires additional disclosure of information surrounding a business combination, such that users of the entity’s financial statements can fully understand the nature and financial impact of the business combination. The provisions of SFAS No. 141(R) are effective prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. If we enter into any new material acquisitions SFAS No. 141(R) may have a material impact on our operating results, cash flows or financial position.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, with no early adoption permitted. We do not anticipate that the initial application of SFAS No. 160 will have a material impact on our operating results, cash flows or financial position.
In April 2008, the FASB issued Staff Position FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). The FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The intent of the FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under other accounting principles generally accepted in the United States of America. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The guidance for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after the effective date. Certain disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. If we enter into any new material acquisitions which include intangible assets, FSP FAS 142-3 may have a material impact on our operating results, cash flows or financial position.

In May 2008, the FASB issued Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). The FSP specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The FSP is to be applied retrospectively. We are currently assessing the impact that FSP APB 14-1 will have on our operating results, cash flows or financial position, if any.
NASDAQ Delisting
On October 2, 2007, we were advised by the NASDAQ Listing Qualifications Department that for at least 30 consecutive business days, the closing bid price of our common stock was below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Capital Market under Marketplace Rule 4310(c)(4).
We were provided until March 31, 2008, to regain compliance with the NASDAQ Marketplace Rule 4310(c)(4), and during this time, we continued to trade on The NASDAQ Capital Market under the symbol “NHRX”. On April 1, 2008, we received a letter from The Nasdaq Stock Market indicating that we had not regained compliance during the required period and the Nasdaq staff had determined that our common stock would be delisted from The Nasdaq Capital Market. Accordingly, unless we requested an appeal of the delisting determination, Nasdaq would have suspended trading of our common stock at the open of business on April 10, 2008, and our common stock would have been delisted from The Nasdaq Capital Market. On April 4, 2008, we requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Nasdaq staff’s determination, which temporarily stayed the delisting action pending the issuance of a decision by the Panel following the hearing. On April 29, 2008, we withdrew our request for a hearing and we received a letter from The Nasdaq Stock Market that as a result of the withdrawal of our appeal of the Nasdaq Listing Qualifications Department’s notification that we had not gained compliance with the requirements of Nasdaq Marketplace Rule 4310(c)(4), our common stock would be delisted beginning with the opening of trading of the Nasdaq Capital Market on May 1, 2008.
On May 1, 2008, our common stock became eligible for quotation on the OTC Bulletin Board under the trading symbol NHRX or NHRX.OB.
Important Factors That May Affect Future Operations and Results
This Annual Report on Form 10-K contains forward-looking statements. These forward-looking statements appear principally in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements may appear in other sections of this Annual Report on Form 10-K as well. Generally, the forward-looking statements in this Annual Report on Form 10-K use words like “expect,” “believe,” “continue,” “anticipate,” “estimate,” “may,” “will,” “could,” “opportunity,” “future,” “project,” and similar expressions.
The forward-looking statements include statements about our:
•	Expected future operations, revenue, gross margins and expenses
•	Credit facilities and projected cash needs
•	Sales opportunities, strategic relationships and marketing plans

•	Estimates of potential markets for our products and services, including the anticipated drivers for future growth
•	Assessment of the impact of future accounting pronouncements
Statements that are not historical facts are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections for our business and the industry and markets in which we compete. The forward-looking statements contained in this Annual Report on Form 10-K are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. We caution investors not to place undue reliance on the forward-looking statements contained in this Annual Report on Form 10-K. These statements speak only as of the date of this Annual Report on Form 10-K, and we do not undertake any obligation to update or revise them, except as required by law.
The following factors, among others, create risks and uncertainties that could affect our future performance:
•	Restrictions imposed on us under our debt agreements may adversely affect our ability to operate our business
•	The heavy dependence of our Insurance Services segment on revenue derived under our agreement with CIGNA.
•	Competitive bidding for durable medical equipment (DME) and supplies
•	Reduction in reimbursement rates by Medicare for DME and supplies
•	Increases in the costs of medical products dispensed
•	Our history of operating losses and the possibility that we will incur significant additional operating losses
•	Our ability to raise the capital that we will need to sustain our operations
•	Our ability to attract new patients and retain existing patients
•	Identification of, and competition for, growth and expansion opportunities
•
Compliance with, or changes in, government regulation and legislation, or interpretations thereof, including, but not limited to, pharmacy licensing requirements and healthcare reform legislation, including HIPAA

•	An inability to establish and maintain successful collaborative relationships could adversely affect our ability to generate revenue
•	Adverse developments in any investigation related to the pharmaceutical industry
•	Competition and technological change that may make our products and technologies less attractive or obsolete
•	Our ability to obtain and maintain intellectual property protection for our technologies
•	Significant fluctuations in our revenue and operating results, which have occurred in the past and which could continue to fluctuate in the future

•	Any loss or inability to hire and retain qualified personnel
•	Our exposure to product liability in excess of our insurance coverage
•	Any failure to maintain an effective system of internal controls in the future could adversely affect our ability to accurately report financial results or prevent fraud
•	Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses
•	Our common stock may continue to have a volatile public trading price and low trading volume
•	Anti-takeover provisions in our governing documents and under Delaware law may make an acquisition of us more difficult
As a result of the foregoing and other factors, we may experience material fluctuations in our future operating results, which could materially affect our business, financial position, and stock price. These risks and uncertainties are discussed in more detail in Section 1A of this Annual Report on Form 10-K, entitled “Risk Factors”.

Item 8. Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
NationsHealth, Inc.
We have audited the accompanying consolidated balance sheets of NationsHealth, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NationsHealth, Inc. at December 31, 2008 and 2007 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.
As discussed in Note 15 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.
Ernst & Young LLP
Fort Lauderdale, Florida
April 30, 2009

NATIONSHEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,056	$1,925
Accounts receivable, net of allowances of $7,365 and $7,974, respectively	16,507	10,993
Inventory	3,236	2,557
Costs related to billings in process, net	1,416	326
Prepaid expenses and other current assets	712	927

Total current assets	22,927	16,728
Property and equipment, net	3,155	4,666
Customer contract intangible, net	5,487	7,755
Acquired customer lists, net	2,032	3,090
Other intangible assets, net	567	907
Goodwill	2,375	1,075
Restricted cash	1,899	1,899
Other assets, net	1,051	1,360

Total assets	$39,493	$37,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,892	$6,314
Accrued expenses	7,168	4,553
Promissory note payable, net	—	1,478
Current portion of long-term debt	2,809	2,810
Current portion of capital lease obligations	782	679
Line of credit	8,736	2,500

Total current liabilities	25,387	18,334

Long-Term Liabilities:
Convertible notes, related party, net	9,435	7,715
Long-term debt	1,171	3,980
Obligations under capital leases	638	1,396
Other long-term liabilities	1,588	1,212

Total long-term liabilities	12,832	14,303

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized; 29,389,731 and 29,408,763 issued and 28,551,805 and 29,318,591 outstanding, respectively	3	3
Additional paid-in capital	75,243	74,218
Accumulated deficit	(73,972)	(69,378)

Total stockholders’ equity	1,274	4,843

Total liabilities and stockholders’ equity	$39,493	$37,480

The accompanying notes are an integral part of these consolidated financial statements.

NATIONSHEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31,
	2008	2007	2006

Revenue:
Net product sales	$65,766	$46,070	$44,788
Prescription drug card revenue	—	—	3,983
Service revenue	34,610	31,450	38,445

	100,376	77,520	87,216

Cost of product sales	37,620	20,866	18,854
Cost of services	13,380	12,221	31,907

Gross Profit	49,376	44,433	36,455

Operating Expenses:
Patient acquisition and related costs	2,024	3,731	3,382
Patient service and fulfillment	13,061	9,544	8,286
General and administrative	22,333	24,753	27,940
Provision for doubtful accounts	3,895	1,991	3,625
Depreciation and amortization	5,123	6,419	5,231
Impairment of investment in joint venture	—	—	1,292
Restructuring costs	2,310	—	—
Gain on sale of business line	—	(338)	(5,000)

	48,746	46,100	44,756

Income (Loss) from Operations	630	(1,667)	(8,301)

Other Income (Expense):
Interest income	58	155	257
Interest expense, related party	(3,028)	(2,708)	(2,448)
Interest expense	(2,254)	(1,706)	(786)

	(5,224)	(4,259)	(2,977)

Net Loss	$(4,594)	$(5,926)	$(11,278)

Loss per share — basic and diluted	$(0.16)	$(0.21)	$(0.40)

Weighted average shares outstanding — basic and diluted	28,730	28,350	27,895

The accompanying notes are an integral part of these consolidated financial statements.

NATIONSHEALTH, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands)

			Additional
	Common Stock		Paid-in	Unearned	Accumulated
	Shares	Amount	Capital	Compensation	Deficit	Total
Balance, December 31, 2005	27,810	$3	$68,949	$(2,761)	$(52,174)	$14,017
Issuances of common stock	52	—	395	—	—	395
Repurchases of common stock	(36)	—	(75)	—	—	(75)
Restricted stock awards, net of forfeitures	610	—	1,328	—	—	1,328
Warrant exercises	400	—	2,000	—	—	2,000
Reclassification of unearned compensation upon adoption of SFAS No. 123 (R)	—	—	(2,761)	2,761	—	—
Employee stock options, net of forfeitures	—	—	963	—	—	963
Employee stock option exercises	2	—	17	—	—	17
Net loss	—	—	—	—	(11,278)	(11,278)

Balance, December 31, 2006	28,838	3	70,816	—	(63,452)	7,367
Issuance of common stock for acquisition	474	—	479	—	—	479
Repurchases of common stock	(31)	—	(36)	—	—	(36)
Restricted stock awards, net of forfeitures	38	—	720	—	—	720
Accelerated vesting of equity compensation	—	—	1,566	—	—	1,566
Employee stock options, net of forfeitures	—	—	673	—	—	673
Net loss	—	—	—	—	(5,926)	(5,926)

Balance, December 31, 2007	29,319	3	74,218	—	(69,378)	4,843
Repurchases of common stock	(767)	—	(159)	—	—	(159)
Restricted stock awards, net of forfeitures	—	—	311	—	—	311
Accelerated vesting of equity compensation	—	—	324	—	—	324
Employee stock options, net of forfeitures	—	—	549	—	—	549
Net loss	—	—	—	—	(4,594)	(4,594)

Balance, December 31, 2008	28,552	$3	$75,243	$—	$(73,972)	$1,274

The accompanying notes are an integral part of these consolidated financial statements.

NATIONSHEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2008	2007	2006
Cash Flows from Operating Activities:
Net loss	$(4,594)	$(5,926)	$(11,278)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Gain on sales of business lines	—	(338)	(5,000)
Provision for doubtful accounts	3,895	1,991	3,625
Provision for sales allowances and returns	1,744	1,459	2,210
Reserve for (recovery of) costs related to billings in process	50	761	(280)
Depreciation and amortization	6,188	7,151	5,747
Amortization of note discount and other non-cash interest charges, net	2,516	2,118	1,441
Stock-based compensation	1,184	2,959	2,291
Impairment of investment in joint venture	—	—	1,292
Changes in operating assets and liabilities:
Accounts receivable	(10,672)	(6,164)	(3,115)
Inventory	(679)	(157)	(351)
Prepaid expenses and other assets	(606)	(1,122)	737
Accounts payable and accrued expenses	(439)	(3,341)	(15,644)
Deferred revenue	862	—	(1,335)

Net cash and cash equivalents used in operating activities:	(551)	(609)	(19,660)

Cash Flows from Investing Activities:
Proceeds from sales of business lines	—	—	7,600
Dissolution of joint venture	—	—	1,530
Maturity of available for sale investments, net	—	—	923
Deposit paid for acquisition	(250)	—	—
Acquisition of property and equipment	(1,131)	(1,056)	(1,669)
Acquisition of Diabetes Care and Education, Inc., net of cash acquired	—	(2,494)	—
Asset acquisitions	—	(2,856)	(280)

Net cash and cash equivalents (used in) provided by investing activities:	(1,381)	(6,406)	8,104

Cash Flows from Financing Activities:
Proceeds from exercise of warrants	—	—	2,000
Draws (principal repayments ) on term loan	(2,810)	6,789	—
Deposit of restricted cash under credit facility	—	(1,500)	—
Net draws on line of credit	6,236	—	100
Payment of promissory note	(1,500)	—	—
Payment of debt issuance costs	(20)	(100)	(100)
Repurchases of common stock	(159)	(36)	(75)
Principal payments under capital lease obligations	(684)	(437)	(133)
Proceeds from exercise of employee stock options	—	—	17

Net cash and cash equivalents provided by financing activities	1,063	4,716	1,809

Net Decrease in Cash and Cash Equivalents	(869)	(2,299)	(9,747)

Cash and Cash Equivalents, Beginning of Year	1,925	4,224	13,971

Cash and Cash Equivalents, End of Year	$1,056	$1,925	$4,224

Supplemental Disclosure of Cash Flow Information:
Interest Paid	$2,721	$2,036	$1,578

Non-cash Financing Activities:

Payment of bonuses with stock	$—	$—	$395

Issuance of promissory note for joint venture termination fee	$—	$—	$1,500

Assets acquired under capital leases	$29	$2,426	$—

The accompanying notes are an integral part of these consolidated financial statements.

NATIONSHEALTH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008
1. BUSINESS AND BASIS OF PRESENTATION
Business
NationsHealth, Inc. (“NationsHealth” or the “Company”) provides medical products nationwide to Medicare and managed care beneficiaries with a focus on improving the delivery and cost of healthcare to the approximately 45 million Medicare beneficiaries in the United States. NationsHealth also provides certain services, including marketing, insurance agent training and licensing, member enrollment and service, distribution and billing and collections, to Medicare Part D prescription drug plan providers and other Medicare benefit sponsors. NationsHealth has an agreement with Connecticut General Life Insurance Company (“CIGNA”) to service its Medicare Part D prescription drug plans nationally.
Principles of Consolidation
The consolidated financial statements include the accounts of NationsHealth and its wholly-owned subsidiaries, NationsHealth Holdings, LLC, United States Pharmaceutical Group, LLC and Diabetes Care & Education, Inc., as well as majority owned National Pharmaceuticals and Medical Products (USA), LLC. Intercompany balances and transactions have been eliminated in consolidation.
Reclassifications
Certain prior years’ amounts have been reclassified to conform to the current year presentation.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Restricted Cash
Restricted cash at December 31, 2008 and 2007 includes a certificate of deposit collateralizing a letter of credit for approximately $300,000 (see Note 17). Restricted cash at December 31, 2008 and 2007 also includes $1,500,000 serving as collateral under the Company’s credit facility (see Note 11), which is invested in a short-term money market account with a financial institution.

Accounts Receivable
The Company does business and extends credit based on an evaluation of the financial condition of third party payors and patients generally without requiring collateral. Exposure to losses on receivables is expected to vary by patient due to the financial condition of each patient. A significant portion of accounts receivable is due from Medicare, but also includes amounts due from other third party payors and patients. The collection process is time consuming and complex and typically involves the submission of claims to multiple payors whose payment of claims may be dependent upon the payment of another payor. As a result, collection efforts may be active for up to 24 months from the initial billing date. In accordance with applicable regulatory requirements, the Company makes reasonable and appropriate efforts to collect its accounts receivable, including deductible and co-payment amounts, in a consistent manner for all payor classes.
Accounts receivable are stated net of allowances for doubtful accounts and claim denials, which are estimated based upon historical collection and claim denial experience and current trends. Allowances for doubtful accounts are established through charges to bad debt expense, while allowances for claim denials are recorded as a reduction of revenue. Uncollectible accounts are written off after all collection efforts, and claim re-submittals, where appropriate, have been exhausted.
Inventory
Inventory consists of medical supplies, primarily diabetes testing supplies, insulin pumps and pump supplies, and medications. Inventory is stated at the lower of cost, determined on the first-in, first-out method, or market.
Goodwill and Other Intangible Assets
Goodwill and other intangible assets are accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets”. Goodwill is not amortized but is tested for impairment annually, or more frequently if impairment indicators arise. The Company tested goodwill recorded as a result of the acquisition of Diabetes Care and Education, Inc. (“DC&E”) as of December 31, 2008 by comparing DC&E’s carrying value to its estimated fair value. DC&E’s fair value as of December 31, 2008 was estimated based upon its discounted future cash flows. Since DC&E’s fair value exceeded its carrying value as of December 31, 2008, the annual impairment analysis did not result in any goodwill impairment. Intangible assets with finite lives are amortized over their expected lives. The Company reviews its long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.
Revenue Recognition
The Company recognizes revenue related to product sales upon shipment of patient orders, provided that risk of loss has passed to the patient and the required written forms to bill Medicare, other third party payors, and patients have been received and verified. Revenue is recorded at amounts expected to be collected from Medicare, other third party payors, and directly from patients.
The Company records sales allowances for estimated claim denials related to unsettled amounts from Medicare and other third-party payors as a reduction of gross revenue. Allowances for claim denials are estimated based upon historical claim denial experience, and the rate at which such allowances are provided is periodically adjusted to reflect actual claim denials and current trends. The Company also establishes reserves for estimated product returns, which are recorded as a reduction of gross revenue. Reserves for returns are estimated based upon historical returns experience and current trends.

Where applicable, contractual adjustments are recorded for the difference between expected reimbursement amounts and revenue recorded per the billing system. Such adjustments are recorded as a reduction of both gross revenue and accounts receivable. Revenue is not recognized for product shipments until the period in which the required documentation has been collected and verified. The costs related to billings in process, consisting of the cost of products shipped, are deferred in the Company’s consolidated balance sheet, and are charged to cost of product sales at the time the related revenue is recognized.
Revenue for Medicare reimbursement is calculated based on government-determined prices for Medicare-covered items and is recognized at such reimbursement amounts. Amounts billed in excess of the government-determined reimbursement prices are excluded from revenue. Medicare reimbursements are subject to review by appropriate government regulators. Medicare reimburses at 80% of the government-determined reimbursement amounts for reimbursable products. The remaining balance is billed to other third party payors or directly to patients. Revenue received directly from Medicare, which relates to the Company’s Medical Products segment, represented approximately 30%, 34% and 41% of total revenue in 2008, 2007 and 2006, respectively.
Prior to October 1, 2005, the Company provided individuals with discount prescription drug cards, which were accepted at pharmacies nationwide (the “Discount Prescription Drug Card Business”). Each time a cardholder saved money using one of these cards, the Company received a fee ranging from $0.70 to $1.30 per transaction. Revenue was recognized in the month the transaction occurred. Additionally, the Company earned manufacturer rebates when cardholders purchased certain drugs using the card. Revenue from manufacturer rebates was recognized when earned and the amount fixed and determinable. On September 5, 2006, the Company sold the Discount Prescription Drug Card Business (see Note 7). Accordingly, the Company had no revenue from the Discount Prescription Drug Card Business for the years ended December 31, 2007 and 2008.
Revenue related to the Company’s Insurance Services segment is recognized when earned as the services are performed and is presented in the accompanying consolidated statements of operations as service revenue. The direct costs of providing contracted services performed on behalf of these clients are shown as cost of services in arriving at gross profit. Revenue from CIGNA, which is included in the Company’s Insurance Services segment, represented approximately 31%, 38% and 40% of total revenue in 2008, 2007 and 2006, respectively.
Patient Acquisition and Related Costs
Patient acquisition and related costs represent costs incurred by the Company in the development of its patient base. These costs are primarily comprised of advertising, promotion, call center and data collection expenses and the provision for costs of inventory shipped but never billed because all documents required to bill Medicare have not been collected. Patient acquisition and related costs are charged to expense as incurred because they are only indirectly associated with the sale of product and services, and therefore not of a direct-response nature.
Advertising costs, which are included in patient acquisition and related costs and, to the extent related to services revenue, in cost of services, are expensed as incurred. Advertising costs were approximately $609,000, $1,343,000 and $9,064,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Patient Service and Fulfillment Expenses
Patient service and fulfillment expenses, which relate to the Company’s Medical Products segment, consist primarily of costs to service existing patients, including patient service personnel, call center and telecommunications costs, fulfillment of patient mailings, and product shipping costs. Product shipping costs were approximately $2,120,000, $1,736,000 and $1,906,000 for the years ended December 31, 2008, 2007 and 2006, respectively.
Loss Per Share
Loss per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon conversion of the Company’s convertible notes (using the if-converted method), unvested restricted stock and shares issuable upon exercise of stock options and warrants. The shares issuable upon conversion of the Company’s convertible notes and the shares issuable upon exercise of the Company’s outstanding warrants, stock options, the underwriters’ option, and upon the vesting of restricted stock have been excluded from the calculation of diluted earnings per share for all periods presented as their effect would have been antidilutive.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.
Fair Value of Financial Instruments
The respective carrying value of certain on-balance-sheet financial instruments approximates their fair value. These instruments include cash and cash equivalents, accounts receivable and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values, or they are receivable or payable on demand.
The fair value of the Company’s credit facility borrowings is estimated based on current rates offered to the Company for debt of comparable maturities and similar collateral requirements, and approximates carrying value.
Based upon various factors, including borrowing rates and the market value for the Company’s common stock, the estimated fair value of the Company’s convertible notes as of December 31, 2008 was approximately $11,720,000, compared to a carrying value of approximately $9,435,000.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable.

With respect to cash and cash equivalents and restricted cash, the Company maintains deposit balances at financial institutions that, from time to time, may exceed federally insured limits. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks.
The Company’s single largest account receivable balance is from Medicare, which the Company does not consider to be a significant credit risk. The Company also has accounts receivable from CIGNA and other insurance companies, which the Company does not consider to be significant credit risks.
Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires the disclosure of fair value of financial instruments according to a fair value hierarchy. Additionally, certain disclosures are required regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for non-financial assets and liabilities, for which SFAS No. 157 is effective for fiscal years beginning after November 15, 2008. The adoption of this standard had no impact on the Company’s operating results, cash flows or financial position.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to report selected financial assets and liabilities at fair value and is effective for fiscal years beginning after November 15, 2007. The adoption of this standard had no impact on the Company’s operating results, cash flows or financial position.
In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations”. SFAS No. 141(R) requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair values and changes other practices under SFAS No. 141. SFAS No. 141(R) also requires additional disclosure of information surrounding a business combination, such that users of the entity’s financial statements can fully understand the nature and financial impact of the business combination. The provisions of SFAS No. 141(R) are effective prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. If the Company enters into any new material acquisitions, SFAS No. 141(R) may have a material impact on its operating results, cash flows or financial position.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, with no early adoption permitted. The Company does not anticipate that the initial application of SFAS No. 160 will have material impact on its operating results, cash flows or financial position.
In April 2008, the FASB issued Staff Position FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). The FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The intent of the FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under other accounting principles generally accepted in the United States of America. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The guidance for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after the effective date. Certain disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. If the Company enters into any new material acquisitions which include intangible assets, FSP FAS 142-3 may have a material impact on its operating results, cash flows or financial position.

In May 2008, the FASB issued Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). The FSP specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The FSP is to be applied retrospectively. The Company is currently assessing the impact that FSP APB 14-1 will have on its operating results, cash flows or financial position, if any.
3. LIQUIDITY CONSIDERATIONS
From inception and continuing through 2008, the Company has used significant amounts of cash in its operations and has incurred net losses of approximately $4,594,000, $5,926,000 and $11,278,000 for the years ended December 31, 2008, 2007 and 2006, respectively. As reflected in the accompanying consolidated balance sheet, the Company had unrestricted cash and cash equivalents of approximately $1,056,000, and negative working capital of approximately $2,460,000, as of December 31, 2008.
Management’s plans with regard to these matters encompass the following:
Cost Reductions
During 2006, 2007 and 2008, and again in January 2009, the Company implemented plans to restructure and streamline its management organization and reduce its workforce in order to increase both cost effectiveness and profitability. Management would, if considered necessary, be able to further reduce operating costs associated with discretionary patient acquisition activities and other operating costs to mitigate the effects of any temporary cash flow shortages.
Sales of Lines of Business
In 2005, the Company sold its respiratory line of business for a total of approximately $16,000,000. In 2006, the Company sold its Discount Prescription Drug Card business for $6,000,000, subject to an approximately $662,000 reduction (see Note 7). Management believes that additional opportunities are available to raise cash from the sale of a portion of the Company’s assets.
Credit Facility
The Company has a revolving line of credit agreement, as amended and restated on April 11, 2007 (see Note 11). As of December 31, 2008, the unused portion available under the revolving line of credit was approximately $1,040,000.

As of each month-end from October 31, 2008 through February 28, 2009, the Company was not in compliance with certain financial covenants under its credit facility and was thus in technical default of the credit agreement at such dates. On April 30, 2009, the Company obtained a waiver of its non-compliance with the financial covenants for all such periods from its credit facility lender, which eliminated the events of default, and the credit facility was amended to adjust the covenants for the remainder of 2009 to levels that management believes the Company will be able to satisfy.
Summary
Management believes that the actions taken by the Company provide the opportunity for the Company to improve profitability and that the Company has sufficient liquidity to continue as a going concern. However, there can be no assurances that the Company will have adequate liquidity or that profitability will be achieved. (See Note 21.)
4. CIGNA AGREEMENT
The Company entered into an agreement with CIGNA on May 4, 2005 to provide services to CIGNA in connection with CIGNA’s offering of Medicare Part D prescription drug plans to Medicare beneficiaries. The services provided by the Company to CIGNA under the original agreement encompassed virtually all aspects of the non-claims administration of CIGNA’s Part D plans, including advertising and marketing for the plans, member eligibility and enrollment processing, member service, communication and reconciliation with the Centers for Medicare and Medicaid Services (“CMS”), and member billing and premium collection.
On May 26, 2006, the Company and CIGNA entered into an Amended and Restated Preferred Vendor Agreement (the “Amended and Restated Agreement”), which amended and restated the agreement entered into on May 4, 2005. The initial term (the “Initial Term”) of the Amended and Restated Agreement was to expire on December 31, 2009. The Amended and Restated Agreement was contingent upon the continued award of Part D contracts to CIGNA by CMS.
On May 1, 2008, the Company entered into a Second Amended and Restated Preferred Vendor Agreement with CIGNA (the “Second Amendment”), which amended and restated the preferred vendor agreement entered into with CIGNA on May 26, 2006. The Second Amendment extended the term of the agreement through September 30, 2012 and automatically renews for additional one-year periods unless either party provides to the other party notice to terminate not later than July 1, 2012, or any subsequent renewal year.
Pursuant to the Second Amendment, and through an anticipated transition date of no earlier than the end of May 2009 (the “Transition Date”), the Company continues to provide CIGNA the same member service activities and selected marketing and enrollment services it has historically provided (the “Pre-Transition Services”) in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plans. Following the Transition Date, the Company will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the “Post-Transition Services”), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, compensation related to the Pre-Transition Services was reduced by $400,000 per month for the period November 2008 through March 2009, the impact of which was recognized over the period May 2008 through March 2009. Compensation related to the Pre-Transition Services will be reduced by $500,000 per month subsequent to March 2009 through the Transition Date. Furthermore, the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that the Company will provide to CIGNA.

As a result of the Second Amendment, the Company was relieved of certain obligations related to the 2006 plan year, pursuant to which the Company recognized incremental insurance services revenue of $500,000 during the second quarter of 2008. Additionally, in connection with the extension of the term of the agreement, the amortization period of the related CIGNA contract intangible asset (see Note 9) was extended through September 30, 2012. The effect of the change in amortization period was a decrease in amortization expense and net loss of approximately $1,600,000, and a decrease in loss per share of $0.06, for the year ended December 31, 2008.
5. BUSINESS COMBINATION
On September 4, 2007, the Company acquired all of the issued and outstanding capital stock of Diabetes Care and Education, Inc. (“DC&E”). DC&E is a provider of insulin pumps, pump supplies and blood glucose monitoring equipment and supplies through its three facilities in Kentucky, North Carolina and South Carolina. DC&E also offers diabetes education to individuals with diabetes through its American Diabetes Association recognized education programs. The acquisition was made as part of the Company’s strategy to add customers and expand product offerings that are complimentary to its diabetes supplies business, and the DC&E operations have become a part of the Company’s Medical Products segment. The Company paid cash at closing of $2,500,000 and issued 473,933 unregistered shares of its common stock with a fair value of approximately $479,000, based upon the closing price on the date of the acquisition. The Company also incurred legal fees and a broker commission totaling approximately $321,000, resulting in a total purchase price of approximately $3,300,000. If revenue associated with DC&E’s operations exceeds certain targets in 2008, 2009 and 2010, the Company may also be obligated to pay additional cash consideration totaling up to $2,500,000, $1,000,000 and $1,000,000, respectively. As of December 31, 2008, the Company had accrued a liability for $1,300,000 of additional consideration based upon DC&E’s results for 2008. The accrual for the additional consideration was recorded as additional goodwill from the DC&E acquisition, and any further additional consideration for the acquisition will also be recorded to goodwill.
On April 16, 2009, the Company entered into a Settlement Agreement and General Release with the seller, pursuant to which the total additional cash consideration related to the DC&E acquisition, including the amount earned and accrued for 2008, was fixed at $1,750,000, payable $300,000 on June 30, 2009, $300,000 on December 31, 2009, $300,000 on June 30, 2010, $400,000 on December 31, 2010 and $450,000 on June 30, 2011. Pursuant to the settlement agreement, the seller returned the shares of common stock originally issued in connection with the acquisition back to the Company.
The following table summarizes the allocation of the purchase price for DC&E (in thousands):

Assets
Current assets	$2,331
Provider contracts and relationships	930
Customer list	880
Non-compete agreement	90
Goodwill	1,075

Total assets acquired	5,306

Liabilities
Current liabilities	(1,982)
Long-term debt	(24)

Total liabilities assumed	(2,006)

Net assets acquired	$3,300

The Company estimated the fair value of DC&E’s identifiable intangible assets based upon a third-party valuation. The weighted average amortization period for the acquired intangible assets with finite lives is approximately 3.5 years.
In connection with the acquisition, and including the additional consideration accrued as of December 31, 2008, the Company recorded approximately $2,375,000, representing the excess of the purchase price of DC&E over the net amounts assigned to assets acquired and liabilities assumed, as goodwill. The goodwill resulting from the DC&E acquisition is allocated to the Company’s Medical Products segment, and no portion of the goodwill will be deductible for tax purposes.
The results of operations for DC&E are included in the Company’s consolidated statements of operations from the date of acquisition. The following pro forma consolidated results of operations assume that the acquisition of DC&E was completed as of January 1, 2006:

	Year Ended December 31,
	2007	2006
	(in thousands)
Total revenue	$84,169	$94,849
Net loss	$(6,464)	$(11,893)
Loss per share, basic and diluted	$(0.23)	$(0.42)
The pro forma results include certain purchase accounting adjustments such as the estimated changes in amortization expense on acquired intangible assets as well as interest expense on borrowings used to finance the acquisition. However, pro forma results do not include any revenue from cross-selling, cost savings or other effects of the planned integration of DC&E. Accordingly, such amounts are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated or that may result in the future.
6. US BIO JOINT VENTURE
On August 3, 2005, the Company entered into a joint venture to develop and operate a specialty and oncology pharmacy business with US Bioservices Corporation (“US Bio”), pursuant to the limited liability company operating agreement (the “Operating Agreement”) of NationsHealth Specialty Rx, LLC (“Specialty Rx”). In March 2006, CMS approved Specialty Rx’s participation in its Competitive Acquisition Program (the “CAP Program”). However, the terms of the CAP Program established by CMS were not economically viable for Specialty Rx and operations did not commence.
On September 27, 2006, the Company entered into an agreement (the “Dissolution Agreement”) with US Bio to dissolve Specialty Rx. Pursuant to the Dissolution Agreement, the Operating Agreement was terminated and the capital contributions of $1,530,000 and $1,470,000 were returned to the Company and US Bio, respectively. As a condition of the Dissolution Agreement, the Company agreed to pay a termination fee (the “Termination Fee”) to US Bio in the amount of $1,500,000, evidenced by a promissory note (the “Promissory Note”) to US Bio. The non-interest bearing Promissory Note, which matured and was paid on February 21, 2008, was recorded net of a discount for imputed interest of approximately $208,000. The discount on the Promissory Note was amortized to interest expense over its term, based on the effective interest method. The Company recorded an impairment charge totaling approximately $1,292,000 during 2006 to write-down the investment in the joint venture to its estimated net realizable value. The impairment charge recorded represented the net present value of the Promissory Note issued for the Termination Fee.

7. SALE OF DISCOUNT PRESCRIPTION DRUG CARD BUSINESS
On September 5, 2006, the Company sold its Discount Prescription Drug Card Business to HealthTran LLC (“HealthTran”) for $6,000,000 in cash (the “Purchase Price”). The Purchase Price was subject to a potential downward adjustment, of up to $1,000,000, based on the volume of claims processed by HealthTran related to the Discount Prescription Drug Card Business through September 5, 2007. Pursuant to the transaction, the Company recorded a gain of $5,000,000 in 2006. Based upon the actual claims volume through September 5, 2007, the final purchase price adjustment amounted to approximately $662,000. Pursuant to the final purchase price adjustment, the Company recorded a gain of approximately $338,000 in 2007.
8. PROPERTY AND EQUIPMENT
Property and equipment is stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the respective lease term or the estimated useful lives of the assets. Depreciation and amortization of property and equipment amounted to $2,523,000, $2,326,000 and $1,858,000 for 2008, 2007 and 2006, respectively. Property and equipment consists of the following:

	Estimated Useful	December 31,
	Life (Years)	2008	2007
		(in thousands)

Office and computer equipment	3-5	$3,414	$3,533
Furniture and fixtures	5	778	922
Leasehold improvements	Up to 5	892	917
Software	3	3,936	4,987

		9,020	10,359
Less accumulated depreciation and amortization		5,865	5,693

		$3,155	$4,666

The Company capitalizes certain internally developed software costs, which are being amortized on a straight-line basis over the estimated useful lives of the software, generally three years. The amount of capitalized software development costs included in property and equipment in the accompanying consolidated balance sheets totaled $164,000, net of accumulated amortization of $1,535,000, as of December 31, 2008, and $706,000, net of accumulated amortization of $2,144,000, as of December 31, 2007. Amortization of software development costs amounted to $578,000, $590,000 and $686,000 for 2008, 2007 and 2006, respectively.
Capital leases of equipment and software are included in property and equipment in the accompanying consolidated balance sheets in the amount of approximately $1,166,000, net of accumulated amortization of approximately $1,435,000, as of December 31, 2008, and approximately $1,948,000, net of accumulated amortization of approximately $633,000, as of December 31, 2007. Amortization of assets recorded under capital leases is included in depreciation and amortization in the accompanying consolidated statements of operations.

9. INTANGIBLE ASSETS
In conjunction with the Company’s agreement with CIGNA (see Note 4), on November 4, 2005, CIGNA purchased from the Company 303,030 shares of its common stock for $6.60 per share, which was below the $7.88 per share market price of the stock on such date, and the Company issued to CIGNA warrants to purchase 2,936,450 shares of its common stock at $6.60 per share. The fair value of the warrants and the discount from the fair value of the common stock on the date of purchase, totaling approximately $16,156,000, was recorded as an intangible asset specifically identifiable to the CIGNA contract. The original agreement with CIGNA established the Company as the exclusive provider of certain services with respect to CIGNA’s Part D plans and conveyed to the Company a contractual legal right to provide such services for a specified period of time. The CIGNA contract embodied probable future economic benefit to the Company, and thus the costs of acquiring the contract, represented by the equity consideration granted to CIGNA, met the criteria for recognition of an asset. From the date of issuance of the warrants to CIGNA through the effective date of the Second Amendment on May 1, 2008, the Company amortized the CIGNA contract intangible on a straight-line basis over the original term of the agreement. In connection with the Second Amendment, the Company began amortizing the remaining carrying value of the contract intangible on a straight-line basis through the new term of September 30, 2012.
In addition to the intangible assets recorded in connection with the acquisition of DC&E (see Note 5), during the year ended December 31, 2007 the Company recorded intangible assets totaling approximately $2,775,000 related to the acquisition of certain assets of diabetes supply companies. The purchase price for each acquisition was allocated to all the assets acquired, including customer lists, inventory and other assets, if any, based on their relative fair values.
The costs of acquired customer lists are amortized over their expected lives of four years, with 35% amortized in the first year and the remaining 65% amortized on a straight-line basis over the succeeding three years. The costs of the non-compete agreement and provider contracts and relationships are amortized on a straight-line basis over their expected lives of three years.
Amounts recorded for the Company’s intangible assets with finite lives, all of which pertain to the Company’s Medical Products segment, as of December 31, 2008 and 2007 were as follows:

	2008			2007
	Gross			Gross
	Carrying	Accumulated		Carrying	Accumulated
	Amount	Amortization	Net	Amount	Amortization	Net
	(in thousands)
Customer contract	$16,156	$(10,669)	$5,487	$16,156	$(8,401)	$7,755
Provider contracts and relationships	930	(413)	517	930	(103)	827
Acquired customer lists	3,935	(1,903)	2,032	3,935	(845)	3,090
Non-compete agreement	90	(40)	50	90	(10)	80

	$21,111	$(13,025)	$8,086	$21,111	$(9,359)	$11,752

Amortization of intangible assets amounted to $3,665,000, $4,825,000 and $3,889,000 for 2008, 2007 and 2006, respectively. Estimated future annual amortization expense is as follows (in thousands):

Year ending December 31,

2009	$2,656
2010	2,537
2011	1,796
2012	1,097
10. ACCRUED EXPENSES
Accrued expenses consist of the following (in thousands):

	December 31,
	2008	2007

Accrued compensation	$2,177	$1,425
Accrued refunds	777	1,216
Other	4,214	1,912

	$7,168	$4,553

11. CREDIT FACILITY
The Company entered into a revolving credit agreement in April 2004, which was subsequently amended and restated from time to time, and had a maturity date of April 30, 2010. Under the agreement, as amended and restated, the available funding is limited by a borrowing base, comprised of a percentage of eligible accounts receivable and inventory, as defined, up to a maximum of $10,000,000. The credit agreement requires the Company to maintain a lock-box arrangement, whereby amounts received into the lock-box are applied to reduce the revolving credit facility outstanding, and contains certain subjective acceleration clauses in the event of a material adverse event, as defined. Borrowings under the credit agreement are classified as current liabilities in the Company’s balance sheet in accordance with the provisions set forth in Emerging Issues Task Force Issue No. 95-22, “Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include both a Subjective Acceleration Clause and a Lock-Box Arrangement.”
The revolving line bears interest monthly at the higher of prime plus 3% or 8.25%, plus certain additional fees and charges. As of December 31, 2008, the rate under the facility was 8.25% per annum. The line is secured by substantially all assets of the Company and requires the maintenance of minimum EBITDA, as defined in the credit agreement, and fixed charge coverage ratios, as well as minimum monthly cash collections of accounts receivable and minimum liquidity, each as defined in the credit agreement. Under the terms of the credit agreement, the Company is not permitted to pay dividends to its stockholders. As of December 31, 2008, the outstanding balance under the line of credit was $8,736,000, and the unused portion available thereunder was approximately $1,040,000.

On April 11, 2007, the Company entered into a Third Amended and Restated Revolving Credit, Term Loan and Security Agreement with the lender (the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement retained the existing $10,000,000 revolving credit facility, the subjective acceleration clauses in the event of a material adverse event, as defined, and existing maturity date of the overall credit facility of April 30, 2010, and added a $7,000,000 multi-draw term loan (the “Term Loan”) to the credit facility. On April 11, 2007, $1,500,000 of proceeds from the Term Loan were funded into a restricted deposit account to serve as collateral for the facility as required under the Third Amended and Restated Credit Agreement. The remainder of the Term Loan was restricted in use to finance the acquisition of certain assets of diabetic supply companies, including customer lists, inventory and other assets. An additional $5,289,000 was drawn on the Term Loan for such purposes. The Third Amended and Restated Credit Agreement also adjusted the financial covenants of the credit facility and added a covenant related to the Company’s diabetic patient count.
Under the Third Amended and Restated Credit Agreement, payment of the principal balance outstanding under the Term Loan is to be made on a straight-line basis, according to an amortization schedule, in 29 consecutive monthly installments, commencing on January 1, 2008. On February 1, 2008, the Third Amended and Restated Credit Agreement was amended to, among other things, temporarily increase the percentage of eligible accounts receivable available under the credit line borrowing base through the end of 2008 and temporarily defer the due dates of the installment payments under the Term Loan through June 30, 2008. As of December 31, 2008, the total balance outstanding under the Term Loan was approximately $3,980,000. In connection with the February 2008 amendment, the maturity date of the overall credit facility was extended to April 30, 2011.
On March 27, 2008, the Third Amended and Restated Credit Agreement was further amended to adjust the financial covenants to account for the Company’s actual and projected financial results. In connection with the amendment, the annual interest rate on the revolving line of credit was increased from the higher of prime plus 2.5% or 6.5%, to the higher of prime plus 3% or 8.25%, and the annual interest rate on the Term Loan was increased from the higher of prime plus 1.0% or 5%, to the higher of prime plus 4.5% or 9.75%, effective as of the amendment date.
In connection with the Third Amended and Restated Credit Agreement, on April 11, 2007, the Company entered into a Second Amended and Restated Equity Participation Fee Agreement with the lender. Pursuant to this agreement, the Company agreed to pay a fixed equity participation fee of $1,375,000 at the maturity date or on earlier termination of the credit facility. In connection with the February 2008 amendment to the Third Amended and Restated Credit Agreement, the amount of the equity participation fee was revised to $1,575,000. As of December 31, 2008, the Company had accrued approximately $1,078,000 related to the equity participation fee as additional interest expense.
As of each month end from October 31, 2008 through February 28, 2009, the Company was not in compliance with certain financial covenants under the credit facility. On April 30, 2009, the Company obtained a waiver of its non-compliance with the financial covenants for all such periods from the lender, and the credit facility was amended to adjust the covenants for the remainder of 2009 to levels that management believes the Company will be able to satisfy.
12. CONVERTIBLE NOTES
On February 28, 2005, the Company closed a private placement transaction with MHR Capital Partners LP and two of its affiliates (collectively, the “Holders”). For an aggregate purchase price of $15,000,000, the Holders received $15,000,000 principal value in secured convertible notes (the “Notes”) and 1,785,714 shares of the Company’s common stock, which were transferred to the Holders by certain principal stockholders of the Company. In combination with their prior holdings, this transaction resulted in the Holders owning more than 10% of the Company’s common stock. Furthermore, pursuant to a stockholders agreement between the Holders and stockholders of the Company holding a majority of the outstanding voting interest, Dr. Mark H. Rachesky was elected to the Company’s Board of Directors on October 20, 2005. As a result, the Notes and related activity and amounts have been presented as related party transactions in the accompanying consolidated financial statements.

The Notes, which mature on February 28, 2012, have a stated fixed interest rate of 7.75%, payable monthly. The Notes are secured by substantially all the Company’s assets, but are subordinated to the credit facility (see Note 11). The Notes may be subordinated to future indebtedness not to exceed $20,000,000 in the aggregate, or, if the Company achieves certain performance criteria, $25,000,000. The Holders may convert the Notes into shares of the Company’s common stock at a conversion price of $6.56 per share, subject to certain anti-dilution provisions. In addition, the Notes will accelerate to maturity upon the occurrence of a default on the Notes by the Company. Through December 31, 2008, no events have occurred that would trigger adjustments for anti-dilution.
The Notes may be redeemed at the option of the Company under certain circumstances, and upon a change of control transaction. If Notes are redeemed at the option of the Company, other than upon a change of control transaction, the Holders may elect to receive either (i) the principal and unpaid interest (the “Par Redemption Price”) plus warrants with the exercise price and for the number of shares for which the Notes would have been convertible into immediately prior to such redemption, or (ii) 110% of the principal amount of the Notes plus any accrued and unpaid interest thereon (the “Premium Redemption Price”). If a Note is redeemed pursuant to a change of control transaction, the Company may redeem the Notes at the Premium Redemption Price. Through December 31, 2008, no events have occurred that would trigger any of these rights.
Beginning on February 28, 2010, the Company may be required by the Holders to redeem a portion of the Notes at the Par Redemption Price and the Holders shall have a right (the “Tax Put Right”) to require the Company to purchase from the Holders, at market price, up to $5,000,000 of the Company’s common stock to satisfy the Holders income tax liability resulting from the redemption. Furthermore, if the amount received by the Holders is still insufficient to pay the income taxes relating to the redemption, the Company shall use commercially reasonable efforts to file a registration statement for the Holders of the Notes, failing which the holders of the Notes shall have an additional Tax Put Right in the amount of up to $2,500,000 in the aggregate for all such redemptions. The Company expects that in February 2010, approximately $4,700,000 of the principal amount of the Notes will be redeemed. (See Note 21.)
The Company allocated the $15,000,000 in proceeds from issuance of the Notes based upon the relative fair values attributed to the Notes and the 1,785,714 shares of common stock. The amount allocated to the shares of common stock was recorded as a discount on the Notes. An additional discount was calculated for the beneficial conversion feature of the Notes represented by the difference between the fair value per share at the date of the transaction and the effective conversion rate. The discount on the Notes is being amortized to interest expense over the life of the Notes based on the effective interest method.
13. STOCKHOLDERS’ EQUITY
Preferred Stock
The Company is authorized to issue 50,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. Through December 31, 2008, no shares of preferred stock have been issued.

Warrants
Pursuant to its initial public offering (the “Offering”) on August 28, 2003, the Company sold 4,025,000 units (“Units”), including 525,000 Units that were issued upon exercise of the underwriters’ over-allotment option. Each Unit consisted of one share of the Company’s common stock, $0.0001 par value, and two Redeemable Common Stock Purchase Warrants (the “Warrants”). Separate trading of the Company’s common stock and the Warrants underlying the Units commenced on September 9, 2003. Each warrant entitled the holder to purchase from the Company one share of common stock at an exercise price of $5.00. During the year ended December 31, 2006, 399,920 Warrants were exercised resulting in proceeds of approximately $2,000,000. Through August 24, 2007, 1,161,925 of the Warrants had been exercised and the remaining 6,888,075 Warrants expired on that date. In connection with the Offering, the Company also issued an option (the “Underwriters’ Option”) for $100 to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit. The Underwriters’ Option expired unexercised on August 24, 2008.
On March 9, 2004, the Company granted warrants, which expire on August 31, 2011, to purchase an aggregate of 45,000 shares of common stock at an exercise price of $8.50 per share to three consultants. Through December 31, 2008, none of the warrants had been exercised.
As discussed in Note 9, the Company issued to CIGNA warrants to purchase 2,936,450 shares of its common stock at $6.60 per share (the “CIGNA Warrants”). The warrants were fully vested and non-forfeitable on the date of grant with an initial term of 7 years, extendible to 10 years if certain conditions were met. In connection with the Company’s repurchase of 303,030 shares of its common stock from CIGNA on September 30, 2008, the CIGNA Warrants were returned to the Company and cancelled.
Common Stock Reserved
As of December 31, 2008, the Company had 5,245,642 shares of common stock reserved for issuance for warrants, the Company’s equity compensation plans, and the MHR Notes which totaled 45,000, 2,914,057 and 2,286,585 respectively.
14. RESTRUCTURING COSTS
Commencing in May 2008 and through the end of 2008, the Company undertook a corporate restructuring, including changes in its executive management and the elimination of approximately 120 positions company-wide. As a result of the restructuring, charges totaling approximately $2,310,000 were recognized in the year ended December 31, 2008, primarily for severance costs. Through December 31, 2008 the Company paid cash of approximately $1,379,000 for restructuring costs and at December 31, 2008 approximately $607,000 of remaining severance obligations is included in accrued expenses.
15. EMPLOYEE STOCK COMPENSATION AND BENEFIT PLANS
On August 30, 2004, the shareholders of the Company voted to adopt the NationsHealth, Inc. 2004 Incentive Stock Plan (the “2004 Plan”) to enable the Company to offer directors, officers and other key employees stock options in the Company. A total of 1,900,000 shares of the Company’s common stock was authorized for issuance under the 2004 Plan.
On June 17, 2005, the Company’s stockholders approved the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”). A total of 2,100,000 shares of the Company’s common stock was authorized for issuance under the 2005 Plan. Under the 2005 Plan, stock options, stock appreciation rights, restricted stock (non-vested stock), restricted stock units and other equity-based awards may be granted to eligible employees, consultants and directors.

Awards of options to employees under the 2004 Plan and 2005 Plan generally vest over a four-year period, with pro rata vesting upon the first anniversary of the grant and each six months thereafter. Awards of options have a maximum term of six years and the Company generally issues new shares upon exercise. The weighted average grant date fair value of options granted during the years ended December 31, 2008, 2007 and 2006 was $0.23, $0.71 and $1.58, respectively.
The Company recognizes compensation cost related to stock options and other share-based awards on a straight-line basis over the requisite service period. The total compensation cost recognized during the years ended December 31, 2008, 2007 and 2006 related to grants under the 2004 Plan and 2005 Plan was approximately $1,184,000, $2,959,000 and $2,291,000, respectively. As of December 31, 2008, there was approximately $383,000 of unrecognized compensation cost related to nonvested stock options, which is expected to be recognized over a remaining weighted-average period of 3.1 years. The intrinsic value of all options granted during the years ended December 31, 2008, 2007 and 2006 was $0 and as of December 31, 2008 the aggregate intrinsic value of options outstanding, including exercisable options, was $0.
The fair value of each option was estimated on the date of the grant using the Black-Scholes option pricing model based on the following assumptions:

	2008 Grants	2007 Grants	2006 Grants

Weighted average expected volatility	110%	76%	58%
Range of expected volatility	110% – 120%	70% – 80%	50% – 70%
Range of risk free interest rate	3.10% – 3.11%	3.71% – 4.91%	4.35% – 5.13%
Expected term	5.0 years	5.0 years	5.0 years
Expected annual forfeiture rate	40%	20%	20%
Expected dividend rate	0%	0%	0%
Expected volatility is estimated based on the historical volatility of the Company’s common stock since the date of the Offering and the volatility of the common stock of other companies in the same industry. Due to the Company’s lack of historical exercise activity, the expected term for options granted was derived using the midpoint of the vesting period and the contractual term.
A summary of the activity and status of the Company’s stock options is as follows for the year ended December 31, 2008:

			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term (years)
Outstanding at beginning of year	1,440,619	$4.86
Granted	696,075	0.29
Exercised	—	—
Forfeited	(195,035)	1.86
Expired	(110,841)	4.65

Outstanding at end of year	1,830,818	$3.46	3.59

Vested and exercisable at end of year	945,418	$5.99	2.23

Vested and expected to vest at end of year	1,304,741	$4.62	2.96

The fair value of the restricted stock as of the date of grant is recorded to compensation expense on a straight-line basis over the vesting periods of the awards, which range from one to five years. The total grant date fair value of restricted stock vested during the years ended December 31, 2008, 2007, and 2006 was approximately $363,000, $2,268,000, and $1,328,000, respectively. Approximately $567,000, $2,286,000 and $1,328,000 of compensation expense was recognized during the years ended December 31, 2008, 2007 and 2006, respectively, related to restricted stock awards. Compensation expense for 2008 and 2007 included approximately $256,000 and $1,566,000, respectively, of expense associated with the acceleration of vesting of certain restricted stock awards. As of December 31, 2008, there was approximately $521,000 of total unrecognized compensation cost related to nonvested restricted stock, which is expected to be recognized over a remaining weighted average period of 1.2 years. Based upon the Company’s history of forfeitures of restricted stock awards, forfeitures were estimated at 15% for the years ended December 31, 2008, 2007 and 2006.
A summary of the activity and status of the Company’s restricted stock grants is as follows for the year ended December 31, 2008:

		Weighted Average
		Grant Date
	Shares	Fair Value
Nonvested restricted stock grants at beginning of year	317,908	$2.65
Granted	—	—
Vested	(159,788)	$2.27
Forfeited	—	—

Nonvested restricted stock grants at end of year	158,120	$2.13

An additional award of 200,000 shares of restricted stock with a grant date fair value of $594,000, or $2.97 per share, was granted to a key employee in June 2006 by certain principal stockholders of the Company. Including the 200,000 shares granted by stockholders of the Company, as of December 31, 2008, there were 358,120 shares of non-vested restricted stock outstanding, with a weighted average grant date fair value of $2.60 per share.
Through December 31, 2005, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. As of December 31, 2005, the Company had a balance of approximately $2,761,000 in unearned compensation related to awards of nonvested restricted stock. Effective January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment” using the “modified prospective” method and reclassified the balance in unearned compensation to additional paid-in capital.
Employee Savings Plan
The Company offers its employees a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), whereby employees may contribute a percentage of their compensation, not to exceed the maximum amount allowable under the Code. At the discretion of the Board of Directors, the Company may elect to make contributions into the savings plan. Through December 31, 2008, the Board has not authorized any contributions to the plan.

16. INCOME TAXES
Deferred income taxes are recognized for the tax consequences of temporary differences by applying the enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax bases of the existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income for the period that includes the enactment date. A valuation allowance is provided to the extent it is more likely than not that any deferred tax asset may not be realized.
The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset at December 31, 2008 and 2007 are presented below (in thousands):

	December 31,
	2008	2007
Deferred tax assets:
Net operating loss carry forwards	$12,808	$12,918
Stock-based compensation	350	2,464
Allowances for doubtful accounts, claims denials and returns	2,816	3,074
Accrued payroll	577	374
Other	1,430	1,126

Total deferred tax assets	17,981	19,956
Less valuation allowance	(16,801)	(17,862)

	1,180	2,094

Deferred tax liabilities:
Discount on Notes	(844)	(1,105)
Finite-lived intangible assets	(213)	(634)
Software development costs	(73)	(285)
Other	(50)	(70)

Total deferred tax liabilities	(1,180)	(2,094)

Net deferred taxes	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Because of the Company’s lack of earnings history, the net deferred tax assets have been offset by a full valuation allowance. The decrease in the valuation allowance for the year ended December 31, 2008 was $1,061,000.
At December 31, 2008, the Company had net operating loss carryforwards available of approximately $34,037,000. These carryforwards expire through 2028.
The reconciliation of income tax computed at the U.S. Federal statutory rate to income tax expense for the years ended December 31, 2008, 2007 and 2006 is as follows:

	2008	2007	2006
Tax at U.S. statutory rate	34.0%	34.0%	34.0%
State taxes, net of federal benefit	2.7%	3.0%	3.3%
Non-deductible items	(8.7%)	(9.0%)	(3.2%)
Write-off of deferred tax asset to non-deductible items	—%	(31.3%)	(8.6%)
Change in valuation allowance	(28.0%)	3.3%	(25.5%)

Income tax expense	—%	—%	—%

From January 1, 2008 through December 31, 2008, the Company had no material changes to unrecognized tax benefits, and no adjustments to its financial position, results of operations or cash flows were required. The Company does not expect that unrecognized tax benefits will increase within the next 12 months. In the event the Company was to recognize interest and penalties related to uncertain tax positions, it would be recognized in the financial statements as income tax expense. Tax years 2007 through 2008 are subject to examination by the federal and state taxing authorities. There are no income tax examinations currently in process.
17. COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS
Leases and Debt Maturities
The Company leases certain office space, warehouse and distribution space, and equipment under noncancelable operating and capital leases. Significant operating leases include the Company’s corporate offices in Sunrise, Florida, which is scheduled to expire in August 2010 and contains renewal options for two three-year terms, the lease for the Company’s distribution center in Weston, Florida, which is scheduled to expire in September 2011 and the Company’s facility in Louisville, Kentucky, which is scheduled to expire in February 2014. Certain of these leases contain rent concessions and payment escalations, in which case rent expense, including the impact of the concessions and/or escalations, is recognized on a straight-line basis over the term of the lease. The Company’s corporate office lease also included approximately $380,000 of leasehold improvement incentives, which have been capitalized and are being amortized as an adjustment to rent expense on a straight-line basis over the initial term of the lease.
Rent expense under all operating leases was approximately $2,045,000, $1,707,000 and $1,750,000 for the years ended December 31, 2008, 2007 and 2006, respectively.
On February 5, 2007, as amended on June 29, 2007 and August 24, 2007, the Company entered into a lease agreement for certain telecommunications equipment and computer software. The lease, which provides for monthly payments of approximately $75,000 through July 31, 2010, is being accounted for as a capital lease. As of December 31, 2008, the related capital lease obligation totaled approximately $1,200,000.
As described in Note 12, the Company has MHR Notes outstanding in the principal amount of $15,000,000 that bear interest at 7.75% and mature on February 28, 2012. The MHR Notes are convertible by MHR and redeemable by the Company at any time; therefore, future payments for interest are subject to the MHR Notes remaining outstanding. Pursuant to the terms of the MHR Notes, the Company expects that it will be required to repay (redeem) approximately $4,700,000 of the principal amount of the MHR Notes in February 2010 and $10,300,000 in 2012 (see Note 21). At December 31, 2008 the Company also has an outstanding balance totaling approximately $3,980,000 under the Term Loan, which is being repaid in monthly installments through April 2010 (see Note 11).

The approximate future minimum lease payments under capital and operating leases and maturities of long-term debt at December 31, 2008 are as follows (in thousands):

	Capital	Operating	Debt
Year Ending December 31,	Leases	Leases	Maturities

2009	$972	$1,943	$2,809
2010	585	1,374	5,871
2011	59	498	—
2012	48	231	10,300
2013	—	231	—
Thereafter	—	38	—

	1,664	$4,315	$18,980

Less: amounts representing interest	244

Net present value of capital lease obligations	$1,420

Letter of Credit
As of December 31, 2008, the Company is contingently liable under an open standby letter of credit for approximately $300,000 in favor of the landlord of the Company’s leased corporate headquarters.
Employment Agreements
On December 16, 2005 (the “Separation Date”), Robert Gregg, who served as the Company’s Chief Operating Officer until October 5, 2005, and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Gregg resigned from all employment roles that he held at the Company effective as of the Separation Date. The Separation Agreement affirmed Mr. Gregg’s ability to exercise his right under his employment agreement to request that the Company arrange for the purchase of up to $3,000,000 worth of the Company’s common stock from Mr. Gregg (the “Put Right”). Pursuant to his employment agreement, Mr. Gregg had the right to require the Company to purchase up to $3,000,000 worth of the Company’s common stock, held by RGGPLS, LLC (“RGGPLS”), the controlling stockholder of the Company, on Mr. Gregg’s behalf, provided that the Company was not required to purchase more than $1,500,000 worth of such common stock in any calendar year. In lieu of a cash payment, the Company had the option to register such shares of the Company’s common stock for sale pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”) or to arrange for the sale of such shares of the Company’s common stock pursuant to an exemption from the registration requirements under the Act.
In April 2007, Mr. Gregg partially exercised his Put Right to require the Company to purchase $750,000 of the Company’s common stock beneficially owned by Mr. Gregg, representing 500,000 shares based on the closing price of $1.50 per share on the trading day prior to the put notice. In July 2007, in connection with RGGPLS’s transfer to Mr. Gregg of 288,000 shares of the Company’s common stock, Mr. Gregg executed an acknowledgement that the proceeds from any sale by him of the 288,000 shares in the open market or to any third party would satisfy a portion of the Company’s obligation pursuant to the Put Right.

On May 2, 2008, the Company and Mr. Gregg entered into a Settlement Agreement and General Release (the “Settlement Agreement”). Through May 2, 2008, Mr. Gregg had sold 275,880 shares for total proceeds of approximately $201,000. Under the terms of the Settlement Agreement, the Company agreed to pay Mr. Gregg the $213,000 shortfall related to his sales of the RGGPLS-transferred shares and purchase or arrange for the sale of the remaining 224,120 shares from the April 2007 put on or before September 1, 2008. To the extent that such shares were sold at a price less than $1.50 per share, the Company would be required to pay Mr. Gregg the shortfall amount. Pursuant to the Settlement Agreement and subject to compliance by the Company of its obligations under the Settlement Agreement, Mr. Gregg waived his right to put the remaining $2,250,000 under the Put Right.
On August 1, 2008, the Company purchased the remaining 224,120 shares from the April 2007 put for approximately $43,000, or $0.19 per share. In accordance with the Settlement Agreement, the Company paid the remaining shortfall amount to Mr. Gregg in monthly installments of $40,000. As of December 31, 2008, there was approximately $94,000 included in accrued expenses related to the remaining shortfall amount, which was satisfied in full subsequent to year-end.
Lewis Stone served as President and Chief Information Officer of the Company pursuant to an employment agreement with the Company, dated as of March 9, 2004 (the “Original Stone Agreement”). As a result of the May 2008 corporate restructuring, circumstances existed to allow Mr. Stone to terminate his employment as President and Chief Information Officer of the Company for good reason, in accordance with, and as defined under, the Original Stone Agreement. However, Mr. Stone and the Company agreed that it was in the best interests of the Company and its stockholders that Mr. Stone remain with the Company in an executive capacity. Accordingly, effective May 29, 2008, the Company appointed Mr. Stone as Executive Vice President of Corporate Development. In order to effectuate the foregoing changes, on May 29, 2008, Mr. Stone and the Company entered into (i) an Amended and Restated Employment Agreement (the “Stone Amended Agreement”) and (ii) a Settlement Agreement and General Release (the “Stone Settlement Agreement”).
Pursuant to the terms of the Stone Amended Agreement and the Stone Settlement Agreement, (i) Mr. Stone resigned as the Company’s President and Chief Information Officer effective May 29, 2008, and (ii) effective May 29, 2008, Mr. Stone began serving as Executive Vice President of Corporate Development. In accordance with the Original Stone Agreement, the Company made payments totaling $1,000,000 (the “Stone Severance Benefits”) to Mr. Stone in 20 equal semi-monthly installments through March 15, 2009. As of December 31, 2008, there was approximately $260,000 included in accrued expenses related to the Stone Severance Benefits, which was satisfied in full subsequent to year-end. Mr. Stone continues to serve on the Company’s Board of Directors and on December 15, 2008, assumed the position of Chief Information Officer.
Similar to the Original Stone Agreement, the Stone Amended Agreement also provides that if the Company or Mr. Stone terminates employment in any of several specified events, that Mr. Stone has the right to cause the Company to repurchase a number of shares of common stock owned by Mr. Stone with a value of up to $3,000,000 based on then current market prices. Alternatively, the Company may elect to sell the shares of common stock to third parties or to register the resale of the shares. If such a sale or registration results in proceeds less than the amount Mr. Stone is to receive related to his right to sell, then the Company is required to pay to Mr. Stone the difference between the requested dollar amount and the proceeds of the sale.

The Company has an employment agreement with its Chief Executive Officer, Glenn M. Parker, M.D. In addition to salary, bonuses and benefits, this agreement also provides for termination benefits if the agreement is terminated by the Company for reasons other than cause or by Dr. Parker for good reason or disability, each as defined in the agreement. In these cases, Dr. Parker is entitled to:
•	An amount equal to the then current annual base salary for twenty-four months;
•	In the event of the Dr. Parker’s disability, medical insurance during the period he or his spouse are eligible to receive benefits under COBRA;
•	Immediate vesting of all stock options or restricted stock previously granted to Dr. Parker;
•
Require the Company to purchase from Dr. Parker up to $3,000,000 worth of shares of the Company’s common stock. In lieu of a cash payment, the Company may arrange for the sale of the shares to a third party or register the resale of the shares, in which case Dr. Parker shall receive at least $3,000,000.

Legal Proceedings
The Company is involved in various disputes, governmental and/or regulatory inquiries, investigations and proceedings that are deemed immaterial. Additionally, litigation may arise from time to time in the ordinary course of business. The process of resolving such matters through litigation or other means is inherently uncertain, and it is possible that the resolution of these matters could have a material adverse effect on the Company’s business and consolidated financial statements.
18. SEGMENT INFORMATION
The Company operates in two reportable segments: Medical Products and Insurance Services. The Medical Products segment markets and sells diabetes, ostomy and other medical supplies, as well as physician prescribed medications, primarily to Medicare and managed care beneficiaries. Through March 2007, the Medical Products segment consisted of two operating divisions: (1) Direct-to-Consumer, which markets and sells to patients primarily through mail-order channels and, offered discount prescription drug cards, which generated transaction fees until the sale of the Discount Prescription Drug Card Business on September 5, 2006, and (2) Retail, which marketed and sold to patients through the Company’s retail initiative with Kmart Corporation (“Kmart”). The Kmart contract, which expired by its terms on January 1, 2007, was not renewed, and the Company ceased servicing customers through Kmart locations in March 2007. In addition, commencing September 4, 2007, the Medical Products segment also includes the operations of DC&E. Through its Insurance Services segment, the Company provides services to CIGNA and other Medicare insurance providers in connection with their providing of coverage to Medicare beneficiaries.
The Company’s management evaluates performance and allocates resources based primarily on segment revenues and profit or loss from operations. Segment profit or loss from operations for the reportable segments includes certain sales, marketing, fulfillment, and general and administrative expenses directly attributable to the segment and excludes certain corporate amounts that are managed outside of and not allocated to the reportable segments. The accounting policies of the Company’s reportable segments are the same as for the Company on a consolidated basis. For purposes of the Company’s segment reporting for the 2006 and 2007 periods, the direct-to-consumer and retail operating divisions have been aggregated in the Medical Products segment.

Revenues and segment profit (loss) for the Company’s reportable segments for the years ended December 31, 2008, 2007 and 2006 are as follows (in thousands):

	2008	2007	2006

Revenue:
Medical Products (1)	$65,766	$46,070	$48,771
Insurance Services	34,610	31,450	38,445

Consolidated revenue	$100,376	$77,520	$87,216

Segment profit (loss):
Medical Products (2)	$912	$3,290	$9,520
Insurance Services (3)	16,184	11,871	(1,304)
Unallocated amounts:
Restructuring costs	(2,310)	—	—
Gain on sale of business line	—	338	5,000
Impairment of investment in joint venture	—	—	(1,292)
Other corporate expenses	(14,156)	(17,166)	(20,225)

Consolidated income (loss) from operations	$630	$(1,667)	$(8,301)

(1)	The Medical Products segment revenue for the year ended December 31, 2006 includes net revenue from the Discount Prescription Drug Card Business, which was sold on September 5, 2006 (see Note 7).

(2)	Segment profit for the Medical Products segment for the year ended December 31, 2006 includes a gain of approximately $977,000 related to the settlement of a vendor obligation.

(3)	Segment profit for the Insurance Services segment for the year ended December 31, 2008 includes a gain of $500,000 realized pursuant to the CIGNA Second Amendment (see Note 4).
Depreciation and amortization for the years ended December 31, 2008, 2007 and 2006 was approximately $2,376,000, $1,587,000 and $803,000, respectively, for the Medical Products segment and $3,333,000, $4,621,000 and $4,474,000, respectively, for the Insurance Services segment.
Identifiable assets for the Company’s reportable segments as of December 31, 2008 and 2007 were as follows (in thousands):

	2008	2007
Medical Products	$21,980	$17,892
Insurance Services	10,629	12,531
Unallocated	6,884	7,057

Consolidated assets	$39,493	$37,480

19. MAJOR SUPPLIERS
The Company purchases medical supplies from certain suppliers that constitute a significant portion of the Company’s purchases for the years ended December 31, 2008, 2007 and 2006. The major suppliers were as follows ($ in thousands):

	Percentage	Amount
	of	of
	Purchases	Purchases
Year Ended December 31, 2008
Supplier A	35%	13,971
Supplier B	18%	6,985
Supplier D	14%	5,746

	67%	$26,702

Year Ended December 31, 2007
Supplier A	24%	5,420
Supplier B	22%	4,996
Supplier C	12%	2,798
Supplier D	11%	2,452

	69%	$15,666

Year Ended December 31, 2006
Supplier E	25%	$3,964
Supplier B	24%	3,931
Supplier F	20%	3,137
Supplier G	12%	2,000
Supplier H	10%	1,679

	91%	$14,711

20. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	Quarter Ended
	March 31	June 30		September 30		December 31
	(in thousands, except per share data)
2008
Revenue	$23,491	$24,656	(1)	$25,277		$26,952
Gross profit	12,553	12,701		12,500		11,622
Net loss	(1,894)	(1,941)	(1)(2)	(486)	(3)	(273) (4)
Loss per share — basic and diluted *	$(0.07)	$(0.07)		$(0.02)		$(0.01)

2007
Revenue	$18,752	$17,025		$18,175		$23,568
Gross profit	10,619	10,640		10,470		12,704
Net loss	(1,188)	(524)		(3,771)	(5)	(443)
Loss per share — basic and diluted	$(0.04)	$(0.02)		$(0.13)		$(0.02)

*	For 2008, the sum of the quarterly loss per share amounts differs from the amounts reflected in the accompanying consolidated statement of operations due to rounding.

(1)	Revenue and results for the quarter ended June 30, 2008 reflect $500,000 of incremental revenue from the reversal of a recorded obligation pursuant to the CIGNA Second Amendment (see Note 4).

(2)	Results for the quarter ended June 30, 2008 reflect approximately $1,507,000 of charges related to the corporate restructuring undertaken in 2008.

(3)	Results for the quarter ended September 30, 2008 reflect approximately $426,000 of charges related to the corporate restructuring undertaken in 2008.

(4)	Results for the quarter ended December 31, 2008 reflect approximately $377,000 of charges related to the corporate restructuring undertaken in 2008.

(5)
Results for the quarter ended September 30, 2007 reflect approximately $1,566,000 of stock-based compensation expense associated with the acceleration of vesting of certain restricted stock awards and a gain of approximately $338,000 related to the finalization of the purchase price related to the sale of the Company’s Discount Prescription Drug Card Business (see Note 7).

21. SUBSEQUENT EVENT
On April 30, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ComVest NationsHealth Holdings, LLC, a wholly-owned subsidiary of ComVest Investment Partners III, L.P. (collectively, “ComVest”), pursuant to which ComVest will acquire all of the issued and outstanding common stock of the Company currently held by stockholders, other than certain stockholders and members of the Company’s management, in a take-private transaction. Concurrently with the execution of the Merger Agreement, ComVest provided a bridge loan to the Company in the principal amount of $3,000,000 (the “Bridge Loan”), which bears interest at a rate of 10% per annum and matures on October 30, 2009. In the event that the Merger Agreement is terminated, the interest rate on the Bridge Loan shall be increased by 2% per annum at the end of each three-month period from the date of such termination. Upon closing of the transaction, the Bridge Loan will convert into shares of the Company’s convertible preferred stock at $0.12 per share and ComVest will make an additional $5,000,000 investment in the Company in the form of the Company’s convertible preferred stock at $0.12 per share, the proceeds of which will be used to take the Company private, pay fees and expenses associated with the transaction, and for general working capital purposes. In addition, ComVest shall have the right to make an additional $2,000,000 investment in the Company’s convertible preferred stock at $0.12 per share for a period of one year following the closing date.
In connection with the transaction, the Company entered into amendments with its credit facility lender and the Holders of the Notes, pursuant to which both debt facilities will remain in existence on substantially similar terms and conditions following the closing of the transaction. The amendment to the Notes will eliminate the early redemption that was expected to occur in February 2010, effective upon the closing of the transaction.
Closing of the transaction is subject to shareholder approval and approval of the proxy statement and other filings related to the transaction by the Securities and Exchange Commission. The Bridge Loan is subject to repayment by the Company prior to closing and maturity in the event of 1) shareholder approval of the transaction not being obtained, 2) withdrawal of the approval of the transaction by the Company’s Board of Directors prior to closing, or 3) the Company entering into a takeover transaction with a party other than ComVest. In the event the transaction is not consummated and the Bridge Loan is not repaid by the Company at maturity, ComVest may in certain circumstances enforce its rights under the Bridge Loan, including the option to convert the Bridge Loan into shares of the Company’s convertible preferred stock at $0.05 per share. However, in no event would the Company be obligated to repay the Bridge Loan prior to April 30, 2010.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 9A(T). Controls and Procedures.
(a) Evaluation of Disclosure Controls and Procedures
The Company’s management, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2008. Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15(e)) were effective as of December 31, 2008.
(b) Management’s Annual Report on Internal Control Over Financial Reporting
The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)). The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the preparation and fair presentation of published financial statements.
The Company’s management, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. In performing this evaluation, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. Based on this evaluation, the Company’s management concluded that, as of December 31, 2008, the Company’s internal control over financial reporting is effective based on those criteria.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
This Annual Report on Form 10-K does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Annual Report on Form 10-K.
(c) Changes in Internal Control Over Financial Reporting
There were no changes in the Company’s internal control over financial reporting that occurred during the quarter ended December 31, 2008 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Item 9B. Other Information.
On April 16, 2009, the Company entered into a Settlement Agreement and General Release with Susan Hill and Robert Hill, which was effective April 24, 2009. The Settlement Agreement relates to (i) the Stock Purchase Agreement, dated September 4, 2007, between the Company and Susan Hill, pursuant to which the Company acquired Diabetes Care & Education, Inc. (“DCE”), and (ii) the employment of Susan Hill and Robert Hill by the Company. Pursuant to the Settlement Agreement, the parties confirmed that the Hills’ separation date from the Company was October 2, 2008 and that the Hills are each to receive certain severance payments from October 2, 2008 through June 30, 2009. In addition, in lieu of any “Earn-Out Payments” described in Section 2.6 of the Stock Purchase Agreement, the total additional cash consideration due from the Company under the Stock Purchase Agreement related to the DCE acquisition, including the amount earned and accrued for the year ended December 31, 2008, was fixed at $1,750,000, payable as follows: $300,000 on June 30, 2009, $300,000 on December 31, 2009, $300,000 on June 30, 2010, $400,000 on December 31, 2010 and $450,000 on June 30, 2011. Pursuant to the Settlement Agreement, Susan Hill returned to the Company the 473,933 shares of the Company’s common stock originally issued to her in connection with the DCE acquisition. In addition, the parties provided mutual general releases to each other, provided that certain indemnification obligations of the parties remain outstanding, and the Hills remain bound by non-competition covenants.
The description of the Settlement Agreement is not a complete description and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.79 to this Form 10-K and is incorporated herein by reference.

PART III
Item 10. Directors, Executive Officers and Corporate Governance.
Directors and Executive Officers
The following table sets forth information with respect to our directors and our executive officers as of April 28, 2009.

Name	Age	Position
Glenn M. Parker, M.D.	45	Director and Chief Executive Officer
Lewis P. Stone	48	Director, Executive Vice President and Chief Information Officer
Timothy Fairbanks	35	Director, Executive Vice President and Chief Operating Officer
Arthur Spector	68	Chairman of the Board
Elliot F. Hahn, Ph.D.	64	Director
Richard R. Howard	60	Director
Mark H. Rachesky, M.D.	50	Director
George F. Raymond	72	Director
Don K. Rice	60	Director
Gary D. Small, D.P.M.	45	Director
Raymond N. Steinman	45	Director
Michael D. Tabris	71	Director
Bryan Happ	40	Executive Vice President and Chief Financial Officer
Joshua B. Weingard	36	Executive Vice President, Chief Legal Officer and Secretary
Set forth below are the names, positions held and business experience, including during the past five years, of our directors and our executive officers as of April 28, 2009.
Glenn M. Parker, M.D. has served as our Chief Executive Officer since August 31, 2004. Prior to that date, Dr. Parker was the Chief Executive Officer and a preferred member representative of NationsHealth Holdings, LLC since its formation. In July 2001, Dr. Parker founded United States Pharmaceutical Group, L.L.C. with Robert Gregg and Lewis P. Stone. In October 1998, Dr. Parker founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Mr. Stone, where he served as Chief Executive Officer until June 2000. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. Dr. Parker is licensed as a medical doctor by the Florida Department of Health. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993.
Lewis P. Stone has served as our Executive Vice President and Chief Information Officer since December 15, 2008. From May 29, 2008 to December 15, 2008, Mr. Stone served as our Executive Vice President of Corporate Development. Mr. Stone served as our President and Chief Information Officer from August 31, 2004 to May 29, 2008. Prior to that date, Mr. Stone served as the Chief Information Officer and a preferred member representative of NationsHealth Holdings, LLC. In July 2001, Mr. Stone founded United States Pharmaceutical Group, L.L.C. with Dr. Parker and Robert Gregg. In October 1998, Mr. Stone founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as Chief Technology Officer until June 2001. From 1997 to 1998, Mr. Stone served as a software consultant at Maxim Group, Inc., a consultancy firm. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as President and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc. in 1995. Between 1982 and 1986, Mr. Stone was a consultant in Andersen Consulting’s Advanced Systems Group. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982. Mr. Stone is the son-in-law of Michael Tabris.

Timothy Fairbanks has served as our Executive Vice President and Chief Operating Officer since May 15, 2008, and served as our Executive Vice President and Chief Financial Officer from August 31, 2004 to May 14, 2008. Prior to that date, Mr. Fairbanks served as the Chief Financial Officer of NationsHealth Holdings, LLC since May 2004 and has been the head of finance at NationsHealth since November 2002. From 1999 to 2001, Mr. Fairbanks was Vice President in the finance department of PrintSource U.S.A., a commercial printing consolidation company. From 1996 to 1999, Mr. Fairbanks was responsible for various financial aspects of Republic Industries/Republic Services Group. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.
Arthur Spector currently serves as our Chairman of the Board. Prior to August 31, 2004, Mr. Spector was the Chairman of the Board, Chief Executive Officer and President of Millstream Acquisition Corporation from its inception in April 2003. Mr. Spector has served as Deputy Chairman of AMG Advanced Metallurgical Group, N.V. (“AMG”), a global specialty metal company since November 2006. AMG has traded on the NYSE Euronext Amsterdam since July 2007. Mr. Spector served as Chief Executive Officer and Chairman of the Board of Millstream II Acquisition Corp., a special purpose acquisition company, from its inception in September 2004 until its dissolution in April 2007. Since 1997, Mr. Spector has served as managing director of Safeguard International Fund, L.P., an international private equity fund. Mr. Spector also serves as a director and officer of several portfolio companies of Safeguard International. Mr. Spector has been a director of Timminco, Inc., a public specialty metals company, since 2004. Mr. Spector received a B.S. from the Wharton School of Finance at the University of Pennsylvania and a J.D. from the University of Pennsylvania Law School.
Elliot F. Hahn, Ph.D. is currently the Executive Chairman of ACCU-BREAK Pharmaceuticals, Inc., a pharmaceutical company. He has served as Chairman of ACCU-BREAK from December 2007 through March 2009, and served as the President since October 2004 until December 2007. Dr. Hahn serves on the board of directors of Pharmasset, Inc., a pharmaceutical company. Dr. Hahn co-founded Andrx Corporation and was Chairman Emeritus and a director of Andrx when Andrx merged with Watson Pharmaceuticals, Inc. in November 2006. Dr. Hahn was President of Andrx from 1993 until 2003, served as Chairman of the Board from 2002-2003 and as acting CEO from 2001-2002. From June 1990 until February 1993, Dr. Hahn was Vice President for Scientific Affairs of IVAX Corporation. Prior to that, he was Vice President of Research at the pharmaceutical subsidiary of IVAX. Before joining IVAX, Dr. Hahn was an associate professor at The Rockefeller University, an assistant professor at Albert Einstein College of Medicine, and a member of the Institute for Steroid Research at Montefiore Hospital, all in New York City. Dr. Hahn received a Ph.D. in Organic Chemistry from Cornell University. Dr. Hahn received a B.S. with Honors in Chemistry from the City College of New York. Dr. Hahn has authored over 60 peer-reviewed scientific publications.
Richard R. Howard has been a principal of BLH Strategies LLC, a business consulting firm, since January 2003. Mr. Howard served as President of Flagship Healthcare Management, Inc., a healthcare company now named Flagship Global Health, Inc., from June 2004 to August 2005. Mr. Howard is a retired Vice Chairman of Genesis Healthcare Ventures, now Genesis Healthcare, Inc. At Genesis, Mr. Howard was responsible for Genesis ElderCare’s five regional operations, plus clinical practice, real estate and property management. Prior to becoming Vice Chairman in 1998, Mr. Howard served as President and Chief Operating Officer of Genesis. He joined Genesis in 1985 as Vice President of development. Mr. Howard’s experience also includes over ten years in the banking industry. Mr. Howard is a graduate of the Wharton School, University of Pennsylvania, where he received a Bachelor of Science degree in Economics in 1971.

Mark H. Rachesky, M.D. is a co-founder and the President of MHR Fund Management LLC (founded in 1996) and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Dr. Rachesky currently serves as Non-Executive Chairman of the Board of Leap Wireless International, Inc., a wireless communications company, Loral Space and Communications Inc., a satellite communications company, and Telesat Canada, a satellite communications company. Dr. Rachesky also serves on the board of directors of Emisphere Technologies, Inc., a biopharmaceutical company. Dr. Rachesky holds an M.B.A. from the Stanford University School of Business, an M.D. from the Stanford University School of Medicine, and a B.A. from the University of Pennsylvania.
George F. Raymond is a private investor and, since 1989, has been President of Buckland LLC, a private consulting company in the information technology industry. He founded Automatic Business Centers, Inc. (“ABC”), a payroll processing company in 1972 and sold the company to CIGNA Corporation in 1983. Mr. Raymond and other members of ABC’s management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director and serves on the audit committee of Heartland Payment Systems, Inc. a credit/debit card processing company. Mr. Raymond received a BBA in accounting from the University of Massachusetts in 1959 and was licensed as a certified public accountant in 1965.
Don K. Rice is a co-founder and the managing partner of Rice Sangalis Toole & Wilson (formed in 1991) and Capital Point Partners (founded in 2005), privately held firms that invest primarily in the subordinated debt of middle market companies located throughout the United States. Mr. Rice also serves as Chairman of the Board and Chief Executive Officer of Ascend Acquisition Corporation, a publicly-traded special purpose acquisition company. Mr. Rice also serves on the boards of directors of Mrs. Fields Famous Brands, LLC, a franchisor in the premium snack food industry and Westaff, Inc., a global staffing company. Prior to forming Rice Sangalis Toole & Wilson and Capital Point Partners, Mr. Rice was President and Chief Executive Officer of First Texas Merchant Banking Group, a firm that specialized in providing subordinated debt financing. Previously, Mr. Rice was a Vice President of PruCapital, Inc., an investment subsidiary of The Prudential Insurance Company of America. Mr. Rice received a B.B.A. and M.B.A. from the University of Texas.
Gary D. Small, D.P.M. is a practitioner and teacher of podiatric medicine. Dr. Small was named the director of podiatric medical education at Larkin Community Hospital in Miami, Florida in 1998 and continues to serve in that capacity. He has been a member of the clinical faculty of the Barry University School of Podiatric Medicine since 1995. Dr. Small, an active member of the Dade County Podiatric Medical Association, has served as that organization’s president, vice president, treasurer and secretary. Dr. Small received a B.S. in zoology from the University of Florida and a D.P.M. from the Barry University School of Podiatric Medicine. He is certified in podiatric medicine and surgery and is a diplomate of the American Board of Podiatric Surgery. Additionally, since November 2007, Dr. Small has served as a Miami-Dade County Police reserve officer.

Raymond N. Steinman has been president of Bralco Group, a marketing and event consulting firm, since December 2004. From February 2004 to December 2004, Mr. Steinman served as Vice President of Music and Live Entertainment for Five Star Productions, one of the country’s largest independent television, film and special event companies. Prior to holding this position, Mr. Steinman was a vice president with Clear Results Productions, a subsidiary of Clear Channel Communications Worldwide, from 1998 until 2004. Mr. Steinman received a B.S. in engineering from the University of South Florida in 1987.
Michael D. Tabris is a retired public relations executive and practitioner with over 40 years of experience focused primarily on corporate communications. From 1992 to 2003, Mr. Tabris was a public relations consultant. From 1990 to 1991, Mr. Tabris was Vice President of public affairs for The Greater Cleveland Hospital Association. From 1987 to 1989, Mr. Tabris was Vice President of corporate affairs of Mack Truck. From 1985 to 1987, Mr. Tabris was Corporate Director of Public Affairs for Phillip Morris Companies, Inc. From 1979 to 1985, he served as corporate director of communications and government affairs at Occidental Chemical Corporation. From 1968 to 1979, he served as Director of Public Relations and customer communications for Celanese Fibers Marketing Company. From 1961 to 1968, Mr. Tabris had responsibilities over internal and then external communications for United Parcel Service. Mr. Tabris received a B.S. in journalism, public relations and marketing from New York University and continues to serve as a member of the Public Relations Society of America. Mr. Tabris is the father-in-law of Lewis Stone.
Bryan Happ has served as our Executive Vice President and Chief Financial Officer since May 15, 2008, and served as our Senior Vice President and Chief Accounting Officer from August 2005 to May 14, 2008. From January 1991 through July 2005, Mr. Happ held various positions in the Assurance and Advisory Business Services practice of Ernst & Young LLP, most recently as a Senior Manager. Mr. Happ holds a B.A. in Economics from Cornell University and a Master of Accounting from Northeastern University, and is a Certified Public Accountant.
Joshua B. Weingard has served as our Executive Vice President, Chief Legal Officer and secretary since December 2006 and Chief Compliance Officer since August 2007. Mr. Weingard served as senior corporate and securities counsel at Andrx Corporation, a specialty pharmaceutical company, from February 2006 through December 2006 and as Corporate and Securities Counsel of Andrx from May 2002 through February 2006. Prior to joining Andrx, Mr. Weingard was an attorney in the corporate department of the Miami office of Broad and Cassel. Mr. Weingard holds a JD, MBA and BS in Finance from the University of Florida.
Governance and Stockholder Agreements
In March 2004, the Company, RGGPLS Holding, Inc. (the predecessor of RGGPLS, LLC) and Arthur Spector entered into a governance agreement, which was amended and restated in August 2004. Pursuant to the amended and restated governance agreement, subject to certain conditions, RGGPLS, LLC was given the right to designate three nominees for each of Class I, Class II and Class III Directors that are standing for election to the Board, and Mr. Spector was given the right to be the non-executive Chairman of the Board and to designate one nominee for each of Class II and Class III Directors that are standing for election to the Board. Additionally, the Company agreed to include the nominees designated by RGGPLS, LLC and Mr. Spector in the Company’s proxy statement. The currently serving directors designated by RGGPLS are: Class I — Gary Small, D.P.M., Michael Tabris and Raymond Steinman; Class II — Lewis Stone, Richard Howard and George Raymond; Class III - Glenn Parker, M.D., Elliot Hahn, Ph.D. and Timothy Fairbanks. The currently serving directors designated by Arthur Spector are: Class Class II — Don Rice and Class III — Arthur Spector.

In March 2004, the Company, RGGPLS Holding, Inc. and GRH Holdings, L.L.C., entered into a stockholders agreement, which was amended in June 2004. Pursuant to the stockholders agreement as amended, GRH Holdings, L.L.C. agreed to vote certain shares of Common Stock held by it in the manner directed by RGGPLS, LLC.
In February 2005, MHR Capital Partners LP and two of its affiliates (collectively, the “Holders”) and the Company, RGGPLS Holding, Inc. and GRH Holdings, L.L.C., entered into a stockholders agreement in connection with the Company’s private placement transaction with the Holders. Pursuant to the stockholders agreement, the Company, RGGPLS, LLC and GRH Holdings, L.L.C. agreed to vote and take all necessary and desirable action within their control to cause the nomination and election to the Board of a person designated by the Holders (the “MHR Director”), and the Holders agreed to vote up to 1,785,714 shares of Common Stock held by them in the manner directed by RGGPLS, LLC. The Holders requested that the Company designate Dr. Mark H. Rachesky as the MHR Director and, in October 2005, Dr. Rachesky was elected to the Board as a Class I Director. Dr. Rachesky was re-elected to the Board as a Class I Director at the 2008 Annual Meeting held on June 26, 2008.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of our common stock, par value $0.0001 per share (“Common Stock”) and our other equity securities with the Securities and Exchange Commission. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to us and written representations from our directors and executive officers that no other reports were required, we believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the year ended December 31, 2008, except that Timothy Fairbanks did not timely file one Form 4 with respect to one transaction. A Form 4 was subsequently filed related to this transaction.
Audit Committee Members and Financial Expert
Our Board has established a separately designated standing Audit Committee. The members of the Audit Committee are Don K. Rice, Richard R. Howard and George F. Raymond, who serves as Chairman. Our Board has determined that Mr. Raymond qualifies as an audit committee financial expert under the applicable regulations of the Securities and Exchange Commission (“SEC”) and that Mr. Raymond is “independent” as such term is defined in the applicable regulations of the SEC and the rules of the NASDAQ relating to directors serving on audit committees.
Code of Ethics
Our Code of Business Conduct and Ethics, which covers all employees, including our Principal Executive Officer and Principal Financial Officer is available on our website at www.nationshealth.com under NationsHealth, in the Investor Relations section. If we make an amendment, or grant a waiver with respect to any provision of the Code of Business Conduct and Ethics with respect to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions, then we intend to disclose the nature of such amendment or waiver by posting it on our website at www.nationshealth.com, in the Investor Relations section, under Corporate Governance or by other appropriate means as required or permitted under the applicable regulations of the SEC.

Item 11. Executive Compensation.
SUMMARY COMPENSATION TABLE — 2008
The following table sets forth certain summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of the next two highest paid executive officers whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2008, which are referred to herein as the named executive officers.

							Non-Equity
Name				Stock	Option		Incentive Plan	All Other
and		Salary	Bonus	Awards	Awards		Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)		($)(4)	($)(5)	($)

Dr. Glenn M. Parker	2008	$500,000	$—	$—	$100,165		$375,000	$60,541	$1,035,706
Chief Executive Officer	2007	$487,500	$—	$—	$108,988		$—	$55,757	$652,245

Lewis P. Stone	2008	$312,500	$—	$—	$94,043	(3)	$—	$1,042,496	$1,449,039
Chief Information Officer	2007	$475,000	$—	$—	$108,988		$—	$39,712	$623,700

Timothy Fairbanks	2008	$360,000	$—	$53,750	$5,604		$270,000	$38,902	$728,256
Chief Operating Officer	2007	$320,000	$—	$53,750	$—		$—	$39,758	$413,508

FOOTNOTES TO SUMMARY COMPENSATION TABLE — 2008

(1)
The amount in the Stock Awards column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2008, in accordance with Statement of Financial Accounting Standards No. 123 (revised) (“FAS 123(R)”), excluding the impact of estimated forfeitures related to service-based vesting conditions, and includes amounts attributable to awards granted during and prior to fiscal 2008. Assumptions made in the calculation of these amounts for the fiscal year ended December 31, 2008 are included in Note 15 to our consolidated financial statements in this Annual Report on Form 10-K. There were no forfeitures of restricted stock during 2008 for the named executive officers. Additional information regarding restricted stock awards is set forth in the Outstanding Equity Awards at Fiscal Year-End Table below.

(2)
The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2008, in accordance with FAS 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions, and include amounts attributable to awards granted during and prior to fiscal 2008. Assumptions made in the calculation of these amounts for the fiscal year ended December 31, 2008 are included in Note 15 to our consolidated financial statements in this Annual Report on Form 10-K.

(3)
Amount includes $68,885 of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, for the acceleration of vesting of stock options in connection with the amendment and restatement of Mr. Stone’s employment agreement effective May 29, 2008.

(4)
On May 9, 2008, our Compensation Committee adopted a bonus plan for certain executive officers, including Dr. Parker and Mr. Fairbanks, who were eligible for bonus awards of up to a maximum of 100% of their annual base salaries. 75% of the eligible bonus amount was to be determined based on the attainment of certain quarterly and annual financial goals and 25% of the eligible bonus amount was to be determined at the discretion of the Compensation Committee. During 2008, each of the maximum financial goals were exceeded and Dr. Parker and Mr. Fairbanks earned bonus awards of $375,000 and $270,000, respectively. To date, $187,500 has been paid to Dr. Parker and $135,000 has been paid to Mr. Fairbanks, with the balance expected to be paid later in 2009. The Compensation Committee has not yet determined if any bonus amounts will be paid under the discretionary components of the bonus plan.

(5)	Items included under “All Other Compensation” for each named executive officer are set forth in the table below:
ALL OTHER COMPENSATION TABLE — 2008

		Perquisites
		and Other				Severance
		Personal		Tax	Insurance	Payments /
		Benefits(a)		Reimbursements	Premiums(b)	Accruals		Total
Name	Year	($)		($)	($)	($)		($)

Dr. Glenn M. Parker	2008	$25,973	(c)	$4,847	$29,721	$—		$60,541

Lewis P. Stone	2008	$7,928		$4,847	$29,721	$1,000,000	(d)	$1,042,496

Timothy Fairbanks	2008	$4,707		$4,847	$29,348	$—		$38,902

FOOTNOTES TO ALL OTHER COMPENSATION TABLE — 2008

(a)
The value of these perquisites and other personal benefits is calculated based on their incremental cost to the Company, which is determined based upon the actual cost of providing these perquisites and other personal benefits.

(b)	Represents reimbursement of life insurance premiums and Company-paid group medical and dental coverage.

(c)	Includes personal expenses of $17,118 for meals and entertainment, $8,205 for transportation and telecommunications and $650 for credit card and airline membership fees.

(d)
As discussed in the “Potential Payments Upon Termination or Change in Control” section below, Mr. Stone received his contractual right under his employment agreement to 24 months of base salary, representing $1,000,000, of which $750,000 was paid during 2008 and $250,000 was paid during 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE — 2008
The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2008.

	Option Awards						Stock Awards
									Market
	Number of	Number of				Number of			Value of
	Securities	Securities				Shares or			Shares or
	Underlying	Underlying				Units of			Units of
	Unexercised	Unexercised		Option		Stock That			Stock That
	Options	Options		Exercise	Option	Have Not			Have Not
	(#)	(#)		Price	Expiration	Vested			Vested
Name	Exercisable	Unexercisable		($)	Date	(#)			($)(1)

Dr. Glenn M. Parker	130,750	—		$6.87	10/21/2010		—		—
	—	186,925	(2)	$0.30	05/14/2014		—		—

Timothy Fairbanks	12,500	—		$6.87	10/21/2010		—		—
	—	148,750	(2)	$0.30	05/14/2014		—		—
	—	—		—	—		50,000	(3)	$2,000

Lewis P. Stone	130,750	—		$6.87	10/21/2010		—		—
	—	24,425	(2)	$0.30	05/14/2014		—		—

FOOTNOTES TO OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE — 2008

(1)	Based upon closing stock price of $0.04 on December 31, 2008.

(2)	Vesting 25.0% on May 14, 2009 and 12.5% semi-annually thereafter.

(3)	Vesting 25.0% on May 15, 2009 and 25.0% semi-annually thereafter.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have an employment contract with Dr. Parker, our Chief Executive Officer, dated as of March 9, 2004, as amended (the “Parker Agreement”). The term of the Parker Agreement is five years and is extended at the end of the term on an annual basis unless terminated by either party. The Parker Agreement provides for a minimum annual base salary to be paid to Dr. Parker of $500,000, an annual bonus based upon achievement of Company established goals and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Parker Agreement is terminated by us other than for cause or by Dr. Parker for good reason or by reason of his disability, then Dr. Parker is entitled to termination benefits. Dr. Parker’s termination benefits include payment of an amount equal to his base salary for 24 months, medical insurance for Dr. Parker and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him.

Effective May 15, 2008, we entered into an amended and restated employment agreement with Mr. Fairbanks (the “Fairbanks Amended Agreement”). The Fairbanks Amended Agreement has a three-year term, which will be extended at the end of the term on an annual basis unless terminated by either party and provides for a minimum annual base salary to be paid to Mr. Fairbanks of $360,000, an annual bonus based upon achievement of Company established goals and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Fairbanks Amended Agreement is terminated by us other than for cause or by Mr. Fairbanks for good reason or, after a change in control, for any reason or by reason of his disability, then Mr. Fairbanks is entitled to termination benefits. Mr. Fairbanks’ termination benefits include a lump-sum payment of an amount equal to his then-current base salary for 24 months, medical insurance for Mr. Fairbanks and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him. The Fairbanks Amended Agreement also provides that following a change of control of NationsHealth and in the event that NationsHealth or the surviving entity and Mr. Fairbanks cannot agree on the terms of a new employment arrangement, Mr. Fairbanks shall receive an additional payment of $500,000 (the “Supplemental Change of Control Payment”). In the event that it is determined that Mr. Fairbanks’ termination benefits exceed the limit for deductible payments, Mr. Fairbanks would be entitled to receive an additional payment (“Gross-up Payment”) in an amount sufficient to reimburse Mr. Fairbanks for the difference between (i) and (ii) where: (i) is the amount equal to the excise tax imposed by Internal Revenue Code section 4999 and any interest or penalties with respect thereto (such excise tax, together with any interest penalties, collectively, “Excise Tax”) on the termination benefits, including the Supplemental Change of Control Payment, and (ii) is the amount equal to the Excise Tax on the termination benefits, excluding the Supplemental Change of Control Payment.
Effective May 29, 2008, we entered into an amended and restated employment agreement with Mr. Stone (the “Stone Amended Agreement”), which amended and restated the employment agreement with Mr. Stone dated as of March 9, 2004 (the “Original Stone Agreement”). The term of the Original Stone Agreement was five years and was to be extended at the end of the term on an annual basis unless terminated by either party. The Original Stone Agreement provided for a minimum annual base salary to be paid to Mr. Stone of $500,000, an annual bonus based on achievement of goals established by us and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals. If the Stone Agreement was terminated by us other than for cause or by Mr. Stone for good reason or by reason of his disability, then Mr. Stone was entitled to termination benefits. Mr. Stone’s termination benefits included a lump sum payment of an amount equal to his base salary for 24 months, medical insurance for Mr. Stone and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him. On May 29, 2008, we also entered into a settlement agreement and general release with Mr. Stone (the “Stone Settlement Agreement”). As a result of the reorganization of certain corporate functions and duties, circumstances existed to allow Mr. Stone to trigger a termination for good reason under the Original Stone Agreement from his role as President and Chief Information Officer of NationsHealth. Pursuant to the terms of the Stone Amended Agreement and the Stone Settlement Agreement, (i) Mr. Stone resigned as our President and Chief Information Officer effective May 29, 2008, (ii) Mr. Stone received his contractual right under the Original Stone Agreement to 24 months of base salary, representing $1,000,000 (the “Stone Severance Benefits”), in 20 equal payments in accordance with our normal payroll practices (semi-monthly) which began on or about May 31, 2008 and ended March 15, 2009, (iii) effective May 29, 2008, Mr. Stone began serving as Executive Vice President of Corporate Development, and (iv) all of Mr. Stone’s outstanding unvested stock options which were granted prior to May 15, 2008 immediately vested. The Stone Amended Agreement provides for a minimum annual base salary to be paid to Mr. Stone of $200,000 beginning with the pay period ending May 31, 2008, and bonuses and equity awards at the discretion of the Company. Pursuant to the Stone Amended Agreement, if the Stone Amended Agreement is terminated by us other than for cause or by Mr. Stone for good reason or by reason of his disability, Mr. Stone’s termination benefits include payment of his then-current base salary for three months, medical insurance for Mr. Stone and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him.

The Parker Agreement and Stone Amended Agreement also provide that if we or the executive terminates employment in several specified events, then the executive has the right to cause us to repurchase a number of shares of the our Common Stock owned by the executive with a value of up to $3,000,000 based on then current market prices. Alternatively, we may elect to sell these shares of Common Stock to third parties or to register the resale of these shares. If such a sale or registration results in proceeds less than the amount the executive is to receive related to his right to sell, then we are required to pay to the executive the difference between the requested dollar amount and the proceeds of the sale.
Director Compensation
Director Fees. Our independent directors receive compensation for their services as directors in the form of an annual retainer of $25,000, payable in quarterly installments, a fee of $1,500 for each Board meeting attended in person ($750 for attendance by conference call), and a fee of $1,500 for each committee meeting attended in person ($750 for attendance by conference call), plus reimbursement for travel expenses. We pay the chairman of the Audit Committee of the Board an additional $15,000 per year to serve and the chairman of the Compensation Committee an additional $10,000 per year to serve. We pay other Audit Committee Members an additional $7,500 annually to serve and other Compensation Committee Members an additional $5,000 annually to serve. Our directors who are not deemed to be independent and are not employees of NationsHealth receive compensation for their services as directors in the form of an annual retainer of $7,500, payable in quarterly installments, and a fee of $1,000 for each Board meeting attended in person ($500 for attendance by conference call), plus reimbursement for travel expenses. Directors may earn supplemental fees related to additional committee work. Until October 2, 2008, our Chairman of the Board received an annual retainer of $100,000 payable bi-monthly, at which time Mr. Spector stopped receiving any compensation for serving on the Board (other than reimbursement for travel expenses). Directors who are also our employees receive no additional compensation for serving as directors.
Equity Awards. On May 15, 2008 the Company awarded stock options to our Chairman of the Board and independent directors as follows:

Name	Options

Arthur Spector, Chairman	12,500
Elliot F. Hahn, Ph.D.	12,500
George F. Raymond	12,600
Richard R. Howard	12,500
Don K. Rice	12,750

DIRECTOR COMPENSATION TABLE
The following table sets forth certain information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2008.

	Fees Earned or
	Paid in Cash	Option Awards(1)	Total
Name	($)	($)	($)

Arthur Spector, Chairman	$75,000	$64,479	$139,479

Elliot F. Hahn, Ph.D.	$43,500	$9,659	$53,159

George F. Raymond	$52,000	$10,391	$62,391

Richard R. Howard	$54,000	$11,850	$65,850

Don K. Rice	$58,250	$12,584	$70,834

Michael D. Tabris	$14,500	—	$14,500

Gary D. Small, D.P.M.	$13,500	—	$13,500

Raymond N. Steinman	$14,500	—	$14,500

Mark H. Rachesky, M.D.	$14,500	—	$14,500

FOOTNOTES TO THE DIRECTOR COMPENSATION TABLE

(1)
The amounts in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions, and include amounts attributable to awards granted during and prior to 2008. Assumptions made in the calculation of these amounts for the fiscal year ended December 31, 2008 are included in Note 15 to our consolidated financial statements in this Annual Report on Form 10-K. There were no forfeitures during 2008. The aggregate number of stock options held by each non-employee director as of December 31, 2008 is as follows:

Stock Options Outstanding
Name	As of 12/31/08

Arthur Spector, Chairman	77,875
Elliot F. Hahn, Ph.D.	53,500
George F. Raymond	52,600
Richard R. Howard	53,500
Don K. Rice	51,250
Michael D. Tabris	5,000
Gary D. Small, D.P.M.	5,000
Raymond N. Steinman	5,000
Mark H. Rachesky, M.D.	—

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
Share Ownership
The following tables list certain information, as of April 28, 2009, regarding the beneficial ownership of our outstanding Common Stock by (1) the persons known to us to beneficially own greater than 5% of each class of our voting securities, (2) each of the named executive officers, (3) each of our directors, as of April 28, 2009, and (4) our directors and executive officers, as of April 28, 2009, as a group. Beneficial ownership is determined in accordance with the rules of the SEC as further described in the footnotes. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o NationsHealth, Inc., 13630 NW 8th Street, Suite 210, Sunrise, FL 33325.

	Number of Shares
Name and Address of	Beneficially Owned
Beneficial Owner	Shares(1)(2)		Percent
Lewis P. Stone (3)	16,006,299	(4)	55.79%

Glenn M. Parker, M.D. (3)	16,039,050	(5)	55.83%

RGGPLS, LLC (and certain related persons) (3)	15,861,569	(6)	55.55%
13630 N.W. 8 th Street, Suite 210 Sunrise, Florida 33325

Mark H. Rachesky, M.D. (and certain related persons) (7)	5,805,900	(8)	18.83%
40 West 57th Street, 24th Floor New York, NY 10019

GRH Holdings, L.L.C. (and certain related persons) (9)	4,254,953	(9)	14.90%
6701 Nob Hill Road Tamarac, FL 33321

Robert Gregg (and certain related persons)	3,359,339	(10)	11.77%

Arthur Spector	431,125	(11)	1.51%

Timothy Fairbanks	332,816	(12)	1.16%

Don K. Rice	66,687	(13)	*

George F. Raymond	48,850	(14)	*

Elliot F. Hahn, Ph.D.	49,125	(15)	*

Richard R. Howard	49,125	(16)	*

Gary D. Small, D.P.M.	10,000	(17)	*

Michael D. Tabris	10,000	(17)	*

Raymond N. Steinman	10,000	(17)	*

All executive officers and directors as a group (12 persons)	21,211,694	(18)	68.46%

*	Less than 1%.

(1)
Except as otherwise set forth herein, we believe that all persons referenced in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by such persons.

(2)
Applicable percentage of ownership as of April 28, 2009 is based upon 28,077,872 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and includes voting and investment power with respect to shares. Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 28, 2009 are referred to as “presently exercisable stock options” or “presently exercisable warrants.” Presently exercisable stock options are deemed outstanding for purposes of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)
Based on the Schedule 13D/A filed by RGGPLS LLC. (“RGGPLS”) with the SEC on March 31, 2009, the shareholders of RGGPLS, who are deemed to share voting and dispositive power over our Common Stock owned by RGGPLS, are Lewis P. Stone, Glenn M. Parker, M.D., the Glenn M. Parker 2004 Multigenerational Trust and the Lewis P. Stone 2004 Multigenerational Trust.

(4)	Consists of the securities included in Note (6) below, as well as, 7,874 shares of Common Stock held directly and presently exercisable options to purchase 136,856 shares of Common Stock.

(5)	Consists of the securities included in Note (6) below and presently exercisable options to purchase 177,481 shares of Common Stock.

(6)
Consists of (i) 6,568,678 shares of Common Stock held by RGGPLS, (ii) 2,748,204 shares of Common Stock held by the Gregg Multigenerational Trust, which RGGPLS, has an irrevocable right to vote, other than under certain limited circumstances, through December 31, 2010, (iii) 2,809,958 shares of Common Stock issued to GRH Holdings, L.L.C., a Florida limited liability company (“GRH”) which are subject to a Stockholders Agreement dated as of March 9, 2004, and amended as of June 2, 2004, by and among us, RGGPLS and GRH pursuant to which GRH must vote certain of its shares of Common Stock as directed by RGGPLS, (iv) 1,785,714 shares of Common Stock issued to MHR Capital Partners LP, a Delaware limited partnership (“MHR”) and OTQ LLC, a Delaware limited liability company (“OTQ”) which are subject to a Stockholders Agreement dated as of February 28, 2005, by and among us, RGGPLS, GRH, MHR and OTQ pursuant to which MHR and OTQ must vote certain of their shares of Common Stock as directed by RGGPLS, (v) 1,350,000 shares of Common Stock held by Glenn M. Parker, M.D. which are subject to a voting rights agreement dated as of December 5, 2005, pursuant to which Dr. Parker must vote these shares of Common Stock as directed by RGGPLS and (vi) 599,015 shares of Common Stock held by the Robert Gregg 2004 Trust, which RGGPLS, has an irrevocable right to vote, other than under certain limited circumstances, through December 31, 2010.

(7)
Based on the Schedule 13D/A filed by Dr. Mark H. Rachesky and related entities with the SEC on April 17, 2009, Dr. Rachesky exercises voting and/or investment control over the portfolio securities of MHR, OTQ and MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners”).

(8)
Includes (i) 2,046,096 shares of Common Stock held for the account of MHR, (ii) 1,151,129 shares of Common Stock that can be obtained by MHR pursuant to the $15,000,000 par value in secured presently convertible notes (the “MHR Notes” See the Transactions with Related Persons section of Item 13.) held for the account of MHR, (iii) 273,285 shares of Common Stock held for the account of Capital Partners, (iv) 153,750 shares of Common Stock that can be obtained by Capital Partners pursuant to the presently convertible MHR Notes held for the account of Capital Partners, (v) 1,020,833 shares of Common Stock held for the account of OTQ, (vi) 981,707 shares of Common Stock that can be obtained by OTQ pursuant to the presently convertible MHR Notes held for the account of OTQ and (vii) 179,100 shares of Common Stock held for certain personal, trusts, retirement and charitable foundation accounts established by Dr. Rachesky.

(9)
Based on the Form 13D/A filed by GRH and certain related entities with the SEC on February 14, 2008, the managing member of GRH is Viaura Holdings, Ltd., a Florida limited partnership (“Viaura Holdings”). The general partner of Viaura Holdings is Viaura, Inc., a Florida corporation (“Viaura”). The sole directors and holders of a majority of the issued and outstanding shares of Viaura are Michael and Robin Gusky.

(10)
Consists of (i) 2,748,204 shares of Common Stock held by the Gregg Multigenerational Trust, (ii) 599,015 shares held by the Robert Gregg 2004 Trust and (iii) 12,120 shares of Common Stock held directly.

(11)	Consists of 362,625 shares of Common Stock and presently exercisable options to purchase 68,500 shares of Common Stock.

(12)
Consists of (i) 233,129 shares of unrestricted Common Stock held directly, (ii) 50,000 shares of restricted common stock vesting 25.00% on May 15, 2009 and every six months thereafter and (iii) presently exercisable options to purchase 49,687 shares of Common Stock.

(13)	Consists of (i) presently exercisable options to purchase 41,687 shares of Common Stock and (ii) 25,000 shares of Common Stock.

(14)	Consists of (i) presently exercisable options to purchase 43,150 shares of Common Stock and (ii) 5,700 shares of Common Stock.

(15)	Consists of (i) presently exercisable options to purchase 44,125 shares of Common Stock and (ii) 5,000 shares of Common Stock.

(16)	Consists of (i) presently exercisable options to purchase 44,125 shares of Common Stock and (ii) 5,000 shares of Common Stock.

(17)	Consists of (i) presently exercisable options to purchase 5,000 shares of Common Stock and (ii) 5,000 shares of Common Stock.

(18)	Includes 2,286,586 shares of Common Stock convertible pursuant to the presently convertible MHR Notes and presently exercisable options to purchase 687,517 shares of Common Stock.
Item 13. Certain Relationships and Related Transactions, and Director Independence.
Parent Company
RGGPLS, LLC (“RGGPLS”) beneficially owns approximately 55.55% of the Company’s Common Stock. RGGPLS has reported that Lewis P. Stone, Glenn M. Parker, M.D., the Glenn M. Parker 2004 Multigenerational Trust and the Lewis P. Stone 2004 Multigenerational Trust are the shareholders of RGGPLS who are deemed to share voting and dispositive power over our Common Stock owned by RGGPLS.

Transactions with Related Persons
On February 28, 2005, we closed a private placement transaction with the Holders. Dr. Rachesky, a member of our Board, is a principal of MHR Fund Management LLC, the investment manager of MHR Capital Partners LP. For an aggregate purchase price of $15,000,000, the Holders received $15,000,000 par value in secured convertible notes and 1,785,714 shares of our Common Stock. The 1,785,714 shares of our Common Stock were transferred to the Holders by certain of our principal stockholders. The transferring stockholders did not receive any proceeds from this transaction, and we did not issue any additional shares of Common Stock in connection with the transfer to the Holders. In combination with their prior holdings, this transaction resulted in the Holders owning more than 10% of our then-outstanding Common Stock.
The MHR Notes, which mature on February 28, 2012, have a stated fixed interest rate of 7.75%, payable monthly. The MHR Notes are secured by substantially all our assets, but are subordinated to our credit facility. The MHR Notes may be subordinated to future indebtedness not to exceed $20,000,000 unless we achieve certain performance criteria as specified in the MHR Notes, in which case the amount of senior debt may not exceed $25,000,000. The terms of the MHR Notes allow the Holders, at their discretion, to convert all or part of the MHR Notes into shares of our Common Stock at a conversion price of $6.56 per share, subject to adjustment for anti-dilution, which is limited and capped, as described in the MHR Notes. In addition, the MHR Notes will accelerate to maturity upon the occurrence of a default by us on the MHR Notes.
The MHR Notes may be redeemed at our option under certain circumstances, and upon a change of control transaction, as defined. If a MHR Note is redeemed at our option other than upon a change of control transaction, the Holders may receive, at their discretion, either (i) the principal amount plus any accrued and unpaid interest of the MHR Notes being redeemed (the “Par Redemption Price”), plus a warrant exercisable for such number of shares of our Common Stock the Holders would have received had the MHR Notes being redeemed been converted immediately prior to such redemption, which warrant shall have an exercise price equal to the conversion price of the MHR Notes in effect immediately prior to issuance of the warrant, and shall expire on February 28, 2012 (a “Redemption Warrant”), or (ii) 110% of the outstanding principal amount of the MHR Notes being redeemed plus any accrued and unpaid interest thereon (the “Premium Redemption Price”). If a Note is redeemed pursuant to a change of control transaction, we may redeem the MHR Notes at the Premium Redemption Price, or if we do not act, the Holders may choose to either receive the Premium Redemption Price or require that the surviving entity assume the obligations of the MHR Notes.
On February 28, 2010, and from time to time thereafter, we are required to redeem a portion of the MHR Notes at the Par Redemption Price. Also, for 30 days following a redemption in which the Holders receive Redemption Warrants, (i) the Holders shall have a right (the “Tax Put Right”) by written notice to us to require us to purchase an amount of shares of Common Stock from the Holders, at the market price per share at such time, that is equal to an amount of up to $5,000,000 in the aggregate for all such redemptions for all Holders of all MHR Notes and (ii) if the amount received by the Holders after exercising its rights up to the maximum aggregate amount pursuant to clause (i) is, when combined with the cash consideration received by the Holders upon redemption of the MHR Notes, still insufficient to pay the income taxes relating to the redemption, the receipt of the Redemption Warrants and the exercise of the Tax Put Right, then, upon receipt of written notice from the Holders of such insufficiency, we shall use commercially reasonable efforts to file a registration statement for all Holders of MHR Notes (regardless of the number of redemptions) as soon as reasonably practicable after such redemption but in any event within thirty (30) days after such redemption and cause such registration statement to be declared effective as soon as practicable after such filing but in any event within sixty (60) days after such filing, failing which the Holders of all MHR Notes shall have an additional Tax Put Right in the amount of up to $2,500,000 in the aggregate for all such redemptions.
During each of 2007 and 2008, we paid interest of $1,162,500 to the Holders.

On April 30, 2009, we entered into an amendment with the Holders of the Notes which eliminated the early redemption that was expected to occur in February 2010, effective upon the closing of the merger transaction with ComVest. (See the “Merger Agreement” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in this Annual Report on Form 10-K.)
We entered into an agreement with Connecticut General Life Insurance Company (“CIGNA”) on May 4, 2005 to provide services to CIGNA in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plans. The services we provided to CIGNA under the original agreement encompassed virtually all aspects of the non-claims administration of CIGNA’s Part D plans, including advertising and marketing for the plans, member eligibility and enrollment processing, member service, Centers for Medicare and Medicaid Services (“CMS”) communication and reconciliation, and member billing and premium collection.
In conjunction with our agreement with CIGNA, on November 4, 2005, CIGNA purchased from us 303,030 shares of our Common Stock for $6.60 per share, or approximately $2,000,000, and we issued to CIGNA warrants to purchase 2,936,450 shares of our Common Stock at $6.60 per share. These 3,239,480 shares, including those shares issuable upon exercise of the warrants, were subject to a registration rights agreement effective November 4, 2005 that, upon notification from CIGNA, would have required us to file a registration statement with the SEC seeking registration of the shares. On September 30, 2008, we repurchased the 303,030 shares of our Common Stock from CIGNA and the 2,936,450 CIGNA warrants were returned to us and cancelled.
On May 26, 2006, we and CIGNA entered into an Amended and Restated Preferred Vendor Agreement (the “Amended and Restated Agreement”). The initial term of the Amended and Restated Agreement was due to expire on December 31, 2009 and would automatically renew for additional one-year periods (an “Additional Period”) unless any party provided to the other party notice to terminate not later than July 1 of any Additional Period or the final year of the Initial Term. The Amended and Restated Agreement was contingent upon the continued award of Part D contracts to CIGNA by CMS.
On May 1, 2008, we entered into a Second Amended and Restated Preferred Vendor Agreement with CIGNA (the “Second Amendment”), which amended and restated the Amended and Restated Agreement. The Second Amendment extended the term of the agreement through September 30, 2012 and automatically renews for additional one-year periods unless any party provides to the other party notice to terminate not later than July 1, 2012, or any subsequent renewal year.
Pursuant to the Second Amendment, and through an anticipated transition date of no earlier than the end of May 2009 (the “Transition Date”), we will continue to provide CIGNA the same member service activities and selected marketing and enrollment services we currently provide (the “Pre-Transition Services”) in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plans. Following the Transition Date, we will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the “Post-Transition Services”), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, the compensatory terms related to the Pre-Transition Services have been reduced for the period November 2008 through the Transition Date. Furthermore, the compensation related to the Post-Transition Services will be reduced to reflect the reduction in overall services that we will provide to CIGNA.

During 2008 and 2007, we derived revenue of approximately $31,525,000 and $29,841,000, respectively, from our relationship with CIGNA.
On May 2, 2008, NationsHealth and Robert Gregg, who served as our Chief Operating Officer until October 5, 2005, entered into a Settlement Agreement and General Release (“Settlement Agreement”) related to certain put rights held by Mr. Gregg pursuant to that certain Separation Agreement and General Release dated December 16, 2005 (the “Separation Agreement”). Pursuant to the Settlement Agreement, and as described herein, Mr. Gregg forfeited and released his remaining put right of $2.25 million and received certain payments relating to the put notice he delivered to us on April 4, 2007.
In connection with the Separation Agreement, Mr. Gregg had the ability to exercise a put right to request that we arrange for the purchase of up to $3,000,000 worth of our Common Stock from Mr. Gregg (the “Put Right”) held by RGGPLS, LLC, the controlling stockholder of NationsHealth, on Mr. Gregg’s behalf, provided that we were not required to purchase more than $1,500,000 worth of such Common Stock in any calendar year. Under certain circumstances, NationsHealth could pay such amounts over a period of up to three years. In lieu of a cash payment, we had the option to register such shares of our Common Stock for sale pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”) or to arrange for the sale of such shares of the stock pursuant to an exemption from the registration requirements under the Act.
On April 4, 2007, Mr. Gregg partially exercised the Put Right to require us to purchase $750,000 of our Common Stock beneficially owned by Mr. Gregg, representing 500,000 shares based on the closing price of $1.50 per share on the trading day prior to the put notice (the “April 2007 Put”). We notified Mr. Gregg of our intention to cause such shares to be sold, as promptly as was reasonably practicable, pursuant to a registration statement under the Act, or pursuant to an exemption from the registration requirements of the Act. To the extent that these put shares were sold at a price less than the price on the date of the put, we would be required to make a cash payment to Mr. Gregg for such shortfall amount. On July 16, 2007, in connection with RGGPLS, LLC’s transfer to Mr. Gregg of 288,000 shares of our Common Stock (the “July 2007 Transfer”), Mr. Gregg executed an acknowledgement that the proceeds from any sale by him of the 288,000 shares in the open market or to any third party would satisfy a portion of our obligation pursuant to the Put Right. Mr. Gregg sold 275,880 of the 288,000 shares in connection with the July 2007 Transfer for total consideration of $200,616, thereby creating an obligation to us of $213,204 (the “Put Shortfall”), representing the difference between the proceeds for the 275,880 shares which were sold and $1.50 per share.
As required by the Settlement Agreement and in satisfaction of the Put Shortfall, we paid $129,000 upon execution of the Settlement Agreement and paid $39,000 on each of June 1, 2008 and July 1, 2008, and $6,204 on August 1, 2008. On August 1, 2008, we purchased the remaining 224,120 shares from the April 2007 put for approximately $43,000, or $0.19 per share. In accordance with the Settlement Agreement, the remaining shortfall amount to Mr. Gregg was paid in monthly installments of $40,000, beginning on August 1, 2008, through February 1, 2009, with a final payment of $13,597 on March 1, 2009.

Simultaneous with the execution of the Settlement Agreement, RGGPLS, LLC transferred shares of our Common Stock to certain Gregg-related trust entities (which previously had the pecuniary interest in such shares), in the form of a transfer of 823,135 shares to the Robert Gregg Revocable Trust Dated December 18, 2000 (the “Gregg Revocable Trust”) and 2,748,204 shares to the Robert Gregg 2004 Multigenerational Trust (the “Gregg Multigenerational Trust”) and Mr. Gregg resigned from the management board of RGGPLS, LLC. Following these transfers, the Gregg Revocable Trust and the Gregg Multigenerational Trust (collectively, the “Gregg Entities”) are no longer members of RGGPLS, LLC and therefore have no beneficial ownership or pecuniary interest in any shares held by RGGPLS, LLC. Through December 31, 2010, RGGPLS, LLC has an irrevocable right to vote up to 3,347,219 shares (or the number of shares held by the Gregg Entities following any permitted sales or transfers of Common Stock pursuant to the Settlement Agreement) while the shares are held by these trusts, except in limited circumstances. Furthermore, the Gregg Entities were prohibited from selling or transferring any shares prior to September 1, 2008 and beginning September 1, 2008, the Gregg Entities are prohibited from selling or transferring more than 250,000 shares in each successive six-month period, except in limited circumstances. Furthermore, through December 31, 2010, the Gregg Entities will have (i) tag along rights in certain instances in which RGGPLS, LLC or its members, managers or affiliates other than NationsHealth (collectively, “RGGPLS Group”) sells or transfers any shares to a third party, and (ii) certain piggyback registration rights if we register for resale any RGGPLS Group shares in a public offering.
Lewis P. Stone, a director and our Executive Vice President and Chief Information Officer, is the son-in-law of Michael Tabris, a director. Ken Tabris, our Vice President of Distribution, is the son of Michael Tabris and the brother-in-law of Mr. Stone. Ken Tabris earned a base salary of $125,000 for each of 2008 and 2007.
Director Independence
Our Board has determined that four of our current directors, Don K. Rice, Richard R. Howard, George F. Raymond and Elliot F. Hahn, Ph.D., are independent directors as defined by applicable NASDAQ Capital Market standards governing the independence of directors, which standards the Board has adopted for its determination of independence of directors generally.

Item 14. Principal Accountant Fees and Services.
Independent Auditor Fees
The following table shows the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP for fiscal years 2008 and 2007:

	Year Ended
	December 31,
	2008	2007
Audit fees (1)	$349,000	$372,000
Audit related fees (2)	—	40,000
Tax fees (3)	—	—
All other fees (4)	1,500	1,500
Total fees	$350,500	$413,500

(1)
Audit Fees. Includes fees billed for professional services rendered by Ernst & Young LLP for the audit of NationsHealth’s annual consolidated financial statements included in our Annual Report on Form 10-K and the review of the quarterly consolidated financial statements included in each of our Forms 10-Q.

(2)	Audit-Related Fees. Audit-related fees in 2007 consisted primarily of fees for assistance provided to us with SEC comment letters.

(3)	Tax Fees. There were no tax fees in 2008 and 2007.

(4)	All Other Fees. Other fees pertain to subscription fees paid to Ernst & Young LLP for access to their online accounting research library.
Pre-Approval of Services
Our Audit Committee has adopted procedures requiring its pre-approval of all services performed by the independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a maximum cost for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent auditor to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent auditor to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid and other related factors are consistent with the independent auditor’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent auditor would be functioning in the role of management or in an advocacy role, whether the independent auditor’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent auditor’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent auditor in the period, would tend to reduce the independent auditor’s ability to exercise independent judgment in performing the audit.
All of the audit and non-audit services rendered by Ernst & Young LLP with respect to the 2008 and 2007 fiscal years were pre-approved by the Audit Committee in accordance with this policy.

PART IV
Item 15. Exhibits.
(a)    1. Consolidated Financial Statements.
For a list of the consolidated financial information included herein, see Index at Item 8.
2. Financial Statement Schedules
All financial statement schedules have been omitted because they are either not required or not applicable, or because the required information has been included in the consolidated financial statements or notes thereto.
3. Exhibits
The exhibits on the accompanying Exhibit Index are filed as part of, or furnished with, or incorporated by reference into, this Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 30th day of April, 2009.

NATIONSHEALTH, INC.
By:	/s/ Glenn M. Parker
Glenn M. Parker, M.D.
Chief Executive Officer
Date: April 30, 2009
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Name	Title	Date
/s/ Glenn M. Parker Glenn M. Parker	Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2009

/s/ Bryan Happ Bryan Happ	Chief Financial Officer (Principal Financial Officer)	April 30, 2009

/s/ Timothy Fairbanks Timothy Fairbanks	Chief Operating Officer and Director	April 30, 2009

/s/ Arthur R. Spector Arthur R. Spector	Chairman of the Board of Directors	April 30, 2009

/s/ Lewis P. Stone Lewis P. Stone	Chief Information Officer and Director	April 30, 2009

/s/ Elliot F. Hahn Elliot F. Hahn, Ph.D.	Director	April 30, 2009

/s/ Gary D. Small Gary D. Small	Director	April 30, 2009

/s/ Raymond N. Steinman Raymond N. Steinman	Director	April 30, 2009

/s/ Michael D. Tabris Michael D. Tabris	Director	April 30, 2009

/s/ Mark H. Rachesky Mark H. Rachesky, M.D.	Director	April 30, 2009

/s/ Don K. Rice Don K. Rice	Director	April 30, 2009

/s/ Richard R. Howard Richard R. Howard	Director	April 30, 2009

/s/ George F. Raymond George F. Raymond	Director	April 30, 2009

NATIONSHEALTH, INC.
EXHIBIT INDEX

Exhibit No.	Description
2.1
Amended and Restated Agreement and Plan of Merger dated as of August 10, 2004 among Millstream Acquisition Corporation, N Merger L.L.C. and NationsHealth Holdings, L.L.C. Filed as Annex A to the Company’s Definitive Proxy Statement (File No. 000-50348) filed August 13, 2004 and incorporated herein by reference.

2.2
Amended and Restated Asset Purchase Agreement, dated September 3, 2005, by and between Lincare Inc., Med 4 Home Inc., United States Pharmaceutical Group, LLC and NationsHealth, Inc. Certain schedules referenced in the Amended and Restated Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request. Filed as Exhibit 2.1 to the Company’s Form 10-Q (File No. 000-50348) filed November 14, 2005 and incorporated herein by reference.

2.3
Stock Purchase Agreement, dated as of September 4, 2007, by and between United States Pharmaceutical Group, L.L.C. and Susan Hill. Filed as Exhibit 99.1 to the Company’s Form 8-K (File No. 000-50348) filed September 10, 2007 and incorporated herein by reference.

3.1
Second Restated Certificate of Incorporation of Millstream Acquisition Corporation. Filed as Exhibit 3.3 to the Company’s Form 8-A12G/A (File No. 000-50348) filed September 8, 2004 and incorporated herein by reference.

3.2
By-Laws of NationsHealth, Inc., as amended and restated on August 31, 2004. Filed as Exhibit 3.4 to the Company’s Form 8-A12G/A (File No. 000-50348) filed September 8, 2004 and incorporated herein by reference.

4.1
Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-105388), as amended, originally filed on May 19, 2003 and incorporated herein by reference.

4.2
Specimen Warrant Certificate. Filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-105388), as amended, originally filed on May 19, 2003 and incorporated herein by reference.

4.3
Form of Unit Purchase Option granted to Representative. Filed as Exhibit 4.3 to the Company’s Form S-1 (File No. 333-105388), as amended, originally filed on May 19, 2003 and incorporated herein by reference.

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company. Filed as Exhibit 4.4 to the Company’s Form S-1 (File No. 333-105388), as amended, originally filed on May 19, 2003 and incorporated herein by reference.

4.5	Specimen Unit Certificate. Filed as Exhibit 4.5 to the Company’s Form S-1 (File No. 333-105388), as amended, originally filed on May 19, 2003 and incorporated herein by reference.

Exhibit No.	Description
4.6
7 3/4% Secured Convertible Note issued by NationsHealth, Inc. to MHR Capital Partners (100) LP dated February 28, 2005. Filed as Exhibit 4.1 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

4.7
7 3/4% Secured Convertible Note issued by NationsHealth, Inc. to MHR Capital Partners LP dated February 28, 2005. Filed as Exhibit 4.2 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

4.8
7 3/4% Secured Convertible Note issued by NationsHealth, Inc. to OTQ LLC dated February 28, 2005. Filed as Exhibit 4.3 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

4.9
Warrant Agreement, dated as of May 4, 2005, by and between NationsHealth, Inc. and Connecticut General Life Insurance Company. Filed as Exhibit 4.1 to the Company’s Form 8-K (File No. 000-50348) filed May 11, 2005 and incorporated herein by reference.

4.10
Warrant Clarification Agreement, dated March 28, 2007, to the Warrant Agreement, dated as of August 25, 2003, by and between NationsHealth, Inc. and Continental Stock Transfer & Trust Company. Filed as Exhibit 4.10 to the Company’s Form 10-K (File No. 000-50348) filed March 30, 2007 and incorporated herein by reference.

4.11
Unit Purchase Option Clarification Agreement, dated March 28, 2007, to the Unit Purchase Option, dated as of August 25, 2003, by and between NationsHealth, Inc. and Earlybird Capital, Inc. Filed as Exhibit 4.11 to the Company’s Form 10-K (File No. 000-50348) filed March 30, 2007 and incorporated herein by reference.

10.1*
Employment Agreement made as of March 9, 2004, by and between Millstream Acquisition Corporation and Glenn M. Parker, M.D. Filed as Exhibit 5.02(d) to the Company’s Form 8-K (File No. 000-50348) filed September 7, 2004 and incorporated herein by reference.

10.2*
Employment Agreement made as of March 9, 2004, by and between Millstream Acquisition Corporation and Robert Gregg. Filed as Exhibit 5.02(e) to the Company’s Form 8-K (File No. 000-50348) filed September 7, 2004 and incorporated herein by reference.

10.8
Indemnification and Escrow Agreement, dated as of August 30, 2004, among Millstream Acquisition Corporation, Continental Stock Transfer & Trust Company, as Escrow, RGGPLS Holding, Inc., and Arthur Spector. Filed as Exhibit 5.02(g) to the Company’s Form 8-K (File No. 000-50348) filed September 7, 2004 and incorporated herein by reference.

10.9
Lease Agreement with Liberty Property Limited Partnership dated December 23, 2002, for the property located at 13650 N.W. 8th Street, Sunrise, Florida. Filed as Exhibit 10.5 to the Company’s Form 10-KSB (File No. 000-50348) filed March 25, 2005 and incorporated herein by reference.

10.10
Assignment of Lease Agreement with Liberty Property Limited Partnership for the property located at 13650 N.W. 8th Street, Sunrise, Florida, dated February 19, 2004. Filed as Exhibit 10.6 to the Company’s Form 10-KSB (File No. 000-50348) filed March 25, 2005 and incorporated herein by reference.

Exhibit No.		Description
10.11
Lease Agreement with Liberty Property Limited Partnership dated February 9, 2004, for the property located at 13630 N.W. 8th Street, Sunrise, Florida. Filed as Exhibit 10.7 to the Company’s Form 10-KSB (File No. 000-50348) filed March 25, 2005 and incorporated herein by reference.

10.12
Assignment of Lease Agreement with Liberty Property Limited Partnership for the property located at 13630 N.W. 8th Street, Sunrise, Florida, dated February 19, 2004. Filed as Exhibit 10.8 to the Company’s Form 10-KSB (File No. 000-50348) filed March 25, 2005 and incorporated herein by reference.

10.13
Sublease Agreement with D & K Healthcare Resources Inc. dated May 19, 2004, for the premises located at 2955 West Corporate Lakes Boulevard, Weston, Florida. Filed as Exhibit 10.9 to the Company’s Form 10-KSB (File No. 000-50348) filed March 25, 2005 and incorporated herein by reference.

10.14
First Amendment of Sublease Agreement with D & K Healthcare Resources Inc. for the premises located at 2955 West Corporate Lakes Boulevard, Weston, Florida, dated May 1, 2006. Filed as Exhibit 10.3 to the Company’s Form 10-Q (File No. 000-50348) filed August 14, 2006 and incorporated herein by reference.

10.16
Industrial Lease Agreement between Industrial Property Fund III, L.P. as Landlord, and NationsHealth, Inc. and United States Pharmaceutical Group, L.L.C. collectively, as Tenant, commencing on September 4, 2006. Filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 000-50348) filed November 13, 2006 and incorporated herein by reference.

10.17
Property Lease between Orange Blossom Investments, LLC, and NationsHealth, Inc., dated October 13, 2006. Filed as Exhibit 10.10 to the Company’s Form 10-Q (File No. 000-50348) filed November 13, 2006 and incorporated herein by reference.

10.18
Lease Agreement between NationsHealth, Inc., as Lessee, and Farnam Street Financial, Inc., as Lessor, dated February 5, 2007. Filed as Exhibit 99.1 to the Company’s Form 8-K (File No. 000-50348) filed February 9, 2007 and incorporated herein by reference.

10.19	*
NationsHealth, Inc. 2005 Long-Term Incentive Plan effective as of April 25, 2005. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed June 17, 2005 and incorporated herein by reference.

10.20	*
RGGPLS Holding, Inc. Stock Bonus Plan & Trust effective December 30, 2004. Filed as Exhibit 10.1 to the Company’s Form S-8 (File No. 333-126197) filed June 28, 2005 and incorporated herein by reference.

10.21	*
Amendment No. 1 to RGGPLS Holding, Inc. Stock Bonus Plan & Trust effective February 28, 2005. Filed as Exhibit 10.2 to the Company’s Form S-8 (File No. 333-126197) filed June 28, 2005 and incorporated herein by reference.

10.22	*	NationsHealth, Inc. 2004 Incentive Stock Plan, dated August 30, 2004. Filed as Annex I to the Company’s Schedule 14A (File No. 000-50348) filed August 13, 2004 and incorporated herein by reference.

10.23
Second Amended and Restated Revolving Credit and Security Agreement among NationsHealth, Inc., United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C. and CapitalSource Finance LLC dated as of March 21, 2006. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed March 27, 2006 and incorporated herein by reference.

Exhibit No.		Description
10.24
First Amendment to Second Amended and Restated Revolving Credit and Security Agreement dated August 11, 2006, by and between CapitalSource Finance LLC, United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C. and NationsHealth, Inc. Filed as Exhibit 10.7 to the Company’s Form 10-Q (File No. 000-50348) filed November 13, 2006 and incorporated herein by reference.

10.25
Waiver, Consent and Second Amendment to Second Amended and Restated Revolving Credit and Security Agreement dated September 27, 2006, by and between CapitalSource Finance LLC, United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C. and NationsHealth, Inc. Filed as Exhibit 10.8 to the Company’s Form 10-Q (File No. 000-50348) filed November 13, 2006 and incorporated herein by reference.

10.26
Third Amendment to Second Amended and Restated Revolving Credit and Security Agreement dated October 2, 2006, by and between CapitalSource Finance LLC, United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C. and NationsHealth, Inc. Filed as Exhibit 10.9 to the Company’s Form 10-Q (File No. 000-50348) filed November 13, 2006 and incorporated herein by reference.

10.27	**
Amended and Restated Preferred Vendor Agreement by and among Connecticut General Life Insurance Company, United States Pharmaceutical Group, L.L.C. and NationsHealth, Inc., dated as of May 26, 2006. Filed as Exhibit 10.2 to the Company’s Form 10-Q (File No. 000-50348) filed August 14, 2006 and incorporated herein by reference.

10.28	**
Limited Liability Company Agreement of NationsHealth Specialty Rx, LLC, dated August 3, 2005, by and between US Bioservices Corporation and NationsHealth, Inc. Filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 000-50348) filed November 14, 2005 and incorporated herein by reference.

10.29
Agreement to Dissolve Limited Liability Company and Promissory Note, dated as of September 27, 2006, between NationsHealth, Inc. and US Bioservices Corporation. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed October 3, 2006 and incorporated herein by reference.

10.33
Separation Agreement and General Release dated December 16, 2005, between Robert Gregg and NationsHealth, Inc. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed December 22, 2005 and incorporated herein by reference.

10.37	*
Employment Agreement, dated December 26, 2006, between NationsHealth, Inc. and Joshua Weingard. Filed as Exhibit 10.37 to the Company’s Form 10-K (File No. 000-50348) Filed March 28, 2008, and incorporated herein by reference.

10.38	*
Employment Agreement, dated April 27, 2007, between NationsHealth, Inc. and Rodney Carson. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed May 3, 2007 and incorporated herein by reference.

10.39
Stockholders Agreement, dated as of March 9, 2004, as amended on June 2, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc. and GRS Holdings, L.L.C. Filed as Annex E to the Company’s Schedule 14A (File No. 000-50348) filed August 13, 2004 and incorporated herein by reference.

Exhibit No.		Description
10.40
Registration Rights Agreement, dated as of March 9, 2004, as amended on June 2, 2004, by and among Millstream Acquisition Corporation, RGGPLS Holding, Inc., GRH Holdings, L.L.C., and Becton, Dickinson and Company. Filed as Annex F to the Company’s Schedule 14A (File No. 000-50348) filed August 13, 2004 and incorporated herein by reference.

10.41
Amended and Restated Governance Agreement, dated as of August 10, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., and Arthur Spector. Filed as Exhibit 5.02(a) to the Company’s Form 8-K (File No. 000-50348) filed September 7, 2004 and incorporated herein by reference.

10.42	*
Form of Stock Option Agreement under the NationsHealth, Inc. 2004 Stock Option Plan. Filed as Exhibit 10.12 to the Company’s Form 10-QSB (File No. 000-50348) filed November 10, 2004 and incorporated herein by reference.

10.43
Securities Purchase Agreement, dated as of May 4, 2005, by and between NationsHealth, Inc. and Connecticut General Life Insurance Company. Filed as Exhibit 4.2 to the Company’s Form 8-K (File No. 000-50348) filed May 11, 2005 and incorporated herein by reference.

10.44
Stock Purchase Agreement, dated August 18, 2005, by and between NationsHealth, Inc. and US Bioservices Corporation. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed August 24, 2005 and incorporated herein by reference.

10.45
Registration Rights Agreement, dated August 18, 2005, by and between NationsHealth, Inc. and US Bioservices Corporation. Filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 000-50348) filed August 24, 2005 and incorporated herein by reference.

10.46
Registration Rights Agreement, dated as of November 4, 2005, by and among NationsHealth, Inc. and the Holders of Registrable Securities. Filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 000-50348) filed November 10, 2005 and incorporated herein by reference.

10.47	*
Form of Stock Option Agreement under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. Filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 000-50348) filed November 14, 2005 and incorporated herein by reference.

10.48	*
Form of Restricted Stock Unit Agreement under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. Filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 000-50348) filed November 14, 2005 and incorporated herein by reference.

10.49	*
Form of Restricted Stock Agreement under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. Filed as Exhibit 10.6 to the Company’s Form 10-Q (File No. 000-50348) filed November 14, 2005 and incorporated herein by reference.

Exhibit No.		Description
10.50	*
Form of Stock Appreciation Right Agreement under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. Filed as Exhibit 10.7 to the Company’s Form 10-Q (File No. 000-50348) filed November 14, 2005 and incorporated herein by reference.

10.51
Investment Unit Purchase Agreement, dated February 28, 2005, by and among NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., MHR Capital Partners LP, OTQ LLC and MHR Capital Partners (100) LP. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

10.52
Lease Agreement between NationsHealth, Inc., as lessee and Farnam Street Financial, Inc., as lessor, dated February 5, 2007. Filed as Exhibit 99.1 to the Company’s Form 8-K (File No. 000-50348) filed February 9, 2007 and incorporated herein by reference.

10.53
Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated among United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C., NationsHealth, Inc., and CapitalSource Finance LLC, dated April 11, 2007. Filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 000-50348) filed April 12, 2007 and incorporated herein by reference.

10.54
Acknowledgement by Robert Gregg to NationsHealth, Inc. dated July 16, 2007. Filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 000-50348) filed August 14, 2007 and incorporated herein by reference.

10.55
Form of Stock Option Agreement under the NationsHealth, Inc. 2004 Stock Option Plan, effective August 15, 2007. Filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 000-50348) filed November 14, 2007 and incorporated herein by reference.

10.56
Lease Agreement between United States Pharmaceutical Group, L.L.C., as lessee and Oakland 2600/2700, LLC, as lessor, dated December 4, 2007. Filed as Exhibit 10.56 to the Company’s Form 10-K (File No. 000-50348) filed March 28, 2008 and incorporated herein by reference.

10.57
Senior Subordination Agreement, dated as of February 28, 2005, by MHR Capital Partners LP, MHR Capital Partners (100) LP and OTQ LLC, MHR Capital Partners LP in its capacity as collateral agent, in favor of CapitalSource Finance LLC, and for certain purposes RGGPLS Holding, Inc. Filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

10.58
Registration Rights Agreement, dated February 28, 2005, between NationsHealth, Inc. and the parties specified on the signature pages thereof. Filed as Exhibit 10.4 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

10.59
Stockholders Agreement, dated February 28, 2005, by and among NationsHealth, Inc., RGGPLS Holding, Inc., GRH Holdings, L.L.C, MHR Capital Partners LP, OTQ LLC and MHR Capital Partners (100) LP. Filed as Exhibit 10.5 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

10.60
Consent and Waiver, dated as of February 28, 2005, among NationsHealth, Inc. and the stockholders of NationsHealth, Inc. named on the signature pages thereto. Filed as Exhibit 10.6 to the Company’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

Exhibit No.		Description
10.61
Asset Purchase Agreement, dated as of September 5, 2006, by and among NationsHealth, Inc., United States Pharmaceutical Group, L.L.C. and HealthTran LLC. Filed as Exhibit 99.1 to the Company’s Form 8-K (File No. 000-50348) filed September 6, 2006 and incorporated herein by reference.

10.62
Agreement of Termination, dated as of September 13, 2006, by and among NationsHealth, Inc., United States Pharmaceutical Group, L.L.C. and Becton, Dickinson and Company. Filed as Exhibit 99.1 to the Company’s Form 8-K (File No. 000-50348) filed September 13, 2006 and incorporated herein by reference.

10.63
Fifth Amendment to the Third Amended and Restated Credit Agreement, dated as of March 27, 2008, by and among United States Pharmaceutical Group, LLC dba NationsHealth, NationsHealth Holdings, LLC, NationsHealth, Inc. and Diabetes Care and Education, Inc. and CapitalSource Finance, LLC. Filed as Exhibit 10.63 to the Company’s Form 10-K (File No. 000-50348) filed March 28, 2008, and incorporated herein by reference.

10.64	*
Settlement Agreement and General Release made as of May 2, 2008, by and between Robert Gregg and NationsHealth, Inc. Filed as Exhibit 10.64 to the Company’s Form 8-K (File No. 000-50348) filed May 8, 2008, and incorporated herein by reference.

10.65	*
Amended and Restated Employment Agreement made as of May 14, 2008, by and between NationsHealth, Inc. and Tim Fairbanks. Filed as Exhibit 10.65 to the Company’s Form 8-K (File No. 000-50348) filed May 20, 2008, and incorporated herein by reference.

10.66	*
Employment Agreement made as of May 14, 2008, by and between NationsHealth, Inc. and Bryan Happ. Filed as Exhibit 10.66 to the Company’s Form 8-K (File No. 000-50348) filed May 20, 2008, and incorporated herein by reference.

10.67	*
Amended and Restated Employment Agreement made as of May 29, 2008, by and between NationsHealth, Inc. and Lewis Stone. Filed as Exhibit 10.67 to the Company’s Form 8-K (File No. 000-50348) filed May 29, 2008, and incorporated herein by reference.

10.68	*
Settlement Agreement and General Release made as of May 29, 2008, by and between NationsHealth, Inc. and Lewis Stone. Filed as Exhibit 10.68 to the Company’s Form 8-K (File No. 000-50348) filed May 29, 2008, and incorporated herein by reference.

10.69	**
Second Amended and Restated Preferred Vendor Agreement by and among Connecticut General Life Insurance Company, United States Pharmaceutical Group, L.L.C. and NationsHealth, Inc., dated as of May 1, 2008. Filed as Exhibit 10.69 to the Company’s Form 10-Q (File No. 000-50348) filed August 14, 2008, and incorporated herein by reference.

10.70
Sixth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated May 14, 2008, by and among CapitalSource Finance LLC, United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C. and NationsHealth, Inc. Filed as Exhibit 10.70 to the Company’s Form 10-Q (File No. 000-50348) filed August 14, 2008, and incorporated herein by reference.

10.71	*	Amendment to Employment Agreement between NationsHealth, Inc. and Glenn M. Parker, M.D., dated December 23, 2008.+

Exhibit No.		Description
10.72	*	Amendment to Amended and Restated Employment Agreement between NationsHealth, Inc. and Lewis Stone, dated December 23, 2008.+

10.73	*	Amendment to Amended and Restated Employment Agreement between NationsHealth, Inc. and Tim Fairbanks, dated December 23, 2008.+

10.74	*	Amendment to Employment Agreement between NationsHealth, Inc. and Bryan Happ, dated December 23, 2008.+

10.75	*	Amendment to Employment Agreement between NationsHealth, Inc. and Joshua Weingard, dated December 23, 2008.+

10.76	*	Amendment to Employment Agreement between NationsHealth, Inc. and Rodney Carson, dated December 23, 2008.+

10.77	**	Medicare Part B Services and Medical Supplies Provider and Services Agreement by and between Express Scripts, Inc. and USPG dated December 11, 2008.+

10.78	*	Settlement Agreement and General Release between NationsHealth, Inc., United States Pharmaceutical Group, L.L.C. and Susan Hill and Robert Hill, dated April 16, 2009.+

21		Subsidiaries of the Registrant.+

23.1		Consent of Ernst & Young LLP.+

24.1
Limited Power of Attorney appointing Joshua Weingard or Timothy Fairbanks attorneys-in-fact, dated September 19, 2007, by and on behalf of Robert Gregg, filed as Exhibit 24.1 to Robert Gregg’s Form 4 filed on September 20, 2007, and incorporated herein by reference.

31.1		Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.+

31.2		Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.+

32.1		Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.≠

*	Management contract or compensatory plan or arrangement.

**
Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

+	Filed herewith.

≠	Furnished herewith.

Exhibit 31.1
CERTIFICATION
I, Glenn M. Parker, M.D., certify that:
1. I have reviewed this annual report on Form 10-K of NationsHealth, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:
(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: April 30, 2009

By:	/s/ Glenn M. Parker, M.D. Glenn M. Parker, M.D. Chief Executive Officer

Exhibit 31.2
CERTIFICATION
I, Bryan Happ, certify that:
1. I have reviewed this annual report on Form 10-K of NationsHealth, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:
(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: April 30, 2009

By:	/s/ Bryan Happ Bryan Happ Chief Financial Officer

Exhibit 32.1
CERTIFICATION
In connection with the Annual Report on Form 10-K of NationsHealth, Inc. (the “Company”) for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Glenn M. Parker, M.D., Chief Executive Officer of the Company, and Bryan Happ, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2009	By:	/s/ Glenn M. Parker, M.D.
Glenn M. Parker, M.D.
Chief Executive Officer (Principal Executive Officer)

Date: April 30, 2009	By:	/s/ Bryan Happ
Bryan Happ
Chief Financial Officer (Principal Financial Officer)

APPENDIX E
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009

E-1

APPENDIX E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2009
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number: 000-50348
NATIONSHEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1688360

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13630 N.W. 8th Street, Suite 210, Sunrise, Florida	33325

(Address of principal executive offices)	(Zip Code)
(954) 903-5000
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, the Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date. At May 8, 2009, the registrant had 28,077,872 shares of common stock, $0.0001 par value, issued and outstanding, excluding 1,311,859 treasury shares.

NATIONSHEALTH, INC.
FORM 10-Q
FOR THE QUARTER ENDED MARCH 31, 2009

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements
NATIONSHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,626	$1,056
Accounts receivable, net of allowances of $8,391 and $7,365, respectively	15,288	16,507
Inventory	2,750	3,236
Prepaid expenses and other current assets	2,404	2,128

Total current assets	22,068	22,927
Property and equipment, net	2,656	3,155
Customer contract intangible, net	5,121	5,487
Acquired customer lists, net	1,819	2,032
Other intangible assets, net	482	567
Goodwill	2,375	2,375
Restricted cash	1,899	1,899
Other assets, net	961	1,051

Total assets	$37,381	$39,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,811	$5,892
Accrued expenses	5,791	7,168
Current portion of long-term debt	3,618	3,591
Line of credit	8,763	8,736

Total current liabilities	23,983	25,387

Long-Term Liabilities:
Convertible notes, related party, net	9,924	9,435
Long-term debt	897	1,809
Other long-term liabilities	1,630	1,588

Total long-term liabilities	12,451	12,832

Stockholders’ Equity:
Common stock	3	3
Additional paid-in capital	75,388	75,243
Accumulated deficit	(74,444)	(73,972)

Total stockholders’ equity	947	1,274

Total liabilities and stockholders’ equity	$37,381	$39,493

The accompanying notes are an integral part of these condensed consolidated financial statements.

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NATIONSHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2009	2008

Revenue:
Net product sales	$15,081	$14,998
Service revenue	7,508	8,493

	22,589	23,491

Cost of product sales	9,423	7,778
Cost of services	2,956	3,160

Gross Profit	10,210	12,553

Operating Expenses:
Patient acquisition and related costs	319	519
Patient service and fulfillment	2,611	3,273
General and administrative	4,339	6,666
Provision for doubtful accounts	1,004	970
Depreciation and amortization	1,007	1,763
Restructuring costs	209	—
Gain on insurance recovery	(206)	—

	9,283	13,191

Income (Loss) from Operations	927	(638)

Other Income (Expense):
Interest expense , related party	(816)	(724)
Other interest expense, net	(583)	(532)

	(1,399)	(1,256)

Net Loss	$(472)	$(1,894)

Loss per share — basic and diluted	$(0.02)	$(0.07)

Weighted average shares outstanding — basic and diluted	28,394	29,001

The accompanying notes are an integral part of these condensed consolidated financial statements.

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NATIONSHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Three Months Ended
	March 31,
	2009	2008
Cash Flows from Operating Activities:
Net Loss	$(472)	$(1,894)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Provision for doubtful accounts	1,004	970
Provision for sales allowances and returns	190	374
Depreciation and amortization	1,220	2,015
Amortization of note discount and other non-cash interest charges, net	687	606
Stock-based compensation	144	271
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	13	(3,706)
Inventory	486	(389)
Prepaid expenses and other assets	(291)	(384)
Increase (decrease) in:
Accounts payable and accrued expenses	(1,496)	1,587

Net cash and cash equivalents provided by (used in) operating activities	1,485	(550)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(57)	(165)

Net cash and cash equivalents used in investing activities	(57)	(165)

Cash Flows from Financing Activities:
Net draws on line of credit	27	2,119
Principal payments on long-term debt	(885)	(397)
Payment of promissory note	—	(1,500)
Payment of debt issuance costs	—	(20)

Net cash and cash equivalents (used in ) provided by financing activities	(858)	202

Net Increase (Decrease) in Cash and Cash Equivalents	570	(513)
Cash and Cash Equivalents, Beginning of Period	1,056	1,925

Cash and Cash Equivalents, End of Period	$1,626	$1,412

The accompanying notes are an integral part of these condensed consolidated financial statements.

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NATIONSHEALTH, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. BASIS OF PRESENTATION
The accompanying unaudited condensed consolidated financial statements of NationsHealth, Inc. (the “Company” or “NationsHealth”) and the notes thereto have been prepared in accordance with the instructions for Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). These unaudited condensed consolidated financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. However, such information reflects all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The significant accounting policies followed by the Company for interim reporting are consistent with those included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
The unaudited condensed consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements and the notes thereto that are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 that was filed with the SEC on May 1, 2009. The results of operations for the three months ended March 31, 2009 and 2008 are not necessarily indicative of annual results.
2. MERGER AGREEMENT
On April 30, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ComVest NationsHealth Holdings, LLC, a wholly-owned subsidiary of ComVest Investment Partners III, L.P. (collectively, “ComVest”), pursuant to which ComVest will acquire all of the issued and outstanding common stock of the Company currently held by stockholders, other than certain of the Company’s management and members of the Company’s Board of Directors, in a take-private transaction. Concurrently with the execution of the Merger Agreement, ComVest provided a bridge loan to the Company in the principal amount of $3,000,000 (the “Bridge Loan”), which bears interest at a rate of 10% per annum and matures on October 30, 2009. In the event that the Merger Agreement is terminated, the interest rate on the Bridge Loan shall be increased by 2% per annum at the end of each three-month period from the date of such termination. Upon closing of the transaction, the Bridge Loan will convert into shares of the Company’s convertible preferred stock at $0.12 per share and ComVest will make an additional $5,000,000 investment in the Company in the form of the Company’s convertible preferred stock at $0.12 per share, the proceeds of which will be used to take the Company private, pay fees and expenses associated with the transaction, and for general working capital purposes. In addition, ComVest shall have the right to make an additional $2,000,000 investment in the Company’s convertible preferred stock at $0.12 per share for a period of one year following the closing date.

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In connection with the transaction, the Company entered into amendments with its credit facility lender (see Note 5) and the Holders of the Notes (see Note 6), pursuant to which both debt facilities will remain in existence on substantially similar terms and conditions following the closing of the transaction. The amendment to the Notes will eliminate the early redemption that was expected to occur in February 2010, effective upon the closing of the transaction.
Closing of the transaction is subject to stockholder approval and approval of the proxy statement and other filings related to the transaction by the SEC. The Bridge Loan is subject to repayment by the Company prior to closing and maturity in the event of 1) stockholder approval of the transaction not being obtained, 2) withdrawal of the approval of the transaction by the Company’s Board of Directors prior to closing, or 3) the Company entering into a takeover transaction with a party other than ComVest. In the event the transaction is not consummated and the Bridge Loan is not repaid by the Company at maturity, ComVest may in certain circumstances enforce its rights under the Bridge Loan, including the option to convert the Bridge Loan into shares of the Company’s convertible preferred stock at $0.05 per share. However, in no event would the Company be obligated to repay the Bridge Loan prior to April 30, 2010.
3. REVENUE RECOGNITION
The Company recognizes revenue related to product sales upon shipment of patient orders, provided that risk of loss has passed to the patient and the required written forms to bill Medicare, other third party payors, and patients have been received and verified. Revenue is recorded at amounts expected to be collected from Medicare, other third party payors, and directly from patients. Where applicable, contractual adjustments are recorded for the difference between expected reimbursement amounts and revenue recorded per the billing system. Such adjustments are recorded as a reduction of both gross revenue and accounts receivable. Revenue is not recognized for product shipments until that period in which the required documentation has been collected and verified. The costs related to billings in process, consisting of the cost of products shipped, are deferred in the Company’s balance sheet, and are charged to cost of product sales at the time the related revenue is recognized.
The Company records sales allowances for estimated claim denials related to unsettled amounts from Medicare and other third-party payors as a reduction of gross revenue. Allowances for claim denials are estimated based upon historical claim denial experience, and the rate at which such allowances are provided is periodically adjusted to reflect actual claim denials and current trends. The Company also establishes reserves for estimated product returns, which are recorded as a reduction of gross revenue. Reserves for returns are estimated based upon historical returns experience and current trends.
Revenue for Medicare reimbursement is calculated based on government-determined prices for Medicare-covered items and is recognized at such reimbursement amounts. Amounts billed in excess of the government-determined reimbursement prices are excluded from revenue. Medicare reimbursements are subject to review by appropriate government regulators. Medicare reimburses at 80% of the government-determined reimbursement amounts for reimbursable products. The remaining balance is billed to other third party payors or directly to patients. Revenue received directly from Medicare, which relates to the Company’s Medical Products segment, represented approximately 31% and 30% of total revenue for the three months ended March 31, 2009 and 2008, respectively.
Revenue related to the Company’s Insurance Services segment is recognized when earned as the services are performed and is presented in the accompanying condensed consolidated statements of operations as service revenue. The direct costs of providing contracted services are shown as cost of services in arriving at gross profit. Revenue from Connecticut General Life Insurance Company (“CIGNA”), which is included in the Company’s Insurance Services segment, represented approximately 31% and 35% of total revenue for the three months ended March 31, 2009 and 2008, respectively.

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4. CIGNA AGREEMENT
On May 1, 2008, the Company entered into a Second Amended and Restated Preferred Vendor Agreement with CIGNA (the “Second Amendment”), which amended and restated the preferred vendor agreement entered into with CIGNA on May 26, 2006. The Second Amendment extended the term of the agreement through September 30, 2012 and automatically renews for additional one-year periods unless either party provides to the other party notice to terminate not later than July 1, 2012, or any subsequent renewal year.
Pursuant to the Second Amendment, and through a transition date currently anticipated to be no earlier than the end of June 2009 (the “Transition Date”), the Company continues to provide CIGNA the same member service activities and selected marketing and enrollment services it has historically provided (the “Pre-Transition Services”) in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plans. Following the Transition Date, the Company will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the “Post-Transition Services”), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, compensation related to the Pre-Transition Services was reduced by $400,000 per month for the period November 2008 through March 2009, the impact of which was recognized over the period May 2008 through March 2009. Compensation related to the Pre-Transition Services will be reduced by $500,000 per month subsequent to March 2009 through the Transition Date. Furthermore, after the Transition Date the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that the Company will provide to CIGNA.
In connection with the extension of the term of the agreement, the amortization period of the related CIGNA contract intangible asset was extended through September 30, 2012. The effect of the change in amortization period was a decrease in amortization expense and net loss for the three months ended March 31, 2009 of approximately $600,000, and a decrease in loss per share for the three months ended March 31, 2009 of $0.02.
5. CREDIT FACILITY
On April 11, 2007, the Company entered into a Third Amended and Restated Revolving Credit, Term Loan and Security Agreement with its credit facility lender (the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement retained the existing $10,000,000 revolving line of credit and existing maturity date of the overall credit facility of April 30, 2010, and added a $7,000,000 multi-draw term loan (the “Term Loan”) to the credit facility. On February 1, 2008, the Third Amended and Restated Credit Agreement was amended to, among other things, temporarily increase the percentage of eligible accounts receivable available under the borrowing base through the end of 2008. In connection with the February 2008 amendment, the maturity date of the overall credit facility was extended to April 30, 2011.
On March 27, 2008, the Third Amended and Restated Credit Agreement was further amended to adjust the financial covenants to account for the Company’s actual and projected financial results. In connection with the amendment, the annual interest rate on the revolving line of credit was increased to the higher of prime plus 3% or 8.25%, plus certain additional fees and charges, and the annual interest rate on the Term Loan was increased to the higher of prime plus 4.5% or 9.75%, effective as of the amendment date.

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Under the agreement, as amended and restated, the available funding of the line of credit is limited by a borrowing base, which is comprised of a percentage of eligible accounts receivable and inventory, as defined, up to a maximum of $10,000,000. The credit agreement requires the Company to maintain a lock-box arrangement, whereby amounts received into the lock-box are applied to reduce the revolving line of credit outstanding, and contains certain subjective acceleration clauses in the event of a material adverse event, as defined. Borrowings under the line of credit are classified as a current liability in the Company’s balance sheet in accordance with the provisions set forth in Emerging Issues Task Force Issue No. 95-22, “Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include both a Subjective Acceleration Clause and a Lock-Box Arrangement.”
The credit facility is secured by substantially all assets of the Company and requires the maintenance of minimum EBITDA, as defined in the credit agreement, and certain financial ratios, as well as minimum cash collections of accounts receivable and minimum liquidity, each as defined in the credit agreement. Under the terms of the credit agreement, the Company is not permitted to pay dividends to its stockholders. As of March 31, 2009, the rate under the line of credit was 8.25% per annum, the outstanding balance under the line of credit was approximately $8,763,000, and the unused portion available thereunder was approximately $547,000.
As required under the Third Amended and Restated Credit Agreement, on April 11, 2007, $1,500,000 of proceeds from the Term Loan were funded into a restricted deposit account to serve as collateral for the facility. The remainder of the Term Loan was restricted in use to finance the acquisition of certain assets of diabetic supply companies, including customer lists, inventory and other assets. An additional $5,289,000 was drawn on the Term Loan for such purposes. Pursuant to the Third Amended and Restated Credit Agreement, payment of the principal balance outstanding under the Term Loan is to be made on a straight-line basis, according to an amortization schedule, in 29 consecutive monthly installments, commencing on January 1, 2008. The February 1, 2008 amendment to the Third Amended and Restated Credit Agreement deferred the due dates of installment payments under the Term Loan through June 30, 2008. As of March 31, 2009, the rate under the Term Loan was 9.75% per annum and the total balance outstanding under the Term Loan was approximately $3,278,000.
In connection with the Third Amended and Restated Credit Agreement, the Company entered into a Second Amended and Restated Equity Participation Fee Agreement with the lender. Pursuant to this agreement, the Company agreed to pay a fixed equity participation fee of $1,375,000 at the maturity date or on earlier termination of the credit facility. In connection with the February 1, 2008 amendment to the Third Amended and Restated Credit Agreement, the amount of the equity participation fee was revised to $1,575,000. As of March 31, 2009, the Company had accrued approximately $1,171,000 related to the equity participation fee as additional interest expense.
As of each month end from October 31, 2008 through February 28, 2009, the Company was not in compliance with certain financial covenants under the credit facility. On April 30, 2009, the Company obtained a waiver of its non-compliance with the financial covenants for all such periods from the lender, and the credit facility was amended to adjust the covenants for the remainder of 2009 to levels that management believes the Company will be able to satisfy.
On April 30, 2009, the Company entered into a Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement with its credit facility lender (the “Fourth Amended and Restated Credit Agreement”). The Fourth Amended and Restated Credit Agreement retained the existing $10,000,000 revolving line of credit and the Term Loan, as well as the existing maturity date of the overall credit facility of April 30, 2011. The terms of the Fourth Amended and Restated Credit Agreement are similar to those contained in the Third Amended and Restated Revolving Credit Agreement, except that, among other things, the financial covenants set forth in the Fourth Amended and Restated Credit Agreement have been modified to provide a certain set of financial covenants prior to the closing of the ComVest merger and a certain set of financial covenants after the closing of the ComVest merger. In connection with the Fourth Amended and Restated Credit Agreement, the annual interest rate on the Term Loan was increased to the higher of prime plus 6% or 11.25%, effective as of the amendment date. In addition, in connection with the amendment the $1,575,000 equity participation fee will be payable in 18 equal monthly installments of $87,500, commencing on the earlier of the closing of the ComVest merger or June 30, 2009.

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6. CONVERTIBLE NOTES
On February 28, 2005, the Company closed a private placement transaction with MHR Capital Partners LP and two of its affiliates (collectively, the “Holders”). For an aggregate purchase price of $15,000,000, the Holders received $15,000,000 principal value in secured convertible notes (the “Notes”) and 1,785,714 shares of the Company’s common stock, which were transferred to the Holders by certain principal stockholders of the Company. In combination with their prior holdings, this transaction resulted in the Holders owning more than 10% of the Company’s common stock. Furthermore, pursuant to a stockholders agreement between the Holders and stockholders of the Company holding a majority of the outstanding voting interest, Dr. Mark H. Rachesky was elected to the Company’s Board of Directors on October 20, 2005. As a result, the Notes and related activity and amounts have been presented as related party transactions in the accompanying condensed consolidated financial statements.
The Notes, which mature on February 28, 2012, have a stated fixed interest rate of 7.75%, payable monthly. The Notes are secured by substantially all the Company’s assets, but are subordinated to the credit facility (see Note 5). The Notes may be subordinated to future indebtedness not to exceed $20,000,000 in the aggregate, or, if the Company achieves certain performance criteria, $25,000,000. The Holders may convert the Notes into shares of the Company’s common stock at a conversion price of $6.56 per share, subject to certain anti-dilution provisions. In addition, the Notes will accelerate to maturity upon the occurrence of a default on the Notes by the Company. Through March 31, 2009, no events have occurred that would trigger adjustments for anti-dilution.
The Notes may be redeemed at the option of the Company under certain circumstances, and upon a change of control transaction. If Notes are redeemed at the option of the Company, other than upon a change of control transaction, the Holders may elect to receive either (i) the principal and unpaid interest (the “Par Redemption Price”) plus warrants with the exercise price and for the number of shares for which the Notes would have been convertible into immediately prior to such redemption, or (ii) 110% of the principal amount of the Notes plus any accrued and unpaid interest thereon (the “Premium Redemption Price”). If a Note is redeemed pursuant to a change of control transaction, the Company may redeem the Notes at the Premium Redemption Price. Through March 31, 2009, no events have occurred that would trigger any of these rights.
Beginning on February 28, 2010, the Company may be required by the Holders to redeem a portion of the Notes at the Par Redemption Price and the Holders shall have a right (the “Tax Put Right”) to require the Company to purchase from the Holders, at market price, up to $5,000,000 of the Company’s common stock to satisfy the Holders income tax liability resulting from the redemption. Furthermore, if the amount received by the Holders is still insufficient to pay the income taxes relating to the redemption, the Company shall use commercially reasonable efforts to file a registration statement for the Holders of the Notes, failing which the Holders of the Notes shall have an additional Tax Put Right in the amount of up to $2,500,000 in the aggregate for all such redemptions. The Company expects that in February 2010, approximately $4,700,000 of the principal amount of the Notes will be redeemed.
In connection with the ComVest Merger Agreement (see Note 2), the Company entered into an amended note agreement with the Holders, pursuant to which the debt facility will remain in existence on substantially similar terms and conditions following the closing of the transaction. The amended note agreement will eliminate the early redemption that was expected to occur in February 2010, effective upon the closing of the transaction.
7. RESTRUCTURING COSTS
Commencing in May 2008 and through the first quarter of 2009, the Company undertook a corporate restructuring, including changes in its executive management and the elimination of approximately 120 positions company-wide. As a result of the restructuring, charges totaling approximately $209,000 were recognized in the three months ended March 31, 2009, primarily for severance costs. Through March 31, 2009 the Company paid cash of approximately $2,065,000 for restructuring costs and at March 31, 2009, approximately $130,000 of remaining severance obligations is included in accrued expenses.

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8. COMMITMENTS AND CONTINGENCIES
On September 4, 2007, the Company acquired all of the issued and outstanding capital stock of Diabetes Care and Education, Inc. (“DC&E”), a provider of insulin pumps, pump supplies and blood glucose monitoring equipment and supplies. The Company paid cash at closing of $2,500,000 and issued 473,933 unregistered shares of its common stock with a fair value of approximately $479,000, based upon the closing price on the date of the acquisition. If revenue associated with DC&E’s operations exceeds certain targets in 2008, 2009 and 2010, the Company was obligated to pay additional cash consideration totaling $2,500,000, $1,000,000 and $1,000,000, respectively. As of March 31, 2009, the Company had accrued a liability for $1,300,000 of additional consideration based upon DC&E’s results for 2008. The accrual for the additional consideration was recorded as additional goodwill from the DC&E acquisition, and any further additional consideration for the acquisition will also be recorded to goodwill.
On April 16, 2009, the Company entered into a Settlement Agreement and General Release with the seller of DC&E, pursuant to which the total additional cash consideration related to the DC&E acquisition, including the amount earned and accrued for 2008, was fixed at $1,750,000, payable $300,000 on June 30, 2009, $300,000 on December 31, 2009, $300,000 on June 30, 2010, $400,000 on December 31, 2010 and $450,000 on June 30, 2011. Pursuant to the settlement agreement, the seller returned the shares of common stock originally issued in connection with the acquisition back to the Company.
Lewis Stone served as President and Chief Information Officer of the Company pursuant to an employment agreement with the Company, dated as of March 9, 2004 (the “Original Stone Agreement”). As a result of the May 2008 corporate restructuring, circumstances existed to allow Mr. Stone to terminate his employment as President and Chief Information Officer of the Company for good reason, in accordance with, and as defined under, the Original Stone Agreement. However, Mr. Stone and the Company agreed that it was in the best interests of the Company and its stockholders that Mr. Stone remain with the Company in an executive capacity. Accordingly, effective May 29, 2008, the Company appointed Mr. Stone as Executive Vice President of Corporate Development. In order to effectuate the foregoing changes, on May 29, 2008, Mr. Stone and the Company entered into (i) an Amended and Restated Employment Agreement (the “Stone Amended Agreement”) and (ii) a Settlement Agreement and General Release (the “Stone Settlement Agreement”).
Pursuant to the terms of the Stone Amended Agreement and the Stone Settlement Agreement, (i) Mr. Stone resigned his position as the Company’s President and Chief Information Officer effective May 29, 2008, and (ii) effective May 29, 2008, Mr. Stone began serving as Executive Vice President of Corporate Development. In accordance with the Original Stone Agreement, the Company made payments totaling $1,000,000 (the “Stone Severance Benefits”) to Mr. Stone in 20 equal semi-monthly installments through March 15, 2009. Mr. Stone continues to serve on the Company’s Board of Directors and on December 15, 2008, assumed the position of Chief Information Officer.
Similar to the Original Stone Agreement, the Stone Amended Agreement also provides that if the Company or Mr. Stone terminates employment in any of several specified events, that Mr. Stone has the right to cause the Company to repurchase a number of shares of common stock owned by Mr. Stone with a value of up to $3,000,000 based on then current market prices. Alternatively, the Company may elect to sell the shares of common stock to third parties or to register the resale of the shares. If such a sale or registration results in proceeds less than the amount Mr. Stone is to receive related to his right to sell, then the Company is required to pay to Mr. Stone the difference between the requested dollar amount and the proceeds of the sale.

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The Company has an employment agreement with its Chief Executive Officer, Glenn M. Parker, M.D. In addition to salary, bonuses and benefits, this agreement also provides for termination benefits if the agreement is terminated by the Company for reasons other than cause or by Dr. Parker for good reason or disability, each as defined in the agreement. In these cases, Dr. Parker is entitled to:
•	An amount equal to the then current annual base salary for twenty-four months;

•	In the event of Dr. Parker’s disability, medical insurance during the period he or his spouse are eligible to receive benefits under COBRA;

•	Immediate vesting of all stock options or restricted stock previously granted to Dr. Parker;

•
Require the Company to purchase from Dr. Parker up to $3,000,000 worth of shares of the Company’s common stock. In lieu of a cash payment, the Company may arrange for the sale of the shares to a third party or register the resale of the shares, in which case Dr. Parker shall receive at least $3,000,000.

9. SEGMENT INFORMATION
The Company operates in two reportable segments: Medical Products and Insurance Services. The Medical Products segment markets and sells diabetes, ostomy and other medical supplies, as well as physician prescribed medications, primarily to Medicare and managed care beneficiaries. Through its Insurance Services segment, the Company provides services to CIGNA and other Medicare insurance providers in connection with their providing of coverage to Medicare beneficiaries.
The Company’s management evaluates performance and allocates resources based primarily on segment revenues and profit or loss from operations. Segment profit or loss from operations for the reportable segments includes certain sales, marketing, fulfillment, and general and administrative expenses directly attributable to the segment and excludes certain corporate amounts that are managed outside of, and not allocated to, the reportable segments. The accounting policies of the Company’s reportable segments are the same as for the Company on a consolidated basis.
Revenues and segment profit for the Company’s reportable segments for the three months ended March 31, 2009 and 2008 are as follows (in thousands):

	Three Months Ended March 31,
	2009	2008
Revenue:
Medical Products	$15,081	$14,998
Insurance Services	7,508	8,493

Consolidated revenue	$22,589	$23,491

Segment profit:
Medical Products	$68	$101
Insurance Services	3,566	3,614
Unallocated corporate expenses	(2,707)	(4,353)

Consolidated income (loss) from operations	$927	$(638)

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Important Factors That May Affect Future Operations and Results
This Quarterly Report on Form 10-Q may contain forward-looking statements. Generally, the forward-looking statements in this report use words like “expect,” “believe,” “continue,” “anticipate,” “estimate,” “may,” “will,” “could,” “opportunity,” “future,” “project,” and similar expressions.
The forward-looking statements may include statements about our:
•	Expected future operations, revenue, gross margins and expenses;

•	Available cash, credit facilities and projected cash needs;

•	Sales opportunities, strategic relationships and marketing plans;

•	Estimates of potential markets for our products and services, including the anticipated drivers for future growth; and

•	Assessment of the impact of future accounting pronouncements.
Statements that are not historical facts are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections for our business and the industry and markets in which we compete. Any forward-looking statements contained in this report are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. We caution investors not to place undue reliance on the forward-looking statements contained in this report. These statements speak only as of the date of this report, and we do not undertake any obligation to update or revise them, except as required by law.
The following factors, among others, create risks and uncertainties that could affect our future performance:
•	Termination of the recently executed Merger Agreement with ComVest, in certain circumstances, could result in significant cash obligations to the Company

•	Restrictions imposed on us under our debt agreements may adversely affect our ability to operate our business

•	The heavy dependence of our Insurance Services segment on revenue derived under our agreement with CIGNA

•	Competitive bidding for durable medical equipment (DME) and supplies

•	Reduction in reimbursement rates by Medicare for DME and supplies

•	Increases in the costs of medical products dispensed

•	Our history of operating losses and the possibility that we will incur significant additional operating losses

•	Our ability to raise the capital that we will need to sustain our operations

•	Our ability to attract new patients and retain existing patients

•	Identification of, and competition for, growth and expansion opportunities

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•
Compliance with, or changes in, government regulation and legislation, or interpretations thereof, including, but not limited to, pharmacy licensing requirements and healthcare reform legislation, including HIPAA

•	An inability to establish and maintain successful collaborative relationships could adversely affect our ability to generate revenue

•	Competition and technological change that may make our products and technologies less attractive or obsolete

•	Our ability to obtain and maintain intellectual property protection for our technologies

•	Adverse resolution of current or future lawsuits or investigations

•	Significant fluctuations in our revenue and operating results, which have occurred in the past and which could continue to fluctuate in the future

•	Any loss or inability to hire and retain qualified personnel

•	Our exposure to product liability in excess of our insurance coverage

•	Any failure to maintain an effective system of internal controls in the future could adversely affect our ability to accurately report financial results or prevent fraud

•	Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses

•	Our common stock may continue to have a volatile public trading price and low trading volume

•	Anti-takeover provisions in our governing documents and under Delaware law may make an acquisition of us more difficult
As a result of the foregoing and other factors, we may experience material fluctuations in our future operating results, which could materially affect our business, financial position, and stock price. Other than as updated in Part II, Item 1A herein, these risks and uncertainties are discussed in more detail in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.
Business
NationsHealth, Inc. (referred to in this Quarterly Report on Form 10-Q as “NationsHealth,” the “Company,” “we,” “us” or “our”) provides medical products nationwide to Medicare and managed care beneficiaries with a focus on improving the delivery and cost of healthcare to the approximately 45 million Medicare beneficiaries in the United States. NationsHealth also provides certain services, including marketing, insurance agent training and licensing, member enrollment and service, distribution and billing and collections, to Medicare Part D prescription drug plan providers and other Medicare benefit sponsors.
As of March 31, 2009, we were engaged in two reportable business segments: Medical Products and Insurance Services. Additional information regarding our business segments can be found in Note 9 of our condensed consolidated financial statements included in Item 1 of this Quarterly Report on Form 10-Q.

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Merger Agreement
On April 30, 2009, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ComVest NationsHealth Holdings, LLC, a wholly-owned subsidiary of ComVest Investment Partners III, L.P. (collectively, “ComVest”), pursuant to which ComVest will acquire all of the issued and outstanding common stock of NationsHealth currently held by stockholders, other than certain of our management and members of our Board of Directors, in a take-private transaction. Concurrently with the execution of the Merger Agreement, ComVest provided us a bridge loan in the principal amount of $3 million (the “Bridge Loan”), which bears interest at a rate of 10% per annum and matures on October 30, 2009. Upon closing of the transaction, the Bridge Loan will convert into shares of NationsHealth convertible preferred stock at $0.12 per share and ComVest will make an additional $5 million investment in the form of NationsHealth convertible preferred stock at $0.12 per share, the proceeds of which will be used to take us private, pay fees and expenses associated with the transaction, and for general working capital purposes. In addition, ComVest shall have the right to make an additional $2 million investment in NationsHealth convertible preferred stock at $0.12 per share for a period of one year following the closing date. Closing of the transaction is subject to stockholder approval and approval of the proxy statement and other filings related to the transaction by the Securities and Exchange Commission.
Medical Products Segment
We distribute medical equipment and supplies and dispense physician-prescribed medications nationally from our licensed pharmacy in the State of Florida. We currently provide home delivery of diabetes related supplies, prescription medications, and other medical products. These products are generally covered under Medicare Part B, Medicare Part D, state Medicaid programs or through managed care organizations. As of March 31, 2009, we had approximately 77,000 patients to whom we have shipped medical products and supplies in the last 15 months and have not cancelled our service.
The Federal Medicare program provides reimbursement to its beneficiaries for a number of products under Medicare’s Part B or Part D coverages. Products covered under Part B include, among other items, supplies used to treat diabetes and ostomy, and Part D covers self-administered prescription drugs. Medicare Part B pays us 80% of the Medicare allowable fees for covered products after the beneficiary has satisfied his or her annual deductible amount, and we bill the remaining balance to either third party payors, such as a patient’s supplemental insurance carrier, or, where permitted, directly to the patient. We accept assignments of Medicare benefits, ship supplies and medications to patients and bill and receive payments from Medicare and certain private insurers on behalf of patients (and bill patients or their supplemental insurers for any co-payment and/or deductible). Revenue received directly from Medicare, which relates to our Medical Products segment, represented approximately 31% and 30% of total revenue for the three months ended March 31, 2009 and 2008, respectively.
On September 4, 2007, we acquired all of the issued and outstanding capital stock of Diabetes Care and Education, Inc. (DC&E). DC&E is a provider of insulin pumps, pump supplies and blood glucose monitoring equipment and supplies. DC&E also offers diabetes education to individuals through its American Diabetes Association recognized education programs. This acquisition was made as part of our strategy to add customers and expand product offerings that are complimentary to our diabetes supplies business, and DC&E has become a part of our Medical Products segment.

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Insurance Services Segment
We entered into an agreement with Connecticut General Life Insurance Company (“CIGNA”) effective May 5, 2005, with an initial term through December 31, 2009, to provide services to CIGNA in connection with CIGNA’s offering of its national Medicare Part D prescription drug plans to Medicare beneficiaries. This arrangement combined CIGNA’s pharmacy product portfolio and expertise with regard to clinical management programs and our experience with regard to Medicare and enrolling individual Medicare eligible beneficiaries. Pursuant to this agreement, the services we provided to CIGNA included marketing, insurance agent training and licensing, member enrollment and service, distribution, billing and collections. We trained and developed a team of licensed healthcare insurance agents and began enrolling beneficiaries in CIGNA’s Medicare Part D prescription drug plans throughout the United States on November 15, 2005, the first day of open enrollment for the 2006 plan year.
On May 26, 2006, our agreement with CIGNA was amended and restated. This amended and restated agreement modified the compensation terms to provide for a predictable service fee arrangement starting with the 2007 plan year and continuing through December 31, 2009. Under the amended and restated agreement, we continued to provide CIGNA with certain enrollee service activities and selected marketing and enrollment services. Furthermore, under the amended and restated agreement, we may provide services, such as education, marketing, enrollment and member service, to other Medicare Part D insurers and CIGNA may use other vendors to provide them with services for their Medicare Part D program, provided, however, that CIGNA is required to pay us certain fees if they do not meet specified thresholds of enrollees we service. In the fourth quarter of 2006, we began entering into agreements to provide plan marketing, enrollment and advisory services to other Medicare prescription drug and benefit providers.
On May 1, 2008, our agreement with CIGNA was amended and restated again (the “Second Amendment”). The Second Amendment extended the term of the agreement through September 30, 2012 and established automatic renewals for additional one-year periods unless either party provides notice to the other party to terminate not later than July 1, 2012, or any subsequent renewal year. Pursuant to the Second Amendment, and through a transition date currently anticipated to be no earlier than the end of June 2009 (the “Transition Date”), we continue to provide CIGNA the same member service activities and selected marketing and enrollment services we have historically provided (the “Pre-Transition Services”) in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plans. Following the Transition Date, we will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the “Post-Transition Services”), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, compensation related to the Pre-Transition Services was reduced by $400,000 per month for the period November 2008 through March 2009, and will be reduced an additional $100,000 per month subsequent to March 2009 through the Transition Date. Furthermore, after the Transition Date the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that we will provide to CIGNA. Revenue from CIGNA represented approximately 31% and 35% of total revenue for the three months ended March 31, 2009 and 2008, respectively.
Critical Accounting Policies
In our Annual Report on Form 10-K for the year ended December 31, 2008, our critical accounting policies and estimates were identified as those relating to revenue recognition and accounts receivable, allowances for doubtful accounts, and patient acquisition and related costs. We reviewed our policies and determined that there have been no significant changes to our critical accounting policies for the quarter ended March 31, 2009.

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Results of Operations
The following table contains certain revenue and expense amounts expressed in thousands of dollars and as a percentage of total revenue for the three months ended March 31, 2009 and 2008:

	2009		2008
	$	%	$	%
Revenue:
Net product sales	$15,081	66.8%	$14,998	63.8%
Service revenue	7,508	33.2	8,493	36.2

	22,589	100.0	23,491	100.0

Cost of product sales	9,423	41.7	7,778	33.1
Cost of services	2,956	13.1	3,160	13.5

Gross Profit	10,210	45.2	12,553	53.4

Operating Expenses:
Patient acquisition and related costs	319	1.4	519	2.2
Patient service and fulfillment	2,611	11.6	3,273	13.9
General and administrative	4,339	19.2	6,666	28.4
Provision for doubtful accounts	1,004	4.4	970	4.1
Depreciation and amortization	1,007	4.5	1,763	7.5
Restructuring costs	209	0.9	—	—
Gain on insurance recovery	(206)	(0.9)	—	—

	9,283	41.1	13,191	56.2

Income (Loss) from Operations	927	4.1	(638)	(2.7)

Other expense, net	(1,399)	(6.2)	(1,256)	(5.3)

Net Loss	$(472)	(2.1%)	$(1,894)	(8.1%)

Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008
Revenue. Total revenue decreased approximately $0.9 million, or 4%, to $22.6 million for the three months ended March 31, 2009, from $23.5 million for the same period in 2008. Service revenue from our Insurance Services segment decreased approximately $1.0 million, or 12%, to $7.5 million for the three months ended March 31, 2009, compared to $8.5 million for the same period in 2008. The decrease in service revenue is primarily a result of fee reductions under our amended agreement with CIGNA. As a result of reduced revenue from CIGNA related to the reduction in compensation from the Post-Transition Services that we will provide to CIGNA, after the Transition Date we expect our service revenue to significantly decline further beginning as early as the third quarter of 2009.

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Revenue from our Medical Products segment increased approximately $0.1 million, or 1%, to $15.1 million for the three months ended March 31, 2009, from $15.0 million for the same period in 2008. This increase was primarily due to the expansion of our DC&E subsidiary, as well as higher sales of prescription medications, partially offset by the 9.5% reduction in Medicare reimbursement rates for diabetic testing supplies effective January 1, 2009. We expect revenue from our Medical Products segment to continue to be negatively impacted as a result of the reduction in Medicare reimbursement rates for diabetic testing supplies.
Cost of Product Sales. Cost of product sales, which relates to our Medical Products segment, increased approximately $1.6 million, or 21%, to $9.4 million for the three months ended March 31, 2009, from $7.8 million for the same period in 2008. This increase was primarily due to the expansion of our DC&E subsidiary, as well as higher sales of prescription medications. Gross margins on product sales were 37.5% in the first quarter of 2009, compared to 48.1% in the same period in 2008, primarily as a result of lower margins associated with both sales of prescription medications and the DC&E operations, as well as the 9.5% reduction in Medicare reimbursement rates for diabetic testing supplies effective January 1, 2009.
Cost of Services. Cost of services, which relates to our Insurance Services segment, consists of the direct costs of providing services to Medicare plan providers for their Medicare insurance programs. Cost of services decreased approximately $0.2 million, or 6%, to approximately $3.0 million for the three months ended March 31, 2009, compared to approximately $3.2 million for the same period in 2008, primarily due to efficiencies achieved in servicing Medicare plan enrollees. As a result of the reduced level of services that we will provide to CIGNA after the Transition Date, we expect our cost of services to decline significantly beginning as early as the third quarter of 2009.
Gross Profit. As a percentage of total revenue, overall gross profit margin was 45.2% for the three months ended March 31, 2009, compared to 53.4% for the same period in 2008, due to the factors discussed above. We expect gross profit to further decline beginning as early as the third quarter of 2009 as a result of the reduced revenue from CIGNA related to the reduction in compensation from the Post-Transition Services that we will provide to CIGNA after the Transition Date.
Patient Acquisition and Related Costs. Patient acquisition and related costs decreased approximately $0.2 million, or 39%, to $0.3 million for the three months ended March 31, 2009, from $0.5 million for the same period in 2008. Patient acquisition and related costs include advertising, marketing and creative costs, call center services and sales payroll related to our Medical Products segment. The decrease in patient acquisition and related costs primarily related to decreased sales payroll. As a percentage of net product sales, patient acquisition and related costs were 2.1% for the three months ended March 31, 2009, compared to 3.5% for the same period in 2008.
Patient Service and Fulfillment Expenses. Patient service and fulfillment expenses, which relate to our Medical Products segment, consist primarily of costs to service our existing patients, including patient service personnel, call center and telecommunications costs, fulfillment of patient mailings, and product shipping costs, and are classified as operating expenses as they are not a direct cost of products sold. Patient service and fulfillment decreased approximately $0.7 million, or 20%, to $2.6 million for the three months ended March 31, 2009, from $3.3 million for the same period in 2008, primarily from lower payroll as a result of our restructuring efforts. As a percentage of net product sales, patient service and fulfillment expenses were 17.3% for the three months ended March 31, 2009, compared to 21.8% for the same period in 2008.

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General and Administrative Expenses. General and administrative expenses decreased approximately $2.3 million, or 35%, to $4.3 million for the three months ended March 31, 2009, from $6.7 million for the same period in 2008. The decrease in general and administrative expenses was primarily due to lower professional fees and lower corporate payroll as a result of our restructuring efforts. As a percentage of total revenue, general and administrative expenses were 19.2% for the three months ended March 31, 2009, compared to 28.4% for the same period in 2008.
Provision for Doubtful Accounts. The provision for doubtful accounts, which relates to our Medical Products segment, amounted to approximately $1.0 million for each of the three month periods ended March 31, 2009 and March 31, 2008. For the three months ended March 31, 2009, the provision represented 6.7% of net product sales, compared to 6.5% for the same period in 2008.
Depreciation and Amortization. Depreciation and amortization decreased approximately $0.8 million, or 43%, to $1.0 million for the three months ended March 31, 2009, from $1.8 million for the same period in 2008. The decrease in depreciation and amortization was primarily due to decreased amortization of our CIGNA contract intangible as a result of the amendment of our agreement with CIGNA pursuant to which the amortization period was extended an additional 33 months.
Restructuring Costs. In May 2008, we commenced a corporate restructuring, including changes in our executive management and the elimination of approximately 120 positions company-wide. During the quarter ended March 31, 2009 we incurred approximately $0.2 million of additional costs under our corporate restructuring.
Other Expense, net. Other expense, net, which is almost entirely comprised of interest expense, increased approximately $0.1 million, or 11%, to approximately $1.4 million for the three months ended March 31, 2009, from $1.3 million for the same period in 2008. The increase was primarily due to higher outstanding balances under our line of credit.
LIQUIDITY AND CAPITAL RESOURCES
Our discussion and analysis of our liquidity and capital resources may be affected by factors discussed in Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on May 1, 2009, in the section entitled “Important Factors That May Affect Future Operations and Results,” and other trends that could adversely affect our sources of cash.
Since our inception, we have used significant amounts of cash in our operations and have incurred net losses of approximately $0.5 million, $4.6 million, and $5.9 million for the three months ended March 31, 2009 and the years ended December 31, 2008 and 2007, respectively. As of March 31, 2009, we had unrestricted cash and cash equivalents of approximately $1.6 million and negative working capital of approximately $1.9 million.
For the three months ended March 31, 2009, operating activities provided approximately $1.5 million of net cash. For the three months ended March 31, 2009, we used approximately $0.1 million of net cash in investing activities related to the acquisition of property and equipment to support the growth of our business and improve operational efficiency. For the three months ended March 31, 2009, we used approximately $0.9 million of net cash in financing activities, primarily related to principal repayments on our term loan during the quarter.
We have a revolving line of credit in the principal amount of up to $10.0 million. The borrowing availability under the revolving line of credit, which matures on April 30, 2011, is limited by a borrowing base formula based upon our eligible receivables and inventory. As of March 31, 2009, the balance outstanding on the line was approximately $8.8 million and the unused portion available under the revolving line of credit was approximately $0.5 million.

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On April 11, 2007, our credit agreement was amended and restated to, among other things, add a $7.0 million multi-draw term loan to the credit facility. On April 11, 2007, $1.5 million in proceeds from the term loan were funded into a restricted deposit account to serve as collateral for the facility as required under the amended and restated agreement. The remaining $5.5 million of the term loan was restricted in use to finance the acquisition of certain assets of diabetic supply companies, including customer lists, inventory and other assets. We borrowed approximately $5.3 million under the term loan facility for such acquisitions and the total amount outstanding under the term loan as of March 31, 2009, was approximately $3.3 million. Payment of the principal balance outstanding under the term loan is to be made on a straight-line basis, according to an amortization schedule, in 29 consecutive monthly installments, commencing on January 1, 2008.
On February 1, 2008, our credit agreement was amended to, among other things, temporarily increase the percentage of eligible accounts receivable available under the borrowing base through the end of 2008, increase the inventory availability under the borrowing base, and temporarily defer the due dates of installment payments under the term loan through June 30, 2008.
On March 27, 2008, the credit agreement was further amended to adjust the financial covenants to account for our actual and projected financial results. In connection with the amendment, the annual interest rate on the revolving line of credit was increased to the higher of prime plus 3% or 8.25%, and the annual interest rate on the term loan was increased to the higher of prime plus 4.5% or 9.75%, effective as of the amendment date.
On April 30, 2009, we entered into a Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement with our credit facility lender. The restated credit agreement retained the existing $10,000,000 revolving line of credit and the term loan, as well as the existing maturity date of the overall credit facility of April 30, 2011. The terms of the restated credit agreement are similar to those contained in the existing revolving credit agreement, except that, among other things, the financial covenants set forth in the restated credit agreement have been modified to provide a certain set of financial covenants prior to the closing of the ComVest merger and a certain set of financial covenants after the closing of the ComVest merger. (See Merger Agreement section below.) In connection with the restated credit agreement, the annual interest rate on the term loan was increased to the higher of prime plus 6% or 11.25%, effective as of the amendment date. In addition, in connection with the amendment the related equity participation fee will be payable to the credit facility lender in 18 equal monthly installments of $87,500, commencing on the earlier of the closing of the ComVest merger or June 30, 2009.
On February 28, 2005, we issued secured convertible notes with $15.0 million in principal value (the “Notes”) maturing on February 28, 2012, to MHR Capital Partners LP and two affiliated entities (the “Holders”). The Notes have a stated fixed annual interest rate of 7.75%, payable monthly and are secured by substantially all our assets, but are subordinated to borrowings under our credit facility. The Notes may be subordinated to future indebtedness not to exceed $20.0 million in the aggregate unless we achieve certain performance criteria as specified in the Notes, in which case the amount of senior debt may not exceed $25.0 million. The terms of the Notes allow the Holders, at their discretion, to convert all or part of the Notes into shares of our common stock at a conversion price of $6.56 per share, subject to adjustment for anti-dilution, which is limited and capped, as described in the Notes. In addition, the Notes will accelerate to maturity upon the occurrence of a default on the Notes by us.
Beginning on February 28, 2010, we may be required by the Holders to redeem a portion of the Notes and the Holders shall have a right to require us to purchase from the Holders, at market price, up to $5,000,000 of our common stock to satisfy the Holders income tax liability resulting from the redemption. Furthermore, if the amount received by the Holders is still insufficient to pay the income taxes relating to the redemption, we have agreed to use commercially reasonable efforts to file a registration statement for the Holders of the Notes, failing which the Holders shall have right to require us to purchase from the Holders, at market price, up to an additional $2,500,000 of our common stock. We expect that in February 2010, approximately $4,700,000 of the principal amount of the Notes will be redeemed. In connection with the ComVest Merger Agreement, we entered into an amended note agreement with the Holders, pursuant to which the debt facility will remain in existence on substantially similar terms and conditions following the closing of the transaction. The amended note agreement will eliminate the early redemption that was expected to occur in February 2010, effective upon the closing of the transaction. (See Merger Agreement section below.)

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On February 5, 2007, as amended on June 29, 2007 and on August 24, 2007, we entered into a lease agreement for certain telecommunications equipment and computer software. The lease, which provides for monthly payments of approximately $75,000 through July 31, 2010, is being accounted for as a capital lease. As of March 31, 2009, the related capital lease obligation totaled approximately $1.0 million.
On September 4, 2007, we acquired all of the issued and outstanding capital stock of DC&E. At closing, we paid cash of $2.5 million and issued 473,933 unregistered shares of our common stock. If revenue associated with DC&E’s operations exceeds certain targets in 2008, 2009 and 2010, we were obligated to pay additional cash consideration totaling up to $2.5 million, $1.0 million and $1.0 million, respectively. As of March 31, 2009, we have accrued a liability for $1.3 million of additional consideration based upon DC&E’s results for 2008, which was payable in April 2009. On April 16, 2009, we entered into a settlement agreement with the seller, pursuant to which the total additional cash consideration related to the DC&E acquisition, including the amount earned and accrued for 2008, was fixed at $1,750,000, payable $300,000 on June 30, 2009, $300,000 on December 31, 2009, $300,000 on June 30, 2010, $400,000 on December 31, 2010 and $450,000 on June 30, 2011.
On May 1, 2008, we entered into a second amended and restated preferred vendor agreement with CIGNA that extended the term of the agreement through September 30, 2012 and automatically renews for additional one-year periods unless either party provides notice to the other party to terminate not later than July 1, 2012, or any subsequent renewal year. Pursuant to the second amended and restated agreement, and through a transition date currently anticipated to be no earlier than the end of June 2009, we continue to provide CIGNA the same member service activities and selected marketing and enrollment services that we have historically provided in connection with CIGNA’s Medicare Part D Prescription Drug Plans. Following the Transition Date, we will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service, but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, compensation related to the services we currently provide to CIGNA was reduced by $400,000 per month for the period November 2008 through March 2009, and will be reduced an additional $100,000 per month subsequent to March 2009 through the Transition Date. Furthermore, after the Transition Date the compensation related to the Post-Transition Services will be significantly reduced to reflect the reduction in overall services that we will provide to CIGNA. Revenue from CIGNA comprised approximately 91% of our service revenue for 2008 and, as a result of reduced revenue from CIGNA related to the reduction in compensation from the Post-Transition Services that we will provide to CIGNA after the Transition Date, we expect the profitability of our Insurance Services segment to decrease by approximately 70% to 80% on a per member-served basis beginning as early as the third quarter of 2009.
As of each month-end from October 31, 2008 through February 28, 2009, we were not in compliance with certain financial covenants under our credit facility and were thus in technical default of the credit agreement at such dates. On April 30, 2009, we obtained a waiver of our non-compliance with the financial covenants for all such periods from our credit facility lender, which eliminated the events of default, and our credit facility was amended to adjust the covenants for the remainder of 2009 to levels that we believe the Company will be able to satisfy. Our failure to comply with the covenants in our credit facility in future periods could result in an event of default. Upon the occurrence of such an event of default, our lender could elect to declare all amounts outstanding under our credit facility immediately due and payable. As of March 31, 2009 the total balance outstanding under our credit facility was approximately $12.0 million. An event of default or acceleration under our credit facility would also cause a cross-default of the Notes, which could result in the acceleration of the Notes.
In the event of an acceleration of the credit facility, our ability to refinance our existing debt obligations would depend upon the current conditions in the credit markets, the availability of credit generally, and other factors, many of which are beyond our control. If we are unable to meet our debt service obligations or obtain future credit on favorable terms, if at all, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. However, we may be unable to obtain such additional financing or consummate the sale of assets on satisfactory terms, or at all.

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Commencing in May 2008 and through the first quarter of 2009, we implemented plans to restructure and streamline our management organization and reduce our workforce in order to increase both our cost effectiveness and profitability. We would, if considered necessary, be able to further reduce operating costs associated with certain discretionary expenditures to mitigate the effects of any temporary cash flow shortages.
Merger Agreement
On April 30, 2009, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ComVest NationsHealth Holdings, LLC, a wholly-owned subsidiary of ComVest Investment Partners III, L.P. (collectively, “ComVest”), pursuant to which ComVest will acquire all of the issued and outstanding common stock of NationsHealth currently held by stockholders, other than certain of our management and members of our Board of Directors, in a take-private transaction. Concurrently with the execution of the Merger Agreement, ComVest provided us a bridge loan in the principal amount of $3 million (the “Bridge Loan”), which bears interest at a rate of 10% per annum and matures on October 30, 2009. In the event that the Merger Agreement is terminated, the interest rate on the Bridge Loan shall be increased by 2% per annum at the end of each three-month period from the date of such termination. Upon closing of the transaction, the Bridge Loan will convert into shares of NationsHealth convertible preferred stock at $0.12 per share and ComVest will make an additional $5 million investment in the form of NationsHealth convertible preferred stock at $0.12 per share, the proceeds of which will be used to take us private, pay fees and expenses associated with the transaction, and for general working capital purposes. In addition, ComVest shall have the right to make an additional $2 million investment in NationsHealth convertible preferred stock at $0.12 per share for a period of one year following the closing date.
Closing of the transaction is subject to stockholder approval and approval of the proxy statement and other filings related to the transaction by the Securities and Exchange Commission. The Bridge Loan is subject to repayment by us prior to closing and maturity in the event of 1) stockholder approval of the transaction not being obtained, 2) withdrawal of the approval of the transaction by our Board of Directors prior to closing, or 3) us entering into a takeover transaction with a party other than ComVest. In the event the transaction is not consummated and the Bridge Loan is not repaid by us at maturity, ComVest may in certain circumstances enforce its rights under the Bridge Loan, including the option to convert the Bridge Loan into shares of NationsHealth convertible preferred stock at $0.05 per share. However, in no event will we be obligated to repay the Bridge Loan prior to April 30, 2010.
Off-Balance-Sheet Arrangements
As of March 31, 2009, we did not have any significant off-balance-sheet arrangements.
Recently Adopted Accounting Standards
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires the disclosure of fair value of financial instruments according to a fair value hierarchy. Additionally, certain disclosures are required regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for non-financial assets and liabilities, for which SFAS No. 157 is effective for fiscal years beginning after November 15, 2008. The adoption of this standard had no impact on our operating results, cash flows or financial position.
In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations”. SFAS No. 141(R) requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair values and changes other practices under SFAS No. 141. SFAS No. 141(R) also requires additional disclosure of information surrounding a business combination, such that users of the entity’s financial statements can fully understand the nature and financial impact of the business combination. The provisions of SFAS No. 141(R) are effective prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. If we enter into any new material acquisitions SFAS No. 141(R) may have a material impact on our operating results, cash flows or financial position.

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In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, with no early adoption permitted. The adoption of SFAS No. 160 had no impact on our operating results, cash flows or financial position.
In April 2008, the FASB issued Staff Position FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). The FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The intent of the FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under other accounting principles generally accepted in the United States of America. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The guidance for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after the effective date. Certain disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. If we enter into any new material acquisitions which include intangible assets, FSP FAS 142-3 may have a material impact on our operating results, cash flows or financial position.
In May 2008, the FASB issued Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). The FSP specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The FSP is to be applied retrospectively. The adoption of FSP APB 14-1 had no impact on our operating results, cash flows or financial position.
Item 4. Controls and Procedures
Disclosure Controls and Procedures. Our management evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of March 31, 2009. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of March 31, 2009, our disclosure controls and procedures were effective in ensuring that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934, as amended, (i) was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (ii) was accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.
Changes in Internal Control over Financial Reporting. There were no changes in our internal control over financial reporting that occurred during the quarter ended March 31, 2009 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II — OTHER INFORMATION
Item 1. Legal Proceedings
We are involved in various disputes, governmental and/or regulatory inquiries, investigations and proceedings that are deemed immaterial by us. Additionally, litigation may arise from time to time in the ordinary course of business. The process of resolving such matters through litigation or other means is inherently uncertain, and it is possible that the resolution of these matters could have a material adverse effect on our business and consolidated financial statements.
Item 1A. Risk Factors
Termination of the recently executed Merger Agreement with ComVest, in certain circumstances, could result in significant cash obligations to the Company
The Merger Agreement may be terminated by ComVest under various circumstances or events, some of which may have an adverse effect on our business, operations and/or financial condition. In the event we enter into a definitive agreement contemplated by a takeover proposal from an alternative purchaser and we terminate the Merger Agreement, a termination fee in the amount of $1.0 million (comprised of a $0.7 million break-up fee and a $0.3 million expense reimbursement) and the outstanding obligations under the Bridge Loan shall be paid to ComVest as a condition to and concurrently with such termination. Under other circumstances, in the event ComVest terminates the Merger Agreement due to our willful breach, the Bridge Loan shall be due within 30 days of such termination and we will be obligated to pay ComVest $3.0 million (inclusive of the $1.0 million termination fee). Under each of these circumstances, in the event the Bridge Loan is not paid when due, ComVest may convert the outstanding principal amount thereunder into shares of our preferred stock, which would cause substantial dilution to our stockholders. In each such case, the termination of the Merger Agreement could have a material adverse effect on our business, operations and/or financial condition.
Item 6. Exhibits
(a) Exhibits
See the Exhibit Index immediately following the signature page for a description of the documents that are filed or furnished as exhibits to this Report on Form 10-Q or incorporated by reference herein.

23

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONSHEALTH, INC.
Date: May 14, 2009	By:	/s/ Glenn M. Parker
		Name:	Glenn M. Parker
		Title:	Chief Executive Officer (Principal Executive Officer)

Date: May 14, 2009	By:	/s/ Bryan Happ
		Name:	Bryan Happ
		Title:	Chief Financial Officer (Principal Financial Officer)

24

NATIONSHEALTH, INC.
EXHIBIT INDEX

Exhibit
No.	Description

10.81
First Amendment to Second Amended and Restated Preferred Vendor Agreement by and among Connecticut General Life Insurance Company, United States Pharmaceutical Group, L.L.C. and NationsHealth, Inc., dated February 25, 2009*.

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*
Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

25

Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Glenn M. Parker, M.D., certify that:
1. I have reviewed this quarterly report on Form 10-Q of NationsHealth, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: May 14, 2009

By:	/s/ Glenn M. Parker, M.D.

Glenn M. Parker, M.D.
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, Bryan Happ, certify that:
1. I have reviewed this quarterly report on Form 10-Q of NationsHealth, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: May 14, 2009

By:	/s/ Bryan Happ

Bryan Happ
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of NationsHealth, Inc. (the “Company”) for the quarterly period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Glenn M. Parker, M.D., Chief Executive Officer of the Company, and Bryan Happ, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2009	By:	/s/ Glenn M. Parker, M.D.
Glenn M. Parker, M.D.
Chief Executive Officer (Principal Executive Officer)

Date: May 14, 2009	By:	/s/ Bryan Happ
Bryan Happ
Chief Financial Officer (Principal Financial Officer)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

NATIONSHEALTH, INC.
SPECIAL MEETING OF STOCKHOLDERS
July 16, 2009
10:00 a.m. Local Time
13630 NW 8th Street, Suite 210
Sunrise, Florida 33325

Proxy solicited by the Board of Directors for a Special Meeting on July 16, 2009.
Please sign, date and return this proxy in the enclosed postage pre-paid envelope.

The undersigned hereby appoints Glenn Parker, M.D. and Timothy Fairbanks, or either of them, as proxies, each with full power of substitution, to represent and to vote the stock of NationsHealth, Inc. of the undersigned at the Special Meeting of Stockholders of NationsHealth, Inc., to be held at the Company's headquarters located at 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325, on July 16, 2009, at 10:00 a.m., and/or at any adjournment or postponement of the Special Meeting, in the manner indicated on the reverse side, all in accordance with and as more fully described in the Notice of Special Meeting and accompanying Proxy Statement for the Special Meeting, receipt of which is hereby acknowledged. The Board of Directors recommends a vote FOR approval and adoption of the Merger Agreement and the Merger.

See next page for voting instructions.

NATIONSHEALTH, INC.

IMPORTANT

Your vote is important. Regardless of the number of shares of NationsHealth, Inc. common stock that you own, please sign, date and promptly mail the enclosed proxy in the accompanying postage-paid envelope. Please refer to the instructions on your proxy card or voting instruction form that accompanied this proxy statement.

Please vote by proxy at your earliest convenience.

If you have any questions or need assistance in voting your shares, please call:

NationsHealth, Inc.
Tim Fairbanks, Chief Operating Officer
(954) 903-5000

To Vote Your Proxy by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to NationsHealth, Inc., Attention: Corporate Secretary, 13630 NW 8th Street, Suite 210, Sunrise, Florida 33325

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this **X**

The board of directors recommends a vote FOR Proposal 1.

	FOR	AGAINST	ABSTAIN
1. To approve and adopt the Agreement and Plan of Merger, dated as of April 30, 2009 (the "Merger Agreement"), among NationsHealth, Inc. ("NationsHealth"), ComVest NationsHealth Holdings, LLC and NationsHealth Acquisition Corp. ("Merger Sub") providing for the merger (the "Merger") of Merger Sub with and into NationsHealth, and to authorize the Merger. If NationsHealth stockholders approve and adopt the Merger Agreement and the Merger is completed, each share of NationsHealth common stock, other than those held by persons exercising their appraisal rights, will be automatically canceled and converted into the right to receive $0.12 in cash without interest (and less applicable withholding taxes).	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE AFOREMENTIONED PROXIES.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Address Change?
Mark Box ☐ and indicate changes below:

Signature ______________________ **Signature** ______________________ **Date** ____________, **2009.**

Note: Please sign exactly as your name(s) appears on the proxy. If shares are held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.